 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-289121
PROSPECTUS SUPPLEMENT
(to prospectus dated July 31, 2025)
Banco Bilbao Vizcaya Argentaria, S.A.
$1,000,000,000 4.977% Senior Non-Preferred Fixed Rate Notes due 2029
$1,000,000,000 5.244% Senior Non-Preferred Fixed Rate Notes due 2031
$300,000,000 Senior Non-Preferred Floating Rate Notes due 2029
We are offering $1,000,000,000 aggregate principal amount of 4.977% senior non-preferred fixed rate notes due 2029 (the “2029 Fixed Rate Notes”), $1,000,000,000 aggregate principal amount of 5.244% senior non-preferred fixed rate notes due 2031 (the “2031 Fixed Rate Notes”) and $300,000,000 aggregate principal amount of senior non-preferred floating rate notes due 2029 (the “2029 Floating Rate Notes” and, together with the 2029 Fixed Rate Notes and the 2031 Fixed Rate Notes, the “Notes”).
We will pay interest on the 2029 Fixed Rate Notes semi-annually in arrears on March 3 and September 3 of each year, beginning on March 3, 2027, up to (and including) September 3, 2029 (the “2029 Fixed Rate Notes Stated Maturity Date”) or any date of earlier redemption. The 2029 Fixed Rate Notes will bear interest from (and including) the issue date to (but excluding) the 2029 Fixed Rate Notes Stated Maturity Date or any date of earlier redemption, at a fixed rate of 4.977% per annum. Unless we redeem the 2029 Fixed Rate Notes earlier, the 2029 Fixed Rate Notes will mature at 100% of their principal amount on the 2029 Fixed Rate Notes Stated Maturity Date.
We will pay interest on the 2031 Fixed Rate Notes semi-annually in arrears on March 3and September 3 of each year, beginning on March 3, 2027, up to (and including) September 3, 2031 (the “2031 Fixed Rate Notes Stated Maturity Date”) or any date of earlier redemption. The 2031 Fixed Rate Notes will bear interest from (and including) the issue date to (but excluding) the 2031 Fixed Rate Notes Stated Maturity Date or any date of earlier redemption, at a fixed rate of 5.244% per annum. Unless we redeem the 2031 Fixed Rate Notes earlier, the 2031 Fixed Rate Notes will mature at 100% of their principal amount on the 2031 Fixed Rate Notes Stated Maturity Date.
We will pay interest on the 2029 Floating Rate Notes quarterly in arrears on March  3, June 3, September 3 and December 3 of each year, beginning on December 3, 2026, up to (and including) September 3, 2029 (the “2029 Floating Rate Notes Stated Maturity Date” and, each of the 2029 Fixed Rate Notes Stated Maturity Date, the 2031 Fixed Rate Notes Stated Maturity Date and the 2029 Floating Rate Notes Stated Maturity Date, a “Stated Maturity Date”) or any date of earlier redemption. The 2029 Floating Rate Notes will bear interest from (and including) the issue date to (but excluding) the 2029 Floating Rate Notes Stated Maturity Date or any date of earlier redemption, at the Floating Interest Rate (as defined herein). Unless we redeem the 2029 Floating Rate Notes earlier, the 2029 Floating Rate Notes will mature at 100% of their principal amount on the 2029 Floating Rate Notes Stated Maturity Date.
The payment obligations of Banco Bilbao Vizcaya Argentaria, S.A. (the “Issuer”) under the Notes of each series on account of principal shall be direct, unconditional, unsubordinated and unsecured obligations of the Issuer and, upon the insolvency (concurso de acreedores) of the Issuer, in accordance with and only to the extent permitted by the restated text of the Insolvency Law, as approved by Spanish Royal Legislative Decree 1/2020 of May 5 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, replaced or supplemented from time to time (the “Insolvency Law”) and any other applicable laws relating to or affecting the enforcement of creditors’ rights in the Kingdom of Spain (including, without limitation, Additional Provision 14 of Law 11/2015 (as defined herein)), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Issuer under the Notes of each series with respect to claims for principal (which claims will constitute ordinary claims) will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations (as defined herein); (ii) pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations (as defined herein); and (iii) senior to all subordinated obligations of, or claims against, the Issuer (créditos subordinados), present and future, such that any relevant claim on account of principal in respect of the Notes of each series will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.
The Notes of each series are subject to the exercise of the Spanish Bail-in Power (as defined herein) by the Relevant Spanish Resolution Authority (as defined herein), and can be varied, or can change form (including changes to the ranking of the Notes described above), as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and of the accompanying prospectus. Any representation to the contrary is a criminal offense.
The Notes are not intended to be sold and shall not be sold to retail investors (which for the purposes of this prospectus supplement shall include retail clients) in any jurisdiction. Prospective investors are referred to the section headed “Notice to Investors” on page S-1 of this prospectus supplement.

Investing in the Notes involves significant risks. See “Risk Factors” beginning on page S-21 of this prospectus supplement and page 8 of the accompanying prospectus as well as in the documents incorporated by reference.
	Issue Price	Underwriting Discounts and Commissions	Proceeds, before Expenses(1) to the Issuer
Per 2029 Fixed Rate Note	100.000%	0.200%	99.800%
Total for 2029 Fixed Rate Notes	$1,000,000,000	$2,000,000	$998,000,000
Per Fixed Rate Note	100.000%	0.300%	99.700%
Total for Fixed Rate Notes	$1,000,000,000	$3,000,000	$997,000,000
Per 2029 Floating Rate Note	100.000%	0.200%	99.800%
Total for 2029 Floating Rate Notes	$300,000,000	$600,000	$299,400,000

(1)
The underwriters have agreed to reimburse us for certain of the expenses relating to the offering. See “Underwriting (Conflicts of Interest)”.

Potential investors should review the summaries set forth in “Spanish Tax Considerations” and “U.S. Federal Tax Considerations” of this prospectus supplement for information on certain material Spanish and U.S. federal income tax consequences of the acquisition, ownership and disposition of the Notes.
The Notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, the Kingdom of Spain (“Spain”) or any other jurisdiction.
By its acquisition of any Notes or any beneficial interest therein, each holder (including, for these purposes, each holder of a beneficial interest in a Note) acknowledges, accepts, consents to and agrees to be bound by the exercise and effects of the Spanish Bail-in Power as set forth under “Certain Terms of the Notes — Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.
We intend to apply to list the Notes of each series on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Notes of each such series.
The underwriters expect to deliver the Notes in registered book-entry form through the facilities of The Depository Trust Company (“DTC”) for credit to accounts of direct or indirect participants in DTC, including Clearstream Banking S.A. (“Clearstream Luxembourg”) and Euroclear Bank SA/NV (“Euroclear”), on or about September 3, 2026, which will be the seventh New York business day following the date of this prospectus supplement (such settlement period being referred to as T+7). Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day prior to the delivery of the Notes hereunder may be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisers.

Joint Bookrunners
BBVA	BMO Capital Markets	Citigroup
RBC Capital Markets	SOCIETE GENERALE	Wells Fargo Securities

Co-Managers
Bankinter	Nykredit Bank A/S	Rabo Securities	Unicaja

Prospectus Supplement dated August 25, 2026

Prospectus Supplement
Prospectus

S-i

NOTICE TO INVESTORS
Certain important agreements and acknowledgments of investors, including holders and beneficial owners of the Notes.
Substitution and Modification
If an Eligible Liabilities Event or a Tax Event (each as defined herein) occurs with respect to the Notes of any series, including as a result of any change in law or regulation or the application or official interpretation thereof, the Issuer may, under certain circumstances and without any requirement for the consent or approval of the Trustee (as defined herein) or the holders or beneficial owners of such Notes, substitute all (but not less than all) of such Notes or modify the terms of all (but not less than all) of such Notes, so that such Notes are substituted for, or their terms are modified to become again, or remain, Qualifying Securities (as defined herein).
By its acquisition of any Notes or any beneficial interest therein, each holder and beneficial owner of such Note (i) acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the terms of the Notes as set forth above and to grant to the Issuer and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the Notes, as applicable; and (ii) to the extent permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), waives any and all claims, in law and/or in equity, against the Trustee and/or the Issuer for, agrees not to initiate a suit against the Trustee and/or the Issuer in respect of, and agrees that neither the Trustee nor the Issuer shall be liable for, any action that the Trustee or the Issuer takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the Notes upon the occurrence of an Eligible Liabilities Event or a Tax Event. See “Certain Terms of the Notes — Substitution and Modification”.
Spanish Bail-in Power
Notwithstanding anything to the contrary in the Notes, the Indentures (as defined herein) or any other agreements, arrangements, or understandings between the Issuer and any holder of Notes, by its acquisition of any Notes or any beneficial interest therein, each holder (including, for purposes of this section, each holder of a beneficial interest in the Notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Notes of any series, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due (as defined herein) on such Notes; (b) the conversion of all, or a portion, of the Amounts Due on such Notes into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of such Notes; (c) the cancellation of such Notes; (d) the amendment or alteration of the maturity of such Notes or amendment of the amount of interest payable on such Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Notes of any series, or the rights of the holders thereunder or under the relevant Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. See “Certain Terms of the Notes — Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.
Restrictions on Marketing and Sales
The Notes are complex financial instruments and are not a suitable or appropriate investment for all investors. In particular, the Notes shall not be sold to retail investors in any jurisdiction, including the United States.
In the United States, the Notes are intended to be sold only to institutional investors.
In some jurisdictions, regulatory authorities have adopted or published laws, regulations or guidance with respect to the offer or sale of securities such as the Notes to retail investors. By purchasing, or making or accepting an offer to purchase, any Notes from the Issuer and/or the underwriters, each prospective investor represents, warrants, agrees with and undertakes to the Issuer and each Joint Bookrunner that it has and will at all times comply with all applicable laws, regulations and regulatory guidance (whether inside or outside the European Economic Area (the “EEA”) or the United Kingdom) relating to the promotion, offering, distribution and/or sale of the Notes (including without limitation MiFID II (as defined below) as implemented in each Member State of the EEA) and any other applicable laws, regulations and regulatory guidance relating to determining the appropriateness and/or suitability of an investment in the Notes by investors in any relevant jurisdiction. Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Notes from the Issuer and/or the underwriters, the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.
Notice to Prospective Investors in the EEA
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”).
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
MiFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturers’ product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; (ii) the Notes are incompatible with the knowledge, experience, needs, characteristics and objectives of clients which are retail clients, as defined in MiFID II, and accordingly the Notes shall not be offered or sold to any retail clients; and (iii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (an “EU distributor”) should take into consideration the manufacturers’ target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
Restrictions on Acquisition of Notes by Spanish Residents — The Notes shall not be offered, distributed or sold in Spain in the primary market. However, the Notes may be sold to Spanish resident investors in circumstances that satisfy the requirements set forth in the ruling 1500/04 of the Directorate General for Taxation (Dirección General de Tributos) of July 27, 2004.
Notwithstanding this, the Notes shall not be offered, sold or otherwise made available at any time to any retail investor (as defined above) in Spain and any sales of the Notes in Spain according to the previous paragraph shall be made only to professional clients (clientes profesionales) as defined in Article 194 of the Law 6/2023, of March 17, on Spanish Securities Markets and Investment Services (Ley 6/2023, de 17 de marzo, de los Mercados de Valores y de los Servicios de Inversión) (the “LMV”) or eligible counterparties (contrapartes elegibles) as defined in Article 196 of the LMV and as further limited by the second paragraph of Article 192 of the LMV.
No publicity of any kind as to the Notes shall be made in Spain.

Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus and any related free writing prospectus is a prospectus for the purposes of the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook of the FCA Handbook of Rules and Guidance (the “FCA Handbook”) or any other relevant provisions of the FCA Handbook.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The Notes are not intended to be offered, sold, distributed or otherwise made available to and shall not be offered, sold, distributed or otherwise made available to any UK retail investor in the United Kingdom. For these purposes, a “UK retail investor” means a person who is not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (“UK MiFIR”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an “authorised person” for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the Notes offered hereby or any of their contents.
Each potential investor in the Notes should inform itself of, and comply with, any applicable laws, regulations or regulatory guidance with respect to any resale of the Notes (or any beneficial interests therein).
Where acting as agent on behalf of a disclosed or undisclosed client when purchasing, or making or accepting an offer to purchase, any Notes (or any beneficial interests therein) from BBVA and/or the underwriters all the foregoing representations, warranties, agreements and undertakings will be given by and be binding upon both the agent and its underlying client.
Notification under Section 309B(1)(c) of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore
In connection with Section 309B of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore (as amended, the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), BBVA has determined and hereby notifies all relevant persons (as defined in section 309A(1) of the SFA) of the classification of the Notes to be capital markets products other than prescribed capital markets products (as defined in the CMP Regulations 2018) and Specified Investment Products (as defined in the Monetary Authority of Singapore (the “MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and the MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ABOUT THIS PROSPECTUS SUPPLEMENT
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters have not authorized anyone to provide you with different information.
This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the accompanying prospectus.
We are offering the Notes for sale in those jurisdictions in the United States and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in some jurisdictions may be restricted by law. See “Notice to Investors — Restrictions on Marketing and Sales”. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell the Notes and neither we nor the underwriters are soliciting an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or from any person to whom it is not permitted to make such offer or sale. The Notes are complex financial instruments and are not a suitable or appropriate investment for all investors. In particular, the Notes are not intended to be sold and shall not be sold to retail investors in any jurisdiction. We refer you to the information under “Notice to Investors” and “Underwriting (Conflicts of Interest)” in this prospectus supplement. The delivery of this prospectus supplement, at any time, does not create any implication that there has been no change in our affairs since the date of this prospectus supplement or that the information contained in this prospectus supplement is correct as of any time subsequent to that date.

CERTAIN DEFINITIONS
In this prospectus supplement, the following terms will have the meanings set forth below:
•
“1H26 Form 6-K” means our report on Form 6-K containing our unaudited condensed interim consolidated financial statements as of June 30, 2026 and December 31, 2025 and for the six months ended June 30, 2026 and 2025 prepared in accordance with International Accounting Standard 34 (IAS 34) as issued by the International Accounting Standards Board and as adopted by the European Union, furnished to the SEC on July 31, 2026 (Accession No. 0001628280-26-051321).

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“2025 Form 20-F” means our annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on February 20, 2026.

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“BBVA Group” and the “Group” refer to Banco Bilbao Vizcaya Argentaria, S.A. and its consolidated subsidiaries.

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“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as implemented into Spanish law by Law 11/2015 and RD 1012/2015 (each as defined below), as amended, replaced or supplemented from time to time and including any other relevant implementing or developing regulatory provisions.

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“CNMV” means the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores).

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“Consolidated Financial Statements” means our audited consolidated financial statements as of and for the years ended December 31, 2025, 2024 and 2023, prepared in compliance with the International Financial Reporting Standards as issued by the International Accounting Standards Board and in accordance with the International Financial Reporting Standards adopted by the European Union applicable as of December 31, 2025, considering the Bank of Spain Circular 4/2017, as well as its successive amendments, and any other legislation governing financial reporting which was, as of the date of preparation of such consolidated financial statements, applicable, and with the format and mark-up requirements established in the EU Delegated Regulation 2019/815 of the European Commission. The Consolidated Financial Statements are included in our 2025 Form 20-F.

•
“Law 11/2015” means Spanish Law 11/2015 of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015 de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time.

•
“RD 1012/2015” means Spanish Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996 of December 20, on credit entities’ deposit guarantee funds, is amended (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión, y por el que se modifica el Real Decreto 2606/1996, de 20 de diciembre, sobre fondos de garantía de depósitos de entidades de crédito), as amended, replaced or supplemented from time to time.

•
“RD 1065/2007” means Spanish Royal Decree 1065/2007 of July 27 (Real Decreto 1065/2007, de 27 de julio, por el que se aprueba el Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos), as amended, replaced or supplemented from time to time.

•
“Relevant Spanish Resolution Authority” means FROB (Autoridad de Resolución Ejecutiva, formerly known as Spanish Fund for Orderly Bank Restructuring or Fondo de Reestructuración Ordenada Bancaria), the European Single Resolution Board, the Bank of Spain, the CNMV or any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

•
“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of the BRRD (as defined herein), including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) the SRM Regulation (as defined below); or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such persons or any other person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.
•
“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time.

•
“we”, “us”, “our”, “BBVA” and the “Issuer” refer to Banco Bilbao Vizcaya Argentaria, S.A. unless otherwise indicated or the context otherwise requires.

•
“$”, “U.S. dollars” and “dollars” refer to United States dollars.

•
“€” and “euro” refer to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

References in this prospectus supplement to “you” mean those who invest in the Notes, whether they are the direct holders or owners of beneficial interests in those securities. Unless otherwise indicated or the context otherwise requires, references to “holders” mean those who own securities registered in their own names on the books that we maintain for this purpose, and not those who own beneficial interests in securities issued in book-entry form through DTC or another depositary or in securities registered in street name. Except as otherwise indicated, terms capitalized but otherwise not defined herein shall have the same meaning as in the accompanying prospectus.

INCORPORATION OF INFORMATION BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” the information we file with, or furnish to, the SEC. This means:
•
documents incorporated by reference are considered part of this prospectus supplement;

•
we can disclose important information to you by referring you to these documents; and

•
information that we file with the SEC may automatically be deemed to update and modify or supersede information included or incorporated by reference into this prospectus supplement.

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. The accompanying prospectus lists documents that are incorporated by reference into the accompanying prospectus and such documents shall be deemed to also be incorporated by reference into this prospectus supplement. In addition to the documents listed in the accompanying prospectus, we incorporate by reference:
•
our 2025 Form 20-F;

•
our report on Form 6-K containing an announcement on changes to our leadership team, furnished to the SEC on July 30, 2026 (Accession No. 0001104659-26-088436); and

•
our 1H26 Form 6-K.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K we may file with the SEC on or after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference in this prospectus supplement.
As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies you should rely on the statements made in the most recent document.
You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at the following address or telephone number:
Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
Two Manhattan West
375 Ninth Avenue, 9th Floor
New York, NY 10001
Attention: Investor Relations
+1-212-728-1660

FORWARD-LOOKING STATEMENTS
Some of the statements included in this prospectus supplement and the accompanying prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We also make forward-looking statements in other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “estimate”, “forecast”, “project”, “anticipate”, “should”, “intend”, “probability”, “risk”, “VaR”, “target”, “goal”, “objective” and “future” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, are not guarantees of future performance and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.
In particular, this prospectus supplement, the accompanying prospectus and certain documents incorporated by reference into this prospectus supplement and the accompanying prospectus include forward-looking statements or guidance regarding or relating but not limited to the Group’s and BBVA’s future financial position, results of operations, impairment charges, provisions, capital, leverage and other regulatory ratios, capital distributions, management objectives and/or strategic initiatives, commitments and targets (including, without limitation, environmental, social and governance commitments and targets), the outcome of certain legal and regulatory actions and proceedings and risk management, including our potential exposure to various types of risk such as market risk, interest rate risk, currency risk and equity risk, and other statements that are not historical fact. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information — Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” in our 2025 Form 20-F, and “Item 4B. Business Overview”, “Item 4E. Selected Statistical Information” and “Item 5. Operating and Financial Review and Prospects” in our 1H26 Form 6-K. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and you should not consider the factors discussed here, in the accompanying prospectus or in such other documents (including the sections of our 2025 Form 20-F and 1H26 Form 6-K listed above) to be a complete set of all potential risks or uncertainties. Other important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, among others:
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the deterioration of economic conditions or changes in the institutional environment in the countries in which we operate and/or to whose sovereign debt we are exposed, especially Spain, Mexico and Turkey, including any adverse developments, or the perception that such developments may occur, regarding credit quality, public debt sustainability, economic or fiscal policy and sovereign ratings, particularly Spain’s, Mexico’s and Turkey’s, among other factors. Financial and macroeconomic volatility may increase as a result of, among other factors, U.S. administration policies, including tariffs and fiscal and regulatory changes. The effects of, and uncertainty arising from, these policies and large fiscal deficits could increase the U.S. risk premium, push up long-term sovereign yields and weaken the U.S. dollar, and they may spark further market instability;

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the effects of geopolitical tensions and economic challenges in recent years including, among other factors, the ongoing conflicts in Ukraine and in the Middle East, in particular, in Iran, the escalation of trade tariffs globally, and changes in policies generally. Such tensions have contributed to recent increases in energy prices and may lead to further volatility or sustained rises in the prices of oil, gas and other energy-intensive inputs. Interventionist actions by the United States in South America could also constitute a significant source of risk. Overall, rising global geopolitical tensions increase uncertainty around the outlook for the world economy and the likelihood of economic and financial disruptions, including heightened inflationary pressures, tighter financial conditions and an increased risk of a global economic slowdown or recession;
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changes or volatility in interest rates, foreign exchange rates, asset prices, equity markets, commodity prices (including energy prices), inflation or deflation and, in particular, as of the date of this prospectus supplement, the depreciation of the currencies of the non-euro geographical areas in which we operate, high inflation, stagflation due to more intense or prolonged supply crises, high interest rates in most of the geographical areas where we operate (which may impact default rates) and low real interest rates in Turkey (which may affect our margins);

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adverse developments in emerging economies, in particular Latin America and Turkey, including unfavorable political and economic developments, social instability and changes in governmental policies, including expropriation, nationalization, exchange controls or other limitations on the distribution or repatriation of dividends, international ownership legislation, tax policies, interest rate caps, fee caps and other policies affecting the banking sector, including the “liraization” strategy in Turkey (which seeks to increase the weight of Turkish lira-denominated assets and liabilities of the banking system). Further, emerging economies generally face higher anti-money laundering and environmental, social and governance (“ESG”) risk levels;

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in Spain, political, regulatory and economic uncertainty may have a negative impact on economic activity, and there is a risk that public policies could be adopted that have an adverse impact on the economy or our business;

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downgrades in our credit ratings or in sovereign credit ratings, particularly Spain’s, Mexico’s and Turkey’s respective credit ratings;

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the monetary, interest rate and other policies of central banks, and the trade, economic and other policies of governments, in the EU, Spain, Mexico, Turkey, the United States and elsewhere, including the impact of the still-prevailing high interest rates and the escalation of trade tariffs globally on the Group’s results of operations (including potential mark-to-market losses on securities portfolios, reduced demand for credit, increased funding costs and higher default rates). Moreover, any interest rate reductions may result in higher inflation and adversely affect the Group’s results of operations;

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adjustments in the real estate markets in the geographical areas in which we operate, in particular in Spain, Mexico and Turkey;

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the success of our acquisitions and investments, divestitures, mergers, joint ventures and strategic alliances;

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the effects of competition in the markets in which we operate and the rise of neobanks (a new generation of financial institutions that operate exclusively online), which may be affected by regulation or deregulation affecting us or our competitors, and our ability to manage information technology obsolescence, implement technological advances on a timely basis or at all and effectively capture the benefits of emerging technologies, including cloud computing, artificial intelligence, big data analysis, crypto currencies and alternative payment systems;

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our ability to comply with various legal and regulatory regimes and the impact of applicable laws and regulations on our operations, including capital, resolution, liquidity, provision and consumer protection requirements, and the increasing tax burden;

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changes in consumer spending and savings habits, including changes in government policies which may influence spending, saving and investment decisions;

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our ability to continue to access sources of liquidity and funding and our ability to receive dividends and other funds from our subsidiaries;

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the effectiveness of our debt recovery policy, including our ability to recover aged non-performing loans;

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our ability to hedge certain risks economically, including exchange rate risk;

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our ability to address physical, regulatory, reputational, transition and business risks associated with climate change and emerging and developing ESG standards, including our ability to meet any ESG expectations, targets or obligations and the cost thereof;

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our ability to address risks related to artificial intelligence, including its use by us, our competitors and third-party actors, and the effect artificial intelligence may have on our business and those of our counterparties;

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our ability to make payments on certain substantial unfunded amounts relating to commitments with personnel;

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the performance of our international operations and our ability to manage such operations;

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weaknesses or failures in the Group’s internal or outsourced processes, systems (including information technology systems) and security;

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weaknesses or failures of our anti-money laundering or anti-terrorism programs, or of our internal policies, procedures, systems and other mitigating measures designed to ensure compliance with applicable anti-corruption laws and sanctions regulations;

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security breaches, including cyber-attacks and identity theft;

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the outcome of legal and regulatory actions and proceedings, both those to which the Group is currently exposed (such as the criminal proceeding relating to Cenyt (as defined in our 1H26 Form 6-K)) and any others which may arise in the future, including actions and proceedings related to former subsidiaries of the Group or in respect of which the Group may have indemnification obligations, as well as legal and regulatory actions and proceedings against other financial institutions, especially if such actions or proceedings result in rulings that affect the industry generally or lead to changes in the Group’s practices;

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actions that are incompatible with our ethics and compliance standards, and our failure to timely detect or remedy any such actions;

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our success in managing the risks involved in the foregoing, which depends, among other things, on the adequacy of our internal control and internal risk models and our ability to anticipate events that are not captured or fully accounted for in the risk models we use or which otherwise requires us to successfully adjust our risk parameters, risk appetite framework and estimations to account for the foregoing and any changes in market conditions; and

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force majeure and other events beyond our control.

Readers are cautioned not to place undue reliance on forward-looking statements. In addition, the forward-looking statements made in this prospectus supplement (or any particular document) speak only as of the date of this prospectus supplement (or any such particular document). We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date thereof, including, without limitation, changes in our business, strategy, targets or expectations, including as a result of the occurrence of unanticipated events, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we may make in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

SUMMARY
The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein and therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as a whole. Words and expressions defined elsewhere in this prospectus supplement or, where applicable, in the accompanying prospectus shall have the same meanings in this summary.
The BBVA Group
The BBVA Group is a customer-centric global financial services group founded in 1857. Internationally diversified and with strengths in the traditional banking businesses of retail banking, asset management and wholesale banking, the Group is committed to offering a compelling digital proposition focused on customer experience. BBVA has a leadership position in the Spanish market, it is the largest financial institution in Mexico in terms of assets, it has leading franchises in South America and it is the majority shareholder in Türkiye Garanti Bankası A.Ş. (Garanti BBVA), Turkey’s largest bank in terms of market capitalization. The BBVA Group had consolidated assets of €965,426 million as of June 30, 2026 (€859,576 million as of December 31, 2025) and profit attributable to parent company of €6,051 million for the six months ended June 30, 2026 (€5,447 million for the six months ended June 30, 2025).
For information on our capital requirements, our consolidated capital ratios, our risk weighted assets and our minimum requirement for own funds and eligible liabilities (or MREL requirements) as of June 30, 2026 and as of December 31, 2025, 2024 and 2023, see “Item 5. Operating and Financial Review and Prospects — Capital” and Note 29 to our unaudited condensed interim consolidated financial statements as of June 30, 2026 in the 1H26 Form 6-K, Note 32 to our Consolidated Financial Statements and “Item 4. Information on the Company — Business Overview — Supervision and Regulation” and “Item 5. Operating and Financial Review and Prospects — Liquidity and Capital Resources — Capital” in our 2025 Form 20-F.
Additional information about the BBVA Group is included in our 2025 Form 20-F and the 1H26 Form 6-K, which are each incorporated by reference in this prospectus supplement.
The Offering
Issuer
Banco Bilbao Vizcaya Argentaria, S.A.
Issue
$1,000,000,000 aggregate principal amount of 4.977% senior non-preferred fixed rate notes due 2029. The 2029 Fixed Rate Notes will bear the following CUSIP: 05946K AY7 and the following ISIN: US05946KAY73.
$1,000,000,000 aggregate principal amount of 5.244% senior non-preferred fixed rate notes due 2031. The 2031 Fixed Rate Notes will bear the following CUSIP: 05946K AZ4 and the following ISIN: US05946KAZ49.
$300,000,000 aggregate principal amount of senior non-preferred floating rate notes due 2029. The 2029 Floating Rate Notes will bear the following CUSIP: 05946K BA8 and the following ISIN: US05946KBA88.
Only one, only two, or all three series of Notes may be issued in the offering.
Issue Price
100.000% (2029 Fixed Rate Notes)
100.000% (2031 Fixed Rate Notes)
100.000% (2029 Floating Rate Notes)

Issue Date
September 3, 2026 (2029 Fixed Rate Notes)
September 3, 2026 (2031 Fixed Rate Notes)
September 3, 2026 (2029 Floating Rate Notes)
Stated Maturity Date
September 3, 2029 (2029 Fixed Rate Notes)
September 3, 2031 (2031 Fixed Rate Notes)
September 3, 2029 (2029 Floating Rate Notes)
Interest Payable on the Notes
The 2029 Fixed Rate Notes will bear interest from (and including) the Issue Date to (but excluding) the 2029 Fixed Rate Notes Stated Maturity Date or any date of earlier redemption, at a fixed rate of 4.977% per annum. The Issuer will pay interest in arrears on the 2029 Fixed Rate Notes semi-annually on March 3 and September 3 of each year (each a “2029 Fixed Rate Notes Interest Payment Date”), commencing on March 3, 2027 up to (and including) the 2029 Fixed Rate Notes Stated Maturity Date or any date of earlier redemption.
The 2031 Fixed Rate Notes will bear interest from (and including) the Issue Date to (but excluding) the 2031 Fixed Rate Notes Stated Maturity Date or any date of earlier redemption, at a fixed rate of 5.244% per annum. The Issuer will pay interest in arrears on the 2031 Fixed Rate Notes semi-annually on March 3 and September 3 of each year (each a “2031 Fixed Rate Notes Interest Payment Date”), commencing on March 3, 2027 up to (and including) the 2031 Fixed Rate Notes Stated Maturity Date or any date of earlier redemption.
The 2029 Floating Rate Notes will bear interest from (and including) the Issue Date to (but excluding) the 2029 Floating Rate Notes Stated Maturity Date or any date of earlier redemption, at a rate per annum equal to the Compounded SOFR plus a margin of 89 basis points (the “Floating Interest Rate”), subject to a minimum interest rate of 0.000%. The Issuer will pay interest in arrears on the 2029 Floating Rate Notes quarterly on March 3, June 3, September 3 and December 3 of each year (each a “2029 Floating Rate Notes Interest Payment Date”, and each 2029 Fixed Rate Notes Interest Payment Date, 2031 Fixed Rate Notes Interest Payment Date and 2029 Floating Rate Notes Interest Payment Date, an “Interest Payment Date”), commencing on December 3, 2026 up to (and including) the 2029 Floating Rate Notes Stated Maturity Date or any date of earlier redemption. Each interest period on the 2029 Floating Rate Notes will begin on (and include) a 2029 Floating Rate Notes Interest Payment Date (or, in the case of the first interest period, the Issue Date) and end on (but exclude) the following 2029 Floating Rate Notes Interest Payment Date, or, in the case of the final interest period, the 2029 Floating Rate Notes Stated Maturity Date (each an “Interest Period”).
Compounded SOFR
With respect to the 2029 Floating Rate Notes, “Compounded SOFR” is a compounded average of daily SOFR determined for each quarterly Interest Period in accordance with the specific formula set forth under “Certain Terms of the Notes — Payment of Interest —  2029 Floating Rate Notes”.
2029 Floating Rate Notes Observation Period
In respect of each Interest Period, the period from, and including, the date five (5) U.S. Government Securities Business Days (as defined herein) preceding the first date in such Interest Period to, but excluding, the date five (5) U.S. Government Securities Business Days preceding the 2029 Floating Rate Notes Interest Payment Date for such Interest Period.
“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
2029 Floating Rate Notes Interest Payment Determination
Date
Interest on the 2029 Floating Rate Notes will be determined five (5) U.S. Government Securities Business Days prior to each 2029 Floating Rate Notes Interest Payment Date.
Regular Record Date
The regular record date for any interest payment on any Interest Payment Date on the Notes of a series will be at the close of business on the 15th calendar day (whether or not a Business Day (as defined herein)) immediately preceding such Interest Payment Date.
Business Day Convention
2029 Fixed Rate Notes: Following; unadjusted
2031 Fixed Rate Notes: Following; unadjusted
2029 Floating Rate Notes: Modified Following; adjusted
Day Count Fraction
2029 Fixed Rate Notes: 30/360
2031 Fixed Rate Notes: 30/360
2029 Floating Rate Notes: Actual/360
Denomination, Minimum Purchase Amount and Form; Clearing and Settlement
The Notes of each series will be issued only in registered form in denominations of $200,000 with increments of $200,000 thereafter. All payments on or in respect of the Notes will be made in U.S. dollars. The Notes of each series will be initially represented by one or more global security certificates (each a “Global Certificate”) which will be deposited with a custodian for DTC, and Notes represented thereby will be registered in the name of Cede & Co., as nominee for DTC.
Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its participants. You will not receive certificated notes unless one of the events described under the heading “Description of the Notes of BBVA — Global Certificates” in the accompanying prospectus occurs.
Status and Ranking of the
Notes
The payment obligations of the Issuer under the Notes of each series on account of principal shall be direct, unconditional, unsubordinated and unsecured obligations of the Issuer and, upon the insolvency (concurso de acreedores) of the Issuer, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional

Provision 14 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Issuer under the Notes of each series with respect to claims for principal (which claims will constitute ordinary claims) will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations; (ii) pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations; and (iii) senior to all subordinated obligations of, or claims against, the Issuer (créditos subordinados), present and future, such that any relevant claim on account of principal in respect of the Notes of each series will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.
Upon the insolvency (concurso de acreedores) of the Issuer, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Issuer under the Notes of each series with respect to claims for accrued but unpaid interest on such Notes shall be considered subordinated claims (créditos subordinados) against the Issuer ranking in accordance with the provisions of the Insolvency Law. No further interest on the Notes of each series shall accrue from the date of declaration of the insolvency of the Issuer. Claims in respect of Additional Amounts shall also constitute subordinated claims (créditos subordinados) against the Issuer.
Upon insolvency, the obligations of the Issuer under the Notes of each series will be effectively subordinated to all of the Issuer’s secured indebtedness, to the extent of the value of, or the proceeds realized from, the assets securing such indebtedness, and all other obligations that rank senior under Spanish law. The Notes of each series are further structurally subordinated to all indebtedness of subsidiaries of the Issuer insofar as any right of the Issuer to receive any assets of such companies upon their winding-up will be effectively subordinated to the claims of the creditors of those companies in the winding-up.
See “Certain Terms of the Notes — Status and Ranking of the Notes”.
Moreover, the Issuer’s obligations under the Notes of each series are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power
Notwithstanding anything to the contrary in the Notes, the Indentures or any other agreements, arrangements, or understandings between the Issuer and any holder of Notes, by its acquisition of any Notes or any beneficial interest therein, each holder (including, for these purposes, each holder of a beneficial interest in the Notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Notes of any series, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on such Notes; (b) the conversion of all, or a portion, of the Amounts Due on such Notes into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of such Notes; (c) the cancellation of such Notes; (d) the amendment or alteration of the maturity of such Notes or amendment of the amount of interest payable on such Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Notes of any series, or the rights of the holders thereunder or under the relevant Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
In addition, no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
See “Certain Terms of the Notes — Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.
Early Redemption upon a Tax Event
The Issuer may, at its option, redeem all or part only of the Notes of a series at the Redemption Price if a Tax Event occurs with respect to such Notes on or after the Issue Date of such Notes; provided that, if the Tax Event consists of the event described in prong (i) of the definition of “Tax Event” (included herein), no such notice to the Trustee of the redemption shall be given earlier than 90 days (or, in the case of the 2029 Floating Rate Notes, a number of days which is equal to the aggregate of the number of days falling within the then-current Interest Period plus 60 days) prior to the earliest date on which the Issuer would be obligated to deduct or withhold tax or pay the relevant Additional Amounts were a payment in respect of such Notes then due; and subject further to such redemption being in compliance with Applicable Banking Regulations then in force, and subject to the prior consent of the Regulator (as defined herein), if required pursuant to such regulations.
See “Certain Terms of the Notes — Redemption — Early Redemption upon a Tax Event” in this prospectus supplement.
Early Redemption upon an Eligible Liabilities Event
The Issuer may, at its option, redeem all (but not less than all) of the Notes of a series at the Redemption Price if an Eligible Liabilities Event occurs on or after the Issue Date of such Notes, subject to such redemption being in compliance with Applicable Banking

Regulations then in force, and subject to the prior consent of the Regulator, if required pursuant to such regulations.
See “Certain Terms of the Notes — Redemption — Early Redemption upon an Eligible Liabilities Event”.
Clean-up Call
If, on or after the Issue Date, Notes of a series representing, in the aggregate, 75% or more of the aggregate principal amount of the Notes of such series (including, both in the numerator and the denominator, (i) any Notes of such series issued after the Issue Date of such series, and (ii) any Notes of such series which have been cancelled by the Trustee following their surrender for cancellation in accordance with the relevant Indenture) have been purchased by or on behalf of the Issuer or any member of the Group, the Notes of such series may be redeemed, in whole but not in part, at the option of the Issuer at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force, and subject to the prior consent of the Regulator, if required pursuant to such regulations (the “Clean-up Call”). See “— Purchases of the Notes” below.
Redemption Price
The “Redemption Price” will be, per Note to be redeemed, 100% of the principal amount of such Note together with any accrued but unpaid interest, if any, thereon to (but excluding) the date of redemption.
Purchases of the Notes
The Issuer or any member of the Group or any other legal entity acting on behalf of the Issuer may purchase or otherwise acquire any of the outstanding Notes of a series at any price in the open market or otherwise, subject to such purchase being in compliance with Applicable Banking Regulations then in force, and subject to the prior consent of the Regulator, if required pursuant to such regulations. Upon their acquisition, such Notes may be held, resold or, at the option of the Issuer, surrendered to the Trustee for cancellation (subject to such holding, resale or cancellation being in compliance with Applicable Banking Regulations). Any such purchased Notes will cease to be deemed “outstanding” under the relevant Indenture (i) for so long as such purchased Notes are held by the Issuer or any member of the Group or any other legal entity acting on behalf of the Issuer or (ii) if such purchased Notes have been surrendered to the Trustee for cancellation.
Substitution and Modification
If an Eligible Liabilities Event or a Tax Event occurs with respect to the Notes of a series, including as a result of any change in law or regulation or the application or official interpretation thereof, the Issuer may, under certain circumstances and without any requirement for the consent or approval of the Trustee or the holders or beneficial owners of such Notes, substitute all (but not less than all) of such Notes or modify the terms of all (but not less than all) of such Notes, so that such Notes are substituted for, or their terms are modified to become again, or remain, Qualifying Securities.
By its acquisition of any Notes or any beneficial interest therein, each holder and beneficial owner of such Note (i) acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the terms of the Notes as set forth above and to grant to the Issuer and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the Notes, as applicable; and (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or the Issuer for, agrees not to initiate a suit against the Trustee and/or the Issuer in respect of, and agrees that neither the Trustee nor the Issuer shall be liable for, any action that the Trustee or the Issuer takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the Notes upon the occurrence of an Eligible Liabilities Event or a Tax Event.
See “Certain Terms of the Notes — Substitution and Modification”.
Use of Proceeds
We expect that the net proceeds from the offering of the Notes will amount to $2,293,042,468 after deduction of the underwriting commissions and the other expenses incurred in connection with the offering of the Notes. We intend to use the net proceeds of the offering for general corporate purposes.
See “Use of Proceeds”.
Spanish Tax Law
Requirements
Under the regulations established by RD 1065/2007, Payment Amounts (as defined below) obtained in respect of the Notes of a series will not be subject to withholding tax in Spain, provided certain requirements are met, including that the Paying Agent provides the Issuer, in a timely manner, with a duly executed and completed payment statement (the “Payment Statement”). See “Spanish Tax Considerations — Compliance with Certain Requirements in Connection with Income Payments”. For these purposes, “Payment Amount” means, with respect to the Notes of a series, (i) with respect to an Interest Payment Date, the aggregate amount of interest payable on such date in respect of the Notes of such series, and (ii) with respect to a redemption date, the aggregate amount of the difference, if any, between the aggregate Redemption Price of the Notes of such series being redeemed on such date and the aggregate principal amount of such Notes.
If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of an Interest Payment Date or in connection with a redemption of the Notes of a series, then the related Payment Amount will be subject to Spanish withholding tax, currently at the rate of 19%. If this were to occur, the Issuer would not pay Additional Amounts and owners of a beneficial interest in such Notes would have to follow the Direct Refund from Spanish Tax Authorities Procedures set forth in Annex A to this prospectus supplement in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.
Listing
We intend to apply to list the Notes of each series on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Notes of each such series.
Governing Law
The Notes and each of the Indentures shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Issuer of each of the Indentures and the authorization, issuance and execution by the Issuer of the Notes of each series shall be governed by and construed in accordance with the common laws (derecho común) of Spain. In addition, certain provisions of the Notes of each series and each of the Indentures related to the status and ranking of the Notes, the waiver of the right of set-off and the agreement by holders of Notes with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws (derecho común) of Spain.
Event of Default
“Event of Default”, wherever used with respect to the Notes, means (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that (except as set forth under “Certain Terms of the Notes — Event of Default”) an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against the Issuer or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by the Issuer for the dissolution or winding up of the Issuer. There is no other Event of Default under the Notes.
Submission to Jurisdiction
Except as provided in the paragraph immediately below, the Issuer irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York, in any suit or proceeding arising out of or relating to the relevant Indenture or the Notes and irrevocably waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit or proceeding.
Notwithstanding anything to the contrary in the Notes or the Indentures, the Spanish courts in the city of Madrid shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Indentures or the Notes arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of the Issuer, the Trustee, each holder and beneficial owner of any Note and each paying agent, transfer agent, authenticating agent, security registrar and agent appointed under any of the Indentures submits, to the extent it may effectively do so, to the exclusive jurisdiction of such Spanish courts in relation to any Bail-in Dispute. Each of the Issuer, the Trustee, each holder and beneficial owner of any Notes and each paying agent, transfer agent, authenticating agent, security registrar and agent appointed under any of the Indentures further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts in the city of Madrid on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.
Settlement
The underwriters expect to deliver the Notes to purchasers in registered form through DTC for credit to accounts of direct or indirect participants in DTC, including Clearstream Luxembourg and Euroclear, on or about September 3, 2026, which will be the seventh New York business day following the date of this prospectus supplement (such settlement period being referred to as T+7). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day prior to the delivery of the Notes hereunder may be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisers.
Trustee, Paying Agent, Transfer Agent, Calculation Agent and Security Registrar
The Bank of New York Mellon, London Branch will be acting as the trustee, paying agent, transfer agent and, with respect to the 2029 Floating Rate Notes only, calculation agent, and The Bank of New York Mellon will be acting as security registrar, with respect to the Notes of each series under, and as such terms are defined in, the relevant Indenture.
Conflicts of Interest
BBVA Securities Inc., which is participating in this offering as an underwriter, is an indirect wholly-owned subsidiary of the Issuer. Because of the foregoing, a “conflict of interest” is deemed to exist within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121, which requires, among other things, that BBVA Securities Inc. will not confirm any sales of the Notes to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.
Risk Factors
Investing in the Notes involves risks. In addition to the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus (including “Item 3. Key Information — Risk Factors” in the 2025 Form 20-F and “Other Matters” in the 1H26 Form 6-K), you should carefully consider the risk factors detailed under “Risk Factors” in this prospectus supplement prior to making any investment decision. You should consult your own financial, tax and legal advisers regarding the risks of an investment in the Notes.

RISK FACTORS
Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement and as set out below as well as the other information set out elsewhere in this prospectus supplement and the accompanying prospectus (including any other documents incorporated by reference herein, including the 2025 Form 20-F and the 1H26 Form 6-K), and reach their own views prior to making any investment decision with respect to the Notes.
Set out below and incorporated by reference herein are certain risk factors that, if they were to materialize, could have a material adverse effect on the business, financial condition and results of operations of BBVA and cause BBVA’s future results to be materially different from past or expected results. BBVA has described only those risks that it considers to be material. There may be additional risks that BBVA currently considers not to be material or of which it is not currently aware, and any of these risks could have the effects set forth above.
Risks Relating to BBVA and the BBVA Group
For a description of certain significant risks associated with BBVA and the BBVA Group, including certain risks associated with investments in BBVA’s securities, please refer to “Item 3. Key Information — Risk Factors” in the 2025 Form 20-F and “Other Matters” in the 1H26 Form 6-K, which are incorporated by reference herein.
Risks Relating to all of the Notes
The Notes may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. This and other powers contained in Law 11/2015 and the SRM Regulation could materially affect your rights under, and the value of your investment in, the Notes.
The BRRD and the SRM Regulation are designed to provide authorities with a credible set of tools to intervene sufficiently early and rapidly in failing or likely to fail credit institutions or investment firms (each an “Institution”) so as to ensure the continuity of any such Institution’s critical financial and economic functions, while minimizing the impact of such Institution’s failure on the economy and financial system. The BRRD further provides that any extraordinary public financial support through additional financial stabilization tools is only to be used by a member state of the EU (each a “Member State”) as a last resort, after having assessed and utilized the resolution tools set out below to the maximum extent possible while maintaining financial stability.
In accordance with Article 20 of Law 11/2015, an Institution will be considered as failing or likely to fail in any of the following circumstances: (i) when the Institution significantly fails, or may reasonably be expected to significantly fail in the near future, to comply with the solvency requirements or other requirements necessary for maintaining its authorization; (ii) when the Institution’s assets are, or are likely in the near future to be, less than its enforceable liabilities; (iii) when the Institution is unable, or it is reasonably foreseeable that it will not be able, to pay its debts as they fall due; or (iv) when the Institution requires extraordinary public financial support (except in limited circumstances). Any such determination that an Institution is failing or likely to fail may depend on a number of factors which may be outside of that Institution’s control.
In line with the provisions of the BRRD, Law 11/2015 contains four resolution tools and powers which may be used alone or in combination when the Relevant Spanish Resolution Authority considers that (i) an Institution is non-viable or is failing or likely to fail; (ii) there is no reasonable prospect that any other measure would prevent the failure of such Institution within a reasonable timeframe; and (iii) a resolution action, instead of the winding up of the Institution under normal insolvency proceedings, is necessary or advisable for reasons of public interest.
The four resolution tools are (i) sale of the Institution’s business, which enables resolution authorities to transfer, under market conditions, all or part of the business of the Institution being resolved; (ii) use of a bridge institution, which enables resolution authorities to transfer all or part of the business of the Institution to a “bridge institution” (an entity created for this purpose that is wholly or partially in public control); (iii) asset separation, which enables resolution authorities to transfer certain categories of assets (normally impaired or otherwise problematic) to one or more asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down (this can be used together with another resolution tool only); and (iv) the Spanish Bail-in Power. Any exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority may include the write down and/or conversion into equity or other securities or obligations (which equity, securities and obligations could also be subject to any future application of the Spanish Bail-in Power) of certain unsecured debt claims of an Institution (including, in the case of the Issuer, the Notes of any series).
In accordance with the provisions of Article 48 of Law 11/2015 (without prejudice to any exclusions that may be applied by the Relevant Spanish Resolution Authority in accordance with Article 43 of Law 11/2015), in the event of any application of the Spanish Bail-in Power, any resulting write-down or conversion power exercised by the Relevant Spanish Resolution Authority will be carried out in the following sequence (proportionally in each segment and to the extent necessary): (i) CET1 Capital items (as defined in the accompanying prospectus); (ii) the principal amount of Additional Tier 1 Instruments (as defined herein); (iii) the principal amount of Tier 2 Instruments (as defined herein); (iv) the principal amount of subordinated claims other than Additional Tier 1 Capital or Tier 2 Capital (each as defined herein); and (v) the principal or outstanding amount of the remaining eligible liabilities in the order of the hierarchy of claims in normal insolvency proceedings, with Senior Non-Preferred Obligations (which include the obligations of the Issuer with respect to the payment of principal under the Notes) subject to the Spanish Bail-in Power after any subordinated claims (créditos subordinados) of the Issuer under Article 281 of the Insolvency Law but before the other senior claims of the Issuer.
“Additional Tier 1 Capital” means Additional Tier 1 capital (capital de nivel 1 adicional) as provided under Applicable Banking Regulations.
“Additional Tier 1 Instrument” means any instrument of the Issuer qualifying as Additional Tier 1 Capital, in whole or in part.
“Tier 2 Capital” means Tier 2 capital (capital de nivel 2) as provided under Applicable Banking Regulations.
“Tier 2 Instrument” means any instrument of the Issuer qualifying as Tier 2 Capital, in whole or in part.
To the extent that any resulting treatment of a holder of Notes of any series pursuant to the exercise of the Spanish Bail-in Power is less favorable than would have been the case under the hierarchy in normal insolvency proceedings, a holder of such affected Notes may have a right to compensation under the BRRD and the SRM Regulation based on an independent valuation of the institution, in accordance with Article 10 of RD 1012/2015 and the SRM Regulation, together with any other compensation provided for in any Applicable Banking Regulations, including, inter alia, compensation in accordance with Article 36.5 of Law 11/2015. Any such right to compensation is unlikely to compensate that holder for the losses it has actually incurred and, in any event, there is likely to be a considerable delay in the recovery of such compensation.
The powers set out in the BRRD and the SRM Regulation impact how credit institutions and investment firms are managed, as well as, in certain circumstances, the rights of creditors. Holders of the Notes may be subject, among other things, to write-down (full or partial) and/or conversion into equity or other securities or obligations upon any application of the Spanish Bail-in Power, which may result in such holders losing some or all of their investment or otherwise having their rights under such Notes adversely affected, including by becoming, through conversion, holders of subordinated instruments such as the Issuer’s ordinary shares. Such exercise could also involve modifications to, or the disapplication of, provisions in the terms and conditions of the Notes of any series, including, among other provisions, the principal amount or any interest payable on the Notes, or the Stated Maturity Date or any other dates on which payments may be due, as well as the suspension of payments for a certain period or indefinitely. As a result, the exercise of the Spanish Bail-in Power with respect to the Notes or the taking by the Relevant Spanish Resolution Authority of any other action, or any suggestion of such exercise, could materially adversely affect the rights of holders of Notes, the market price or value or trading behavior of any Notes and/or the ability of the Issuer to satisfy its obligations under any Notes.

Furthermore, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series is likely to be inherently unpredictable and may depend on a number of factors which may be outside of the Issuer’s control. In addition, the Relevant Spanish Resolution Authority will retain a broad element of discretion and it may exercise any of its powers without any prior notice to the holders of the Notes. Holders of the Notes may not be able to refer to publicly available criteria in order to anticipate any potential exercise of the Spanish Bail-in Power. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of any such powers by the Relevant Spanish Resolution Authority may occur.
This uncertainty may adversely affect the value of the Notes. The price and trading behavior of the Notes may be affected by the threat of a possible exercise of any power under Law 11/2015, the RD 1012/2015 and/or the SRM Regulation (including Early Intervention before becoming subject to Resolution (each as defined below)) or any suggestion of such exercise, even if the likelihood of such exercise is remote. Moreover, the Relevant Spanish Resolution Authority may exercise any such powers without providing any advance notice to the holders of the Notes.
“Early Intervention” means, with respect to any person, that any Relevant Spanish Resolution Authority or the European Central Bank shall have announced or determined that such person has or shall become the subject of an “early intervention” (actuación temprana) as such term is defined in Law 11/2015 and in the SRM Regulation.
“Resolution” means, with respect to any person, that any Relevant Spanish Resolution Authority shall have announced or determined that such person has or shall become the subject of a “resolution” (resolución) as such term is defined in Law 11/2015 and the SRM Regulation.
In addition, the European Banking Authority has published certain regulatory technical standards and implementing technical standards to be adopted by the European Commission and certain other guidelines. These standards and guidelines could be potentially relevant to determining when or how a Relevant Spanish Resolution Authority may exercise the Spanish Bail-in Power. Such standards and guidelines include guidelines on the treatment of shareholders in any bail-in, as well as on the rate of conversion of debt to equity or other securities or obligations in any bail-in. No assurance can be given that these standards and guidelines will not be detrimental to the rights of a holder of Notes under, and the value of a holder’s investment in, the Notes.
Under the terms of the Notes, you have agreed to be bound by the exercise of any Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
Pursuant to Article 46 of Law 11/2015, which implements Article 55 of the BRRD, subject to limited exceptions, unsecured liabilities of a financial institution governed by the laws of a third country (which include the Notes) must contain a contractual acknowledgment whereby the holders recognize that such liability may be subject to the Spanish Bail-in Power and agree to be bound by the exercise of those powers by the Relevant Spanish Resolution Authority.
Notwithstanding anything to the contrary in the Notes, the Indentures or any other agreements, arrangements, or understandings between the Issuer and any holder of Notes, by its acquisition of any Notes or any beneficial interest therein, each holder (including, for these purposes, each holder of a beneficial interest in the Notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Notes of any series, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on such Notes; (b) the conversion of all, or a portion, of the Amounts Due on such Notes into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of such Notes; (c) the cancellation of such Notes; (d) the amendment or alteration of the maturity of such Notes or amendment of the amount of interest payable on such Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Notes of any series, or the rights of the holders thereunder or under the relevant Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
In addition, no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
Any Spanish Bail-in Power may be exercised in such a manner as to result in your losing the value of all or a part of your investment in the Notes or receiving a different security from such Notes, which may be worth significantly less than such Notes and which may have significantly fewer protections than those related to the Notes or those typically afforded to debt securities. Moreover, the Relevant Spanish Resolution Authority may exercise its authority to implement the Spanish Bail-in Power without providing any advance notice to the holders of Notes.
For more information, see “Certain Terms of the Notes — Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power” and “— The Notes may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. This and other powers contained in Law 11/2015 and the SRM Regulation could materially affect your rights under, and the value of your investment in, the Notes”.
Neither the failure to pay interest or principal on the Notes nor the fact that the Issuer becomes subject to an Early Intervention or Resolution is an Event of Default. Additionally, if the Issuer becomes subject to an Early Intervention or Resolution, holders of the Notes may not be able to exercise their rights upon an Event of Default.
The failure to pay interest or principal on the Notes is not an Event of Default and will not give rise to a right to otherwise accelerate the Notes. In particular, for there to be an Event of Default with respect to the Notes of a series, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against the Issuer or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by the Issuer for the dissolution or winding up of the Issuer (subject to certain limited exceptions set forth under “Certain Terms of the Notes — Event of Default”). However, prior to any voluntary or necessary declaration of insolvency of the Issuer under the Insolvency Law or any voluntary or mandatory liquidation of the Issuer or similar procedure, the Issuer may be subject to an Early Intervention or Resolution, or to any other exercise of the Spanish Bail-in Power, and the Notes of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no holder or beneficial owner of any such Note shall have any claim against the Issuer in connection with or arising out of any such exercise of the Spanish Bail-in Power.
The Issuer may be subject to an Early Intervention or Resolution pursuant to the BRRD and the SRM Regulation if the Issuer or the Group is in breach (or if due, among other things, to a rapidly deteriorating financial condition, it is likely in the near future to be in breach) of applicable regulatory requirements relating to solvency, liquidity, internal structure or internal controls or the conditions for Resolution referred to above are met.
Pursuant to Law 11/2015, and in accordance with the terms of the Notes, an Early Intervention or Resolution shall not itself constitute an Event of Default or entitle any counterparty of the Issuer to exercise any rights it may otherwise have in respect thereof and any provision providing for such rights shall further be deemed not to apply. In addition, such adoption will not otherwise give rise to a declaration of acceleration of the maturity of the Notes. Nonetheless, the adoption of an Early Intervention or Resolution does not limit the ability of a holder of the Notes to claim that an event of default has occurred and exercise its rights accordingly where an Event of Default arises either before or after the adoption of such Early Intervention or Resolution which does not necessarily relate to the exercise of the Spanish Bail-in Power.
Any enforcement by a holder of the Notes of its rights under the Notes upon the occurrence of an Event of Default following the adoption of an Early Intervention or Resolution will be subject to the relevant provisions of the BRRD, Law 11/2015 and the SRM Regulation. Any claims with respect to the occurrence of an Event of Default will consequently be limited by the adoption of any measures pursuant to the provisions of Law 11/2015 and the SRM Regulation. There can be no assurance that the adoption of an Early Intervention or Resolution (or any threat or suggestion that an Early Intervention or Resolution may be adopted) would not adversely affect the rights of holders of the Notes, the price or value of their investment in the Notes and/or the ability of the Issuer to satisfy its obligations under the Notes. As a result, following the adoption of an Early Intervention or Resolution the enforcement by a holder of the Notes of any rights it may have upon the occurrence of any Event of Default may be limited.
An active secondary market in respect of the Notes of any series may never be established or may be illiquid, and the market price of the Notes may be subject to factors outside of the Issuer’s control, all of which could adversely affect the value at which you could sell the Notes.
This is a new issue of notes for which there is no active trading market. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. Even if a market does develop with respect to the Notes of a series, it may not be very liquid. The market price of the Notes could also be affected by market conditions more generally and other factors outside of the Issuer’s control and unrelated to the BBVA Group’s business, financial condition and results of operations. Therefore, you may not be able to sell the Notes at a particular time or may not be able to sell the Notes at a favorable price.
We intend to apply to list the Notes of each series on the New York Stock Exchange, but there is no assurance that such application will be accepted, that the Notes of each such series will be admitted to trading or that an active trading market will develop. Accordingly, there is no assurance as to the development or liquidity of any trading market for the Notes. The liquidity of any market for the Notes will depend on a number of factors including:
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the number of holders of the Notes of the relevant series (which may be affected by the fact that, in the United States, the Notes are intended to be sold only to institutional investors);

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our ratings published by major credit rating agencies;

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our financial performance;

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the market for similar securities;

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the interest of securities dealers in making a market in the Notes of the relevant series; and

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prevailing interest rates.

In addition, if the Issuer were to redeem only some of the Notes of a series in the event of changes to tax laws (or changes in the application or official interpretation thereof) (see “Certain Terms of the Notes — Redemption — Early Redemption upon a Tax Event”), the liquidity and trading price of any Notes of such series not so redeemed may be adversely affected.
We cannot assure you that an active market for the Notes of any series will develop or, if developed, that it will continue.
Your right to receive payments of interest and principal on the Notes of any series is junior to certain other obligations of the Issuer. Future changes to the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain could adversely affect the ranking of claims in respect of such Notes.
The payment obligations of the Issuer under the Notes of each series on account of principal shall be direct, unconditional, unsubordinated and unsecured obligations of the Issuer and, upon the insolvency (concurso de acreedores) of the Issuer, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Issuer under the Notes of each series with respect to claims for principal (which claims will constitute ordinary claims) will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of

Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations; (ii) pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations; and (iii) senior to all subordinated obligations of, or claims against, the Issuer (créditos subordinados), present and future, such that any relevant claim on account of principal in respect of the Notes of each series will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.
Upon the insolvency (concurso de acreedores) of the Issuer, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Issuer under the Notes of each series with respect to claims for accrued but unpaid interest on such Notes shall be considered subordinated claims (créditos subordinados) against the Issuer ranking in accordance with the provisions of the Insolvency Law. No further interest on the Notes of each series shall accrue from the date of declaration of the insolvency of the Issuer. Claims in respect of Additional Amounts shall also constitute subordinated claims (créditos subordinados) against the Issuer.
Upon insolvency, the obligations of the Issuer under the Notes of each series will be effectively subordinated to all of the Issuer’s secured indebtedness, to the extent of the value of, or the proceeds realized from, the assets securing such indebtedness, and all other obligations that rank senior under Spanish law. As of June 30, 2026, the Issuer had an aggregate of €112,965 million of outstanding indebtedness, 9% of which was secured. For information about the Issuer’s principal transactions related to its indebtedness since June 30, 2026, see “Consolidated Capitalization and Indebtedness of the BBVA Group”. The Notes are further structurally subordinated to all indebtedness of subsidiaries of the Issuer insofar as any right of the Issuer to receive any assets of such companies upon their winding-up will be effectively subordinated to the claims of the creditors of those companies in the winding-up.
In addition, future changes to the Insolvency Law or other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain could adversely affect the ranking of claims in respect of the Notes or the rights of holders of Notes upon the Issuer’s insolvency and, consequently, the value of or market for the Notes.
Furthermore, the Notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other governmental agency of Spain, the United States or any other jurisdiction.
Moreover, prior to any voluntary or necessary declaration of insolvency of the Issuer under the Insolvency Law or any voluntary or mandatory liquidation of the Issuer or similar procedure, the Issuer may be subject to an Early Intervention or Resolution, or to any other exercise of the Spanish Bail-in Power, and the Notes of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no holder or beneficial owner of any such Note shall have any claim against the Issuer in connection with or arising out of any such exercise of the Spanish Bail-in Power. See “— The Notes may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. This and other powers contained in Law 11/2015 and the SRM Regulation could materially affect your rights under, and the value of your investment in, the Notes”.
Credit ratings assigned to the Issuer or the Notes may not reflect all risks of an investment in the Notes, and a downgrade in credit ratings could adversely affect the trading prices of the Notes.
Credit ratings may not reflect the potential impact of all risks related to the structure of or market for the Notes of a series, or any of the additional factors discussed above, and do not address the price, if any, at which the Notes of any such series may be resold prior to maturity (which may be substantially less than the original offering price of such Notes) and other factors that may affect the value of such Notes. However, real or anticipated changes in the Issuer’s credit ratings or the credit ratings of the Notes of a series may affect the market value of such Notes. Such changes may, among other factors, be due to a change in the methodology applied by a rating agency to rating securities with similar structures to such Notes, as opposed to any revaluation of the Issuer’s financial strength or other factors such as conditions affecting the financial services industry generally. For example, credit ratings may be revised as a result of changes in rating agencies’ views of the level of implicit sovereign support for European banks. In general terms, any ratings downgrade will adversely affect the trading prices of the Notes or the trading markets for such Notes to the extent trading markets for the Notes develop, and any ratings improvement will not necessarily increase the value of the Notes and will not reduce market risk and other investment risks related to the Notes.
A credit rating is not a recommendation to buy, sell or hold securities and may be revised, suspended or withdrawn by the rating agency at any time. Similar ratings assigned to different types of securities do not necessarily mean the same thing, and credit ratings also do not address the marketability or market price of securities. Potential investors should not rely on any rating of the Notes and should make their investment decision on the basis of considerations such as those outlined herein. See “— The Notes are not a suitable investment for all investors”.
The Issuer does not participate in any decision making of the rating agencies and any revision or withdrawal of any credit rating assigned to the Issuer or any Notes is a third party decision for which the Issuer does not assume any responsibility.
In general, European regulated investors are restricted under Regulation (EC) No. 1060/2009, as amended (the “EU CRA Regulation”) from using credit ratings for regulatory purposes, unless such ratings are issued by a credit rating agency established in the EU and registered under such regulation (and such registration has not been withdrawn or suspended). Such general restriction will also apply in the case of credit ratings issued by third-country non-EU credit rating agencies, unless (a) the relevant credit ratings are endorsed by a credit rating agency that is established in the EU and registered under the EU CRA Regulation or (b) the relevant credit rating agency is certified in accordance with the EU CRA Regulation (and such endorsement action or certification, as the case may be, has not been withdrawn or suspended).
Investors regulated in the United Kingdom are subject to similar restrictions under Regulation (EC) No. 1060/2009 as it forms part of United Kingdom domestic law (the “UK CRA Regulation”).
If the status of the credit rating agency rating the Notes changes for the purposes of the EU CRA Regulation or the UK CRA Regulation, relevant regulated investors may no longer be able to use the rating for regulatory purposes, and the Notes may have a different regulatory treatment. This may result in relevant regulated investors selling the Notes which may affect the trading prices of the Notes or the trading markets for such Notes to the extent trading markets for the Notes develop.
The Issuer may redeem the Notes in certain circumstances.
The Issuer has the right to redeem the Notes of each series at its option, (i) if a Tax Event occurs with respect to such Notes on or after their Issue Date (see “Certain Terms of the Notes — Redemption — Early Redemption upon a Tax Event”); (ii) if an Eligible Liabilities Event occurs with respect to such Notes on or after their Issue Date (see “Certain Terms of the Notes — Redemption — Early Redemption upon an Eligible Liabilities Event”); and (iii) if, on or after the Issue Date, Notes of a series representing, in the aggregate, 75% or more of the aggregate principal amount of the Notes of such series (including, both in the numerator and the denominator, (i) any Notes of such series issued after the Issue Date of such series, and (ii) any Notes of such series which have been cancelled by the Trustee following their surrender for cancellation in accordance with the relevant Indenture) have been purchased by or on behalf of the Issuer or any member of the BBVA Group (see “Certain Terms of the Notes — Redemption — Clean-up Call”), in each case, subject to such redemption being in compliance with Applicable Banking Regulations then in force, and subject to the prior consent of the Regulator, if required pursuant to such regulations. If the Issuer opts to redeem Notes of any series under either of prongs (ii) or (iii) above, the Issuer will have to redeem all (but not less than all) of the Notes of such series. However, if the Issuer opts to redeem Notes of a series under prong (i) above, the Issuer will have the ability to redeem all or part only of the Notes of such series.
It is not possible to predict whether or not any change in the laws or regulations of Spain, Applicable Banking Regulations or the application or official interpretation thereof, or any of the other events referred to above, will occur and so lead to the circumstances in which the Issuer is able to elect to redeem the

Notes and, if so, whether or not the Issuer will elect to exercise such option to redeem the Notes of any series or, as applicable, any prior consent of the Regulator required for such redemption will be given. Accordingly, no assurance can be given as to any possible redemption at any time of any Notes. Further, it will be difficult for you to predict when, if at all, the Clean-up Call will be exercised.
During any period when the Issuer may elect to redeem the Notes of any series, the market value of such Notes generally will not rise substantially above the Redemption Price. This also may be true prior to any such period. The Redemption Price may be less than the amount you would receive if you were to sell your Notes at a time of your choosing.
Should the Issuer elect to redeem Notes of any series, you may not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the Notes being redeemed and may only be able to do so at a significantly lower rate. In addition, if the Issuer were to redeem only some of the Notes of any series under prong (i) above, the liquidity and trading price of any Notes of such series not so redeemed may be adversely affected.
The Notes cannot be redeemed prior to maturity at the option of holders, including in the event of non-payment of principal or interest.
In accordance with Applicable Banking Regulations, the terms and conditions of the Notes do not include provisions allowing for the early redemption of the Notes at the option of holders, including in the event of any failure by the Issuer to comply with its obligations under the Notes (such as any obligation to pay principal or interest in respect of such Notes), as such provisions could limit the eligibility of the Notes to be included in the Eligible Liabilities Amount (as defined herein).
The qualification of the Notes as eligible for inclusion in the Eligible Liabilities Amount of the Issuer or the BBVA Group is subject to uncertainty.
The Notes will be issued by the Issuer with the intention of their being eligible for inclusion in the Eligible Liabilities Amount of the Issuer or the Group for the purposes of Article 45 of the BRRD or the Applicable Banking Regulations or any other regulations applicable in Spain from time to time. Whether the Notes qualify, or continue to qualify, as eligible liabilities will depend on the Applicable Banking Regulations in force from time to time, including any changes in law, regulation or the official interpretation or application thereof by the competent authorities and/or the Relevant Spanish Resolution Authority. Accordingly, no assurance can be given that the Notes will qualify, or continue to qualify, as eligible liabilities throughout their life.
If an Eligible Liabilities Event occurs, the Issuer may, subject to the terms and conditions of the Notes, provided that it is in compliance with the Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations, redeem the relevant Notes or substitute or vary their terms so that they once again become or remain Qualifying Securities. Any such redemption, substitution or variation may occur without the consent of the holders of the Notes and may result in investors not realizing the return on the Notes that they were otherwise expecting, may expose investors to reinvestment risk and may have a material adverse effect on the market value of the relevant Notes. See “— The Issuer may redeem the Notes in certain circumstances” and “— If an Eligible Liabilities Event or a Tax Event occurs, the terms of the Notes may be modified, or the Notes may be substituted by different securities, without the consent of holders”.
The terms of the Notes contain a waiver of set-off rights.
Under the terms of the Notes of each series, neither any holder or beneficial owner of any Notes, nor the Trustee acting on behalf of any holders of Notes, may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer in respect of, or arising under, or in connection with, the Notes or the relevant Indenture. The terms and conditions of the Notes provide that holders and beneficial owners of the Notes, by virtue of their holding of any Notes or any interest therein, and the Trustee acting on behalf of any holders of Notes, shall be deemed to have waived all such rights of set-off, compensation or retention. As a result, holders of Notes will not at any time be entitled to set-off the Issuer’s obligations under the Notes against obligations owed by them to the Issuer.

In certain circumstances, no Additional Amounts will be paid by the Issuer with respect to Spanish withholding tax.
The Issuer’s obligation to pay Additional Amounts with respect to Spanish withholding taxes is subject to exceptions.
For example, according to Article 44.5 of RD 1065/2007, Payment Amounts derived from the Notes will be paid free of Spanish withholding tax provided that the Paying Agent appointed by the Issuer submits a Payment Statement to the Issuer on the business day immediately prior to the relevant Interest Payment Date. The statement, the form of which will be included in the relevant Indenture, shall include the following information: (i) identification of the securities; (ii) relevant payment date; (iii) total amount of income to be paid on such date; and (iv) total amount of income corresponding to securities managed by each clearing system located outside Spain. If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of an Interest Payment Date or in connection with the redemption of the Notes of a series, then the related payment will be subject to Spanish withholding tax, currently at the rate of 19%. If this were to occur, the Issuer would not pay Additional Amounts and owners of a beneficial interest in such Notes would have to follow the Direct Refund from Spanish Tax Authorities Procedures set forth in Annex A to this prospectus supplement in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.
Furthermore, among other exceptions set forth in “Certain Terms of the Notes — Payments of Additional Amounts”, Additional Amounts will be paid only with respect to any Spanish withholding or deduction imposed or levied in respect of payment of interest (but not principal or any premium). See “Certain Terms of the Notes — Payments of Additional Amounts” for other exceptions to the Issuer’s obligation to pay Additional Amounts with respect to Spanish withholding taxes.
If an Eligible Liabilities Event or a Tax Event occurs, the terms of the Notes may be modified, or the Notes may be substituted by different securities, without the consent of holders.
If an Eligible Liabilities Event or Tax Event occurs with respect to the Notes of a series, including as a result of any change in law or regulation or the application or official interpretation thereof, the Issuer may, under certain circumstances and without any requirement for the consent or approval of the Trustee or the holders or beneficial owners of such Notes, substitute all (but not less than all) of such Notes or modify the terms of all (but not less than all) of such Notes, so that such Notes are substituted for, or their terms are modified to become again, or remain, Qualifying Securities. See “Certain Terms of the Notes —  Substitution and Modification”.
“Qualifying Securities” means, with respect to a series of Notes which is subject to any substitution or modification pursuant to their terms, at any time, any securities issued by the Issuer (including any Notes so modified so as to remain Qualifying Securities) that:
(i)
contain terms which comply with the then-current requirements for inclusion in the Eligible Liabilities Amount, as provided under Applicable Banking Regulations, as applicable;

(ii)
have the same denomination and aggregate outstanding principal amount, the same currency in which payments shall be payable, the same rate of interest and terms for the determination of any applicable rate of interest, the same date of maturity and the same dates for payment of interest as such series of Notes immediately prior to any substitution or modification;

(iii)
have the same or higher ranking as is applicable to such series of Notes on the Issue Date of such series of Notes;

(iv)
preserve any existing rights under the Notes to any accrued interest which has not been paid in respect of the period from (and including) the Interest Payment Date (as defined herein) last preceding the date of any substitution or modification;

(v)
are listed or admitted to trading on any stock exchange as selected by the Issuer, if such series of Notes was listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification; and

(vi)
are not, immediately following the relevant substitution or modification, subject to an Eligible Liabilities Event or a Tax Event.

There can be no assurance as to how the terms of any Qualifying Securities resulting from any such substitution or modification will be viewed by the market or whether any such Qualifying Securities will trade at prices that are at least equivalent to the prices at which the Notes would have traded on the basis of their original terms.
In addition, the Issuer will not be under any obligation to consider the tax position of any holders of Notes in connection with any such substitution or modification of the Notes or to the tax consequences of any such substitution or modification for individual holders of Notes. No holder of Notes shall be entitled to claim any indemnification or payment from or have any other recourse to the Issuer or any other person, in respect of any tax consequences of any such substitution or modification for that holder of Notes. Certain modifications or substitutions of the Notes may result in U.S. federal income tax consequences to U.S. investors.
You may be unable to enforce judgments obtained in U.S. courts against the Issuer.
Substantially all of the directors and executive officers of the Issuer are not residents of the United States, and the vast majority of the assets of the Issuer are located outside of the United States. As a consequence, you (including, for these purposes, each holder of a beneficial interest in a Note) may not be able to effect service of process on these non-U.S. resident directors and executive officers in the United States or to enforce judgments against them outside of the United States. Spanish counsel has advised that there is doubt as to whether a Spanish court would enforce a judgment of liability obtained in the United States against the Issuer predicated solely upon the securities laws of the United States.
Spanish courts in the city of Madrid will have exclusive jurisdiction in respect of any suit or proceeding arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
The Indentures and the Notes provide that the Spanish courts in the city of Madrid will have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the relevant Indenture or Notes arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. They also provide that each holder of Notes irrevocably waives, to the extent it may effectively do so, any objection to such Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any such suit or proceeding. Litigation in Spain is subject to procedural rights and other rules that are different from those of the United States. Litigation and legal enforcement in Spain may be more costly, more time-consuming and slower than in other jurisdictions. Furthermore, it may be more complex to predict the outcome of administrative and court proceedings in Spain than in other jurisdictions.
There is no restriction under the Indentures on the amount or type of further securities or indebtedness which the Issuer may incur.
There is no restriction under the Indentures on the amount or type of further secured or unsecured securities or indebtedness which the Issuer may issue or incur which ranks senior to, or pari passu with, the Notes. The incurrence of any such further indebtedness may reduce the amount recoverable by holders of the Notes of any series on a liquidation, dissolution or winding-up of the Issuer in respect of the Notes of such series and may limit the ability of the Issuer to meet its obligations in respect of the Notes of such series, and result in a holder of the Notes of such series losing some or all of its investment in the Notes of such series.
If the Notes are not denominated in your home currency, you will be exposed to movements in exchange rates adversely affecting the value of your investment in the Notes. In addition, you may not receive payments on the Notes as a result of the imposition of exchange controls in relation to the Notes.
The Issuer will pay principal and interest on the Notes in U.S. dollars. This presents certain risks relating to currency conversions if your financial activities are denominated principally in a currency or currency unit other than the U.S. dollar. These include the risk that exchange rates may significantly change and the risk that authorities with jurisdiction over your currency and/or the U.S. dollar may impose or modify exchange controls. An appreciation in the value of your currency relative to the U.S. dollar would decrease (i) your currency-equivalent yield on the Notes; (ii) your currency-equivalent value of the principal amount payable on the Notes; and (iii) your currency-equivalent market value of the Notes.
Government and monetary authorities may impose (as some have done in the past) exchange controls that could adversely affect an applicable exchange rate or the ability of the Issuer to make payments in respect of the Notes. As a result, investors may receive less interest or principal than expected, or no interest or principal.
The Issuer may be substituted by another debtor entity.
The Issuer may, under certain circumstances and without any requirement for the consent or approval of the Trustee or the holders or beneficial owners of the Notes of any series, be substituted by another company incorporated anywhere in the world as the principal debtor in respect of all obligations arising under or in connection with the Notes of any series. In that case, the holders and beneficial owners of such Notes will assume the risk that such another debtor may become insolvent or otherwise be unable to make all payments due in respect of the Notes. No holder or beneficial owner of Notes shall be entitled to claim any indemnification or payment from or have any other recourse to the Issuer, in respect of any tax or other consequences of any such substitution for that holder or beneficial owner of Notes. Certain substitutions may result in adverse U.S. federal income tax consequences to U.S. investors. For additional information, see “Certain Terms of the Notes — Consolidation, Merger and Conveyance of Assets; Assumption”.
While the Notes are in global form, holders will have to rely on the procedures of DTC for transfers, payments and communication with the Issuer.
The Notes of each series will be represented by one or more global securities. Such global securities will be registered in the name of Cede & Co. as a nominee of DTC, and may be held through a DTC participant, including Euroclear and Clearstream Luxembourg. Except in certain exceptional circumstances set forth in the accompanying prospectus, investors will not be entitled to receive certificated notes. DTC will maintain records of the beneficial interests in the global securities representing the Notes. While the Notes are represented by global securities, investors will be able to trade their beneficial interests only through DTC (or any other clearing system that is a direct or indirect participant in DTC).
While the Notes of any series are represented by global securities, the Issuer will discharge its payment obligations under the Notes of such series by making payments through DTC for distribution to the account holders. A holder of a beneficial interest in a global security must rely on the procedures of DTC, or if such interest is held through a DTC participant, the procedures of such DTC participant, to receive payments under the relevant series of Notes. The Issuer has no responsibility or liability for the records relating to, or payments made in respect of, beneficial interests in the global securities.
Holders of beneficial interests in the global securities representing the Notes will not have a direct right to vote in respect of the relevant series of Notes. Instead, such holders will be permitted to act only to the extent that they are enabled by DTC and its participants to appoint appropriate proxies. Similarly, holders of beneficial interests in the global securities representing the Notes will not have a direct right under the Notes to take enforcement action against the Issuer in the event of a default under the relevant series of Notes but will have to rely upon their rights under the relevant Indenture.
The Notes are not a suitable investment for all investors.
The Notes of each series are complex financial instruments and are not a suitable or appropriate investment for all investors. Given the nature and characteristics of the Notes, including the potential exercise and effects of the Spanish Bail-in Power and the redemption, substitution and modification features of the Notes, the Issuer considers that the Notes are not suitable or appropriate for investment by retail investors anywhere in the world. Each potential investor in the Notes of any series must determine if it is permitted to subscribe for or purchase such Notes in accordance with the restrictions on such subscription and purchase as set out in this prospectus supplement, the accompanying prospectus and the relevant

Indenture, and should consider the suitability of such investment in light of its own circumstances and needs. In particular, each potential investor may wish to consider, either on its own or with the help of its financial or other professional advisers, whether it:
•
has sufficient knowledge and experience to make a meaningful evaluation of the Notes, the merits and risks of investing in the Notes and the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, taking into account that the target market for the Notes is eligible counterparties (as defined in MiFID II and the United Kingdom Financial Conduct Authority’s Conduct of Business Sourcebook (“COBS”)) and professional clients only (as defined in MiFID II and UK MiFIR). The target market assessment indicates that the Notes are incompatible with the knowledge, experience, needs, characteristic and objectives of clients which are retail clients (as defined in MiFID II and COBS 3.4);

•
has access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Notes and the impact the Notes will have on its overall investment portfolio;

•
has sufficient risk tolerance and financial resources and liquidity to bear losses as well as all of the risks of an investment in the Notes, including where the currency for payments in respect of the Notes is different from the potential investor’s currency;

•
understands thoroughly the terms of the Notes, including the provisions relating to the potential exercise and effects of the Spanish Bail-in Power and the redemption, substitution and modification features of the Notes, and is familiar with the behavior of financial markets; and

•
is able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

A potential investor shall not invest in the Notes unless it has the knowledge and expertise (either alone or with its financial and other professional advisers) to evaluate the suitability of an investment in the Notes and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein.
Certain dealings in the Notes could be subject to a financial transaction tax, if approved.
On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a directive for a common financial transaction tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain. However, Estonia has since stated that it will not participate.
The Commission’s Proposal has a very broad scope and could, if introduced, apply to certain dealings in the Notes (including secondary market transactions) in certain circumstances. However, the issuance and subscription of the Notes should be exempt. Nonetheless, in its work program for 2026, the European Commission indicated that it intends to withdraw the Commission’s Proposal.
Spain has enacted a financial transaction tax (Law 5/2020) (the “Spanish FTT”), a 0.2% indirect tax to be charged on transactions for purchasing for valuable consideration shares in listed Spanish companies with a market capitalization in excess of €1 billion, applicable regardless of the residence of the participants in the transactions. The issuance and subscription of Notes will not be subject to the Spanish FTT.
Prospective holders of the Notes are advised to seek their own professional advice in relation to the FTT and the Spanish FTT.
Risks Relating to the 2029 Fixed Rate Notes and the 2031 Fixed Rate Notes
The value of the 2029 Fixed Rate Notes and the 2031 Fixed Rate Notes may be adversely affected by movements in market interest rates.
The 2029 Fixed Rate Notes and the 2031 Fixed Rate Notes will bear interest at a respective fixed rate. As a result, an investment in the Notes of such series involves the risk that if market interest rates increase from time to time, this will adversely affect their market value, and the return realized on such Notes may then be less than the return an investor could realize from another equivalent investment at the relevant time.
Risks Relating to the 2029 Floating Rate Notes
SOFR has a limited history and its future performance cannot be predicted based on historical performance.
The publication of SOFR began on April 3, 2018, and it therefore has a limited history. In addition, the future performance of SOFR cannot be predicted based on the limited historical performance. The level of SOFR, which will be used to calculate Compounded SOFR, may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While pre-publication indicative historical data has been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR or the 2029 Floating Rate Notes may be inferred from any of the historical simulations or historical performance. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or the 2029 Floating Rate Notes.
Any failure of SOFR to maintain market acceptance could adversely affect the 2029 Floating Rate Notes.
SOFR is a relatively new rate and may fail to maintain market acceptance. SOFR was developed for use in certain U.S. Dollar derivatives and other financial contracts as an alternative to U.S. Dollar London Interbank Offered Rate (“LIBOR”) in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the value of and your return on the 2029 Floating Rate Notes and the price at which you can sell the 2029 Floating Rate Notes.
The interest rate on the 2029 Floating Rate Notes is based on a daily compounded SOFR rate, which is relatively new in the marketplace.
For each Interest Period, the interest rate on the 2029 Floating Rate Notes is based on a daily compounded SOFR rate calculated using the specific formula set forth herein, not the SOFR rate published on or in respect of a particular date during the related Observation Period (as defined herein) or an average of SOFR rates during such period. For this and other reasons, the interest rate on the 2029 Floating Rate Notes during any Observation Period will not be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an Observation Period is negative, the inclusion of such SOFR rate to determine Compounded SOFR for the related Interest Period will reduce the interest rate payable on the 2029 Floating Rate Notes on the related 2029 Floating Rate Notes Interest Payment Date; provided that in no event will the interest payable on the 2029 Floating Rate Notes for any Interest Period be less than 0.000%.
In addition, limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Accordingly, the specific formula for the daily compounded SOFR rate used in the 2029 Floating Rate Notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, this would likely adversely affect the return on, value of and market for the 2029 Floating Rate Notes.
The amount of interest payable in respect of the 2029 Floating Rate Notes with respect to each Interest Period will be determined near the end of the Interest Period.
For the 2029 Floating Rate Notes, the Compounded SOFR applicable to each Interest Period and, therefore, the amount of interest payable with respect to such Interest Period will be determined near the end of such Interest Period. Therefore, you will not know the amount of interest payable with respect to each such Interest Period until shortly prior to the related 2029 Floating Rate Notes Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such 2029 Floating Rate Notes Interest Payment Date. This inability to estimate the amount of interest payable on a 2029 Floating Rate Notes Interest Payment Date may cause some investors to be unwilling or unable to trade in the 2029 Floating Rate Notes, which could adversely affect the liquidity and value of the 2029 Floating Rate Notes. In addition, with respect to the final Interest Period, holders of the 2029 Floating Rate Notes will not benefit from any increase in the level of SOFR that occurs between the final day of the Observation Period related to such Interest Period and the 2029 Floating Rate Notes Stated Maturity Date.
The composition and characteristics of SOFR are not the same as those of LIBOR.
In June 2017, the Federal Reserve Bank of New York’s Alternative Reference Rates Committee announced SOFR as its recommended alternative to U.S. Dollar LIBOR. However, the composition and characteristics of SOFR are not the same as those of LIBOR. SOFR is a broad Treasury repo financing rate that represents overnight secured funding transactions. This means that SOFR differs from LIBOR (or any other alternative reference rate to LIBOR) in key respects. For example, SOFR is a secured overnight rate that does not embed a credit risk premium, while LIBOR is an unsecured rate that includes an interbank funding premium. In addition, because SOFR is a transaction-based rate, it is backward-looking and Compounded SOFR is the compounded average of daily SOFRs calculated in arrears while LIBOR is a forward-looking rate that is published with different maturities that represents interbank funding over different maturities. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For example, since publication of SOFR began on April 3, 2018, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmark or other market rates. Uncertainty surrounding the establishment of market conventions related to the calculation of Compounded SOFR and whether it is a suitable substitute or successor for LIBOR may adversely affect the value of and your return on the 2029 Floating Rate Notes.
The SOFR administrator may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider your interests in doing so.
We have no control over the determination, calculation or publication of SOFR, which will be used to calculate Compounded SOFR. SOFR is a relatively new rate and the Federal Reserve Bank of New York (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR (in which case an alternative rate referenced in the definition of “Benchmark Replacement” will apply). The administrator has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing SOFR. For purposes of the formula used to calculate the amount of interest payable on the 2029 Floating Rate Notes, SOFR in respect of a particular date will not be adjusted for any modifications, corrections or amendments to SOFR data that the administrator of SOFR may publish after SOFR for such day has been determined as set forth herein. Further, if the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the 2029 Floating Rate Notes and the trading prices of the 2029 Floating Rate Notes. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the 2029 Floating Rate Notes.
If a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Compounded SOFR (including daily SOFR), the interest rate on the 2029 Floating Rate Notes for any applicable Interest Period will no longer be determined by reference to Compounded SOFR.
If a Benchmark Transition Event and its related Benchmark Replacement Date (as such terms are defined herein) occur with respect to Compounded SOFR (including daily SOFR), then the interest rate on the 2029 Floating Rate Notes for any applicable Interest Period will no longer be determined by reference to Compounded SOFR, but instead will be determined by us or our designee by reference to another rate, as set forth under “Certain Terms of the Notes — Payment of Interest — 2029 Floating Rate Notes”. The composition and characteristics of any Benchmark Replacement (as defined herein) may not be the same as Compounded SOFR (including daily SOFR) and there can be no guarantee that any Benchmark Replacement will be a comparable substitute for Compounded SOFR (including daily SOFR). The occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date and the implementation of a Benchmark Replacement may adversely affect the value of and your return on the 2029 Floating Rate Notes.
The Benchmark Replacement is uncertain.
The 2029 Floating Rate Notes provide that the floating rate of interest on the notes will be determined by reference to Compounded SOFR or another rate pursuant to the definition of “Benchmark Replacement” set forth under “Certain Terms of the Notes — Payment of Interest — 2029 Floating Rate Notes”. If each alternative rate referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or our designee will determine the Benchmark Replacement that will apply to the 2029 Floating Rate Notes. The substitution of a Benchmark Replacement for Compounded SOFR may adversely affect the value of and your return on the 2029 Floating Rate Notes.
We or our designee will have authority to make determinations, elections, calculations and adjustments that could affect the value of and your return on the 2029 Floating Rate Notes.
We or our designee will make determinations, decisions, elections, calculations and adjustments as set forth under “Certain Terms of the Notes — Payment of Interest — 2029 Floating Rate Notes” below that may adversely affect the value of and your return on the 2029 Floating Rate Notes. In particular, we or our designee will determine the Benchmark Replacement and the Benchmark Replacement Adjustment (as defined herein) and can apply any Benchmark Replacement Conforming Changes (as defined herein) deemed reasonably necessary to adopt the Benchmark Replacement. Although we or our designee will exercise judgment in good faith when performing such functions, potential conflicts of interest may exist between us, our designee and you. All determinations, decisions, elections, calculations and adjustments by us or our designee in our or its sole discretion will be conclusive for all purposes and binding on us and holders of the notes absent manifest error. In making the determinations, decisions, elections, calculations and adjustments noted under the section entitled “Certain Terms of the Notes — Payment of Interest — 2029 Floating Rate Notes” below, we or our designee may have economic interests that are adverse to your interests, and such determinations, decisions, elections, calculations and adjustments may adversely affect the value of and your return on the notes. Because the Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on the 2029 Floating Rate Notes than would be the case in the absence of a Benchmark Transition Event and its related Benchmark Replacement Date.
The secondary trading market for the 2029 Floating Rate Notes linked to SOFR may be limited.
Since SOFR is a relatively new benchmark rate, the 2029 Floating Rate Notes may have no established trading market when issued and an established trading market may never develop or may not be very liquid.
Market terms for debt securities linked to SOFR (such as the 2029 Floating Rate Notes) such as the spread may evolve over time and, as a result, trading prices of the 2029 Floating Rate Notes may be lower than those of later-issued debt securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in debt securities similar to the 2029 Floating Rate Notes, the trading price of the 2029 Floating Rate Notes may be lower than that of comparable debt securities linked to rates that are more widely used. Investors in the 2029 Floating Rate Notes may not be able to sell such 2029 Floating Rate Notes at all or may not be able to sell such 2029 Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell the 2029 Floating Rate Notes in the secondary market will have to make assumptions as to the future performance of SOFR during the Interest Period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.

USE OF PROCEEDS
The net proceeds from the offering of the Notes are expected to amount to $2,293,042,468 in the aggregate after deduction of the underwriting commissions and the other expenses incurred in connection with the offering of the Notes. We intend to use the net proceeds of the offering for general corporate purposes.

SECURED OVERNIGHT FINANCING RATE
The Secured Overnight Financing Rate is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The New York Federal Reserve reports that the Secured Overnight Financing Rate includes all trades in the Broad General Collateral Rate (as defined by the New York Federal Reserve), plus bilateral U.S. Treasury repo transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. The Secured Overnight Financing Rate is filtered by the New York Federal Reserve to remove a portion of the foregoing transactions considered to be “specials”. According to the New York Federal Reserve, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
The New York Federal Reserve reports that the Secured Overnight Financing Rate is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as general collateral finance repurchase agreement transaction data and data on bilateral U.S. Treasury repurchase transactions cleared through the FICC’s delivery-versus-payment service. The New York Federal Reserve notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC. If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. The Secured Overnight Financing Rate would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the New York Federal Reserve would use information collected through a daily survey conducted by its trading desk of primary dealers’ repo borrowing activity. Such daily survey may include information reported by the underwriters for this offering or their affiliates. The New York Federal Reserve notes on its publication page for the Secured Overnight Financing Rate that use of the Secured Overnight Financing Rate is subject to important limitations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the Secured Overnight Financing Rate at any time without notice.
Each U.S. Government Securities Business Day (as defined under “Certain Terms of the Notes — Payment of Interest — 2029 Floating Rate Notes”), the New York Federal Reserve publishes the Secured Overnight Financing Rate on its website at approximately 8:00 A.M., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of the Secured Overnight Financing Rate but on that same day, the Secured Overnight Financing Rate and the accompanying summary statistics may be republished at approximately 2:30 P.M., New York City time.
Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the New York Federal Reserve’s publication would indicate the revision. This revision threshold will be reviewed periodically by the New York Federal Reserve and may be changed based on market conditions.
As the Secured Overnight Financing Rate is published by the New York Federal Reserve based on data received from other sources, we have no control over its determination, calculation or publication. There can be no guarantee that the Secured Overnight Financing Rate will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the 2029 Floating Rate Notes. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or the Secured Overnight Financing Rate data that the New York Federal Reserve may publish after the interest rate for such Interest Period has been determined. If the manner in which the Secured Overnight Financing Rate is calculated is changed, that change may result in a reduction of the amount of interest payable on the 2029 Floating Rate Notes and the trading prices of the 2029 Floating Rate Notes.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE BBVA GROUP
The following table sets forth the capitalization and indebtedness of the BBVA Group on an unaudited consolidated basis, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS-IASB”) and in accordance with the International Financial Reporting Standards adopted by the European Union (“EU-IFRS”) required to be applied under the Bank of Spain’s Circular 4/2017, as of June 30, 2026 on an actual basis and as adjusted to reflect the issuance by us of the Notes pursuant to this offering (converting the aggregate principal amount of the Notes into euros at the European Central Bank reference rate for euro at June 30, 2026 of $1.1394 per €1.00), prior to the application of the net proceeds thereof. The exchange rate as of August 25, 2026 was $1.1662 per €1.00.
	As of June 30, 2026
	Actual	As adjusted
	(in millions of euros)
Outstanding indebtedness(1)
Short-term indebtedness(2)	29,042	29,042
Long-term indebtedness	83,924	85,943
Total indebtedness(3)	112,965	114,984
Shareholders’ equity
Ordinary shares	2,735	2,735
Ordinary shares held by consolidated companies	(990)	(990)
Reserves	73,868	73,868
Dividends	—	—
Accumulated other comprehensive income	(16,661)	(16,661)
Total shareholders’ equity	58,952	58,952
Preferred shares	—	—
Non-controlling interest	4,839	4,839
Total capitalization and indebtedness	176,756	178,775

(1)
No third party has guaranteed any of the debt of the BBVA Group.

(2)
Includes all outstanding promissory notes and bonds, debentures and subordinated debt (including preferred securities) with a remaining maturity of up to one year as of June 30, 2026.

(3)
Approximately 9% of the BBVA Group’s indebtedness was secured as of June 30, 2026.

The following are the principal transactions and other developments affecting the capitalization and indebtedness of the BBVA Group after June 30, 2026:
•
After receiving the required authorization from the European Central Bank (“ECB”), BBVA Group announced on December 19, 2025 the execution of a framework share buyback program for a maximum monetary amount of €3,960 million, to be carried out in several tranches for the purpose of reducing BBVA Group’s share capital. On April 30, 2026, BBVA announced the third tranche for a maximum monetary amount of €1,460 million. The execution started on May 6, 2026, and was carried out externally through Citigroup Global Markets Europe AG. Between May 6 and August 3, 2026, Citigroup Global Markets Europe AG acquired 70,339,213 shares within the scope of the framework program.

•
On July 30, 2026, after receiving the required authorization from the ECB, BBVA Group’s board of directors approved a new framework share buyback program for a maximum amount of €2,000 million, to be executed in several tranches for the purpose of reducing the BBVA Group’s share capital. The first tranche, for a maximum amount of €1,000 million, started on August 5, 2026 and will be completed not earlier than September 14, 2026 and not later than October 9, 2026, and in any event, when the maximum monetary amount is reached or the maximum number of shares is acquired within that period, and will be carried out externally through HSBC Continental Europe. Between August 5, 2026 and August 21, 2026, BBVA Group has acquired 15,759,657 shares.

•
On July 15, 2026, BBVA Group carried out the redemption of Tier 2 subordinated notes in an aggregate principal amount of £300,000,000.

CERTAIN TERMS OF THE NOTES
The following is a summary of certain terms of the Notes. It amends and supplements in certain material respects the description of the general terms of the senior non-preferred notes of any series we may issue contained in the accompanying prospectus under the heading “Description of the Notes of BBVA”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs. The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the relevant Indenture (as defined herein).
Each series of the Notes will be issued under the indenture with respect to senior non-preferred debt securities (the “Base Indenture”) dated as of July 31, 2025 between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as trustee (the “Trustee”), security registrar, transfer agent and paying agent (the “Paying Agent”), as amended and supplemented, with respect to the 2029 Fixed Rate Notes, by the fifth supplemental indenture, with respect to the 2031 Fixed Rate Notes, by the sixth supplemental indenture, and with respect to the 2029 Floating Rate Notes, by the seventh supplemental indenture, each to be dated as of or around September 3, 2026 between the Issuer and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as Trustee, Paying Agent, transfer agent, security registrar and, with respect to the 2029 Floating Rate Notes only, as Calculation Agent (the Base Indenture, as so amended and supplemented with respect to each series of the Notes, an “Indenture” and, collectively, the “Indentures”).
Each series of Notes will be issued pursuant to the resolutions of the board of directors of the Issuer adopted on November 29, 2023 and reflected in the respective public deed of issuance executed for each such series of Notes on or prior to the date of settlement of the offering, which is currently expected to be on or around September 3, 2026. The 2029 Fixed Rate Notes, the 2031 Fixed Rate Notes and the 2029 Floating Rate Notes will be designated Series “Bonos Simples No Preferentes Agosto 2026-SEC-15”, “Bonos Simples No Preferentes Agosto 2026-SEC-16” and “Bonos Simples No Preferentes Agosto 2026-SEC-17”, respectively, in the corresponding public deed of issuance.
The following summary of certain provisions of the Notes and the Indentures does not purport to be complete and is subject, and is qualified in its entirety by reference, to all of the provisions of the Notes of the relevant series and the relevant Indenture, including the definitions of the terms provided therein. Whenever we refer to specific provisions of or terms defined in an Indenture in this prospectus supplement we incorporate by reference into this prospectus supplement such specific provisions of or terms defined in such Indenture. The Base Indenture has been, and each of the supplemental indentures referred to above will be, filed as exhibits to the registration statement of which this prospectus supplement forms part. Upon request, you may obtain a copy of each Indenture from the Trustee. To the extent the below information with respect to the Notes is inconsistent with the information contained in the accompanying prospectus, the information below updates and supersedes such information in the accompanying prospectus.
The Issuer may issue future notes under other indentures or documentation that contains provisions different from those included in the Indentures, including future senior non-preferred notes under the Base Indenture (as may be amended and supplemented by any relevant supplemental indenture). The Issuer is not prohibited under the Notes or any of the Indentures from paying any amounts due under any of its obligations at a time when they are in default or have failed to pay any amounts due under such Notes or Indentures.
General
The 2029 Fixed Rate Notes will be issued in $1,000,000,000 aggregate principal amount and, unless earlier redeemed by the Issuer, will mature at 100% of their principal amount on September 3, 2029 (the “2029 Fixed Rate Notes Stated Maturity Date”). The 2031 Fixed Rate Notes will be issued in $1,000,000,000 aggregate principal amount and, unless earlier redeemed by the Issuer, will mature at 100% of their principal amount on September 3, 2031 (the “2031 Fixed Rate Notes Stated Maturity Date”). The 2029 Floating Rate Notes will be issued in $300,000,000 aggregate principal amount and, unless earlier redeemed by the Issuer, will mature at 100% of their principal amount on September 3, 2029 (the “2029 Floating Rate Notes Stated Maturity Date”, and each of the 2029 Fixed Rate Notes Stated Maturity Date, the 2031

Fixed Rate Notes Stated Maturity Date and the 2029 Floating Rate Notes Stated Maturity Date, a “Stated Maturity Date”). Each series of Notes will be issued only in registered form in denominations of $200,000 with increments of $200,000 thereafter.
No series of Notes will be entitled to the benefit of any sinking fund or similar custodial arrangement. All payments on or in respect of the Notes of any series will be made in U.S. dollars. The Notes of each series will be initially represented by one or more global security certificates (each a “Global Certificate”) which will be deposited with a custodian for DTC and Notes represented thereby will be registered in the name of Cede & Co., as nominee for DTC.
Beneficial interests in the Notes of each series will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its participants. You will not receive certificated notes unless one of the events described under the heading “Description of the Notes of BBVA — Global Certificates” in the accompanying prospectus occurs.
Each Indenture provides that, in addition to the relevant Notes, notes, bonds and other evidences of indebtedness of other series may in the future be issued thereunder without limitation as to the maximum aggregate principal amount. The Issuer may from time to time, without the consent of the holders of the Notes of any series, create and issue further securities having the same terms and conditions as the previously issued Notes in all respects (or in all respects except for the issue date, the original interest accrual date and/or the issue price), so that such further issue shall be consolidated and form a single series with the outstanding Notes of the relevant series; provided, however, that if additional securities are issued with the same CUSIP or other identifying number of outstanding Notes of any series offered hereby, the additional securities will be fungible with the outstanding Notes of the relevant series for U.S. federal income tax purposes.
Payment of Interest
General Terms
For purposes of each series of Notes, “Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the cities of New York, London, Madrid or any other place of payment (as provided in or pursuant to the relevant Indenture).
Interest on each Note will be paid only to the person in whose name such Note was registered at the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding the applicable Interest Payment Date.
2029 Fixed Rate Notes and 2031 Fixed Rate Notes
Interest on the 2029 Fixed Rate Notes and the 2031 Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date for the 2029 Fixed Rate Notes or the 2031 Fixed Rate Notes, as the case may be, the Issuer will pay interest on the Notes of such series for the period commencing on (and including) the immediately preceding Interest Payment Date for such series of Notes and ending on (and including) the day immediately preceding that Interest Payment Date. On the first Interest Payment Date, the Issuer will pay interest for the period beginning on (and including) the Issue Date of the Notes of such series to (but excluding) the first Interest Payment Date for such Notes.
If, with respect to the 2029 Fixed Rate Notes or the 2031 Fixed Rate Notes, as the case may be, any Interest Payment Date falls on a day that is not a Business Day, the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. If, with respect to any such series of Notes, the Stated Maturity Date or date of earlier redemption falls on a day that is not a Business Day, payment of principal and interest on such Notes will be made on the next succeeding day that is a Business Day, and no interest on such Notes will accrue for the period from and after such Stated Maturity Date or date of earlier redemption.

2029 Fixed Rate Notes
The 2029 Fixed Rate Notes will bear interest from (and including) the Issue Date to (but excluding) the 2029 Fixed Rate Notes Stated Maturity Date or any date of earlier redemption, at a fixed rate of 4.977% per annum. The Issuer will pay interest in arrears on the 2029 Fixed Rate Notes semi-annually on March 3 and September 3 of each year (each a “2029 Fixed Rate Notes Interest Payment Date”), commencing on March 3, 2027 up to (and including) the 2029 Fixed Rate Notes Stated Maturity Date or any date of earlier redemption.
2031 Fixed Rate Notes
The 2031 Fixed Rate Notes will bear interest from (and including) the Issue Date to (but excluding) the 2031 Fixed Rate Notes Stated Maturity Date or any date of earlier redemption, at a fixed rate of 5.244% per annum. The Issuer will pay interest in arrears on the 2031 Fixed Rate Notes semi-annually on March 3 and September 3 of each year (each a “2031 Fixed Rate Notes Interest Payment Date”), commencing on March 3, 2027 up to (and including) the 2031 Fixed Rate Notes Stated Maturity Date or any date of earlier redemption.
2029 Floating Rate Notes
The 2029 Floating Rate Notes will bear interest from (and including) the Issue Date to (but excluding) the 2029 Floating Rate Notes Stated Maturity Date or any date of earlier redemption, at a rate per annum equal to the Compounded SOFR plus a margin of 89 basis points (the “Floating Interest Rate”), subject to a minimum interest rate of 0.000%. The Issuer will pay interest in arrears on the 2029 Floating Rate Notes quarterly on March 3, June 3, September 3 and December 3 of each year (each a “2029 Floating Rate Notes Interest Payment Date”, and each 2029 Fixed Rate Notes Interest Payment Date, 2031 Fixed Rate Notes Interest Payment Date and 2029 Floating Rate Notes Interest Payment Date, an “Interest Payment Date”), commencing on December 3, 2026 up to (and including) the 2029 Floating Rate Notes Stated Maturity Date or any date of earlier redemption; provided, that if any scheduled 2029 Floating Rate Notes Interest Payment Date, other than the scheduled 2029 Floating Rate Notes Stated Maturity Date or date of redemption, would fall on a day that is not a Business Day, that 2029 Floating Rate Notes Interest Payment Date will be postponed to the next succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the 2029 Floating Rate Notes Interest Payment Date will be the immediately preceding Business Day. If the 2029 Floating Rate Notes Stated Maturity Date or date of redemption is not a Business Day, we will pay any interest and principal and/or any amount payable upon redemption of the 2029 Floating Rate Notes, as applicable, on the next succeeding Business Day, but such final 2029 Floating Rate Notes Interest Payment Date will not be postponed and interest on that payment will not accrue from and after the 2029 Floating Rate Notes Stated Maturity Date or date of redemption.
Interest on the 2029 Floating Rate Notes shall be determined five (5) U.S. Government Securities Business Days (as defined herein) before each 2029 Floating Rate Notes Interest Payment Date.
Each interest period on the 2029 Floating Rate Notes will begin on (and include) a 2029 Floating Rate Notes Interest Payment Date (or, in the case of the first interest period, the Issue Date) and end on (but exclude) the following 2029 Floating Rate Notes Interest Payment Date, or, in the case of the final interest period, the 2029 Floating Rate Notes Stated Maturity Date or date of redemption (each an “Interest Period”).
As further set forth herein, the amount of interest accrued and payable on the 2029 Floating Rate Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the 2029 Floating Rate Notes multiplied by (ii) the product of (a) the Floating Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Interest Period divided by 360.
The Floating Interest Rate on the 2029 Floating Rate Notes for each Interest Period will be equal to the Compounded SOFR plus a margin of 89 basis points, subject to a minimum interest rate of 0.000%.
“Compounded SOFR”, which is a compounded average of daily SOFR, will be determined by the Calculation Agent in respect of any Interest Period in accordance with the following formula, with the resulting percentage being rounded, if necessary, to the fifth decimal place, with 0.000005 being rounded upwards:

where:
“d” means, in respect of the relevant Observation Period, the number of calendar days in such Observation Period;
“d0” means, in respect of any Observation Period, the number of U.S. Government Securities Business Days in the relevant Observation Period;
“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Observation Period;
“ni” means, in respect of any U.S. Government Securities Business Dayi, in the relevant Observation Period the number of calendar days from, and including, such U.S. Government Securities Business Dayi up to, but excluding, the following U.S. Government Securities Business Day; and
“SOFRi” means, in respect of any U.S. Government Securities Business Dayi in the relevant Observation Period, the SOFR in respect of such U.S. Government Securities Business Day.
“Observation Period” means, in respect of an Interest Period, the period from, and including, the date falling the number of Observation Shift Days (as defined herein) prior to the first day of such Interest Period and ending on, but excluding, the date that is the number of Observation Shift Days prior to the 2029 Floating Rate Notes Interest Payment Date for such Interest Period.
“Observation Shift Days” means five (5) U.S. Government Securities Business Days.
“SOFR” means the rate determined by the Calculation Agent in respect of a U.S. Government Securities Business Day, in accordance with the following provisions:
(i)   the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website (as defined herein) at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”);
(ii)   if the rate specified in (i) above does not so appear, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website;
where:
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate); and
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, or any successor source.
“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (SIFMA) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding anything to the contrary herein, if we or our designee determine on or prior to the relevant SOFR Determination Time that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as such terms are defined herein) have occurred with respect to Compounded SOFR, then the provisions set forth under “Effect of Benchmark Transition Event” below will thereafter apply to all determinations of the rate of interest payable on the 2029 Floating Rate Notes.
For the avoidance of doubt, in accordance with the benchmark replacement provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest payable for each Interest Period on the 2029 Floating Rate Notes will be an annual rate equal to the sum of the Benchmark Replacement (as defined herein) and the applicable margin.
Effect of Benchmark Transition Event
If we or our designee determine on or prior to the relevant Reference Time (as defined herein) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the 2029 Floating Rate Notes in respect of all determinations on such date and all determinations on all subsequent dates.
In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.
No such change shall affect the Trustee’s or the Calculation Agent’s own rights, duties or immunities under the seventh supplemental indenture or otherwise without their consent.
Any determination, decision, election or calculation that may be made by us or our designee pursuant to the provisions set forth in this section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in our or our designee’s sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the 2029 Floating Rate Notes, shall become effective without consent from the holders of the 2029 Floating Rate Notes or any other party, including the beneficial owners of such 2029 Floating Rate Notes.
In no event shall the Calculation Agent, the Trustee or any paying agent be responsible for making any such determination, decision, election or calculation; or have any responsibility to determine whether any manifest error has occurred, and, in the absence of notice from us, may conclusively assume that no manifest error exists and shall suffer no liability in so assuming.
None of the Trustee, any paying agent or the Calculation Agent (unless we are acting in such capacity) shall be under any obligation to: (i) monitor, determine or verify the unavailability or cessation of Compounded SOFR or SOFR, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark.
For the avoidance of doubt, in no event shall the Trustee, any paying agent or the Calculation Agent be required to act as our designee for the purposes of determining if any Benchmark Transition Event has occurred, selecting any Benchmark Replacement or determining any Benchmark Replacement Adjustment unless such Trustee, paying agent or Calculation Agent agrees to such appointment in writing.
In connection with the foregoing, each of the Trustee, the paying agent and the Calculation Agent shall be entitled to rely conclusively on any determinations made by us or our designee without independent investigation, and none will have any liability for actions taken at our direction in connection therewith.
None of the Trustee, the paying agent or the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this prospectus supplement as a result of the unavailability of SOFR, Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of this prospectus supplement and reasonably required for the performance of such duties. None of the Trustee, the paying agent or the Calculation Agent shall be responsible or liable for our actions or omissions or for those of our designee, or for any failure or delay in the performance by us or our designee, nor shall any of the Trustee, the paying agent or the Calculation Agent be under any obligation to oversee or monitor our performance or that of our designee. For the avoidance of doubt, nothing in this paragraph shall be construed to limit the liability of the designee for its actions or omissions if such designee is the same legal person as, or a related party to, the Trustee, the paying agent or the Calculation Agent. Further, the above shall not be construed to relieve the Trustee, the paying agent or the Calculation Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.
Certain Defined Terms
As used herein:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)
the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined herein) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (as defined herein) and (b) the Benchmark Replacement Adjustment;

(2)
the sum of: (a) the ISDA Fallback Rate (as defined herein) and (b) the Benchmark Replacement Adjustment; or

(3)
the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined herein);

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined herein); or

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the Benchmark Replacement Adjustment for the applicable Benchmark Replacement Date may be selected, recommended or determined on a day other than such Benchmark Replacement Date.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions of “Interest Period” and “Observation Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Calculation Agent” means The Bank of New York Mellon, London Branch or such other person authorized by the Issuer as the party responsible for calculating the rate(s) of interest and interest amount(s) and/or such other amount(s) from time to time in relation to the 2029 Floating Rate Notes.
“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment, which may be a positive or negative value or zero, that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Payments of Additional Amounts
Any amounts to be paid by the Issuer with respect to the Notes shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium (if any)) by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, the Issuer will pay to the holder of Notes such additional amounts (“Additional Amounts”) as may be necessary in order that the net amount received by such holder of Notes under the relevant Indenture, after such withholding or deduction, shall equal the amount of interest, if any, which would have been receivable by such holder of Notes in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay Additional Amounts will not apply:
(i)   to, or to a third party on behalf of, a holder of Notes who is liable for such Taxes by reason of such holder of Notes (or the beneficial owner of the Note for whose benefit such holder holds such Note) having some connection with Spain other than the mere holding of such Note (or such beneficial interest) or the mere crediting of the Note to its securities account with DTC; or
(ii)   in the case of a Note presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined herein) except to the extent that the holder of such Note would have been entitled to Additional Amounts on presenting the same for payment on such 30th day assuming that day to have been a Business Day in such place of presentment; or
(iii)   in respect of any Tax, assessment or other governmental charge that would not have been imposed but for the failure by the holder or beneficial owner of the Note to comply with any certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the holder or beneficial owner of that Note, if compliance is required by statute, regulation or administrative practice of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the Tax, assessment or other governmental charge; or
(iv)   to, or to a third party on behalf of, a holder of Notes if the Issuer does not receive any relevant information as may be required by Spanish tax laws and regulations (including any binding rulings), including a duly executed and completed Payment Statement from the Paying Agent.
Additional Amounts will also not be paid with respect to any payment on any Note to any holder of Notes who is a fiduciary, partnership, limited liability company or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been a holder of such Note.

No Additional Amounts will be paid by the Issuer, the Trustee or any paying agent on account of any withholding or deduction from a payment on, or in respect of, the Notes where such withholding or deduction is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.
For purposes of the paragraphs above, “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the Paying Agent on or before such due date, it means the first date on which the full amount of such moneys having been so received and made available for payment to holders, notice to that effect is duly given to the holders of Notes in accordance with the provisions set forth under “— Notices” below.
Any reference herein to the payment of interest shall be deemed to include the payment of Additional Amounts to the extent payable in respect thereof.
Redemption
General
In the event of a redemption with respect to a series of Notes, the redemption price of such Notes will be 100% of their principal amount together with any accrued but unpaid interest, if any, thereon to (but excluding) the date of redemption (the “Redemption Price”).
If the Issuer has elected to redeem Notes of a series but prior to the payment of the Redemption Price to holders of Notes the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any accrued interest and Additional Amounts payable thereon) will be due and payable.
Any redemption shall be in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.
Any notice of redemption shall be given not less than five nor more than 30 days prior to the redemption date (ending, in the case of the 2029 Floating Rate Notes, on a 2029 Floating Rate Notes Interest Payment Date), and shall be given in accordance with the provisions set forth under “— Notices” below.
If the Issuer elects to redeem Notes of a series, they will cease to accrue interest from (and including) the redemption date, unless the Issuer fails to pay the Redemption Price on the payment date.
Set forth below are certain definitions used in this section:
“Applicable Banking Regulations” means, with respect to the Notes of a series, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to Eligible Liabilities Amounts or any equivalent or successor principles, then applicable to the Issuer and/or the Group including, without limitation to the generality of the foregoing, CRD V (as defined below), the BRRD, the SRM Regulation (as defined below) and other laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to Eligible Liabilities Amounts or any equivalent or successor principles, in each case to the extent then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to the Issuer and/or the Group) and as amended or replaced from time to time.
“CRD V” means any or any combination of the CRD Directive, the CRR and any CRD Implementing Measures (each as defined below).
“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26 on access to the activity of credit institutions and the prudential supervision of credit institutions, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, replaced or supplemented from time to time.
“CRD Implementing Measures” means any regulatory capital rules implementing or developing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator, the European Banking Authority or any other relevant authority, which are applicable to the Issuer (on a standalone basis) or the Group (on a consolidated basis), including, without limitation, Law 10/2014 (as defined below) and any other regulation, circular or guidelines implementing or developing Law 10/2014, each as amended, replaced or supplemented from time to time.
“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on prudential requirements for credit institutions and amending Regulation (EU) No. 648/2012, as amended, replaced or supplemented from time to time.
“Law 10/2014” means Law 10/2014 of June 26, on the organization, supervision and solvency of credit institutions (Ley 10/2014 de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito), as amended, replaced or supplemented from time to time.
“Regulator” means the European Central Bank, the Bank of Spain and/or the Relevant Spanish Resolution Authority, as applicable, and/or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential or resolution matters in relation to the Issuer and/or the Group from time to time.
Early Redemption upon a Tax Event
The Issuer may, at its option, redeem all or part only of the Notes of a series at the Redemption Price if a Tax Event occurs with respect to such Notes on or after the Issue Date of such Notes; provided that, if the Tax Event consists of the event described in prong (i) of the definition of “Tax Event” (included below), no such notice to the Trustee of the redemption shall be given earlier than 90 days (or, in the case of the 2029 Floating Rate Notes, a number of days which is equal to the aggregate of the number of days falling within the then-current Interest Period plus 60 days) prior to the earliest date on which the Issuer would be obligated to deduct or withhold tax or pay the relevant Additional Amounts were a payment in respect of such Notes then due.
“Tax Event” means, when used with respect to the Notes of any series, that as a result of any change in or any amendment to the laws or regulations applicable in Spain (including any treaty to which Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or binding official interpretation or administration of such laws or regulations, which change or amendment, or change in the application, binding official interpretation or administration, becomes effective on or after the Issue Date of the Notes of such series, (i) the Issuer would become obligated to pay Additional Amounts in making any payments under the Notes with respect thereto as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) the Issuer would not be entitled to claim a deduction in computing its taxation liabilities in Spain or any political subdivision thereof or therein having the power to tax in respect of any interest to be paid on the next Interest Payment Date on such series of Notes or the value of such deduction to the Issuer would be reduced, or (iii) the applicable tax treatment of such Notes would be materially affected and such change was not reasonably foreseeable on the Issue Date of the Notes of such series.
Early Redemption upon an Eligible Liabilities Event
The Issuer may, at its option, redeem all (but not less than all) of the Notes of a series at the Redemption Price if an Eligible Liabilities Event occurs with respect to such Notes on or after the Issue Date of such Notes.

“Eligible Liabilities Amount” means the amount of eligible liabilities of the Issuer or the Group for the purposes of Article 45 of the BRRD or Applicable Banking Regulations or any other regulations applicable in Spain from time to time.
“Eligible Liabilities Event” means, when used with respect to the Notes of any series, a change (or any pending change which the Regulator considers sufficiently certain) in Spanish law or Applicable Banking Regulations (or any other regulations applicable in Spain from time to time) or in any application or official interpretation thereof, on or after the Issue Date of such Notes, that results (or is likely to result) in such Notes not being (or ceasing to be) fully eligible for inclusion in the Eligible Liabilities Amount; provided that an Eligible Liabilities Event shall not occur where such ineligibility for inclusion of such Notes in the Eligible Liabilities Amount is due to the remaining maturity of such Notes being less than any period prescribed by any applicable eligibility criteria under the Applicable Banking Regulations (or any other regulations applicable in Spain from time to time) which was effective on the Issue Date of such Notes.
Clean-up Call
If, on or after the Issue Date, Notes of a series representing, in the aggregate, 75% or more of the aggregate principal amount of the Notes of such series (including, both in the numerator and the denominator, (i) any Notes of such series issued after the Issue Date of such series, and (ii) any Notes of such series which have been cancelled by the Trustee following their surrender for cancellation in accordance with the relevant Indenture) have been purchased by or on behalf of the Issuer or any member of the Group, the Notes of such series may be redeemed, in whole but not in part, at the option of the Issuer at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.
Purchases of the Notes
The Issuer or any member of the Group or any other legal entity acting on behalf of the Issuer may purchase or otherwise acquire any of the outstanding Notes of a series at any price in the open market or otherwise, subject to such purchase being in compliance with Applicable Banking Regulations then in force, and subject to the prior consent of the Regulator, if required pursuant to such regulations. Upon their acquisition, such Notes may be held, resold or, at the option of the Issuer, surrendered to the Trustee for cancellation (subject to such holding, resale or cancellation being in compliance with Applicable Banking Regulations). Any such purchased Notes will cease to be deemed “outstanding” under the relevant Indenture (i) for so long as such purchased Notes are held by the Issuer or any member of the Group or any other legal entity acting on behalf of the Issuer or (ii) if such purchased Notes have been surrendered to the Trustee for cancellation.
Status and Ranking of the Notes
The payment obligations of the Issuer under the Notes of each series on account of principal shall be direct, unconditional, unsubordinated and unsecured obligations of the Issuer and, upon the insolvency (concurso de acreedores) of the Issuer, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Issuer under the Notes of each series with respect to claims for principal (which claims will constitute ordinary claims) will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations; (ii) pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations; and (iii) senior to all subordinated obligations of, or claims against, the Issuer (créditos subordinados), present and future, such that any relevant claim on account of principal in respect of the Notes of each series will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.

“ordinary claims” means the class of claims with respect to unsecured, non-privileged and unsubordinated obligations (créditos ordinarios) of the Issuer which, upon the insolvency (concurso de acreedores) of the Issuer and pursuant to the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, rank (i) junior to privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015 and any secured claims), and claims against the insolvency estate (créditos contra la masa) and (ii) senior to subordinated claims (créditos subordinados).
“Senior Non-Preferred Obligations” (créditos ordinarios no preferentes) means the obligations of the Issuer with respect to (i) the payment of principal under the Notes and (ii) all other ordinary claims, present and future, which, upon the insolvency (concurso de acreedores) of the Issuer, are expressed to rank within the ordinary claims but junior to Senior Preferred Obligations.
“Senior Preferred Obligations” means the obligations of the Issuer with respect to all other ordinary claims, present and future, other than Senior Non-Preferred Obligations.
Upon the insolvency (concurso de acreedores) of the Issuer, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of the Issuer under the Notes of each series with respect to claims for accrued but unpaid interest on such Notes shall be considered subordinated claims (créditos subordinados) against the Issuer ranking in accordance with the provisions of the Insolvency Law. No further interest on the Notes of each series shall accrue from the date of declaration of the insolvency of the Issuer. Claims in respect of Additional Amounts shall also constitute subordinated claims (créditos subordinados) against the Issuer.
Upon insolvency, the obligations of the Issuer under the Notes of each series will be effectively subordinated to all of the Issuer’s secured indebtedness, to the extent of the value of, or the proceeds realized from, the assets securing such indebtedness, and all other obligations that rank senior under Spanish law. The Notes of each series are further structurally subordinated to all indebtedness of subsidiaries of the Issuer insofar as any right of the Issuer to receive any assets of such companies upon their winding-up will be effectively subordinated to the claims of the creditors of those companies in the winding-up.
Each holder (including, for purposes of this paragraph, each holder of a beneficial interest in the relevant Notes) of Notes, by his or her acquisition thereof, will be deemed to have agreed to the ranking of such Notes as described above. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of such Notes. In addition, each holder of Notes by his or her acquisition thereof, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of the Notes of the relevant series as provided in the relevant Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such holder’s or beneficial owner’s behalf.
Prior to any voluntary or necessary declaration of insolvency of the Issuer under the Insolvency Law or any voluntary or mandatory liquidation of the Issuer or similar procedure, the Issuer may be subject to an Early Intervention or Resolution, or to any other exercise of the Spanish Bail-in Power, and the Notes of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no holder or beneficial owner of any such Note shall have any claim against the Issuer in connection with or arising out of any such exercise of the Spanish Bail-in Power. See “Risk Factors — Risks Relating to all of the Notes — The Notes may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. This and other powers contained in Law 11/2015 and the SRM Regulation could materially affect your rights under, and the value of your investment in, the Notes” and “— Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.
Event of Default
“Event of Default”, wherever used with respect to the Notes of a series, means (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the immediately succeeding paragraph, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against the Issuer or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by the Issuer for the dissolution or winding up of the Issuer (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth in “— Consolidation, Merger and Conveyance of Assets; Assumption” (in this case, even without being approved by an Act (as defined below) of the holders of the Notes) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the holders of the Notes).
Notwithstanding anything to the contrary in the Notes or the Indentures, any Resolution or Early Intervention with respect to the Issuer will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an Event of Default under the immediately preceding paragraph or under any other of the terms of the Notes or the relevant Indenture with respect to the Notes of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the Notes of a series or the conversion thereof into another security or obligation of the Issuer or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Issuer, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such Notes, will constitute an Event of Default or default under the relevant Indenture or such Notes or otherwise constitute non-performance of a contractual obligation, or entitle the holders of such Notes to any remedies, which are expressly waived. See “— Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
If an Event of Default with respect to the Notes of a series at the time outstanding occurs and is continuing, then the principal of such outstanding Notes will be deemed to have been declared, and will become, immediately and automatically, due and payable, to the extent permitted by the Insolvency Law. For the avoidance of doubt, only an Event of Default (rather than any breach or default under the relevant Indenture or the Notes) may give rise to such a declaration of acceleration.
At any time after such a declaration of acceleration with respect to the Notes of a series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the relevant Indenture, the holders of not less than a majority in aggregate principal amount of the outstanding Notes of such series may by Act, rescind and annul such declaration and its consequences if:
1.
the Issuer has paid or deposited with the Trustee a sum of money sufficient to pay:

(A)
all overdue installments of any interest on and Additional Amounts with respect to all Notes of such series;

(B)
the principal of and any premium on any Notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided for in such Notes;

(C)
to the extent that payment of such interest or Additional Amounts is lawful, interest upon overdue installments of any interest and Additional Amounts at the rate or rates borne by or provided for in such Notes; and

(D)
all sums paid or advanced by the Trustee under the relevant Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under such Indenture; and

2.
the Event of Default with respect to the Notes of such series shall have been cured or waived as provided in the relevant Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to the payment of certain amounts due to the Trustee (as set forth in prong 1.(D) in the second immediately preceding paragraph), the holders of not less than a majority in aggregate principal amount of the outstanding Notes of a series may, on behalf of the holders of all the Notes of such series, by Act, waive any past default under the relevant Indenture (with respect to such Notes) and such Notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Note of such series or in respect of a covenant or provision of the relevant Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note of such series.
No holder of any Note of any series (which, for these purposes, includes each holder of a beneficial interest in the Notes) has the right to institute any proceeding, judicial or otherwise, with respect to such Note, the relevant Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of such series specifying such Event of Default and stating that such notice is a “Notice of Event of Default” under the relevant Indenture; (ii) the holders of not less than 25% in aggregate principal amount of the outstanding Notes of such series have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the relevant Indenture with respect to such Notes and such holder or holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding Notes of such series.
Notwithstanding anything to the contrary in the relevant Indenture and the Notes of the relevant series, and subject to the relevant Indenture’s provisions with respect to remedies, the ranking of the Notes of the relevant series and the exercise of the Spanish Bail-in Power (see “Risk Factors — Risks Relating to all of the Notes — The Notes may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. This and other powers contained in Law 11/2015 and the SRM Regulation could materially affect your rights under, and the value of your investment in, the Notes” and “— Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”), each holder of a Note will have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the relevant Indenture with respect to payment of defaulted interest, interest on, and any Additional Amounts with respect to, such Note on or after the dates upon which such amounts become due and payable pursuant to the terms of the relevant Indenture or the terms expressed in such Note (or, in the case of redemption, on or after the redemption date) and to institute suit for the enforcement of any such payment, and such right cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in aggregate principal amount of the outstanding Notes of such series may consent by Act, on behalf of the holders of all outstanding Notes of such series, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).
Within 90 days after the occurrence of any default under the relevant Indenture known to the Trustee with respect to the Notes of a series, the Trustee shall transmit by mail to all holders of Notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the Notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series.
“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the relevant Indenture to be given or taken by holders of the Notes of a series and the written instrument or instruments in which such action is embodied and by which such action is evidenced.

Substitution and Modification
Notwithstanding anything to the contrary in the Notes or the Indentures, if an Eligible Liabilities Event or Tax Event occurs with respect to the Notes of any series, including as a result of any change in law or regulation or the application or official interpretation thereof, the Issuer may substitute all (but not less than all) of the Notes of such series or modify the terms of all (but not less than all) of the Notes of such series, without any requirement for the consent or approval of the Trustee or the holders or beneficial owners of the Notes, so that the Notes are substituted for, or their terms are modified to become again, or remain, Qualifying Securities, subject to: (i) having given not less than five nor more than 30 days’ notice to the holders of such Notes in accordance with the relevant Indenture and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification); (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations; and (iii) any variation in the terms of such Notes resulting from such modification or, if such Notes are substituted, any difference between the terms of the Notes and those of the Qualifying Securities for which such Notes are substituted, not being materially prejudicial to the interests of the holders of such Notes and the Issuer having delivered an officer’s certificate to the Trustee to that effect not less than five Business Days prior to (a) in the case of a substitution of the Notes, the Issue Date of the relevant Qualifying Securities by which the Notes are substituted or (b) in the case of a modification of the terms and conditions of the Notes, the date such modification becomes effective.
In the case of a modification of the terms and conditions of the Notes of a series, any variation in the ranking of such Notes resulting from any such modification or, in the case of a substitution of the Notes, any difference between the ranking of the Notes and that of the Qualifying Securities for which the Notes are substituted, shall be deemed not to be prejudicial to the interests of the holders of such Notes where the ranking of the Notes or, if the Notes are substituted, of the Qualifying Securities for which the Notes are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to the Notes of such series on their Issue Date.
If the Notes of a series are substituted in accordance with the paragraphs set forth above, the Notes of such series will cease to bear interest from (and including) the date of such substitution.
By its acquisition of any Notes or any beneficial interest therein, each holder and beneficial owner of such Note (i) acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the terms of the Notes as set forth above and to grant to the Issuer and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the Notes, as applicable; and (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or the Issuer for, agrees not to initiate a suit against the Trustee and/or the Issuer in respect of, and agrees that neither the Trustee nor the Issuer shall be liable for, any action that the Trustee or the Issuer takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the Notes upon the occurrence of an Eligible Liabilities Event or a Tax Event.
In the case of a substitution or modification of the terms of the Notes of any series, depending on the terms of the modified notes, the substitution or modification might be considered for U.S. federal income tax purposes to be a deemed exchange by the U.S. beneficial owners of Notes of the relevant series for new notes, which may result in recognition of taxable gain or loss for these purposes and possible other adverse U.S. tax consequences for such beneficial owners. U.S. beneficial owners of Notes should consult their tax advisers regarding the U.S. federal, state and local income tax consequences of a substitution or modification.
Outstanding Notes
Among other provisions, in determining whether the holders of the requisite principal amount of outstanding Notes of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Notes of such series or the relevant Indenture, any Note of such series owned by the Issuer or any other obligor upon such Notes or any affiliate of the Issuer or such other obligor (if any such Notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount Note (if any) of such series that will be deemed outstanding will be the amount that would be declared due and payable as of the date of determination.
Modifications and Waivers
Modification of the Indentures with Consent of Holders
With the consent, as evidenced in an Act or Acts, as the case may be, of the holders of not less than a majority in aggregate principal amount of the Notes of the relevant series outstanding immediately prior thereto affected thereby, voting as a class, the Issuer and the Trustee may enter into an indenture or indentures supplemental to the relevant Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the relevant Indenture or the Notes of such series or of modifying in any manner the rights of the holders of the Notes of such series under the relevant Indenture and of waiving future compliance with respect to such Indenture and the Notes of such series; provided, however, that no such supplemental indenture, without the consent of the holder of each Note of such series outstanding immediately prior thereto affected thereby, shall (in each case, with respect to the Notes of such series):
•
change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any such Note, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in principal amount of the outstanding Notes of a series may consent by Act, on behalf of the holders of all of the outstanding Notes of such series, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto;

•
change any premium payable upon the redemption of such Notes or otherwise;

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change the obligation of the Issuer to pay Additional Amounts;

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reduce the amount of the principal of an original issue discount Note (if any) that would be due and payable upon a declaration of acceleration of the maturity of the Note (following an Event of Default) or the amount thereof provable in bankruptcy;

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change the redemption provisions;

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change the place of payment or currency in which the payment of principal, any premium, interest or any Additional Amounts is payable;

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impair the right to take legal action to enforce the payment when due of principal, any premium, interest or any Additional Amounts with respect to the Notes;

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reduce the percentage in principal amount of outstanding Notes of a series the consent of whose holders is required for any supplemental indenture or to waive compliance with, or defaults under, the relevant Indenture or reduce the requirement for a quorum or voting;

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modify the provisions of the relevant Indenture that govern modification thereof with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding Notes the consent of whose holders is required to modify and amend such Indenture or to give any such waiver and except to provide that additional provisions of such Indenture cannot be modified or waived without the consent of each holder of Notes affected thereby; or

•
change in any manner adverse to the interests of the holders of outstanding Notes the terms and conditions of the obligations of the Issuer in respect of the due and punctual payment of principal, premium or interest (including Additional Amounts), if any, thereon;

except in each case with respect to any modification or amendment of the relevant Indenture or the Notes of such series which is entered into pursuant to, and in accordance with, the provisions described below under “— Modification of the Indentures without Consent of Holders” (in which each such case neither the consent nor the affirmative vote of any holder of any Note affected will be required).

Subject to the payment of certain amounts due to the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding Notes of a series may, on behalf of the holders of all the Notes of such series, by Act, waive any past default under the relevant Indenture (with respect to such Notes) and such Notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Note of such series or in respect of a covenant or provision of the relevant Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note of such series.
Modification of the Indentures without Consent of Holders
The Issuer and the Trustee may modify and amend each of the Indentures without the consent of the holders of the Notes of a series, in each case with respect to the Notes of such series or any other securities of the Issuer issued thereunder (together with the Notes, for the purposes of this paragraph, “securities”), to:
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evidence the succession of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer in such Indenture and in the securities of any series;

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add to the covenants of the Issuer for the benefit of the holders of securities of all or any series or to surrender any right or power conferred upon the Issuer under such Indenture; provided that such securities do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations;

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establish the form or terms of the securities of any new series;

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evidence and provide for the acceptance of appointment by a successor trustee with respect to the securities of one or more series and to add to or change any of the provisions of such Indenture or any applicable supplemental indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee under such Indenture;

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cure any ambiguity or to correct or supplement any defect or inconsistency in such Indenture, any indenture supplemental thereto or any securities issued thereunder (including the Notes) or to make any other provisions with respect to matters or questions arising under such Indenture, any indenture supplemental thereto or any such securities which shall not adversely affect the interests of the holders of outstanding securities of any series in any material respect;

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add to, delete from or revise the conditions, limitations and restrictions on the terms or purposes of issue, authentication and delivery of securities;

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supplement any of the provisions of such Indenture or any indenture supplemental thereto to such extent as shall be necessary to permit the discharge of any series of securities, provided such action does not adversely affect the interests of any holders of securities of any series in any material respect;

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add any additional events of default for the benefit of the holders of securities of any series; provided that such securities do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations;

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secure any securities; provided that such securities do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations;

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delete, amend or supplement any provision of such Indenture, any supplemental indenture thereto, or any securities issued thereunder (including the Notes), provided such actions do not materially adversely affect the interests of the holders of securities outstanding immediately prior thereto;

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delete, amend or supplement any provision of such Indenture or the securities as a result of, and to the extent necessary to effect, the substitution or modification of any securities for the purposes of becoming again or remaining Qualifying Securities; or

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delete, amend or supplement any provision of such Indenture or the securities as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Satisfaction and Discharge
Subject to compliance with the Applicable Banking Regulations and, if required, the prior consent of the Regulator, the Issuer may discharge certain obligations to holders of Notes of any series (i) that have been delivered to the Trustee for cancellation or, (ii) that have not already been delivered to the Trustee for cancellation and that have become due and payable by depositing or causing to be deposited with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such Notes, including principal, premium, interest and any Additional Amounts to the date of such deposit. In addition, upon the exercise of the Spanish Bail-in Power with respect to a series of Notes which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the Notes of such series or such Notes otherwise ceasing to be outstanding, the relevant Indenture shall be deemed satisfied and discharged as to such series of Notes and such Notes shall thereafter be deemed to be not outstanding.
The Notes will not be subject to legal defeasance or covenant defeasance, as each are described in the accompanying prospectus.
Consolidation, Merger and Conveyance of Assets; Assumption
Nothing contained in the Indentures or in any of the Notes shall prevent any reconstruction, consolidation, amalgamation or merger of the Issuer with or into any other person or persons (whether or not affiliated with the Issuer), or successive reconstructions, consolidations, amalgamations or mergers in which the Issuer or the successor or successors of the Issuer shall be a party or parties, or shall prevent any sale, transfer, conveyance or lease of the property of the Issuer as an entirety or substantially as an entirety, to any other person (whether or not affiliated with the Issuer); provided that any person formed by any reconstruction, consolidation, amalgamation or merger, or any transferee or lessee of the Issuer’s assets shall, except where such assumption is automatic by operation of law, expressly assume the due and punctual payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on the Notes in accordance with the provisions thereof and the relevant Indenture, and the performance of every covenant of such Indenture on the part of the Issuer to be performed or observed.
In addition, any holding company or wholly-owned subsidiary of the Issuer may assume the Issuer’s obligations under the Notes of any series without the consent of any holder of Notes; provided that certain conditions are satisfied, including that, immediately after such assumption, the successor person has ratings for long-term senior debt assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of the Issuer (or, if applicable, the previous successor person) assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors).
In the event of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease, or any assumption of obligations under the Notes of a series permitted by the relevant Indenture, the acquiring, resulting or successor person, as the case may be, shall succeed to, and substitute, and may exercise every right and power of, the Issuer under such Indenture with respect to any such Notes with the same effect as if such person had been named as the Issuer in such Indenture, and the Issuer or any legal and valid successor person which shall theretofore have become such in the manner prescribed in such Indenture, shall be released from all liability as obligor and any other obligations and covenants under such Indenture and under any such Notes, as the case may be.
In the event the acquiring, resulting or successor person is not incorporated or tax resident in Spain, Additional Amounts under the Notes will thereafter be payable in respect of taxes imposed by the acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain. In addition, such acquiring, resulting or successor person not incorporated or tax resident in Spain will be entitled to redeem the Notes in the circumstances described in “— Redemption — Early Redemption upon a Tax Event” upon a Tax Event, except that (i) references to Spain in the definition of “Tax Event” shall be deemed to refer to such acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence, and (ii) the change in, or the amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency thereof or therein having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event must become effective subsequent to the date of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease permitted by the relevant Indenture, or the assumption of obligations permitted by such Indenture, as the case may be.
Depending on the facts at the time of any assumption of the obligations of the Issuer under the Notes, such assumption might be considered for U.S. federal income tax purposes to be a deemed exchange by the U.S. beneficial owners of the Notes of the relevant series for new notes, which may result in recognition of taxable gain or loss for these purposes and possible other adverse U.S. tax consequences for such beneficial owners. U.S. beneficial owners of Notes should consult their tax advisers regarding the U.S. federal, state and local income tax consequences of an assumption.
The Trustee
The Bank of New York Mellon, the Trustee currently appointed pursuant to each of the Indentures, currently has its principal corporate trust office located at 240 Greenwich Street, New York, NY 10286, and each of the Indentures will be administered by The Bank of New York Mellon acting (except with respect to its role as security registrar) through its London Branch, currently located at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom or such other location as notified by the Trustee to the Issuer from time to time. The Trustee and any trustee appointed pursuant to each of the Indentures shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.
By its acquisition of any Notes, each holder of Notes or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any Notes. Additionally, by its acquisition of any Notes or any beneficial interest therein, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series, (i) the Trustee shall not be required to take any further directions from holders with respect to any portion of the Notes of such series that is written down, converted to equity and/or cancelled under the provision of the relevant Indenture which authorizes holders of a majority in aggregate outstanding principal amount of the Notes to direct certain actions relating to the Notes; and (ii) the Indentures shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such Notes.
Notwithstanding the foregoing, if, following the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any series of Notes, any Notes of such series remain outstanding (for example, if such exercise results in only a partial write-down of the principal amount of the Notes of such series), then there shall at all times be a trustee for the Notes of such series in accordance with the relevant Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the relevant Indenture, including to the extent no additional supplemental indenture or amendment is agreed between the Issuer and the Trustee following the completion of the exercise of the Spanish Bail-in Power.
Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the rights or powers vested in it by the relevant Indenture at the request of any holder of Notes, unless such holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.
The Issuer and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.
Successor Trustees and Other Successor Agents
The Trustee may resign or be removed with respect to the Notes of any series by holders of a majority in aggregate principal amount of the outstanding Notes of such series at any time, effective upon the acceptance by a successor Trustee of the respective appointment. Each of the Indentures provides that any successor Trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment as a successor Trustee with respect to the Notes unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the relevant Indenture.
Additionally, each of the Paying Agent and (with respect to the 2029 Floating Rate Notes) the Calculation Agent may resign or be removed by the Issuer, subject to certain notice requirements and the appointment of a successor Paying Agent or Calculation Agent, as applicable, as provided in the Indentures.
Repayment of Funds
All moneys paid by the Issuer to the Trustee or the Paying Agent for payment of principal, premium or interest and any Additional Amounts on any Notes which remain unclaimed at the end of two years after that payment has become due and payable will be paid to the Issuer, on the Issuer’s request, and all liability of the Trustee or the Paying Agent related to it will cease, and, if permitted by law, the holder of the applicable Note will look only to the Issuer for any payment which such holder may be entitled to collect.
Prescription
In accordance with applicable law, all claims against the Issuer for payment of principal, premium, interest or Additional Amounts on or in respect of any Notes will become void unless made within the earlier of (i) six years or (ii) any applicable shorter period provided for under New York law, starting from the later of the date on which that payment first became due and the date on which the full amount was received by the Trustee or the Paying Agent.
Governing Law
The Notes and each of the Indentures shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by the Issuer of each of the Indentures and the authorization, issuance and execution by the Issuer of the Notes of each series shall be governed by and construed in accordance with the common laws (derecho común) of Spain. In addition, certain provisions of the Notes of each series and each of the Indentures related to the status and ranking of the Notes, the waiver of the right of set-off and the agreement by holders of Notes with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws (derecho común) of Spain.
Submission to Jurisdiction
Except as provided in the paragraph immediately below, the Issuer irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York, in any suit or proceeding arising out of or relating to the relevant Indenture or the Notes and irrevocably waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit or proceeding.
Notwithstanding anything to the contrary in the Notes or the Indentures, the Spanish courts in the city of Madrid shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Indentures or the Notes arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of the Issuer, the Trustee, each holder and beneficial owner of any Note and each paying agent, transfer agent, authenticating agent, security registrar and agent appointed under any of the Indentures submits, to the extent it may effectively do so, to the exclusive jurisdiction of such Spanish courts in relation to any Bail-in Dispute. Each of the Issuer, the Trustee, each holder and beneficial owner of any Notes and each paying agent, transfer agent, authenticating agent, security registrar and agent appointed under any of the Indentures further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts in the city of Madrid on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.
Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power
Notwithstanding anything to the contrary in the Notes, the Indentures or any other agreements, arrangements, or understandings between the Issuer and any holder of Notes, by its acquisition of any Notes or any beneficial interest therein, each holder (including, for purposes of this section, each holder of a beneficial interest in the Notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Notes of any series, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on such Notes; (b) the conversion of all, or a portion, of the Amounts Due on such Notes into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of such Notes; (c) the cancellation of such Notes; (d) the amendment or alteration of the maturity of such Notes or amendment of the amount of interest payable on such Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Notes of any series, or the rights of the holders thereunder or under the relevant Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
“Amounts Due”, with respect to the Notes of a series, means the aggregate outstanding principal amount, together with any accrued but unpaid interest, Additional Amounts and premium (if any), due on the Notes of such series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. References to such amounts will also include amounts held in trust by the Issuer, any paying agent or the Trustee pursuant to the relevant Indenture.
By its acquisition of any Notes or any beneficial interest therein, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Notes of any series, or the conversion thereof into another security or obligation of the Issuer or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Issuer, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series, shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an Event of Default with respect to the Notes of any series or under the relevant Indenture. By its acquisition of any Notes or any beneficial interest therein, each holder of Notes further acknowledges and agrees that no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
By its acquisition of any Notes or any beneficial interest therein, each holder of Notes, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series. Additionally, by its acquisition of any Notes or any beneficial interest therein, each holder of Notes acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series: (i) the Trustee will not be required to take any further directions from the holders of Notes with respect to any portion of the Notes that is written down, converted to equity and/or cancelled under the relevant Indenture; and (ii) the relevant Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series, so long as any Notes of such series remain outstanding, there will at all times be a trustee for the Notes of such series in accordance with the relevant Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by such Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Notes of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.
By its acquisition of any Notes or any beneficial interest therein, each holder of Notes further agrees to be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to such Notes as it may be imposed, without any further action or direction on the part of such holder of Notes.
Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of a series, the Issuer or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the Notes of such series. The Issuer will also deliver a copy of such notice to the Trustee for information purposes. No failure or delay by the Issuer to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.
See “Risk Factors — Risks Relating to all of the Notes — The Notes may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. This and other powers contained in Law 11/2015 and the SRM Regulation could materially affect your rights under, and the value of your investment in, the Notes”.
Subsequent Holders’ Agreement
Holders of any Notes that acquire such Notes in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the relevant Indenture to the same extent as the holders that acquire such Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Notes related to the exercise and effects of the Spanish Bail-in Power set forth under “— Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.
Listing
The Issuer intends to apply to list the Notes of each series on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Notes.
Maintenance of Tax Procedures
Each Indenture will provide for the timely provision by the Paying Agent of a duly executed and completed Payment Statement in connection with each Payment Amount (as defined below) under the Notes or the relevant series, and set forth certain procedures agreed by the Issuer and the Paying Agent which aim to facilitate such process, along with a form of the Payment Statement to be used by the Paying Agent. For these purposes, “Payment Amount” means, with respect to the Notes of a series, (i) with respect to an Interest Payment Date, the aggregate amount of interest payable on such date in respect of the Notes of such series, and (ii) with respect to a redemption date, the aggregate amount of the difference, if any, between the aggregate Redemption Price of the Notes of such series being redeemed on such date and the aggregate principal amount of such Notes.
If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of an Interest Payment Date or in connection with a redemption of the Notes of a series, then the related payment will be subject to Spanish withholding tax, currently at the rate of 19%. If this were to occur, the Issuer would not pay Additional Amounts and owners of a beneficial interest in such Notes would have to follow the Direct Refund from Spanish Tax Authorities Procedures set forth in Annex A to this prospectus supplement in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.

Notices
All notices to holders of Notes shall be validly given if in writing and mailed first-class postage prepaid to them at their respective addresses in the register maintained by the security registrar. While the Notes are in global form, any notice given to the holder of a Note shall be sufficiently given if such notice is given to such holder through DTC, in accordance with DTC’s applicable procedures from time to time.

SPANISH TAX CONSIDERATIONS
The following is a general description of certain Spanish tax considerations relating to the Notes. The information provided below does not purport to be a complete analysis of the tax law and practice currently applicable in Spain and does not purport to address the tax consequences applicable to all categories of investors, some of which may be subject to special rules. Prospective purchasers of the Notes are advised to consult their own tax advisers as to the tax consequences, including those under the tax laws of the country of which they are resident, of purchasing, owning and disposing of Notes. The summary set out below is based upon Spanish law as in effect on the date of this prospectus supplement and is subject to any change in such law that may take effect after such date. References in this section to holders include the beneficial owners of the Notes. The statements regarding Spanish law and practice set forth below assume that the Notes will be issued, and transfers thereof will be made, in accordance with the Spanish law.
Acquisition of the Notes
The issue of, subscription for, transfer and acquisition of the Notes is exempt from Transfer and Stamp Tax (Impuesto sobre Transmisiones Patrimoniales y Actos Jurídicos Documentados) and Value Added Tax (Impuesto sobre el Valor Añadido) under Spanish law.
Taxation on the Payment Amounts and transfer of the Notes
The tax treatment of the acquisition, holding and subsequent transfer of the Notes is summarized below and is based on the tax regime applicable to the Notes pursuant to Royal Legislative Decree 5/2004 of March 5, 2004, approving the consolidated text of the Non-Resident Income Tax Law (Impuesto sobre la Renta de los no Residentes) as amended (the “Non-Resident Income Tax Law”), Law 27/2014 of November 27, on Corporate Income Tax (Impuesto sobre Sociedades) (the “Corporate Income Tax Law”), Law 35/2006 of November 28, 2006 concerning Personal Income Tax (Impuesto sobre la Renta de las Personas Físicas) as amended (the “Individuals Income Tax Law”), Law 19/1991 of June 6, 1991 approving the Wealth Tax Law (Impuesto sobre el Patrimonio), Law 29/1987 of December 18, 1987, approving the Inheritance and Gift Tax Law (Impuesto sobre Sucesiones y Donaciones) and Law 38/2022 of December 27, 2022, for the establishment of temporary levies on energy and on financial credit institutions and introducing a temporary solidarity tax on large fortunes.
The summary below also considers the rules for the implementation of such regulations (Royal Decree 1776/2004 of July 30, 2004, approving the Non-Resident Income Tax Regulations, as amended, Royal Decree 439/2007 of March 30, 2007, approving the Individual Income Tax Regulations, as amended and Royal Decree 634/2015 of July 10, 2015, approving the Corporate Income Tax Regulations).
Additionally, the summary below considers Spanish legislation relating to the issuance of preferred securities and debt securities issued by Spanish financial and non-financial listed entities, either directly or through a subsidiary (Law 10/2014), and RD 1065/2007, approving the General Regulations relating to tax inspection and management procedures and developing a common set of procedures for tax application.
Income obtained by holders who are Non-Resident Income Taxpayers in Spain in respect of the Notes
Income obtained by holders (individuals or entities) who are Non-Resident Income Taxpayers, both in respect of interest and in connection with the transfer, repayment or redemption of the Notes, whether or not acting through a permanent establishment, shall be considered Spanish source income and therefore subject to taxation in Spain under the Non-Resident Income Tax Law, without prejudice to the provisions contained in any applicable tax treaty for the avoidance of double taxation (“DTT”).
Income not obtained through a permanent establishment in Spain in respect of the Notes
Income obtained by holders who are not tax resident in Spain and are not acting for these purposes through a permanent establishment in Spain are subject to, but exempt from, Non-Resident Income Tax (see “— Compliance with Certain Requirements in Connection with Income Payments”).

Income obtained through a permanent establishment in Spain in respect of the Notes and Corporate Income Tax taxpayers.
The holding of Notes by holders who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.
Income obtained by non-Spanish tax resident holders acting through a permanent establishment in Spain in respect of the Notes will be taxed under the rules provided by Chapter III of the Non-Resident Income Tax Law. These holders will be subject to taxation substantially in the same manner as Spanish Corporate Income Tax taxpayers and, therefore, their income shall be treated as taxable income in accordance with the general rules set out in the Corporate Income Tax Law and will therefore be taxed at the applicable rate (currently 25%).
Income derived from the transfer, redemption or repayment of the Notes shall not be subject to withholding tax as provided by Section 61(s) of the Corporate Income Tax Regulations, to the extent that the Notes satisfy the requirements laid down by the reply to the Directorate General for Taxation’s (“Dirección General de Tributos”) consultation, on July 27, 2004, indicating that in the case of issuances made by entities with tax residency in Spain (as in the case of the Issuer), application of the exemption requires that the Notes be placed outside Spain in another Organization for Economic Co-operation and Development (“OECD”) country and traded on organized markets in OECD countries. The Notes are expected to satisfy these requirements.
For withholding on income derived from payment of interest, redemption or repayment of the Notes see “— Compliance with Certain Requirements in Connection with Income Payments”.
Notwithstanding the above, amounts withheld, if any, may be credited by the relevant holder against its final Corporate Income Tax or Non-Resident Income Tax liability (as applicable).
Individuals with tax residency in Spain
Income obtained by holders who are Personal Income Tax taxpayers, both as interest and in connection with the transfer, redemption or repayment of the Notes, shall be considered income on investments obtained from the assignment of an individual’s capital to third parties, as defined in Section 25.2 of Individuals Income Tax Law, and therefore will be taxed as savings income at the applicable rate (currently varying from 19% to 30%).
The aforementioned income is generally subject to the corresponding personal income tax withholding at the applicable tax rate (currently 19%). However, article 44.5 of the RD 1065/2007 established information procedures for debt instruments issued under the Law 10/2014 (which do not require identification of the holders) and has provided that the interest will be paid by the Issuer to the Paying Agent for the whole amount, provided that such information procedures are complied with.
Nevertheless, withholding tax at the applicable rate (currently 19%) may have to be deducted by other entities (such as depositaries or financial entities), provided that such entities are resident for tax purposes in Spain or have a permanent establishment in Spanish territory.
The Issuer considers that, according to RD 1065/2007, it is not obliged to withhold any tax amount provided that the simplified information procedures (which do not require identification of the holders) are complied with by the Paying Agent as it is described in “— Compliance with Certain Requirements in Connection with Income Payments”.
Notwithstanding the above, amounts withheld, if any, may be credited by the relevant holder against its Personal Income Tax liability.
Wealth Tax
Individuals with tax residency in Spain are subject to Wealth Tax to the extent that their net worth exceeds €700,000 (subject to any exceptions provided under relevant legislation in an Autonomous Region (Comunidad Autónoma)). Therefore, they should take into account the value of the Notes which they hold as of December 31 each year, the applicable rates ranging between 0.2% and 3.5% although the final tax rates may vary depending on any applicable regional tax laws, and some reductions may apply.
Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax would generally not be subject to such tax. Otherwise, non-Spanish tax resident individuals whose properties and rights are located in Spain, or whose rights can be exercised within the Spanish territory, and whose net worth exceeds €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region.
In accordance with Additional Provision 4 of the Wealth Tax Law as amended by Law 11/2021 of July 9, non-resident taxpayers will be entitled to the application of specific regulations approved by the Autonomous Community in which the greater value of the assets and rights they own are located and for which the tax is required to be paid as a result of the assets or rights being located, exercisable or required to be fulfilled in Spanish territory.
In addition to Wealth Tax, there is a temporary “solidarity tax on major fortunes” that was approved in December 2022. This “solidarity tax on major fortunes” was initially designed to be a temporary two-year direct wealth tax, but its application has since been extended indefinitely until a revision of Spanish wealth taxation rules takes place in the context of a reform of the Spanish regional financing system. This tax also applies to the territories of the Basque Country and Navarra in accordance with their own regulations.
The rates of the “solidarity tax on major fortunes” are (i) 1.7% on a net worth between €3 million and €5,347,998.03, (ii) 2.1% on a net worth between €5,347,998.03 and €10,695,996.06 and (iii) 3.5% on a net worth of more than €10,695,996.06. Note that the regulation lays down a minimum exempt amount of €700,000, which means that its effective impact, in general, will occur when the net wealth, not tax exempt, is greater than €3.7 million. The amount of this tax can be deducted from the amount of the Wealth Tax due.
Prospective investors are advised to seek their own professional advice in this regard.
Legal entities are not subject to Wealth Tax nor “solidarity tax on major fortunes”.
Inheritance and Gift Tax
The transfer of the Notes to individuals by inheritance, legacy or donation shall be subject to the general rules of Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones) in accordance with the applicable State and regional rules even if title passes outside Spain and neither the heir nor the beneficiary, as the case may be, is resident in Spain for tax purposes, without prejudice to the provisions of any DTT signed by Spain.
According to the Second Additional Provision of Law 29/1987 of December 18 approving the Inheritance and Gift Tax Law, non-Spanish tax resident individuals may be subject to Inheritance and Gift Tax in accordance with the rules set forth in the relevant autonomous regions in accordance with the law. As such, prospective investors should consult their tax advisers.
The effective State’s tax rate, after applying all relevant factors, ranges between 0% and 81.6%.
In the event that the beneficiary is an entity other than a natural person, the income obtained shall be subject to Corporate Income Tax or Non-Resident Income Tax, as the case may be, and without prejudice, in the latter event, to the provisions of any DTT that may apply.
Compliance with Certain Requirements in Connection with Income Payments
In accordance with sub-section 5 of Article 44 of RD 1065/2007, income derived from securities originally registered with the entities that manage clearing systems located outside Spain, that are recognized by Spanish Law or by the Law of another OECD country (such as DTC) will not be subject to Spanish withholding tax provided a duly executed and completed Payment Statement is submitted to the Issuer by the Paying Agent at the time of each relevant payment date. In accordance with the form attached as Annex to RD 1065/2007, the Payment Statement shall include the following information:
a)
Identification of the Notes;

b)
Payment date;

c)
Total amount of income to be paid on the relevant payment date; and

d)
Total amount of income corresponding to Notes held through each clearing system located outside Spain (such as DTC).

The Indentures referred to in “Certain Terms of the Notes” will, among other things, provide for the timely provision by the Paying Agent of a duly executed and completed Payment Statement in connection with each payment of income under the Notes and set forth certain procedures agreed by the Issuer and the Paying Agent which aim to facilitate such process, along with a form of the Payment Statement to be used by the Paying Agent. See “Certain Terms of the Notes — Maintenance of Tax Procedures”.
In addition to the timely provision of a duly executed and completed Payment Statement, the Notes must be admitted to listing on a regulated market, multilateral trading facility or other organized secondary market in order for payments on Notes to not be subject to Spanish withholding tax.
If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of an Interest Payment Date or in connection with a redemption of the Notes of a series, then the related payment will be subject to Spanish withholding tax, currently at the rate of 19%. If this were to occur, the Issuer would not pay Additional Amounts and owners of a beneficial interest in the Notes would have to follow the Direct Refund from Spanish Tax Authorities Procedures set forth in Annex A to this prospectus supplement in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.
Financial Transaction Tax
On February 14, 2013, the European Commission published the Commission’s Proposal for a directive for a common financial transaction tax (FTT) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain. However, Estonia has since stated that it will not participate.
The Commission’s Proposal has a very broad scope and could, if introduced, apply to certain dealings in the Notes (including secondary market transactions) in certain circumstances. However, the issuance and subscription of the Notes should be exempt. Nonetheless, in its work program for 2026, the European Commission indicated that it intends to withdraw the Commission’s Proposal.
Spain has enacted the Spanish FTT, a 0.2% indirect tax to be charged on transactions for purchasing for valuable consideration shares in listed Spanish companies with a market capitalization in excess of €1 billion, applicable regardless of the residence of the participants in the transactions. The issuance and subscription of Notes will not be subject to the Spanish FTT.
Prospective holders of the Notes are advised to seek their own professional advice in relation to the FTT and the Spanish FTT.

U.S. FEDERAL TAX CONSIDERATIONS
Please see the section of the accompanying prospectus entitled “U.S. Tax Considerations — BBVA Senior, Senior Non-Preferred or Subordinated Notes” for a discussion of U.S. federal income tax consequences of the ownership and disposition of the Notes to the U.S. Holders described therein.

UNDERWRITING (CONFLICTS OF INTEREST)
We and the underwriters have entered into an underwriting agreement and a pricing agreement with respect to the Notes. Subject to the terms and conditions set forth in the underwriting agreement and the pricing agreement, we have agreed to sell to the underwriters (other than BBVA Securities Inc.), and each underwriter (other than BBVA Securities Inc.) has agreed, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below in the following table.
Underwriters(1)	Principal Amount of 2029 Fixed Rate Notes	Principal Amount of 2031 Fixed Rate Notes	Principal Amount of 2029 Floating Rate Notes
BBVA Securities Inc.(2)	$161,600,000	$161,600,000	$48,400,000
BMO Capital Markets Corp.	$161,600,000	$161,600,000	$48,400,000
Citigroup Global Markets Inc.	$161,600,000	$161,600,000	$48,400,000
RBC Capital Markets, LLC	$161,600,000	$161,600,000	$48,400,000
SG Americas Securities, LLC	$161,600,000	$161,600,000	$48,400,000
Wells Fargo Securities, LLC	$161,600,000	$161,600,000	$48,400,000
Bankinter S.A.	$7,600,000	$7,600,000	$2,400,000
Nykredit Bank A/S	$7,600,000	$7,600,000	$2,400,000
Rabo Securities USA, Inc.	$7,600,000	$7,600,000	$2,400,000
Unicaja Banco SA	$7,600,000	$7,600,000	$2,400,000
Total	$1,000,000,000	$1,000,000,000	$300,000,000

(1)
In addition to the principal amounts set forth above, each underwriter (other than BBVA Securities Inc.) has agreed, severally and not jointly, to purchase from us, a pro rata portion of the principal amount of each series of Notes set forth opposite the name of BBVA Securities Inc. above which have not been purchased by purchasers procured by BBVA Securities Inc.

(2)
BBVA Securities Inc. has agreed to use its reasonable best efforts to procure purchasers for the principal amount of Notes set forth opposite its name above.

The underwriters have advised us that they propose initially to offer the Notes at the offering price set forth on the cover page of this prospectus supplement. After the initial offering, the offering price or any other term of the offering may be changed.
We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes of each series, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.
To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of the Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.
Commissions and Discounts
The Notes sold by the underwriters (other than BBVA Securities Inc.) will initially be offered at the applicable initial offering price set forth on the cover of this prospectus supplement. If all the Notes are not sold at their initial offering price, the underwriters may change the offering price and the other selling terms. The commissions that we will pay to the underwriters in connection with the offering are set forth on the cover of this prospectus supplement, expressed as a percentage of the principal amount of the Notes of each series.

The expenses of the offering, not including the commissions payable to the underwriters, are estimated at $1,757,539. The underwriters have agreed to reimburse us for certain of the expenses relating to the offering.
New Issue of Notes
The Notes of each series are a new issue of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market in the Notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes of any series or that an active market for the Notes of any series will develop. If an active trading market for the Notes of a series does not develop, the market price and liquidity of the Notes of such series may be adversely affected. If the Notes of any series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
We intend to apply to list the Notes of each series on the New York Stock Exchange and, if approved, trading is expected to commence within 30 days after the initial delivery of the Notes.
Settlement
The underwriters expect to deliver the Notes of each series to purchasers in registered form through DTC for credit to accounts of direct or indirect participants in DTC, including Clearstream Luxembourg and Euroclear, on or about September 3, 2026, which will be the seventh New York business day following the date of this prospectus supplement (such settlement period being referred to as T+7).
Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day prior to the delivery of the Notes hereunder may be required to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisers.
The Notes will settle through the facilities of DTC and its participants. The CUSIP number for the 2029 Fixed Rate Notes is 05946K AY7, and the ISIN is US05946KAY73. The CUSIP number for the 2031 Fixed Rate Notes is 05946K AZ4, and the ISIN is US05946KAZ49. The CUSIP number for the 2029 Floating Rate Notes is 05946KBA8, and the ISIN is US05946KBA88.
No Sales of Similar Securities
We have agreed that we will not, without the prior written consent of the representatives of the underwriters, offer, sell, contract to sell or otherwise dispose of, in the United States, any U.S. dollar-denominated debt securities issued by BBVA which mature more than one year after the settlement date of the Notes and which are substantially similar to the Notes (other than the Notes), until the later of (i) the completion of the sale of the Notes by the underwriters (as determined by the representatives of the underwriters), but not more than 30 calendar days after the settlement date of the Notes, and (ii) the settlement date of the Notes.
Short Positions
In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes of a series or preventing or retarding a decline in the market price of the Notes of a series. As a result, the price of the Notes of a series may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. In addition, we have no control over whether the underwriters will engage in these transactions or certain transactions and other actions referred to under “— Other Relationships” below and, if the underwriters engage in them, we have no control over the direction or magnitude of any effect that any such transaction or action may have on the price of the Notes.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
Conflicts of Interest
BBVA Securities Inc., which is participating in this offering as an underwriter, is an indirect wholly-owned subsidiary of the Issuer. Because of the foregoing, a “conflict of interest” is deemed to exist within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in accordance with FINRA Rule 5121, which requires, among other things, that BBVA Securities Inc. will not confirm any sales of the Notes to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.
Selling Restrictions
The Notes are complex financial instruments and are not a suitable or appropriate investment for all investors. In particular, the Notes shall not be sold to retail investors in any jurisdiction, including the United States.
In the United States, the Notes are intended to be sold only to institutional investors.
Prohibition of Sales to EEA Retail Investors
The Notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:
(a)   a retail client as defined in point (11) of Article 4(1) of MiFID II;
(b)   a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(c)   not a qualified investor as defined in the Prospectus Regulation.
For the purposes of this provision, an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
Restrictions on Acquisition of Notes by Spanish Residents
The Notes shall not be offered, distributed or sold in Spain in the primary market. However, the Notes may be sold to Spanish resident investors in circumstances that satisfy the requirements set forth in the ruling 1500/04 of the Directorate General for Taxation (Dirección General de Tributos) of July 27, 2004.
Notwithstanding this, the Notes shall not be offered, sold or otherwise made available at any time to any retail investor (as defined above) in Spain and any sales of the Notes in Spain according to the previous paragraph shall be made only to professional clients (clientes profesionales) as defined in Article 194 of the LMV or eligible counterparties (contrapartes elegibles) as defined in Article 196 of the LMV and as further limited by the second paragraph of Article 192 of the LMV.
No publicity of any kind as to the Notes shall be made in Spain.
Prohibition of Sales to United Kingdom Retail Investors
The Notes may not be offered, sold, distributed or otherwise made available to any UK retail investor in the United Kingdom. For the purposes of this provision, the expression “UK retail investor” means a person who is not a professional client, as defined in point (8) of Article 2(1) of UK MiFIR.
Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA would not, if the Issuer were not an “authorised person”, apply to the Issuer.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.
Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) on the ground that the solicitation for subscription of the Notes falls within the definition of “solicitation to qualified institutional investors” as defined under Article 2, paragraph 3, item 2 (I) of the FIEL. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEL, “QII”) who acquired the Notes shall enter into an agreement which provides that it shall not transfer such interests to anyone other than another QII. Accordingly, the Notes have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except for private placement pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the SFA by the Monetary Authority of Singapore, and the offer of the Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)   a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)   a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, then the securities and securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Notes except:
(i)   to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);
(ii)   where no consideration is or will be given for the transfer;
(iii)   where the transfer is by operation of law; or
(iv)   as specified in Section 276(7) of the SFA.
Notification under Section 309B(1)(c) of the Securities and Futures Act 2001
In connection with Section 309B of the SFA and the CMP Regulations 2018, the Issuer has determined and hereby notifies all relevant persons (as defined in section 309A(1) of the SFA) of the classification of the Notes to be capital markets products other than prescribed capital markets products (as defined in the CMP Regulations 2018) and Specified Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Hong Kong
The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or that do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the Notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Taiwan
The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan pursuant to relevant securities laws and regulations of Taiwan and may not be issued, offered or sold within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority or agency of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.
Republic of Italy
The offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the Notes be distributed in the Republic of Italy, except:
(i)   to qualified investors (investitori qualificati) as defined in Article 2 of the Prospectus Regulation and Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended from time to time (the “Financial Services Act”); or
(ii)   in any other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation and any other applicable Italian laws and regulations.
Any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or any other document relating to the Notes in the Republic of Italy under paragraph (i) or (ii) above must:
(a)   be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of February 15, 2018 (as amended from time to time) and Legislative Decree No. 385 of September 1, 1993, as amended from time to time (the “Banking Act”), and any other applicable laws or regulations; and
(b)   comply with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the offering or issue of securities in Italy or by Italian persons outside of Italy; and be made in compliance with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy and/or any other competent authority.
Canada
The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal adviser.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Switzerland
The offering of the Notes in Switzerland is exempt from requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because the Notes have a minimum denomination of CHF 100,000 (or equivalent in another currency) or more and the Notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. The pricing term sheet, this prospectus supplement and the accompanying prospectus do not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Notes.
Other Jurisdictions outside the United States
No action may be taken in any jurisdiction that would permit a public offering of the Notes or the possession, circulation or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required. Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with the Notes may be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

VALIDITY OF THE SECURITIES
The legality of the Notes and certain other matters of Spanish law will be passed upon for us by J&A Garrigues S.L.P., our Spanish counsel. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, our U.S. counsel. Certain matters will be passed upon for the underwriters by U.S. counsel for the underwriters, Sidley Austin LLP, and Spanish counsel for the underwriters, Linklaters, S.L.P.
EXPERTS
The consolidated financial statements as of and for the years ended December 31, 2025, 2024 and 2023 of Banco Bilbao Vizcaya Argentaria, S.A. appearing in the 2025 Form 20-F and the effectiveness of Banco Bilbao Vizcaya Argentaria, S.A.’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young, S.L., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Banco Bilbao Vizcaya Argentaria, S.A. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 included under Item 15 of 2025 Form 20-F are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ANNEX A: DIRECT REFUND FROM SPANISH TAX AUTHORITIES PROCEDURES
1.
Beneficial owners entitled to receive income payments in respect of the Notes free of any Spanish withholding taxes or at a reduced rate as provided in the relevant tax treaty, but in respect of whom income payments have been made net of Spanish withholding tax at the general rate (currently 19%), may apply directly to the Spanish tax authorities for any refund to which they may be entitled, following the 20th calendar day of the month immediately following the relevant payment date.

2.
Beneficial owners may claim the amount withheld from the Spanish Treasury within the first four years following the last day on which the Issuer may pay any amount so withheld to the Spanish Treasury (which is generally the 20th calendar day of the month immediately following the relevant payment date), by filing with the Spanish tax authorities (i) the relevant Spanish tax form; (ii) proof of beneficial ownership; and (iii) a certificate of residency issued by the tax authorities of the country of tax residence of such beneficial owner (in the case of a U.S. beneficial owner, a U.S. certificate of residency provided on IRS Form 6166), among other documents.

S-A-1

PROSPECTUS
Banco Bilbao Vizcaya Argentaria, S.A.
Ordinary Shares
American Depositary Shares, each representing one Ordinary Share
Rights to Subscribe for Ordinary Shares
Senior Preferred Debt Securities
Senior Non-Preferred Debt Securities
Subordinated Debt Securities
Contingent Convertible Preferred Securities

Banco Bilbao Vizcaya Argentaria, S.A. (“we” or “BBVA”) may offer from time to time ordinary shares, American Depositary Shares (each representing one ordinary share, commonly referred to as ADSs), rights to subscribe for ordinary shares (including ordinary shares represented by ADSs), senior preferred debt securities, senior non-preferred debt securities, subordinated debt securities or contingent convertible preferred securities in one or more offerings.
This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer the securities. Such supplements may also add to, update, supplement or change information contained in this prospectus. We will not use this prospectus to issue any securities unless it is attached to a prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. We will indicate the names of any underwriters in the applicable prospectus supplement.
Our ordinary shares are listed on each of the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) and quoted on the Automated Quotation System of the Spanish Stock Exchanges (the “Automated Quotation System”). Our ordinary shares are also listed on the London and Mexico stock exchanges. Our ordinary shares represented by ADSs are listed on the New York Stock Exchange. If we decide to list any of the other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Investing in our securities involves risks. See “Risk Factors” on page 8.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Our senior preferred debt securities, senior non-preferred debt securities, subordinated debt securities and contingent convertible preferred securities may be subject to the exercise of the Spanish Bail-in Power (as defined herein) by the Relevant Spanish Resolution Authority (as defined herein) as described herein and in the applicable prospectus supplement for such senior preferred debt securities, senior non-preferred debt securities, subordinated debt securities or contingent convertible preferred securities, as applicable. See “Description of the Notes of BBVA — Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power” and “Description of the Contingent Convertible Preferred Securities of BBVA — Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.
Our ordinary shares (including those represented by ADSs) may also be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. See “Description of BBVA Ordinary Shares — Exercise of Spanish Bail-in Power and Other Resolution Tools” and “Description of BBVA American Depositary Shares — Exercise of Spanish Bail-in Power and Other Resolution Tools”.
The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the Kingdom of Spain, the United States or any other jurisdiction.
The date of this prospectus is July 31, 2025.
You should rely only on the information contained in or incorporated by reference in this prospectus. Neither we nor any underwriter has authorized anyone to provide you with different information. Neither we nor any underwriter is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or change information contained in this prospectus, including regarding the terms of the securities offered thereby. If a prospectus supplement is inconsistent with this prospectus, the terms of the prospectus supplement will control. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Incorporation of Documents by Reference”.
In this prospectus, the following terms will have the meanings set forth below, unless otherwise indicated or the context otherwise requires:
•
“ADRs” refers to American Depositary Receipts representing ADSs.

•
“ADSs” refers to American Depositary Shares, each representing one ordinary share of BBVA.

•
“Amounts Due” means (i) with respect to a series of notes (as defined below), the aggregate outstanding principal amount, together with any accrued but unpaid interest, additional amounts and premium (if any) due on the notes of such series; and (ii) with respect to a series of contingent convertible preferred securities, the outstanding aggregate liquidation preference, together with any accrued but unpaid distributions (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “Description of the Contingent Convertible Preferred Securities of BBVA — Payments — Distributions”), and additional amounts, if any, due on the contingent convertible preferred securities of such series. In each case, references to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. References to such amounts will also include amounts held in trust by BBVA, any paying agent or the relevant trustee pursuant to the relevant indenture.

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“BBVA Group” or the “Group” refers to Banco Bilbao Vizcaya Argentaria, S.A. and its consolidated subsidiaries.

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“CNMV” means the Spanish National Securities Market Commission (Comisión Nacional del Mercado de Valores).

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“CRD V” means any or any combination of the CRD Directive, the CRR and any CRD Implementing Measures (each as defined below).

•
“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, on access to the activity of credit institutions and the prudential supervision of credit institutions, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended, replaced or supplemented from time to time.

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“CRD Implementing Measures” means any regulatory capital rules implementing or developing the CRD Directive or the CRR which may from time to time be introduced, including, but not limited to, delegated or implementing acts (regulatory technical standards) adopted by the European Commission, national laws and regulations, and regulations and guidelines issued by the Regulator (as defined herein), the European Banking Authority or any other relevant authority, which are applicable to BBVA (on a standalone basis) or the BBVA Group (on a consolidated basis), including, without limitation, Law 10/2014 (as defined below) and any other regulation, circular or guidelines implementing or developing Law 10/2014, each as amended, replaced or supplemented from time to time.

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“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, on prudential requirements for credit institutions and amending Regulation (EU) No. 648/2012, as amended, replaced or supplemented from time to time.

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“contingent convertible preferred securities” refers to our contingent convertible preferred securities issued hereunder.

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“Early Intervention” means, with respect to any person, that any Relevant Spanish Resolution Authority or the European Central Bank shall have announced or determined that such person has or shall become the subject of an “early intervention” (actuación temprana) as such term is defined in Law 11/2015 (as defined below) and in the SRM Regulation (as defined below).

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“Insolvency Law” means the restated text of the Insolvency Law, as approved by Royal Legislative Decree 1/2020 of May 5 (Real Decreto Legislativo 1/2020, de 5 de mayo, por el que se aprueba el texto refundido de la Ley Concursal), as amended, replaced or supplemented from time to time.

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“Law 10/2014” means Law 10/2014 of June 26, on the organization, supervision and solvency of credit entities (Ley 10/2014 de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito), as amended, replaced or supplemented from time to time.

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“Law 11/2015” means Law 11/2015 of June 18, on the recovery and resolution of credit institutions and investment firms (Ley 11/2015 de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión), as amended, replaced or supplemented from time to time.

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“notes” refers to our senior preferred notes, our senior non-preferred notes and our subordinated notes (each as defined below) issued hereunder.

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“ordinary shares” or “BBVA ordinary shares” refers to our ordinary shares, par value €0.49 per share.

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“RD 1012/2015” means Royal Decree 1012/2015 of November 6, by virtue of which Law 11/2015 is developed and Royal Decree 2606/1996 of December 20 on credit entities’ deposit guarantee fund is amended (Real Decreto 1012/2015, de 6 de noviembre, por el que se desarrolla la Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión, y por el que se modifica el Real Decreto 2606/1996, de 20 de diciembre, sobre fondos de garantía de depósitos de entidades de crédito), as amended, replaced or supplemented from time to time.

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“RD 1065/2007” means Royal Decree 1065/2007 of July 27 (Real Decreto 1065/2007, de 27 de julio, por el que se aprueba el Reglamento General de las actuaciones y los procedimientos de gestión e inspección tributaria y de desarrollo de las normas comunes de los procedimientos de aplicación de los tributos), as amended, replaced or supplemented from time to time.

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“Relevant Spanish Resolution Authority” means FROB (Autoridad de Resolución Ejecutiva, formerly known as Spanish Fund for Orderly Bank Restructuring or Fondo de Reestructuración Ordenada Bancaria), the European Single Resolution Board, the Bank of Spain, the CNMV or any other entity with the authority to exercise the Spanish Bail-in Power from time to time.

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“Resolution” means, with respect to any person, that any Relevant Spanish Resolution Authority shall have announced or determined that such person has or shall become the subject of a “resolution” (resolución) as such term is defined in Law 11/2015 and the SRM Regulation.

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“rights” refers to the rights to subscribe for our ordinary shares (including ordinary shares represented by ADSs).

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“securities” refers to the ordinary shares, the ADSs, the rights, the notes and the contingent convertible preferred securities.

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“senior non-preferred notes” refers to our senior non-preferred debt securities issued hereunder.

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“senior preferred notes” refers to our senior preferred debt securities issued hereunder.

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“Spain” refers to the Kingdom of Spain (Reino de España).

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“Spanish Bail-in Power” means any write-down, conversion, transfer, modification, cancellation or suspension power existing from time to time under: (i) any law, regulation, rule or requirement applicable from time to time in Spain, relating to the transposition or development of the BRRD (as defined herein), including, but not limited to (a) Law 11/2015, (b) RD 1012/2015 and (c) the SRM Regulation; or (ii) any other law, regulation, rule or requirement applicable from time to time in Spain pursuant to which (a) obligations or liabilities of banks, investment firms or other financial institutions or their affiliates can be reduced, cancelled, modified, transferred or converted into shares, other securities, or other obligations of such persons or any other person (or suspended for a temporary period or permanently) or (b) any right in a contract governing such obligations may be deemed to have been exercised.
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“Spanish Companies Act” means the consolidated text of the Corporate Enterprises Act (Ley de Sociedades de Capital) approved by Royal Legislative Decree 1/2010, of July 2 (Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital), as amended, replaced or supplemented from time to time.

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“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of July 15 establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended, replaced or supplemented from time to time.

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“subordinated notes” refers to our subordinated debt securities issued hereunder.

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“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

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“we”, “us”, “our”, “BBVA” and the “Issuer” refer to Banco Bilbao Vizcaya Argentaria, S.A.

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“$”, “U.S. dollars” and “dollars” refer to United States dollars.

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“€” and “euro” refer to euro.

WHERE YOU CAN FIND MORE INFORMATION
Ongoing Reporting
We file annual reports on Form 20-F with, and furnish other reports and information on Form 6-K to, the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains in electronic form the reports and other information that we have electronically filed with, or furnished to, the SEC. In addition, the securities may specify that certain documents are available for inspection at the office of the trustee, a paying agent or the ADS depositary, as the case may be. The BBVA Group maintains a website at https://shareholdersandinvestors.bbva.com. The information contained on the websites to which this prospectus refers or that can be accessed through the websites to which this prospectus refers neither constitutes part of this prospectus nor is incorporated by reference herein except for the documents which are indicated to be incorporated by reference as provided under the heading “Incorporation of Documents by Reference” below.
INCORPORATION OF DOCUMENTS BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” the information we file with, or furnish to, the SEC, which means:
•
incorporated documents are considered part of this prospectus;

•
we can disclose important information to you by referring you to those documents; and

•
information that we file with, or furnish to, the SEC in the future and incorporate by reference in this prospectus will automatically update and supersede information in this prospectus and information previously incorporated by reference in this prospectus.

We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2024 (the “2024 Form 20-F”) filed with the SEC on February 21, 2025;

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our report on Form 6-K containing certain information on our financial results as of and for the six months ended June 30, 2025 and certain other updates, furnished to the SEC on July 31, 2025 (Accession No. 0000842180-25-000033) (the “1H25 Form 6-K”); and

•
any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as any report on Form 6-K furnished to the SEC to the extent the Form 6-K expressly states that it is being incorporated by reference herein, on or after the date of this prospectus and prior to the termination of the relevant offering under this prospectus.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at the following address or telephone number:
Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
Two Manhattan West
375 Ninth Avenue, 9th Floor
New York, New York 10001
Attention: Investor Relations
+1-212-728-1660

FORWARD-LOOKING STATEMENTS
Some of the statements included in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We also make forward-looking statements in other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as “believe”, “expect”, “estimate”, “forecast”, “project”, “anticipate”, “should”, “intend”, “probability”, “risk”, “VaR”, “target”, “goal”, “objective” and “future” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, are not guarantees of future performance and are subject to inherent risks, uncertainties and other factors that could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.
In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements or guidance regarding or relating but not limited to the Group’s and BBVA’s future financial position, results of operations, impairment charges, provisions, capital, leverage and other regulatory ratios, capital distributions, management objectives and/or strategic initiatives, commitments and targets (including, without limitation, environmental, social and governance commitments and targets), the Exchange Offer (as defined herein), the outcome of certain legal and regulatory actions and proceedings, and risk management, including our potential exposure to various types of risk such as market risk, interest rate risk, currency risk and equity risk, and other statements that are not historical fact. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information — Risk Factors”, “Item 4. Information on the Company”, “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” in our 2024 Form 20-F and “Item 4B. Business Overview”, “Item 4E. Selected Statistical Information”, “Item 5. Operating and Financial Review and Prospects” and “Other Matters” in our 1H25 Form 6-K, and we will identify others in the “Risk Factors” section of the applicable prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus and in the documents incorporated by reference into this prospectus, and you should not consider the factors discussed here or in such other documents (including the sections of the 2024 Form 20-F and 1H25 Form 6-K listed above) to be a complete set of all potential risks or uncertainties. Other important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, among others:
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the deterioration of economic conditions or the alteration of the institutional environment of the countries in which we operate, especially Spain, Mexico and Turkey, including any adverse developments, or the perception that such developments may occur, regarding credit quality, public debt sustainability, economic or fiscal policy and sovereign ratings, particularly Spain’s, Mexico’s and Turkey’s, among other factors. Financial and macroeconomic volatility may increase as a result of, among other factors, U.S. administration policies, including tariffs and fiscal and regulatory changes. The effects of, and uncertainty arising from, these policies and large fiscal deficits have raised the U.S. risk premium, pushing up long-term sovereign yields and weakening the U.S. dollar, and they may spark further market instability;

•
the effects of geopolitical tensions and economic challenges in recent years including, among other factors, the ongoing conflicts in Ukraine and in the Middle East, long-standing United States — China rivalry trade tensions including recent trade tariffs, the escalation of trade tariffs globally, and changes in policies generally. Furthermore, there is the risk of a sharp global growth slowdown;

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changes or volatility in interest rates, foreign exchange rates, asset prices, equity markets, commodity prices (including energy prices), inflation or deflation and, in particular, as of the date of this prospectus, the depreciation of the currencies of the non-euro geographical areas in which we operate, high inflation, stagflation due to more intense or prolonged supply crises, high interest rates in most of the geographical areas where we operate (which may impact default rates) and low real interest rates in Turkey (which may affect our margins);
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adverse developments in emerging economies, in particular Latin America and Turkey, including unfavorable political and economic developments, social instability and changes in governmental policies, including expropriation, nationalization, exchange controls or other limitations on the distribution or repatriation of dividends, international ownership legislation, tax policies, interest rate caps, fee caps and other policies affecting the banking sector, including the “liraization” strategy in Turkey (which seeks to increase the weight of Turkish lira-denominated assets and liabilities of the banking system). Further, emerging economies generally face higher anti-money laundering and environmental, social and governance (“ESG”) risk levels;

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in Spain, political, regulatory and economic uncertainty may have a negative impact on economic activity, and there is a risk that public policies could be adopted that have an adverse impact on the economy or our business;

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downgrades in our credit ratings or in sovereign credit ratings, particularly Spain’s, Mexico’s and Turkey’s respective credit ratings;

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the monetary, interest rate and other policies of central banks, and the trade, economic and other policies of governments, in the EU, Spain, Mexico, Turkey, the United States and elsewhere, including the impact of the still-prevailing high interest rates and the escalation of trade tariffs globally on the Group’s results of operations (including potential mark-to-market losses on securities portfolios, reduced demand for credit, increased funding costs and higher default rates). Moreover, any interest rate reductions may result in higher inflation and adversely affect the Group’s results of operations;

•
adjustments in the real estate markets in the geographical areas in which we operate, in particular in Spain, Mexico and Turkey;

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the success of our acquisitions and investments, divestitures, mergers, joint ventures and strategic alliances;

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BBVA’s ability to complete the exchange offer for all of the shares of Banco de Sabadell, S.A. (the “Exchange Offer”) and, if applicable, integrate such entity successfully, and any unanticipated costs, losses or other impacts in connection therewith;

•
the effects of competition in the markets in which we operate and the rise of neobanks (a new generation of financial institutions that operate exclusively online), which may be affected by regulation or deregulation affecting us or our competitors, and our ability to manage information technology obsolescence, implement technological advances on a timely basis or at all and effectively capture the benefits of emerging technologies, including cloud computing, artificial intelligence, big data analysis, crypto currencies, and alternative payment systems;

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our ability to comply with various legal and regulatory regimes and the impact of applicable laws and regulations on our operations, including capital, resolution, liquidity, provision and consumer protection requirements, and the increasing tax burden;

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changes in consumer spending and savings habits, including changes in government policies which may influence spending, saving and investment decisions;

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our ability to continue to access sources of liquidity and funding, including public sources of liquidity such as the funding provided by the European Central Bank (“ECB”) under its programs, and our ability to receive dividends and other funds from our subsidiaries;

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the effectiveness of our debt recovery policy, including our ability to recover aged non-performing loans;

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our ability to hedge certain risks economically, including exchange rate risk;

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our ability to address physical, regulatory, reputational, transition and business risks associated with climate change and emerging and developing ESG standards, including our ability to meet any ESG expectations, targets or obligations and the cost thereof;

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our ability to make payments on certain substantial unfunded amounts relating to commitments with personnel;

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the performance of our international operations and our ability to manage such operations;

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weaknesses or failures in the Group’s internal or outsourced processes, systems (including information technology systems) and security;

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weaknesses or failures of our anti-money laundering or anti-terrorism programs, or of our internal policies, procedures, systems and other mitigating measures designed to ensure compliance with applicable anti-corruption laws and sanctions regulations;

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security breaches, including cyber-attacks and identity theft;

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the outcome of legal and regulatory actions and proceedings, both those to which the Group is currently exposed and any others which may arise in the future, including actions and proceedings related to former subsidiaries of the Group or in respect of which the Group may have indemnification obligations, as well as legal and regulatory actions and proceedings against other financial institutions, especially if such actions or proceedings result in rulings that affect the industry generally or lead to changes in the Group’s practices;

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actions that are incompatible with our ethics and compliance standards, and our failure to timely detect or remedy any such actions;

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our success in managing the risks involved in the foregoing, which depends, among other things, on the adequacy of our internal risk models and our ability to anticipate events that are not captured or fully accounted for in the models we use or which otherwise requires us to successfully adjust our risk parameters, risk appetite framework and estimations to account for the foregoing and any changes in market conditions; and

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force majeure and other events beyond our control.

Readers are cautioned not to place undue reliance on forward-looking statements. In addition, the forward-looking statements made in this prospectus speak only as of the date of this prospectus. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date thereof, including, without limitation, changes in our business, strategy, targets or expectations, including as a result of the occurrence of unanticipated events. You should, however, consult any further disclosures of a forward-looking nature we may make in our other documents filed with, or furnished to, the SEC that are incorporated by reference into this prospectus.

RISK FACTORS
Prospective investors should consider carefully the risk factors contained in the applicable prospectus supplement and the documents incorporated by reference into this prospectus, including, but not limited to, those risk factors in “Item 3. Key Information — Risk Factors” in our 2024 Form 20-F, when deciding whether to invest in the securities being offered pursuant to this prospectus. Investing in the securities involves risks. Any of the risks described herein, in the applicable prospectus supplement or in any other documents incorporated by reference into this prospectus, including the 2024 Form 20-F and 1H25 Form 6-K, if they actually occur, could materially and adversely affect our business, results of operations, prospects and financial condition and the value of your investments.
There may be additional risks that BBVA currently considers not to be material or of which it is not currently aware, and any of these risks could have the effects set forth above.
Each potential investor of any security offered hereunder must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of such potential investor’s own circumstances. In particular, each potential investor should understand thoroughly the terms of such securities and be familiar with the behavior of any relevant indices and financial markets, including the possibility that any security offered hereunder may become subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

THE BBVA GROUP
The BBVA Group is a customer-centric global financial services group founded in 1857. Internationally diversified and with strengths in the traditional banking businesses of retail banking, asset management and wholesale banking, the Group is committed to offering a compelling digital proposition focused on customer experience. BBVA has a leadership position in the Spanish market, it is the largest financial institution in Mexico in terms of assets, it has leading franchises in South America and it is the majority shareholder in Türkiye Garanti Bankası A.Ş. (“Garanti BBVA”), Turkey’s largest bank in terms of market capitalization. The BBVA Group had consolidated assets of €776,974 million as of June 30, 2025 (€772,402 million as of December 31, 2024) and profit attributable to parent company of €5,447 million for the six months ended June 30, 2025 (€10,054 million for the year ended December 31, 2024).
BBVA’s principal executive offices are located at Calle Azul 4, 28050 Madrid, Spain, and its telephone number at that location is +34-91-537-7000 or +34-91-374-6000.
Additional information about BBVA and its subsidiaries is included in the 2024 Form 20-F and the 1H25 Form 6-K, which are incorporated by reference in this document.

USE OF PROCEEDS
The net proceeds from each issue of securities will be used for the BBVA Group’s general corporate purposes, unless otherwise stated in the applicable prospectus supplement.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF THE BBVA GROUP
The following table sets forth the capitalization and indebtedness of the BBVA Group on an unaudited consolidated basis in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS-IASB) and in accordance with the International Financial Reporting Standards adopted by the European Union (EU-IFRS), required to be applied under the Bank of Spain’s Circular 4/2017, as of June 30, 2025.
As of June 30, 2025
(millions of euros)
Outstanding indebtedness(1)
Short-term indebtedness(2)	13,084
Long-term indebtedness	63,506
Total indebtedness(3)	76,590
Stockholders’ equity
Ordinary shares	2,824
Ordinary shares held by consolidated companies	(95)
Reserves	72,995
Dividends	—
Accumulated other comprehensive income	(18,896)
Total shareholders’ equity	56,828
Preferred shares	—
Non-controlling interest	4,059
Total capitalization and indebtedness	137,477

(1)
No third party has guaranteed any of the debt of the BBVA Group.

(2)
Includes all outstanding promissory notes and bonds, debentures and subordinated debt (including preferred securities) with a remaining maturity of up to one year as of June 30, 2025.

(3)
Approximately 9% of the BBVA Group’s indebtedness was secured as of June 30, 2025.

The following are the principal events affecting the capitalization and indebtedness of the BBVA Group after June 30, 2025:
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On July 1, 2025, Garanti BBVA issued Tier 2 Subordinated Notes due 2036 in an aggregate principal amount of $500,000,000 under its $6,000,000,000 Global Medium Term Note Program; and

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On July 15, 2025, BBVA issued Senior Non-Preferred Notes due 2030 in an aggregate principal amount of €1,000,000,000 under its €40,000,000,000 Global Medium Term Note Program.

In addition, the future capitalization and indebtedness of the BBVA Group may be significantly affected if the Exchange Offer is completed. For information on the Exchange Offer, see “Other Matters — Exchange Offer regarding Banco Sabadell” in our 1H25 Form 6-K.

DESCRIPTION OF BBVA ORDINARY SHARES
The following summary of material considerations concerning the share capital of BBVA briefly describes certain material provisions of BBVA’s bylaws (estatutos sociales) and Spanish law relating to the share capital of BBVA. Because it is a summary, it is not meant to be complete, is qualified by reference to the applicable Spanish laws and BBVA’s bylaws and does not contain all the information that may be important to you. Copies of BBVA’s bylaws are included as an exhibit to the registration statement of which this prospectus forms a part. BBVA’s ordinary shares may be offered in an offering solely of BBVA ordinary shares, as part of an offering of rights to subscribe for ordinary shares, in connection with the issuance of contingent convertible preferred securities convertible into ordinary shares or pursuant to any combination of the foregoing.
General
All rights and obligations of BBVA’s shareholders are contained in BBVA’s bylaws and in Spanish law. In addition, pursuant to Royal Decree 84/2015 of February 13, implementing Law 10/2014 (Real Decreto 84/2015, de 13 de febrero, por el que se desarrolla la Ley 10/2014, de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito), as amended, replaced or supplemented from time to time (“RD 84/2015”), amendments of the bylaws of a bank are subject to notice to or prior authorization of the Bank of Spain. Other requirements to amend BBVA’s bylaws are discussed under “— Attendance and Voting at Shareholders’ Meetings”.
As of the date of this prospectus, BBVA’s paid-in share capital is €2,824,009,877.85, represented by 5,763,285,465 ordinary shares (5,763,285,465 voting rights) with a par value of €0.49 per unit, all of them of the same class and series, fully subscribed and paid-up and represented through the book-entry trading system held by Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (“Iberclear”), which manages the clearance and settlement system of the Spanish Stock Exchanges, and its participating entities.
Non-residents of Spain may hold and vote BBVA ordinary shares subject to the general restrictions set forth below. See “— Exchange Controls and Restrictions on Foreign Investments” and “— Restrictions on Acquisitions of Ordinary Shares”.
Registry and BBVA’s Object and Purpose
BBVA is registered with the Commercial Registry of Bizkaia (Spain). Its registration number at the Commercial Registry of Bizkaia is volume 2,083, Company section folio 1, sheet BI-17-A, 1st entry. Its corporate purpose is to carry out all kinds of activities, operations, acts, contracts and services within the banking business or directly or indirectly related to it, which are permitted or not prohibited by the provisions in force, and supplementary activities. Its corporate purpose also includes the acquisition, possession, use and disposal of securities, public offering of acquisition and sale of securities, as well as all types of holdings in any entity or company. BBVA’s corporate purpose is stated in Article 3 of BBVA’s bylaws.
Attendance and Voting at Shareholders’ Meetings
Each BBVA ordinary share entitles the shareholder to one vote. BBVA ordinary shares that are not paid-up in full are not entitled to vote, or to receive distributions of dividends or preemptive rights. As of the date of this prospectus, all ordinary shares were fully paid-up.
Any BBVA ordinary share may be voted by proxy. Any shareholder who is entitled to attend a general shareholders’ meeting may be represented at such general shareholders’ meeting by another person, who need not necessarily be a shareholder. Proxies are valid for ordinary (also referred to as “annual”) general shareholders’ meetings and extraordinary general shareholders’ meetings and, except with respect to general powers of attorney, must be granted specifically with respect to each general shareholders’ meeting. A single shareholder may not be represented at a general shareholders’ meeting by more than one proxy, except under the circumstances provided in the law for intermediary entities. BBVA’s bylaws do not contain provisions related to cumulative voting.

Shareholders’ Meetings
Pursuant to BBVA’s bylaws and to the Spanish Companies Act, general meetings of shareholders of BBVA may be ordinary or extraordinary.
Pursuant to the Spanish Companies Act, ordinary general shareholders’ meetings shall necessarily be held within the first six months of each fiscal year, at which shareholders are requested to approve the annual accounts of the previous fiscal year, the corporate management for the previous fiscal year and the application of BBVA’s net income or loss. Other matters may also be voted on by shareholders during the ordinary general shareholders’ meetings if such items are included on the agenda or are allowed by law. Any other meetings of shareholders are considered to be extraordinary general shareholders’ meetings. Extraordinary general shareholders’ meetings may be called from time to time by BBVA’s board of directors at its discretion. BBVA’s board of directors will call extraordinary general shareholders’ meetings when (i) it believes such meetings to be necessary or advisable for BBVA’s interests; (ii) required by law or BBVA’s bylaws; or (iii) requested by shareholders representing at least 3% of BBVA’s share capital.
Shareholders representing at least 3% of BBVA’s share capital have the right to request the publication of a supplemental notice including one or more additional agenda items to the ordinary general shareholders’ meeting and to add new resolution proposals to the agenda of any general shareholders’ meeting, within the first five days following the publication of the agenda.
A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, is considered valid even if no notice of such meeting was given, and, with unanimous agreement, shareholders may consider any matter at such a meeting.
Convening Notice
According to BBVA’s bylaws and the Spanish Companies Act, notices of all general shareholders’ meetings must be published (i) in the Official Gazette of the Commercial Registry (Boletín Oficial del Registro Mercantil) or in a widely circulated newspaper in Spain; (ii) on BBVA’s webpage; and (iii) on the webpage of the CNMV, at least one month prior to the date of the meeting or with the minimum prior notice period required by the Spanish Companies Act from time to time.
The notice must indicate the date, time and place of the meeting on the first convening and all the matters to be considered at the meeting, along with other information required by the Spanish Companies Act. The notice may also include the date on which the meeting should be held on the second convening. At least 24 hours must elapse between the meeting on the first convening and the meeting on the second convening.
Place of Meeting
General shareholders’ meetings must be held in Bilbao, Spain, where BBVA has its registered office, on the date indicated in the convening notice, save for fully remote general shareholders’ meetings through electronic means. A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, may take place anywhere in the world.
Right of Attendance
The owners of 500 or more ordinary shares which are duly registered in the book-entry record for ordinary shares at least five days prior to the date of the general shareholders’ meeting and who continue to hold such shares until the date of the meeting are entitled to attend. The holders of fewer than 500 ordinary shares may aggregate their shares by proxy to represent at least 500 BBVA ordinary shares and appoint a representative for the meeting.
Quorums
Under BBVA’s bylaws and the Spanish Companies Act, except as set forth below, general shareholders’ meetings will be duly constituted on the first convening if BBVA shareholders holding at least 25% of the voting share capital are present or represented by proxy. On the second convening of a general shareholders’ meeting, there is no quorum requirement.

Notwithstanding the above, according to the Spanish Companies Act certain special events require a quorum of shareholders, present or represented by proxy, holding at least 50% of the voting share capital on first convening of the general shareholders’ meeting and no less than 25% of the voting share capital on the second convening of the general shareholders’ meeting. Those special events include the adoption of resolutions concerning the following: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds (not applicable to BBVA except with respect to convertible bonds); (iv) limitation or suppression of the preemptive rights to subscribe for new shares; and (v) transformations, mergers, spin-offs and assignments of assets and liabilities.
Additionally, BBVA’s bylaws also require the presence, in person or represented by proxy, of two-thirds of the voting share capital on first convening or 60% of the voting share capital on the second convening, at general shareholders’ meetings in order to adopt resolutions that concern: (i) the change of the corporate purpose; (ii) the transformation of BBVA’s legal status; (iii) a full spin-off; (iv) the dissolution of BBVA; or (v) the amendment of the second paragraph of Article 25 of BBVA’s bylaws, which establishes this stricter quorum requirement.
Under Spanish law, the rights of shareholders may only be changed by an amendment to the bylaws that complies with the requirements described herein and under “— Attendance and Voting at Shareholders’ Meetings”.
Adoption of Resolutions and Majorities
Subject to the higher vote requirements described in the following paragraphs, the adoption of resolutions requires a simple majority vote at the general shareholders’ meeting, meaning that a resolution is adopted when the favorable votes exceed the votes against the adoption of the resolution.
The adoption of resolutions concerning the following: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds (not applicable to BBVA except with respect to convertible bonds); (iv) limitation or suppression of the preemptive rights to subscribe for new shares; and (v) transformations, mergers, spin-offs and assignments of assets and liabilities, shall require the favorable vote of (a) a majority of the share capital present or represented at the meeting if such share capital present or represented exceeds 50% of the total share capital; or (b) if the share capital present or represented by proxy on the second convening constitutes less than 50% but more than 25% of the total share capital, the approval of two-thirds of the share capital present or represented by proxy at such meeting. In addition, the adoption of resolutions that require special quorums according to BBVA’s bylaws require a favorable vote of a majority of the share capital present or represented.
Validly adopted resolutions are binding on all the shareholders, including those who were absent, dissented or abstained from voting.
Any resolution adopted at the general shareholders’ meeting that is contrary to Spanish law, to BBVA’s bylaws or to the general shareholders’ meeting’s regulations, or that are deemed detrimental to BBVA’s interests to the benefit of one or more shareholders or third parties can be contested. Any director, any third party who proves a legitimate interest, and any shareholder who acquired such status before the resolution was adopted, as long as they represent at least 0.1% of the share capital of BBVA, may contest corporate resolutions. If the resolution is contrary to public order, it can be contested by any director, third party or any shareholder, even if he or she acquired such status after the resolution was adopted.
Appointment of Directors
Pursuant to BBVA’s bylaws, BBVA’s board of directors includes a minimum of five and a maximum of 15 directors who are elected by the general shareholders’ meeting (other than as described in the following paragraph regarding co-opted directors). Directors are appointed for a term of three years and may be re-elected one or more times for successive terms not exceeding three years.
Under the Spanish Companies Act, in the event of a vacancy on BBVA’s board of directors, a shareholder or group of shareholders that owns an aggregate number of ordinary shares equal to or greater than the result of dividing the total capital stock by the number of directors on BBVA’s board of directors, has the right to appoint a corresponding proportion of the directors (rounded down to the nearest whole number) to the board of directors. Shareholders who exercise the right to appoint directors in accordance with the above may not vote on the appointment of other directors to BBVA’s board of directors. Under the Spanish Companies Act, BBVA’s board of directors may also designate directors by interim appointment to fill vacancies (co-option). If a director has been co-opted, such director will have a term of office ending on the first general shareholders’ meeting held following such co-option. The general shareholders’ meeting may then ratify such director’s appointment for the term of office remaining of the director whose vacancy has been covered through co-option, or appoint such director for the term of office established under BBVA’s bylaws (currently, three years).
Under Spanish law, any new directors shall comply with the suitability criteria set forth in, among other applicable legislation, Law 10/2014, RD 84/2015 and Bank of Spain Circular 2/2016, of February 2 (Circular 2/2016, de 2 de febrero, del Banco de España, a las entidades de crédito, sobre supervisión y solvencia).
Preemptive Rights
Pursuant to the Spanish Companies Act, shareholders have preemptive rights to subscribe for (i) new BBVA ordinary shares issued in the context of a capital increase involving cash contributions; and (ii) securities which are convertible into BBVA ordinary shares.
These preemptive rights may be completely or partially excluded in certain circumstances in accordance with the Spanish Companies Act, following a resolution passed at the general shareholders’ meeting (which may, for example, authorize the board of directors to exclude preemptive rights). BBVA reserves the right to propose to the general shareholders’ meeting that such preemptive rights be completely or partially excluded in any future issuance of new BBVA ordinary shares or securities which are convertible into BBVA ordinary shares.
Dividends and Distributions
Shareholders have the right to participate in the distribution of corporate earnings. Pursuant to BBVA’s bylaws, dividends may be paid in cash or in kind.
Once the requirements under Spanish law and BBVA’s bylaws are satisfied, dividends may be distributed and charged to the year’s profit or unrestricted reserves, provided that the value of BBVA’s total net assets is not, or as a result of such dividend would not be, less than BBVA’s share capital. In addition, BBVA must take into account any applicable capital adequacy requirements and any recommendations on payment of dividends, and any other required authorization or restriction that may be applicable. Capital adequacy requirements are applied on both a consolidated and individual basis. See “Item 4. Information on the Company — Business Overview — Supervision and Regulation — Capital Requirements, MREL and Resolution” and “Item 5. Operating and Financial Review and Prospects — Liquidity and Capital Resources —  Capital” of the 2024 Form 20-F.
On November 18, 2021, BBVA communicated that its board of directors agreed to establish a shareholder remuneration policy consisting of an annual distribution of between 40% and 50% of BBVA’s consolidated ordinary profit for the year. This policy will be implemented through the distribution of an interim dividend for the year and a final dividend, with the possibility of combining cash distributions with share buy-backs, all subject to the relevant authorizations and approvals applicable at any given time. For additional information, see “Item 4. Information on the Company — Business Overview — Supervision and Regulation — Dividends” and “Item 8. Financial Information — Consolidated Statements and Other Financial Information — Dividends” of the 2024 Form 20-F.
“Final” dividends for a year are proposed by the board of directors to be approved by the annual general shareholders’ meeting following the end of the year to which they relate. Additionally, BBVA’s board of directors may approve the payment of “interim” dividends on the basis of the interim profit obtained in the financial year in progress, following the fulfillment of certain requirements under Spanish law, which payment is endorsed by the annual general shareholders’ meeting. Interim and final dividends are payable to shareholders of record on the record date for the dividend payment. Any unclaimed cash dividends revert to BBVA five years after declaration.

In addition, upon a liquidation, BBVA’s shareholders have the right to participate in the distribution of any net assets.
Form and Transfer
BBVA ordinary shares are registered in book-entry form and are indivisible. Joint holders must nominate one person to exercise their rights as shareholders, though joint holders are jointly and severally (solidariamente) liable for all obligations arising from their status as shareholders.
Iberclear maintains the central registry of ordinary shares which reflects (i) one or several proprietary accounts which show the balances of the participating entities’ (entidades participantes) proprietary accounts; (ii) one or several general third-party accounts that show the overall balances that the participating entities hold for third parties; and (iii) individual accounts opened in the name of the owner, either an individual or legal person. Each participating entity, in turn, maintains the detailed records of the owners of the ordinary shares held in their general third-party accounts.
Transfers of BBVA ordinary shares quoted on the Spanish Stock Exchanges must be made by book-entry registry or delivery of evidence of title to the buyer, through or with the participation of a member of the Spanish Stock Exchanges that is an authorized broker or dealer. Transfers of BBVA ordinary shares may also be subject to certain fees and expenses.
Reporting Requirements
As BBVA ordinary shares are listed on the Spanish Stock Exchanges, the acquisition or disposition of BBVA ordinary shares by BBVA shareholders must be reported to BBVA and the CNMV where:
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in the case of an acquisition, the acquisition results in that person or group holding 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s total voting rights; or

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in the case of a disposal, the disposition reduces shares held by a person or group below a threshold of 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s total voting rights.

The individual or legal entity required to carry out the notification must serve the notification by means of the form approved by the CNMV, within four trading days from the date on which the individual or legal entity became aware, or should have become aware, of the circumstances that generated the obligation to notify. According to Article 35.1 of Royal Decree 1362/2007, of July 28 (Real Decreto 1362/2007, de 19 de octubre, por el que se desarrolla la Ley 24/1988, de 28 de julio, del Mercado de Valores, en relación con los requisitos de transparencia relativos a la información sobre los emisores cuyos valores estén admitidos a negociación en un mercado secundario oficial o en otro mercado regulado de la Unión Europea) (“Royal Decree 1362/2007”), the relevant individual or legal entity will be deemed to have become aware of the aforementioned circumstances within two trading days from the date on which the relevant transaction was entered into, regardless of the date on which the transaction takes effect.
The reporting requirements apply not only to the purchase or transfer of shares, but also to those transactions in which, without a purchase or transfer, the proportion of voting rights of an individual or legal entity reaches, exceeds or falls below the threshold that triggers the obligation to report as a consequence of a change in the total number of voting rights of BBVA on the basis of the information reported to the CNMV and disclosed by it.
Regardless of the actual ownership of the shares, any individual or legal entity with a right to acquire, transfer or exercise voting rights granted by the shares, and any individual or legal entity who owns, acquires or transfers, whether directly or indirectly, other securities or financial instruments which grant a right to acquire shares with voting rights, will also have an obligation to notify the company and the CNMV of the holding of a significant stake in accordance with applicable Spanish regulations. In addition, cash settled instruments creating long positions on underlying listed shares (such as BBVA’s) shall be disclosed if the specified shareholding thresholds are reached or exceeded. Cash holdings and holdings derived from financial instruments shall be aggregated for disclosure purposes. A disclosure exemption for shareholding positions held by financial entities in their trading books as a result of the securities administration and custody services rendered by such financial entities is available pursuant to Article 33.2 of Royal Decree 1362/2007. In the event that the individual or legal entity entering into the relevant transaction is a non-Spanish resident, notice must also be given to the Spanish Registry of Foreign Investments (Registro de Inversiones Exteriores) of the Ministry of Industry and Tourism (Ministerio de Industria y Turismo). See “— Exchange Controls and Restrictions on Foreign Investments” for additional information, including on certain temporary measures which have been adopted in connection with foreign direct investments.
In the case of individuals or legal entities resident in non-cooperative jurisdictions under Law 11/2021, of July 9 (Ley 11/2021, de 9 de julio, de medidas de prevención y lucha contra el fraude fiscal, de transposición de la Directiva (UE) 2016/1164, del Consejo, de 12 de julio de 2016, por la que se establecen normas contra las prácticas de elusión fiscal que inciden directamente en el funcionamiento del mercado interior, de modificación de diversas normas tributarias y en materia de regulación del juego) (“Law 11/2021”) and Ministerial Order HFP/115/2023 (Orden HFP/115/2023, de 9 de febrero, por la que se determinan los países y territorios, así como los regímenes fiscales perjudiciales, que tienen la consideración de jurisdicciones no cooperativas), the threshold that triggers the obligation to disclose the acquisition or disposition of shares is reduced to 1% (and successive multiples of 1%).
Additionally, since BBVA is a credit entity, any person who intends to acquire a significant participation in BBVA’s share capital must comply with certain obligations imposed by the Bank of Spain. See “— Restrictions on Acquisitions of Ordinary Shares”.
Requirements Applicable to Purchases by BBVA and its Directors and Senior Managers
Acquisition of Own Shares
At the ordinary general shareholders’ meeting of BBVA held on March 18, 2022, BBVA’s shareholders approved, among other resolutions, an authorization for BBVA, either directly or through its subsidiaries, to acquire its own shares for a maximum period of five years from the date of approval of the resolution (which replaces an authorization granted at the general shareholders’ meeting held on March 16, 2018), at any time and on as many occasions as it deems appropriate, by any legally permitted means, including with a charge to profits and/or freely distributable reserves, in accordance with applicable regulations. The maximum limit of treasury shares acquired by BBVA, either directly or through its subsidiaries, including those already held by BBVA and its subsidiaries at any given time, may not exceed 10% of BBVA’s subscribed share capital, or any lower limit established by applicable legislation. The acquisition price per share may not be lower than its nominal value nor exceed by more than 10% the market price at the time of purchase. The shares acquired may be allocated, in whole or in part, for delivery to employees or directors of BBVA or its subsidiaries, either directly or as a result of the exercise of option rights. Furthermore, BBVA’s board of directors has been empowered to execute and implement this resolution in the broadest terms.
Notwithstanding Article 77.1 of CRR establishes that a credit institution (such as BBVA) shall obtain the prior permission from the competent authority (the ECB in the case of BBVA) in order to carry out any repurchase of its own shares.
Additionally, BBVA is required to report to the CNMV any acquisition by BBVA or any of its affiliates, of BBVA’s own shares which, together with all other acquisitions since the last notification, reaches or exceeds 1% of BBVA’s share capital (irrespective of whether any own shares have been sold in the same period). In such circumstances, the notification must be made within four trading days and include the number of shares acquired since the last notification (detailed by transaction), the number of shares sold (detailed by transaction) and the resulting net holding of treasury shares.
On January 30, 2025, and in relation to the shareholders’ ordinary distribution for 2024, BBVA announced its intention to carry out a share buy-back program for a maximum aggregate amount of €993 million aimed at reducing its share capital, which is pending execution as of the date of this prospectus.
Acquisition of Shares by BBVA Directors and Senior Managers
Each member of BBVA’s board of directors, as well as persons closely associated to them, shall notify BBVA and the CNMV of every transaction conducted on their own account relating to BBVA ordinary shares or debt instruments issued by BBVA or to derivatives or other financial instruments linked thereto, according to Article 19 of Regulation (EU) n.º 596/2014, of the European Parliament and of the Council, of April 16, 2014, on market abuse, within three business days after the date of the transaction.
Senior managers of BBVA, as well as persons closely associated to them, are also subject to the abovementioned reporting rules.
Net Short Positions
In accordance with Regulation (EU) No. 236/2012 of the European Parliament and of the Council of March 14, 2012 on short selling and certain aspects of credit default swaps (as further supplemented by several delegated regulations regulating technical aspects necessary for its effective enforceability and to ensure compliance with its provisions), net short positions on shares listed on the Spanish Stock Exchanges (including BBVA shares) equal to, or in excess of, 0.2% of the relevant entity’s share capital and any increases or reductions thereof by 0.1% are required to be disclosed to the CNMV. If the net short position reaches 0.5%, and also at every 0.1% above that, the CNMV will disclose the net short position to the public.
In response to COVID-19, on March 16, 2020, the European Securities and Markets Authority (“ESMA”) lowered the aforementioned threshold from 0.2% to 0.1%, requiring net short position holders to report positions of 0.1% and above. This measure was renewed on September 18, 2020 and on December 17, 2020 until March 19, 2021. The European Commission adopted the decision to permanently lower the threshold from 0.2% to 0.1% on September 27, 2021, which decision was published in the Official Journal on January 11, 2022.
The notification or disclosure mentioned above shall be made not later than at 15:30 (CET) on the trading day following the day when the relevant threshold was reached, exceeded or fallen below.
Notification is mandatory even if the same position has already been notified to the CNMV in compliance with transparency obligations previously in force.
The information to be disclosed is set out in Table 1 of Annex I of Delegated Regulation 826/2012, according to the format approved as Annex II of such Regulation. The information will be published, where appropriate, on a webpage operated or supervised by the CNMV.
Moreover, pursuant to Regulation 236/2012, where the CNMV considers that (i) there are adverse events or developments that constitute a serious threat to financial stability or to market confidence (for example, serious financial, monetary or budgetary problems, which may lead to financial instability or unusual volatility causing significant downward spirals in any financial instrument); and (ii) the measure is necessary and will not be disproportionately detrimental to the efficiency of financial markets in view of the advantages sought, it may, following consultation with the ESMA, take any one or more of the following measures:
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impose additional notification obligations by either (a) reducing the thresholds for the notification of net short positions in relation to one or several specific financial instruments; and/or (b) requesting the parties involved in the lending of a specific financial instrument to notify any change in the fees requested for such lending; and

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restrict short selling activity by either prohibiting or imposing conditions on short selling.

In addition, according to Regulation 236/2012, where the price of a financial instrument has fallen significantly during a single day in relation to the closing price on the previous trading day (10.0% or more in the case of a liquid share such as a BBVA share), the CNMV may prohibit or restrict short selling of financial instruments for a period not exceeding the end of the trading day following the trading day on which the fall in price occurs.
Finally, Regulation 236/2012 also vests powers to ESMA in order to take measures similar to the ones described above in exceptional circumstances, when the purpose of these measures is to deal with a threat affecting several EU member states and the competent authorities of these member states have not taken adequate measures to address it.

Change of Control Provisions and Tender Offers
Certain antitrust regulations may delay, defer or prevent a change of control of BBVA in the event of a merger, acquisition or corporate restructuring. In Spain, the application of both Spanish and European antitrust regulations requires that prior notice of domestic or cross-border merger transactions be given in order to obtain a “non-opposition” ruling from antitrust authorities.
Spanish regulation of takeover bids may also delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. Spanish Law 6/2023, of March 17, on the Securities Markets and Investment Services (Ley 6/2023, de 17 de marzo, de los Mercados de Valores y de los Servicios de Inversión), as amended (the “Spanish Securities Market Act”) and Royal Decree 1066/2007, of July 27 (Real Decreto 1066/2007, de 27 de julio, sobre el régimen de las ofertas públicas de adquisición de valores) set forth the Spanish rules governing takeover bids. In particular:
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a bidder must make a tender offer in respect of 100% of the issued share capital of a target company if:

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it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry 30% or more of the voting rights of the target company. If this threshold is reached by an acquiring shareholder due to a variation of the total number of voting rights of a target company which has issued loyalty shares in the terms described in article 527 ter et seq. of the Spanish Companies Act, the acquiring shareholder is entitled not to make such tender offer in case it sells the shares necessary to fall below such 30% threshold in the subsequent three months, such acquiring shareholder waives its loyalty voting rights exceeding such 30% threshold or obtains a waiver issued by the CNMV;

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it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry less than 30% of the voting rights but enable the bidder to appoint a majority of the members of the target company’s board of directors; or

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it held 30% or more but less than 50% of the voting rights of the target company on the date the law came into force, and subsequently:

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acquires, within 12 months, an additional interest in shares which carries 5% or more of such voting rights;

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acquires an additional interest in shares so that the bidder’s aggregate interest carries 50% or more of such voting rights; or

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acquires an additional interest in shares which enables the bidder to appoint a majority of the members of the target company’s board of directors;

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if a bidder’s actions do not fall into the categories described above, such acquisition may qualify as an “a priori” or partial tender offer (i.e., in respect of less than 100% of the issued share capital of a target company), in which case such bidder would not be required to make a tender offer in respect of 100% of the issued share capital of a target company;

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the board of directors of a target company is exempt from the rule prohibiting certain board interference with a tender offer (the “passivity rule”), provided that (i) it has been authorized by the general shareholders’ meeting to take action or enter into a transaction which could disrupt the offer; or (ii) it has been released from the passivity rule by the general shareholders’ meeting vis-à-vis bidders that are not domiciled in Spain and whose boards of directors are not subject to an equivalent passivity rule;

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defensive measures included in a listed company’s bylaws and transfer and voting restrictions included in agreements among a listed company’s shareholders will remain in place whenever the company is the target of a tender offer unless the general shareholders’ meeting resolves otherwise (in which case any shareholders whose rights are diluted or otherwise adversely affected may be entitled to compensation); and

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if, as a result of a tender offer in respect of 100% of the issued share capital of a target company, the bidder acquires an interest in shares representing at least 90% of the voting rights of the target company and the offer has been accepted by investors representing at least 90% of the voting rights of the target company (provided such voting rights are distinct from those already held by the bidder), the bidder may force the holders of the remaining share capital of the company to sell their shares. The minority holders shall also have the right to force the bidder to acquire their shares under these same circumstances.
As further described below in “— Restrictions on Acquisitions of Ordinary Shares”, since BBVA is a bank, it is necessary to obtain approval from the Bank of Spain in order to acquire a number of BBVA shares considered to be a significant participation under Law 10/2014. Also, any agreement that contemplates BBVA’s merger with another credit entity requires the authorization of the Ministry of Economy, Trade and Business (Ministerio de Economía, Comercio y Empresa). This could delay, defer or prevent a change of control of BBVA or any of its subsidiaries that are credit entities in the event of a merger.
Exchange Controls and Restrictions on Foreign Investments
Exchange Controls
In 1991, Spain adopted the EU Standards for free movement of capital and services. As a result, foreign investors may transfer invested capital, capital gains and dividends out of Spain without limitation as to amount, subject to applicable taxes. See “Item 10. Additional Information — Taxation” of the 2024 Form 20-F.
Pursuant to Royal Decree 664/1999, of April 23 (repealed by the New Spanish FDI Regulations, as defined below), on the Applicable Rules to Foreign Investments (Real Decreto 664/1999, de 23 de abril, sobre inversiones exteriores) (“Royal Decree 664/1999”), foreign investors may freely invest in shares of Spanish companies except in the case they fall within the scope of article 7 bis (enacted in March 2020) of Law 19/2003, of July 4 (Ley 19/2003, de 4 de julio, sobre régimen jurídico de los movimientos de capitales y de las transacciones económicas con el exterior y sobre determinadas medidas de prevención del blanqueo de capitales) (“Law 19/2003”), Sole Transitional Provision of Royal Decree-Law 34/2020, of November 17 (Real Decreto-ley 34/2020, de 17 de noviembre, de medidas urgentes de apoyo a la solvencia empresarial y al sector energético, y en materia tributaria) (“Royal Decree-Law 34/2020”) (as amended by article 62 of Royal Decree-Law 20/2022, of December 27), or — only with respect to investments in the defense sector —  article 11 of Royal Decree 664/1999. For information on certain additional regulation applicable to foreign direct investments, see “— Restrictions on Foreign Investments” below. Likewise, Royal Decree 664/1999 and Law 19/2003 required notification of all foreign investments in Spain and liquidations of such investments upon completion of such investments to the Investments Registry of the Ministry of Economy, Trade and Business (Ministerio de Economía, Comercio y Empresa) for administrative statistical and economical purposes. Shares in listed Spanish companies acquired or held by foreign investors needed to be reported to the Spanish Registry of Foreign Investments by the depositary bank or relevant Iberclear member. When a foreign investor acquires shares that are subject to the reporting requirements of the CNMV regarding significant stakes, notice must be given directly by the foreign investor to the relevant authorities.
The Spanish government approved Royal Decree 571/2023, of July 4, on foreign investments (Real Decreto 571/2023, de 4 de julio, sobre inversiones exteriores) (the “New Spanish FDI Regulations”), which repeals Royal Decree 664/1999 and develops Law 19/2003. The New Spanish FDI Regulations came into force on September 1, 2023, and their provisions apply to FDI (as defined below) filings submitted from that date onwards (ongoing FDI filings as of such date are governed by the former regulations). The New Spanish FDI Regulations were further developed by Order ECM 57/2024, of January 29, setting forth the templates for the declarations in foreign investments (Orden ECM/57/2024, de 29 de enero, por la que se establecen los procedimientos aplicables para las declaraciones de inversiones exteriores).
The New Spanish FDI Regulations set out: (i) post-closing notification obligations for foreign investments in Spain for statistical purposes; (ii) post-closing notification obligations for Spanish investments in foreign countries for statistical purposes; and (iii) most significantly, amended and developed rules for Spanish FDIs screening mechanisms (“Screening Mechanisms”), under which the closing of specific FDIs requires prior authorization through both EU-law based general FDI screening, regulated in article 7 bis of Law 19/2003 (“General FDI Screening Mechanism”), and sector-specific screening (which applies to activities directly related to Spanish National Defense, the acquisition of real estate for diplomatic purposes by non-EU member states and investments in activities directly related to weapons, cartridges, pyrotechnic items and civil use explosives or other material to be used by the State Security Forces and Bodies), which is a new mechanism.
These Screening Mechanisms do not prohibit foreign investments in Spain; rather, they are mandatory authorization procedures to be carried out prior to closing specific transactions. In particular, the General FDI Screening Mechanism brings the Spanish screening framework in line with that set out in the EU laws, in particular, Regulation (EU) 2019/452, which allows EU member states to adopt mechanisms to screen FDIs in the EU. The banking activity itself is not expressly mentioned in the FDI sectors subject to the General FDI Screening Mechanism, which are the following: critical infrastructure, critical and dual-use technologies, key technologies for industrial leadership and training, technologies developed pursuant to projects or programs of particular interest to Spain, supply of critical inputs, sectors with access to or control to sensitive information and media.
Moreover, investments by foreigners domiciled in jurisdictions designated as non-cooperative jurisdictions under Law 11/2021 and Ministerial Order HFP/115/2023 (Orden HFP/115/2023, de 9 de febrero, por la que se determinan los países y territorios, así como los regímenes fiscales perjudiciales, que tienen la consideración de jurisdicciones no cooperativas), are subject to special reporting requirements.
Restrictions on Foreign Investments
Exchange controls and foreign investments are regulated under Law 19/2003, as amended pursuant to Royal Decree-Law 8/2020, of March 17, Royal Decree-Law 11/2020, of March 31, Royal Decree-Law 34/2020, Royal Decree-Law 20/2022, of December 27, and Royal Decree-Law 1/2025, of January 28. Foreign investments are generally liberalized unless they fall within the scope of article 7 bis (enacted in March 2020) of Law 19/2003, Sole Transitional Provision of Royal Decree-Law 34/2020, or — only with respect to investments in the defense sector — article 11 of Royal Decree 664/1999 (repealed by the New Spanish FDI Regulations).
Article 7 bis of Law 19/2003 establishes a screening mechanism for certain investments made by non-EU and non-EFTA residents (“foreign investors”), based on public order, public health and public security reasons (the “Screening Mechanism”). The Screening Mechanism aligns part of the Spanish foreign investment legal framework with Regulation (EU) 2019/452 of March 19, 2019 establishing a framework for the screening of foreign direct investments into the EU. Certain provisions of Regulation (EU) 2019/452, such as the list of sectors affecting public order and public security or the definition of state-owned enterprises and other similar investors, are mirrored in the regulations establishing the Screening Mechanism.
In addition, and according to Sole Transitional Provision of Royal Decree-Law 34/2020 (as amended first by article 4 of Royal Decree-Law 27/2021, of November 23, and subsequently by article 1 and article 62 of Royal Decree-Law 20/2022, of December 27 and article 1 of Royal Decree Law 1/2025, of January 28), effective November 19, 2020 and until December 31, 2026, the following persons will also be deemed to be foreign investors, provided they invest in listed companies or the investment value exceeds €500 million for investments in private — non-listed — companies:
•
EU and European Free Trade Association (“EFTA”) residents in countries other than Spain; and

•
Spanish residents beneficially owned by EU or EFTA residents in countries other than Spain, that is, those in which an EU or EFTA resident other than in Spain ultimately owns or controls more than 25% of the share capital or voting rights of, or otherwise exercises control over, the Spanish resident.

Foreign direct investments (“FDI”) are:
•
investments that result in a foreign investor reaching a stake of at least 10% of the share capital of a Spanish company; and

•
any corporate transaction, business action or legal transaction which confers control of a Spanish company.

Not all foreign direct investments are subject to the Screening Mechanism. Investments are subject to the Screening Mechanism only if they qualify as FDI and the investment is made in one of the critical sectors mentioned in article 7 bis of Law 19/2003, is made pursuant to what is foreseen in Sole Transitional Provision of Royal Decree-Law 34/2020, or — only where the investor is a Non-UE or non-EFTA investor — by investors that meet certain subjective criteria regardless of the business of the target.
FDI by the following “foreign investors” are also subject to the Screening Mechanism, regardless of the business of the target:
•
Investors directly or indirectly controlled by a non-EU and non-EFTA government, including state bodies, armed forces or sovereign wealth funds; the possibility of exercising decisive influence as a result of an agreement or through the ownership of shares or interests in another person (directly or indirectly) is deemed to constitute “control” for these purposes.

•
Investors that have already made an investment affecting national security, public order or public health in another EU member state, including an investment in any of the abovementioned sectors.

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If there is a serious risk that the investor engages in illegal or criminal activities affecting national security, public order or public health in Spain.

FDI described above shall be subject to prior administrative authorization granted by the relevant Spanish authority, in accordance with the administrative conditions established.
In addition to the above, pursuant to Council Regulation (EU) 833/2014, it shall be prohibited to sell transferable securities denominated in any official currency of an EU member state issued after April 12, 2022, or securities denominated in any other currency and issued after August 6, 2023, or units in collective investment undertakings providing exposure to such securities, to any Russian national or natural person residing in Russia or any legal person, entity or body established in Russia. This restriction shall not apply to nationals of an EU member state or a country member of the European Economic Area or of Switzerland, or natural persons having a temporary or permanent residence permit in an EU member state, in a country member of the European Economic Area or in Switzerland.
Further, pursuant to Council Regulation (EC) No 765/2006, it shall be prohibited to sell transferable securities denominated in any official currency of an EU member state issued after April 12, 2022 or units in collective investment undertakings providing exposure to such securities, to any Belarusian national or natural person residing in Belarus or any legal person, entity or body established in Belarus. This prohibition does not apply to nationals of an EU member state or natural persons having a temporary or permanent residence permit in an EU member state.
See also “— Restrictions on Acquisitions of Ordinary Shares” below.
Restrictions on Acquisitions of Ordinary Shares
BBVA’s bylaws do not provide any restrictions on the ownership of ordinary shares. Because BBVA is a Spanish bank, however, the acquisition or disposition of a significant participation of BBVA ordinary shares is subject to certain restrictions. Such restrictions may impede a potential acquirer’s ability to acquire BBVA ordinary shares and gain control of BBVA. See also “— Exchange Controls and Restrictions on Foreign Investments”.
Pursuant to Law 10/2014, any individual or corporation, acting alone or in concert with others, intending to directly or indirectly acquire a significant holding in a Spanish financial institution (as defined in Article 16 of Law 10/2014) or to directly or indirectly increase its holding in such way that either the percentage of voting rights or of capital owned were equal to or more than any of the thresholds of 20%, 30% or 50%, or by virtue of the acquisition, might take control over the financial institution, must first notify the Bank of Spain. For the purpose of Law 10/2014, a significant participation is considered to be 10% of the outstanding share capital or voting rights of a financial institution or a lower percentage if such holding allows for the exercise of a significant influence. Secondary legislation will specify when “significant influence” exists; in any case, according to RD 84/2015, the capacity to appoint or dismiss a board member will be considered “significant influence”.
The Bank of Spain will be responsible for evaluating the proposed transaction, in accordance with the terms established by Law 10/2014 (as stated in Article 18.1 of Law 10/2014) with a view to guaranteeing the sound and prudent operation of the target financial institution. The Bank of Spain will then submit a proposal to the ECB, which will be in charge of deciding upon the proposed transaction in the term of 60 Spanish business days after the date on which the notification was received.
Any acquisition made without such prior notification, or conducted before 60 Spanish business days have elapsed since the date of such notification, or made in circumstances where the ECB has objected, will produce the following results:
•
the acquired shares will have no voting rights;

•
if considered appropriate, the target bank may be taken over by the relevant regulator or its directors replaced in accordance with Title III of Law 10/2014; and

•
a sanction may be imposed under Title IV of Law 10/2014.

Any individual or institution that intends to sell its significant participation in a bank or reduce its participation below the abovementioned percentages, or which, because of such sale, will lose control of the entity, must give prior notice to the Bank of Spain, indicating the amount it intends to sell and the period in which the transaction is to be executed. Non-compliance with this requirement may result in sanctions.
Furthermore, pursuant to Law 10/2014, any natural or legal person, or such persons acting in concert, who has acquired, directly or indirectly, a holding in a Spanish bank so that the proportion of the voting rights or of the capital held reaches or exceeds 5%, must immediately notify in writing the Bank of Spain and the relevant Spanish bank, indicating the size of the acquired holding.
As further described above in “— Exchange Controls and Restrictions on Foreign Investments”, Law 19/2003, as amended, among others, pursuant to Royal Decree-law 8/2020, of March 17, Royal Decree-law 11/2020, of March 31, Royal Decree-law 34/2020 and Royal Decree-law 20/2022, of December 27, stipulates the suspension of the liberalization regime of foreign direct investment in Spain. This means that certain investments by non-EU and non-EFTA residents in Spanish companies, particularly in sensitive sectors, require prior government authorization if they result in the investor holding at least 10% of the company’s share capital or gaining control of the company. The suspension also applies to investments controlled by third-country governments or those that may affect public safety, order, or health. The banking and finance sector is not specifically included. The suspension will remain in place until lifted by the Spanish Council of Ministers. Additionally, Royal Decree Law 1/2025, of January 28, extends these restrictions until December 31, 2026, to cover FDI by EU and EFTA residents in Spanish listed companies or in unlisted companies where the investment exceeds €500 million. These measures are subject to certain limitations and simplifications.
Shareholders’ Agreements
The Spanish Securities Market Act and the Spanish Companies Act require parties to disclose certain types of shareholders’ agreements that affect the exercise of voting rights at a general shareholders’ meeting or contain restrictions or conditions on the transferability of shares or bonds that are convertible or exchangeable into shares. If any shareholders enter into such agreements with respect to BBVA’s shares, they must disclose the execution, amendment or extension of such agreements to BBVA and the CNMV and file such agreements with the appropriate Commercial Registry and publish them through an inside information (información privilegiada) or other relevant information (comunicación de otra información relevante) announcement, as the case may be, through the CNMV’s website. Failure to comply with these disclosure obligations renders any such shareholders’ agreement unenforceable and constitutes a material infringement of the Spanish Securities Market Act. In particular, a shareholders’ agreement will have no effect with respect to the regulation of the right to vote in general shareholders’ meetings and restrictions or conditions on the free transferability of shares and bonds convertible into shares until such time as the aforementioned disclosure, filing and publication are made.
Upon request by the interested parties, the CNMV may waive the requirement to disclose, file and publish a shareholders’ agreement when making the shareholders’ agreement public could cause harm to the affected company.

Payment of Taxes
Holders of BBVA ordinary shares are responsible for any taxes or other governmental charges payable on their BBVA ordinary shares, including any taxes payable on transfer. The paying agent or the transfer agent, as the case may be, may, and upon instruction from BBVA, will:
•
refuse to effect any registration of transfer of such BBVA ordinary shares or any split-up or combination thereof until such payment is made; or

•
withhold or deduct from any distributions on such BBVA ordinary shares or sell for the account of the holder thereof any part or all of such BBVA ordinary shares (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its reasonable expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such BBVA ordinary shares remaining liable for any deficiency.

Exercise of Spanish Bail-in Power and Other Resolution Tools
BBVA ordinary shares (including those represented by ADSs) may be subject to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may include and result in any of the following, or some combination thereof, among others: (i) the cancellation of such securities; (ii) the transfer of such securities to creditors of BBVA; (iii) the conversion of other securities or obligations of BBVA into BBVA ordinary shares thereby diluting the shareholding of the holders of BBVA ordinary shares; and (iv) the variation of the terms of such securities or the rights of the holders thereunder, including to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. See “Item 3. Key Information — Risk Factors — Regulatory, Tax, Compliance and Reporting Risks — The Group is subject to a comprehensive regulatory and supervisory framework, including resolution regulations, which could have a material adverse effect on its business, financial condition and results of operations” and “Item 4. Information on the Company — Business Overview — Supervision and Regulation — Capital Requirements, MREL and Resolution” in the 2024 Form 20-F.
The applicable prospectus supplement may describe in further detail the effect that the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority may have on BBVA ordinary shares and the rights of the holders (including the beneficial owners) thereof.
Non-Voting, Redeemable and Privileged Shares
BBVA’s bylaws authorize BBVA to issue ordinary, non-voting, redeemable and privileged shares. As of the date of this prospectus, BBVA has no non-voting, redeemable or privileged shares outstanding and no such shares may be offered under this prospectus. The provisions of BBVA’s bylaws relating to such shares are described below.
Privileged Shares
BBVA may issue shares that confer some privilege over BBVA ordinary shares under legally established terms and conditions, complying with the formalities prescribed for amending BBVA’s bylaws.
Redeemable Shares
BBVA may issue shares that are redeemable at BBVA’s or the holders’ request, or both, for a nominal amount no greater than one quarter of BBVA’s share capital. Redemption of any such shares may only occur according to the terms set forth when they are issued. If the redemption right was attributed exclusively to BBVA, we may not enforce such right until three years have elapsed since the issue. Redeemable shares must be fully paid-up at the time of their subscription.
The redemption of redeemable shares must be charged to earnings or to free reserves or be made with the proceeds of a new share issuance made under a resolution from the general shareholders’ meeting or, as the case may be, from the board of directors, for the purpose of financing the redemption transaction. If the redemption of these shares is charged to earnings or to free reserves, BBVA must set up a reserve for the amount of the nominal value of the shares redeemed. If the redemption is not charged to earnings or free reserves or made with the proceeds of the issuance of new shares, it may only be carried out under the requirements established for the reduction of share capital by refunding contributions.
Non-Voting Shares
BBVA may issue shares with no voting rights within legally established limits. Holders of such shares are entitled to receive a minimum fixed or variable annual dividend, as resolved by the general shareholders’ meeting and/or the board of directors at the time of deciding to issue the shares. In addition, the right of non-voting shares to accumulate unpaid dividends whenever funds to pay dividends are not available, any preemptive rights associated with non-voting shares, and the ability of holders of non-voting shares to recover voting rights must be established at the time of deciding to issue the shares. Once the minimum dividend has been agreed upon, holders of non-voting shares will be entitled to the same dividend as holders of BBVA shares.
Certain Other Provisions Regarding Shareholders’ Rights
BBVA’s bylaws do not contain any provisions relating to sinking funds or potential liability of shareholders to further capital calls by BBVA.

DESCRIPTION OF BBVA AMERICAN DEPOSITARY SHARES
The depositary, The Bank of New York Mellon, registers and delivers BBVA ADSs. Each BBVA ADS represents one BBVA ordinary share (or a right to receive one BBVA ordinary share). The BBVA ordinary shares represented by BBVA ADSs will be deposited with BBVA, The Bank of New York Mellon’s custodian in Spain. Each BBVA ADS will also represent, if applicable, any securities, cash or other property deposited with The Bank of New York Mellon or its custodian but not distributed to BBVA ADS holders. The Bank of New York Mellon’s office at which the BBVA ADSs will be administered and its principal executive office is currently located at 240 Greenwich Street, New York, NY 10286.
You may hold BBVA ADSs either (i) directly (a) by having an American Depositary Receipt, also referred to as a BBVA ADR, which is a certificate evidencing a specific number of BBVA ADSs, registered in your name, or (b) by having BBVA ADSs registered in your name in the Direct Registration System (“DRS”), or (ii) indirectly by holding a security entitlement in BBVA ADSs through your broker or other financial institution. If you hold BBVA ADSs directly, you are an ADS registered holder. The information provided in this section “Description of BBVA American Depositary Shares” assumes you are an ADS registered holder. If you hold the BBVA ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of BBVA ADS registered holders described herein. You should consult with your broker or financial institution to find out what those procedures are.
The DRS is a system administered by The Depository Trust Company (“DTC”) pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.
BBVA ADS holders are not BBVA shareholders and do not have shareholder rights. The Bank of New York Mellon as depositary will be the holder of the underlying BBVA ordinary shares. BBVA ADS holders will have ADS holder rights. The ADS holder rights and the rights and obligations of the depositary are set out in an amended and restated deposit agreement dated as of June 29, 2007 among BBVA, The Bank of New York Mellon, as depositary, and BBVA ADS holders, which is referred to as the deposit agreement. The deposit agreement and the BBVA ADSs are governed by New York law.
The following is a summary of the material provisions of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the BBVA ADR. Copies of the deposit agreement and the form of BBVA ADR are available for inspection at the office of the depositary at the address set forth above.
Deposit and Withdrawal of Deposited Securities
The depositary has agreed that upon the execution in favor of the depositary or its nominee and delivery to the custodian or depositary (if to the depositary, then at the expense and risk of the depositor) of either (i) a certificate of title which has been executed by a Spanish stockbroker and, if required, certificates representing such shares to the custodian together with any documents and payments required under the deposit agreement or (ii) any other evidence of ownership of shares as recognized under the laws of Spain from time to time, and acceptable to the custodian, the depositary will have for delivery at the depositary’s office to or upon the order of the person specified by the depositor at the address set forth above, upon payment of the fees, charges and taxes provided in the deposit agreement, registered in the name of such person or persons as specified by the depositor, the number of BBVA ADSs issuable in respect of such deposit.
Upon surrender of BBVA ADSs at the depositary’s office, together with written instructions from the person or persons in whose name the BBVA ADSs are registered, and upon payment of such charges as are provided in the deposit agreement and subject to its terms, the depositary will request the execution of evidence of ownership in favor of such persons designated in the written instrument and the delivery of such evidence of ownership (by book-entry transfer or physical delivery) of the deposited shares represented by the surrendered BBVA ADSs and any other property that the surrendered BBVA ADSs represent the right to receive. Such delivery is to take place at the office of the custodian or at the depositary’s office as the person designated in the written instructions may request.

If a person presents for deposit shares with different distribution rights than other deposited shares, the depositary must identify them separately until such time as the distribution rights are the same.
Dividends, Other Distributions and Rights
The depositary has agreed to pay or distribute to holders of BBVA ADSs the cash dividends or other distributions it or the custodian receives on shares or other deposited securities upon payment or deduction of its fees and expenses and according to applicable law. Holders of BBVA ADSs will receive these distributions in proportion to the number of shares their BBVA ADSs represent.
Cash.   The depositary will convert all cash dividends and other cash distributions in a foreign currency that it receives in respect of the deposited securities into U.S. dollars if in its judgment it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents. If the exchange rates fluctuate during a time when the depositary cannot convert euros, holders of BBVA ADSs may lose some or all of the value of the distribution.
Ordinary Shares.   If a distribution by BBVA consists of a dividend in, or free distribution of, ordinary shares, the depositary may, or if BBVA requests, will, subject to the deposit agreement, distribute to the holders of outstanding BBVA ADSs, in proportion to their holdings, additional BBVA ADSs representing the number of ordinary shares received as such dividend or free distribution if BBVA furnishes it with evidence that it is legal to do so. The depositary will only distribute whole BBVA ADSs. It will sell ordinary shares which would require it to deliver fractional BBVA ADSs and distribute the net proceeds thereof in the same way as it does with cash. If the additional BBVA ADSs are not so distributed, each BBVA ADS will represent the additional ordinary shares distributed in respect of the ordinary shares represented by such BBVA ADS prior to such dividend or free distribution.
Rights.   If BBVA offers or causes to be offered to the holders of shares any rights to subscribe for additional shares or any rights of any other nature, the depositary will either:
•
make such rights available to holders of BBVA ADSs by means of warrants or otherwise, if the depositary determines that it is lawful and feasible to do so; or

•
if making such rights available is determined by the depositary not to be lawful and feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments:

•
on a stock exchange on which such rights are listed;

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on an over-the-counter market on which such rights are traded; or

•
with the written approval of BBVA, at a private sale,

at such place or places and upon such terms as the depositary may deem proper, and allocate the proceeds of such sales for the account of the holders of the BBVA ADSs entitled to those proceeds, upon an averaged or other practicable basis without regard to any distinctions among such holders of BBVA ADSs due to exchange restrictions, or the date of delivery of any ADSs or otherwise.
The net proceeds allocated to the holders of BBVA ADSs so entitled will be distributed to the extent practicable in the case of a distribution in cash. The depositary will not offer such rights to holders of BBVA ADSs having an address in the United States unless BBVA furnishes to the depositary (i) evidence that a registration statement under the Securities Act is in effect or (ii) an opinion from U.S. counsel for BBVA, in a form satisfactory to the depositary, to the effect that such distribution does not require registration under the provisions of the Securities Act.

Ordinary shares issuable upon exercise of preemptive rights must be registered under the Securities Act in order to be offered to holders of BBVA ADSs. If BBVA decided not to register those ordinary shares, the preemptive rights would not be distributed to holders of BBVA ADSs. Pursuant to the deposit agreement under which the BBVA ADSs are issued, however, the depositary will use its best efforts to sell such rights that it receives and will distribute the proceeds of the sale to holders of BBVA ADSs.
Other Distributions.   The depositary will remit to holders of BBVA ADSs any other item of value BBVA distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution. The depositary may sell, publicly or privately, what BBVA distributed and distribute the net proceeds in the same way as it does with cash.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any BBVA ADS holders. BBVA has no obligations to register BBVA ADSs, ordinary shares, rights or other securities under the Securities Act. BBVA also has no obligation to take any other action to permit the distribution of BBVA ADSs, ordinary shares, rights or anything else to BBVA ADS holders. This means that holders of BBVA ADSs may not receive the distributions BBVA makes on its shares or any value for them if it is illegal or impractical for BBVA to make them available to them.
Payment of Taxes
Holders of BBVA ADSs will be responsible for any taxes or other governmental charges payable on their BBVA ADSs or on the deposited securities underlying their BBVA ADSs, including any taxes payable on transfer. The depositary may, and upon instruction from BBVA, will:
•
refuse to effect any registration of transfer of such receipt or any split-up or combination thereof or any withdrawal of such deposited securities until such payment is made; or

•
withhold or deduct from any distributions on such deposited securities or sell for the account of the holder thereof any part or all of such deposited securities (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such receipt remaining liable for any deficiency.

Record Dates
The depositary will fix a record date to establish which holders of BBVA ADSs are entitled to:
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receive a dividend, distributions or rights;

•
receive the net proceeds of any sale;

•
give instructions for the exercise of voting rights at any such meeting; and

•
receive notice or solicitation to act in respect of any matter.

Voting of the Underlying Deposited Securities
BBVA has agreed in the deposit agreement that (i) the depositary or its nominee, whichever is the registered holder of the ordinary shares represented by the BBVA ADSs, will have the same rights as any other registered holder of ordinary shares; and (ii) consistent with BBVA’s bylaws, BBVA will observe the right of the depositary, its nominee or registered holder of the ordinary shares to attend any ordinary or extraordinary general shareholders’ meeting and to vote or cause to be voted by proxy the ordinary shares with respect to the BBVA ADSs and that BBVA will not exercise any right it may have under its bylaws to reject or in any way impair such rights.
Once the depositary receives notice in English of any matter affecting holders of ordinary shares, it will mail, as soon as practicable, such notice to the holders of BBVA ADSs. The notice will (i) contain the information in the notice of meeting; (ii) explain how holders as of a certain date may instruct the depositary to vote the ordinary shares underlying their BBVA ADSs; and (iii) contain a statement as to the manner in which instructions may be given.

The record holders of BBVA ADSs can instruct the depositary to vote the ordinary shares underlying their BBVA ADSs. The depositary will try, insofar as practicable, to cause the ordinary shares so represented to be voted in accordance with any nondiscretionary written instructions of BBVA ADS record holders received.
In the event the BBVA ADS record holders do not provide written instructions by a specified date, the depositary will deem the BBVA ADR holder to have instructed it to give discretionary proxy to a person designated by BBVA’s board of directors. However, this proxy must not be given to such a person if the board informs the depositary, in writing, that the board either does not wish the proxy to be given, that substantial opposition exists or that the matter at hand materially affects the rights of BBVA shareholders.
Facilities and Register
The depositary will maintain at its transfer office:
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facilities for the delivery and surrender of ordinary shares;

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facilities for the withdrawal of ordinary shares;

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facilities for the execution and delivery, registration, registration of transfer, combination and split-up of BBVA ADSs and the withdrawal of deposited securities; and

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a register for the registration and transfer of BBVA ADSs which, at all reasonable times, shall be open for inspection by holders of BBVA ADSs.

Reports and Notices
The depositary will, at BBVA’s expense:
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arrange for the custodian to provide the depositary copies in English of any reports and other communications that are generally made available by BBVA to holders of ordinary shares; and

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arrange for the mailing of such copies to all holders of BBVA ADSs.

BBVA has delivered to the depositary and the custodian a copy of the provisions of or governing ordinary shares. Promptly after any amendment, BBVA will deliver to the depositary and the custodian a copy in English of such amended provisions. The depositary may rely upon such copy for all the purposes of the deposit agreement.
The depositary will, at BBVA’s expense, make available for inspection by BBVA ADS holders at its office, the office of the custodian and at any other designated transfer office any reports and communications received from BBVA that are made generally available to holders of ordinary shares.
Amendment and Termination of the Deposit Agreement
The BBVA ADSs and the deposit agreement may at any time be amended by agreement between BBVA and the depositary.
Any amendment that would impose or increase any charges (other than transmission and delivery charges incurred at the request of depositors of ordinary shares or holders of BBVA ADSs, transfer, brokerage, registration fees and charges in connection with conversion of currencies, and taxes and other governmental charges) or that will otherwise prejudice any substantial existing right of BBVA ADS holders will not become effective as to outstanding BBVA ADSs until three months have expired after notice of such amendment has been given to the holders of the BBVA ADSs.
In no event will any amendment impair the right of any holder of BBVA ADSs to surrender such BBVA ADSs and receive in return the ordinary shares and other property which those surrendered BBVA ADSs represent, except in order to comply with mandatory provisions of applicable law.
At BBVA’s direction, the depositary will terminate the deposit agreement by giving notice of such termination to the record holders of BBVA ADSs at least 30 days prior to the date fixed in that notice for the termination. The depositary may terminate the deposit agreement at any time commencing 90 days after delivery of a written resignation, provided that no successor depositary has been appointed and no successor depositary has accepted its appointment before the end of those 90 days.
After the date that has been fixed for termination, the depositary and its agents will perform no further acts under the deposit agreement, other than:
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advise record holders of BBVA ADSs of such termination;

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receive and hold distributions on ordinary shares; and

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deliver ordinary shares and distributions in exchange for BBVA ADSs surrendered to the depositary.

As soon as practicable after the expiration of six months from the date that has been fixed for termination, the depositary will sell ordinary shares and other deposited securities and may hold the net proceeds of any such sale together with any other cash then held by it under the provisions of the deposit agreement, without liability for interest, for the pro rata benefit of the holders of BBVA ADSs that have not yet surrendered their BBVA ADSs.
Fees and Expenses
The table below sets forth the fees payable, either directly or indirectly, by a holder of ADSs:
Category	Depositary Actions	Associated Fee / By Whom Paid
(a) Depositing or substituting the underlying shares	Issuance of ADSs	Up to $5.00 for each 100 ADSs (or portion thereof) delivered (charged to person depositing the ordinary shares or receiving the ADSs)
(b) Receiving or distributing dividends	Distribution of cash dividends or other cash distributions; distribution of share dividends or other free share distributions; distribution of securities other than ADSs or rights to purchase additional ADSs	Not applicable
(c) Selling or exercising rights	Distribution or sale of securities	Not applicable
(d) Withdrawing an underlying security	Acceptance of ADSs surrendered for withdrawal of deposited securities	Up to $5.00 for each 100 ADSs (or portion thereof) surrendered (charged to person surrendering or to person to whom withdrawn securities are being delivered)
(e) Transferring, splitting or grouping receipts	Transfers, combining or grouping of depositary receipts	Not applicable
(f) General depositary services, particularly those charged on an annual basis	Other services performed by the depositary in administering the ADSs	Not applicable
(g) Expenses of the Depositary
Expenses incurred on behalf of holders in connection with
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stock transfer or other taxes (including Spanish income taxes) and other governmental charges;

•
delivery charges incurred at
cable, SWIFT, telex and facsimile transmission and

Expenses payable by holders of ADSs or persons depositing shares for the issuance of ADSs; expenses payable in connection with the conversion of foreign currency into U.S. dollars are payable out of such foreign currency

Category	Depositary Actions	Associated Fee / By Whom Paid

request of holder of ADS or person depositing shares for the issuance of ADSs;
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transfer, brokerage or registration fees for the registration of shares or other deposited securities on the share register and applicable to transfers of shares or other deposited securities to or from the name of the custodian;

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reasonable and customary expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars

The depositary collects its fees for delivery and surrender of BBVA ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the BBVA ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign-currency dealers or other service providers that are affiliates of the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, adviser, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign-currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Limitations on Obligations and Liability to BBVA ADS Holders
The deposit agreement expressly limits BBVA’s obligations and the obligations of the depositary, and it limits BBVA’s liability and the liability of the depositary. BBVA and the depositary:
•
are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

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are not liable for any action or inaction if either relies upon the advice of, or information from, legal counsel, accountants, any person presenting shares for deposit, any holder, or any other person believed to be competent to give such advice or information;

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are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the deposit agreement;

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are not liable if either exercises discretion permitted under the deposit agreement;

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have no obligation to become involved in a lawsuit or other proceeding related to the BBVA ADSs or the deposit agreement on behalf of holders of BBVA ADSs or on behalf of any other party; and

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may rely upon any documents they believe to be genuine and to have been signed or presented by the proper party.

The depositary will not be liable for its failure to carry out any instructions to vote BBVA’s securities or for the effects of any such vote.
Other General Limitations on Liability to BBVA ADS Holders
None of the depositary, its agents, nor BBVA will incur any liability if prevented or delayed in performing its obligations under the deposit agreement by reason of:
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any present or future law;

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any act of God;

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a war;

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the threat of any civil or criminal penalty; or

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any other circumstances beyond their respective control.

The obligations and liabilities of BBVA and its agents and the depositary and its agents under the deposit agreement are expressly limited to performing their respective obligations specifically set forth and undertaken by them to perform in the deposit agreement without negligence or bad faith.
In the deposit agreement, BBVA and the depositary agree to indemnify each other under certain circumstances.
General
The depositary will act as registrar of the BBVA ADSs or, upon BBVA’s request or approval, appoint a registrar or one or more co-registrars for registration of the BBVA ADRs evidencing the BBVA ADSs in accordance with the requirements of NYSE or of any other stock exchange on which the BBVA ADSs may be listed. Such registrars or co-registrars may be removed and a substitute or substitutes appointed by the depositary upon BBVA’s request or with BBVA’s approval.
Any transfer of the BBVA ADSs is registrable on the books of the depositary. However, the depositary may close the transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties or at BBVA’s request.
As a condition precedent to the execution and delivery, registration of transfer, split-up or combination of any BBVA ADS or the delivery of any distribution or the withdrawal of any ordinary shares or any property represented by the BBVA ADS, the depositary or the custodian may, and upon BBVA’s instructions will, require from the BBVA ADR holder or the presenter of the BBVA ADS or the depositor of the ordinary shares:

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payment of a sum sufficient to pay or reimburse the custodian, the depositary or BBVA for any tax or other governmental charge and any stock transfer or brokerage fee or any charges of the depositary upon delivery of the BBVA ADS or upon surrender of the BBVA ADS, as set out in the deposit agreement;

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the production of proof satisfactory to the depositary or custodian of:

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identity or genuineness of any signature; and

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citizenship, residence, exchange control approval, and legal or beneficial ownership;

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compliance with all applicable laws and regulations including the delivery of any forms required by Spanish law or custom in connection with the execution or delivery of evidence of ownership, with all applicable provisions of or governing the ordinary shares or any other deposited securities and with the terms of the deposit agreement; or

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other information deemed necessary or proper.

The delivery, registration of transfer, split-up or combination of BBVA ADSs, or the deposit or withdrawal of shares or other property represented by BBVA ADSs, in any particular instance or generally, may be suspended during any period when the BBVA ADSs register is closed, or when such action is deemed necessary or advisable by the depositary or BBVA at any time or from time to time.
Holders have the right to cancel their BBVA ADSs and withdraw the underlying shares at any time except:
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when temporary delays arise because the depositary or BBVA has closed its transfer books or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends;

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when BBVA ADS holders owe money to pay fees, taxes and similar charges; or

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to BBVA ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
The depositary, upon BBVA’s request or with BBVA’s approval, may appoint one or more co-transfer agents for the purpose of effecting registrations of transfers, combinations and split-ups of BBVA ADSs at designated transfer offices on behalf of the depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of BBVA ADSs and will be entitled to protection and indemnity to the same extent as the depositary.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated BBVA ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS registered holder to register that transfer.
In connection with the arrangements and procedures relating to DRS and Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant that is claiming to be acting on behalf of a BBVA ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through DRS and Profile and in accordance with the deposit agreement, will not constitute negligence or bad faith on the part of the depositary.

BBVA ADSs Outstanding
As of July 28, 2025, there were 218,572,971 BBVA ADSs outstanding.
Exercise of Spanish Bail-in Power and Other Resolution Tools
The ordinary shares of BBVA underlying the ADSs may be subject to the exercise of the Spanish Bail-in Power. See “Description of BBVA Ordinary Shares — Exercise of Spanish Bail-in Power and Other Resolution Tools”.

DESCRIPTION OF RIGHTS TO SUBSCRIBE FOR ORDINARY SHARES
We may issue rights to subscribe for our ordinary shares (including ordinary shares represented by ADSs). The applicable prospectus supplement will describe the specific terms relating to such subscription rights and the terms of the offering, including, where applicable, some or all of the following:
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the title of the subscription rights;

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the exercise price for the subscription rights;

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the aggregate number of subscription rights issued;

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a discussion of the material U.S. federal, Spanish or other income tax considerations, as well as considerations under the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), applicable to the issuance of ordinary shares together with statutory subscription rights or the exercise of the subscription rights;

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any other terms of the subscription rights, including terms, procedures and limitations relating to the exercise of the subscription rights;

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the terms of the ordinary shares corresponding to the subscription rights;

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information regarding the trading of subscription rights, including the stock exchanges, if any, on which the subscription rights will be listed;

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the record date, if any, to determine who is entitled to the subscription rights and the ex-rights date;

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the period during which the subscription rights may be exercised;

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the extent to which the offering includes a contractual over-subscription privilege with respect to unsubscribed securities; and

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the material terms of any underwriting arrangement we enter into in connection with the offering.

DESCRIPTION OF THE NOTES OF BBVA
This section describes the general terms and provisions of (i) the indenture dated as of July 31, 2025 (the “senior preferred indenture”) between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as trustee, transfer agent, paying agent and security registrar, which sets forth certain provisions with respect to the senior preferred notes that may be offered by BBVA hereunder; (ii) the indenture dated as of July 31, 2025 (the “senior non-preferred indenture”) between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as trustee, transfer agent, paying agent and security registrar, which sets forth certain provisions with respect to the senior non-preferred notes that may be offered by BBVA hereunder; and (iii) the indenture dated as of July 31, 2025 (the “subordinated indenture”) between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as trustee, transfer agent, paying agent and security registrar, which sets forth certain provisions with respect to the subordinated notes that may be offered by BBVA hereunder. In this section “Description of the Notes of BBVA”, we will refer to the senior preferred notes, the senior non-preferred notes and the subordinated notes as the “notes” and the senior preferred indenture, the senior non-preferred indenture and the subordinated indenture as the “indentures”. In this section, “Description of the Notes of BBVA”, the term “holder” shall mean the person in whose name notes are registered, unless otherwise indicated herein or in the applicable prospectus supplement. Whenever we refer in this prospectus to specific provisions of or terms defined in the indentures, we incorporate by reference into this prospectus such specific provisions of or terms defined in the indentures.
A prospectus supplement will describe the specific terms of a particular series of notes and any general terms outlined in this section that will not apply to those notes. The prospectus supplement may add to, update, supplement or change information contained in this prospectus, including regarding the terms of the securities offered thereby. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. Investors in a particular series of notes are therefore directed to read the relevant prospectus supplement and supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes or the officer’s certificate for such series). If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the relevant indenture and supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes or the officer’s certificate for such series). Further, in the event of any conflict between the terms and conditions of the relevant indenture and those of the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes or the officer’s certificate for such series), the terms and conditions of the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes or the officer’s certificate for such series) shall prevail.
The description contained in this section, as it may be supplemented, updated or superseded by the description included in the applicable prospectus supplement, is only a summary and does not contain the full terms of a particular series of notes, nor all the details found in the full text of the relevant indenture, the notes and the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of notes or the officer’s certificate for such series). If you would like additional information, you should read such supplemental documentation.
BBVA may issue future notes under other indentures or documentation which contain provisions different from those included in the indentures described here. BBVA is not prohibited under the notes or indentures from paying any amounts due under any of its obligations at a time when they are in default or have failed to pay any amounts due under the notes or indentures.
The senior preferred notes will be issued under the senior preferred indenture, the senior non-preferred notes will be issued under the senior non-preferred indenture and the subordinated notes will be issued under the subordinated indenture, in each case as each such indenture may be amended or supplemented from time to time. Each of such indentures has been filed with the SEC as an exhibit to the registration statement that includes this prospectus and is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under more than one indenture of BBVA (such as is currently the case in respect of the senior preferred indenture, the senior non-preferred indenture, the subordinated indenture and the contingent convertible preferred securities indenture), upon a default in any series of securities issued under any such indenture, the trustee may be deemed to have a conflicting interest and may be required to resign under any other indentures and a successor trustee will be appointed thereunder.
General
The indentures do not limit the aggregate principal amount of notes that BBVA may issue under them.
Neither the indentures nor the notes will limit or otherwise restrict the amount of other indebtedness or other securities which BBVA or any of its subsidiaries may incur or issue. BBVA can issue notes from time to time in one or more series, up to any aggregate principal amount that BBVA may authorize. The notes will be direct, unconditional and unsecured debt obligations of BBVA.
The indentures provide that there may be more than one trustee under such indentures, each with respect to one or more series of notes. Any trustee may resign or be removed with respect to any series of notes issued under the indentures and a successor trustee may be appointed.
Terms of the Notes Specified in the Applicable Prospectus Supplement
The applicable prospectus supplement will describe the terms of the offered notes, including, where applicable, some or all of the following:
•
the title of the notes and series in which these notes will be included;

•
any limit on the aggregate principal amount of the notes;

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the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the notes will be issued;

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if any of the notes are to be issuable in global form, when they are to be issuable in global form and (i) whether beneficial owners of interests in such notes may exchange such interests for notes of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur; (ii) the name of the depository with respect to any global certificate or note; and (iii) the form of any legend or legends that must be borne by any such note in addition to or in lieu of that set forth in the relevant indenture;

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the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the offered notes is payable and, if other than the full principal amount thereof, the portion payable or the method or methods by which the portion of the principal amount of the notes payable on such date or dates is determined;

•
the rate or rates (which may be fixed or variable) at which the offered notes will bear interest, if any, or the method or methods, if any, by which such rate or rates will be determined; the date or dates from which interest on the notes, if any, will accrue or the method or methods, if any, by which such date or dates will be determined; the date or dates on which such interest, if any, will be payable, the date or dates on which payment of such interest, if any, will commence and the regular record dates for the interest payment dates, if any; whether and under what circumstances additional amounts on the notes shall be payable; the notice, if any, to holders of the notes regarding the determination of interest on a floating rate note and the manner of giving such notice; and the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

•
each office or agency where, subject to the terms of the relevant indenture, the principal, premium and interest, if any, and additional amounts, if any, on the notes will be payable, where the notes may be presented for registration of transfer or exchange and where notices or demands to or upon BBVA in respect of the notes or the relevant indenture may be served;

•
whether any of the notes are to be redeemable at the option of BBVA (including pursuant to redemption provisions that may differ from those set forth in the prospectus) and, if so, the period or periods within which, the price or prices at which and the other terms and conditions upon which such notes may be redeemed, in whole or in part, at the option of BBVA, and the terms and provisions of such optional redemption;

•
the denominations in which the notes will be issuable;

•
whether any of the notes will be issued as original issue discount notes;

•
if other than the principal amount thereof, the portion of the principal amount of any of such notes that shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

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if other than U.S. dollars, the currencies or currency units or composite currencies in which the principal, premium, if any, interest, if any, and additional amounts, if any, for the notes will be payable and the manner of determining the equivalent of such currencies in U.S. dollars;

•
if BBVA or a holder may elect payment of the principal, premium, and interest or additional amounts, if any, on the notes in a currency or currencies, currency unit or units or composite currency different from the one in which the notes are denominated or stated to be payable, the period or periods within which and terms and conditions on which such election may be made, as well as the time and manner of determining the exchange rate;

•
whether the amount of payments of principal of, any premium or interest on or any additional amounts with respect to the notes may be determined with reference to an index, formula or other method or methods (which index, formula or other method or methods may be based, without limitation, on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices) and, if so, the terms and conditions upon which and the manner in which these amounts will be determined and paid or payable;

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any deletions from (which may be in its entirety), modifications of or additions to the events of default or covenants of BBVA with respect to the notes set forth in the relevant indenture;

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if any notes are to be issuable upon the exercise of warrants, the time, manner and place for such notes to be authenticated and delivered;

•
if any of the notes are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary note) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

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the identity of the trustee(s) and, if other than the relevant trustee, the identity of each security registrar, paying agent and authenticating agent;

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the “Stated Intervals” and the “Record Date” for purposes of Sections 312(a) (in the case of non-interest bearing notes) and 316(c), respectively, of the Trust Indenture Act;

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any deletions from (which may be in its entirety), modifications of or additions to the additional amounts payable with respect to the notes, or any other terms set forth in the relevant indenture;

•
the deed of issuance (escritura de emisión), if required, which shall be in the Spanish language, related to the notes;

•
any material U.S. federal or Spanish income tax considerations applicable to the notes to the extent not described in this prospectus; and

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any other terms of the notes, which shall not be inconsistent with the provisions of the relevant indenture (as amended and supplemented if applicable, by the relevant supplemental indenture).

BBVA may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its maturity. The applicable prospectus supplement will describe the amount payable in the event of an acceleration and other special factors applicable to any original issue discount notes.
Payments of Additional Amounts
Except as otherwise provided herein or in the applicable prospectus supplement, any amounts to be paid by BBVA with respect to the notes shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature unless such withholding or deduction is required by law. Except as otherwise provided herein or in the applicable prospectus supplement, in the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium (if any)) by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, BBVA will pay to the relevant holder such additional amounts as may be necessary in order that the net amount received by the holder, after such withholding or deduction equals the amount of interest, if any, which would have been receivable by such holder in the absence of such withholding or deduction; provided, however, that the foregoing obligation to pay such additional amounts will not apply:
(a) to, or to a third party on behalf of, a holder who is liable for such taxes or duties by reason of such holder (or the beneficial owner for whose benefit such holder holds the relevant note) having some connection with Spain other than the mere holding of such note (or such beneficial interest) or the mere crediting of the note to such holder’s securities account with DTC; or
(b) in the case of a note presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the relevant holder would have been entitled to additional amounts on presenting the same for payment on such 30th day assuming that day to have been a business day in such place of presentment; or
(c) in respect of any tax, duty, assessment or other governmental charge that would not have been imposed but for the failure by the holder or beneficial owner of the relevant note to comply with any certification, information or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the holder or beneficial owner of that note, if compliance is required by statute, regulation or administrative practice of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from the tax, duty, assessment or other governmental charge; or
(d) to, or to a third party on behalf of, a holder if BBVA does not receive any relevant information as may be required by Spanish tax laws and regulations (including any binding rulings), including a duly executed and completed payment statement from the paying agent.
Additional amounts will also not be paid with respect to any payment on any note to a holder who is a fiduciary, partnership, limited liability company or person other than the sole beneficial owner of that payment to the extent such payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for Spanish tax purposes, of a beneficiary or settlor with respect to such fiduciary, member of such partnership, interest holder in that limited liability company or a beneficial owner who would not have been entitled to such additional amounts had it been a holder of such note.
No additional amounts will be paid by BBVA, the trustee or any paying agent on account of any withholding or deduction from a payment on, or in respect of, the notes where such withholding or deduction is imposed pursuant to any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the Code (as defined herein) and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and Spain or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.
As used above, “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the paying agent on or before such due date, it means the first date on which, the full amount of such moneys having been so received and made available for payment to the holders, notice to that effect is duly given to the holders in accordance with the provisions set forth in the relevant indenture (see “— Notices” below).
Any reference herein to the payment of interest shall be deemed to include the payment of additional amounts to the extent payable in respect thereof.
Redemption
The applicable prospectus supplement will indicate, if applicable, the date or dates on or after which, or the period or periods, if any, during which and the price or prices at which BBVA may, pursuant to any redemption provisions described therein (which may differ from those set forth below), redeem the notes, and the other terms and provisions of such redemption. The notes of any series shall not be redeemable at the option of the holder thereof.
Common Terms
BBVA may, subject to the restrictions described in this section, redeem the notes of any series it has issued. Except as otherwise specified below or in the relevant prospectus supplement, the redemption price for a series of notes will be equal to 100% of the principal amount of such notes (or such other redemption amount as may be specified in the applicable prospectus supplement) plus any accrued but unpaid interest thereon to (but excluding) the redemption date.
If BBVA has elected to redeem the notes of a series but, prior to the payment of the redemption price to holders of such notes, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the redemption price (or any accrued interest and additional amounts payable under the relevant indenture) will be due and payable.
Any redemption shall be in compliance with Applicable Banking Regulations (as defined below) then in force and subject to the prior consent of the Regulator (as defined below), if required pursuant to such regulations. The Trustee may conclusively assume that any redemption is in compliance with Applicable Banking Regulations and that if the prior consent of the Regulator is required for any redemption, such consent has been obtained.
Any notice of redemption shall be given not less than five nor more than 30 days prior to the redemption date, in the manner described under “— Notices” below and in the applicable prospectus supplement and indenture.
If BBVA elects to redeem the notes of any series, the applicable redemption price will become due and payable on such notes (or, to the extent such notes may be redeemed in part, the portion thereof to be redeemed) and, if applicable, the notes redeemed will cease to accrue interest from (and including) the redemption date, unless BBVA fails to pay the redemption price on such redemption date.
Set forth below are certain definitions used in this section:
“Applicable Banking Regulations” means (i) with respect to a series of senior preferred notes or senior non-preferred notes, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to Eligible Liabilities Amounts (as defined below) or any equivalent or successor principles, then applicable to BBVA and/or the BBVA Group including, without limitation to the generality of the foregoing, CRD V, the BRRD, the SRM Regulation and other laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to Eligible Liabilities Amounts or any equivalent or successor principles, in each case to the extent then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to BBVA and/or the BBVA Group) and as amended or replaced from time to time, and (ii) with respect to a series of subordinated notes, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to (so long as such subordinated notes are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital (as defined below)) Tier 2 Capital and (to the extent such subordinated notes cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) Eligible Liabilities Amounts or any equivalent or successor principles, then applicable to BBVA and/or the BBVA Group including, without limitation to the generality of the foregoing, CRD V, the BRRD, the SRM Regulation and other laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, including those applicable to (so long as such subordinated notes are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) Tier 2 Capital and (to the extent such subordinated notes cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) Eligible Liabilities Amounts or any equivalent or successor principles, in each case to the extent then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to BBVA and/or the BBVA Group) and as amended or replaced from time to time.
“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as implemented into Spanish law by Law 11/2015 and RD 1012/2015, as amended, replaced or supplemented from time to time, and including any other relevant implementing or developing regulatory provisions.
“Capital Event” means, when used with respect to the subordinated notes of a series, a change (or any pending change which the Regulator considers to be sufficiently certain) in Spanish law or Applicable Banking Regulations or any application or official interpretation thereof, on or after the issue date of such subordinated notes, that results (or is likely to result) in any of the outstanding aggregate principal amount of such subordinated notes ceasing to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital; provided that a Capital Event shall not occur where such ceasing to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital is due to the remaining maturity of such subordinated notes being less than any period prescribed by any applicable eligibility criteria under the Applicable Banking Regulations (or any other regulations applicable in Spain from time to time) which was effective on the issue date of such subordinated notes.
“Eligible Liabilities Amount” means the amount of eligible liabilities of BBVA or the BBVA Group for the purposes of Article 45 of the BRRD or Applicable Banking Regulations or any other regulations applicable in Spain from time to time.
“Eligible Liabilities Event” means, when used with respect to the notes of a series, a change (or any pending change which the Regulator considers sufficiently certain) in Spanish law or Applicable Banking Regulations (or any other regulations applicable in Spain from time to time) or in any application or official interpretation thereof, on or after the issue date of such notes, that results (or is likely to result) in such notes not being (or ceasing to be) fully eligible for inclusion in the Eligible Liabilities Amount; provided that an Eligible Liabilities Event shall not occur where such ineligibility for inclusion of such notes in the Eligible Liabilities Amount is due to the remaining maturity of such notes being less than any period prescribed by any applicable eligibility criteria under the Applicable Banking Regulations (or any other regulations applicable in Spain from time to time) which was effective on the issue date of such notes.
“Regulator” means the European Central Bank, the Bank of Spain and/or the Relevant Spanish Resolution Authority, as applicable, and/or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential or resolution matters in relation to BBVA and/or the BBVA Group from time to time.
“Tax Event” means, when used with respect to the notes of a series, that, as a result of any change in or any amendment to the laws or regulations applicable in Spain (including any treaty to which Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or binding official interpretation or administration of such laws or regulations, which change or amendment, or change in the application, binding official interpretation or administration, becomes effective on or after the issue date of such notes, (i) BBVA would become obligated to pay additional amounts in making any payments under such notes with respect thereto, as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) BBVA would not be entitled to claim a deduction in computing its taxation liabilities in Spain or any political subdivision thereof or therein having the power to tax in respect of any interest to be paid on the next interest payment date on such notes or the value of such deduction to BBVA would be reduced, or (iii) the applicable tax treatment of such notes would be materially affected and such change was not reasonably foreseeable on the issue date of such notes.
“Tier 2 Capital” means Tier 2 capital (capital de nivel 2) as provided under Applicable Banking Regulations.

Early Redemption upon a Tax Event
Unless otherwise provided in the applicable prospectus supplement, all or part only of the senior preferred notes, senior non-preferred notes or subordinated notes of a series may be redeemed at the redemption price at the option of BBVA if a Tax Event occurs; provided that, if the Tax Event consists of the event described in prong (i) of the “Tax Event” definition, no such notice to the trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which BBVA would be obligated to deduct or withhold tax or pay such additional amounts were a payment in respect of the notes then due.
Early Redemption upon an Eligible Liabilities Event
Unless otherwise provided in the applicable prospectus supplement, all (but not less than all) of the senior preferred notes, senior non-preferred notes or (to the extent they cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) the subordinated notes of a series may be redeemed at the redemption price at the option of BBVA if an Eligible Liabilities Event occurs with respect to such series of notes on or after the issue date of such notes.
Early Redemption upon a Capital Event
Unless otherwise provided in the applicable prospectus supplement, all (but not less than all) of the subordinated notes of a series (so long as such notes are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) may be redeemed at the redemption price at the option of BBVA if a Capital Event occurs with respect to such series of notes on or after the issue date of such notes.
Optional Early Redemption (Issuer Call)
Unless otherwise provided in the applicable prospectus supplement, all (but not less than all) of the senior preferred notes, senior non-preferred notes or subordinated notes of a series may be redeemed at the redemption price at the option of BBVA on any optional redemption date or any date during any optional redemption period, as the case may be, that may be applicable to the notes of such series.
Clean-up Call
Unless otherwise provided in the applicable prospectus supplement, if, on or after the issue date of the senior preferred notes, senior non-preferred notes or subordinated notes of a series, notes of such series representing, in the aggregate, 75% or more of the aggregate principal amount of the notes of such series (including any notes of such series issued after the issue date of such series and any notes of such series which have been cancelled by the trustee following their surrender for cancellation as provided in the relevant indenture) have been purchased by or on behalf of BBVA or any member of the BBVA Group, the notes of such series may be redeemed, in whole but not in part, at the option of BBVA at any time at the redemption price.
Purchases of Notes
BBVA or any member of the BBVA Group or any other legal entity acting on behalf of BBVA may, at any time, purchase or otherwise acquire any of the outstanding notes of any series at any price in the open market or otherwise, subject to such purchase being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations. Upon their acquisition, such notes may be held, resold or, at the option of BBVA, surrendered to the trustee for cancellation (subject to such holding, resale or cancellation being in compliance with Applicable Banking Regulations). Any such purchased notes will cease to be deemed “outstanding” under the relevant indenture (i) for so long as such purchased notes are held by BBVA or any member of the BBVA Group or any other legal entity acting on behalf of BBVA or (ii) if such purchased notes have been surrendered to the trustee for cancellation.
Status and Ranking of the Notes
The below descriptions are based on the relevant provisions of the senior preferred indenture, senior non-preferred indenture and subordinated indenture, as the case may be. The provisions relating to the relative status and ranking of obligations under the Insolvency Law have historically been subject to change, and such provisions may further change in the future. Accordingly, investors are directed to read the description of the status and ranking of a particular series of notes in the relevant prospectus supplement and supplemental indenture.
Senior preferred notes and senior non-preferred notes
According to the senior preferred indenture, the payment obligations of BBVA under the senior preferred notes of a series on account of principal shall be direct, unconditional, unsubordinated and unsecured obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the senior preferred notes with respect to claims for principal (which claims will constitute ordinary claims (as defined below)) will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), and (b) claims against the insolvency estate (créditos contra la masa); (ii) pari passu without any preference or priority among themselves and with all other Senior Preferred Obligations (as defined below); and (iii) senior to (a) any Senior Non-Preferred Obligations (as defined below), and (b) all subordinated obligations of, or claims against, BBVA (créditos subordinados), present and future, such that any relevant claim on account of principal in respect of the senior preferred notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.
According to the senior non-preferred indenture, the payment obligations of BBVA under the senior non-preferred notes of a series on account of principal shall be direct, unconditional, unsubordinated and unsecured obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the senior non-preferred notes with respect to claims for principal (which claims will constitute ordinary claims) will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations; (ii) pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations; and (iii) senior to all subordinated obligations of, or claims against, BBVA (créditos subordinados), present and future, such that any relevant claim on account of principal in respect of such senior non-preferred notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.
“ordinary claims” means the class of claims with respect to unsecured, non-privileged and unsubordinated obligations (créditos ordinarios) of BBVA which, upon the insolvency (concurso de acreedores) of BBVA and pursuant to the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, rank (i) junior to privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015 and any secured claims), and claims against the insolvency estate (créditos contra la masa) and (ii) senior to subordinated claims (créditos subordinados).
“Senior Non-Preferred Obligations” (créditos ordinarios no preferentes) means the obligations of BBVA with respect to (i) the payment of principal under any senior non-preferred notes and (ii) all other ordinary claims, present and future, which, upon the insolvency (concurso de acreedores) of BBVA, are expressed to rank within the ordinary claims but junior to Senior Preferred Obligations.
“Senior Preferred Obligations” means the obligations of BBVA with respect to (i) the payment of principal under any senior preferred notes and (ii) all other ordinary claims, present and future, other than Senior Non-Preferred Obligations.

Upon the insolvency (concurso de acreedores) of BBVA, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the senior preferred notes or the senior non-preferred notes of a series with respect to claims for accrued but unpaid interest on such notes shall constitute subordinated claims (créditos subordinados) against BBVA ranking in accordance with the provisions of the Insolvency Law. No further interest on such notes shall accrue from the date of declaration of the insolvency of BBVA. Claims in respect of additional amounts shall also constitute subordinated claims (créditos subordinados) against BBVA.
Each holder of senior preferred notes or senior non-preferred notes (including, for purposes of this paragraph, each holder of a beneficial interest in the relevant senior preferred notes or senior non-preferred notes), by his or her acquisition thereof, will be deemed to have agreed to the relevant ranking of such notes. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of such notes and to the extent permitted by Spanish law. In addition, each holder of senior preferred notes or senior non-preferred notes by his or her acquisition thereof, to the extent permitted by Spanish law, authorizes and directs the relevant trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of such notes as provided in the relevant indenture and appoints the relevant trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such holder’s or beneficial owner’s behalf.
Prior to any voluntary or necessary declaration of insolvency of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure, BBVA may be subject to an Early Intervention or Resolution or to any other exercise of the Spanish Bail-in Power and the senior preferred notes or senior non-preferred notes of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no holder or beneficial owner of any such notes shall have any claim against BBVA in connection with or arising out of any such exercise of the Spanish Bail-in Power.
Subordinated notes
According to the subordinated indenture, the payment obligations of BBVA under the subordinated notes of a series shall be direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the subordinated notes will rank:
(i)
for so long as the subordinated notes constitute Tier 2 Instruments (as defined below) of BBVA: (a) junior to any (1) claim in respect of any unsubordinated obligations of BBVA (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1 of the Insolvency Law), (2) claim in respect of Senior Subordinated Debt (as defined below) and (3) other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the obligations of BBVA in respect of the subordinated notes and do not qualify as Additional Tier 1 Instruments (as defined below) or Tier 2 Instruments; (b) pari passu without any preference or priority among themselves and with all claims in respect of other contractually subordinated obligations of BBVA under any outstanding Tier 2 Instruments, present and future, and any other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the obligations of BBVA in respect of the subordinated notes; and (c) senior to (1) any claim in respect of any other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of BBVA in respect of the subordinated notes, including, without limitation, any claim in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments, present and future, and (2) ordinary shares of BBVA; and

(ii)
to the extent the subordinated notes cease to constitute Tier 2 Instruments of BBVA: (a) junior to any claim in respect of any unsubordinated obligations of BBVA (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1 of the Insolvency Law) and any other subordinated obligations which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the obligations of BBVA in respect of Senior Subordinated Debt; (b) pari passu without any preference or priority among themselves and with all claims in respect of Senior Subordinated Debt, and any other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the obligations of BBVA in respect of Senior Subordinated Debt; and (c) senior to (1) any claim in respect of any other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of BBVA in respect of Senior Subordinated Debt, including, without limitation, any claim in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments or Tier 2 Instruments, present and future, and (2) ordinary shares of BBVA, such that any relevant claim in respect of the subordinated notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided in (i) and (ii) above.
“Additional Tier 1 Capital” means Additional Tier 1 capital (capital de nivel 1 adicional) as provided under Applicable Banking Regulations.
“Additional Tier 1 Instrument” means any instrument of BBVA qualifying as Additional Tier 1 Capital, in whole or in part.
“Senior Subordinated Debt” means the contractually subordinated obligations (créditos subordinados) of BBVA, present and future, ranking as subordinated debt not constituting Additional Tier 1 Capital or Tier 2 Capital of BBVA and/or the BBVA Group, in accordance with Spanish law, for the purposes of Additional Provision 14.3.1º of Law 11/2015.
“Tier 2 Instrument” means any instrument of BBVA qualifying as Tier 2 Capital, in whole or in part.
Upon the insolvency (concurso de acreedores) of BBVA, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the subordinated notes of any series with respect to claims for accrued but unpaid interest on such notes shall constitute subordinated claims (créditos subordinados) against BBVA ranking in accordance with the provisions of the Insolvency Law. No further interest on the subordinated notes shall accrue from the date of declaration of the insolvency of BBVA. Claims in respect of additional amounts shall also constitute subordinated claims (créditos subordinados) against BBVA.
Each holder of subordinated notes (including, for purposes of this paragraph, each holder of a beneficial interest in the relevant subordinated notes), by his or her acquisition thereof, will be deemed to have agreed to the subordination of such notes as described above. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of such notes and to the extent permitted by Spanish law. In addition, each holder of subordinated notes by his or her acquisition thereof, to the extent permitted by Spanish law, authorizes and directs the relevant trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of such notes as provided in the subordinated indenture and appoints the relevant trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such holder’s or beneficial owner’s behalf.
Prior to any voluntary or necessary declaration of insolvency of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure, BBVA may be subject to an Early Intervention or Resolution or to any other exercise of the Spanish Bail-in Power and the subordinated notes of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no holder or beneficial owner of any such subordinated notes shall have any claim against BBVA in connection with or arising out of any such exercise of the Spanish Bail-in Power.
Except as provided above, nothing contained in the subordinated indenture or in the subordinated notes will affect the obligation of BBVA to make, or prevent BBVA from making, at any time, payments of principal of (or premium, if any) or interest, if any, on the subordinated notes or on account of the purchase or other acquisition of subordinated notes or prevent the application by the relevant trustee of any moneys deposited with it under the subordinated indenture to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the subordinated notes, unless a responsible officer of such trustee shall have received at its corporate trust office, more than three business days prior to the date fixed for such payment, written notice of any event prohibiting the making of such payment.
Any renewal or extension of the time of payment of any Company Senior Indebtedness (as defined below) or the exercise by the holders of Company Senior Indebtedness of any of their rights under any instrument creating or evidencing Company Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done without any notice to or assent from the holders of the subordinated notes or the relevant trustee with respect to the subordinated notes.
No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Company Senior Indebtedness is outstanding or of such Company Senior Indebtedness, whether or not such action is in accordance with the provisions of any applicable document, will in any way alter or affect any of the provisions of the subordinated indenture or of the subordinated notes relating to the subordination thereof.
“Company Senior Indebtedness” means, with respect to the subordinated notes of a series, all obligations of, or claims against, BBVA, whether outstanding on the date of the subordinated indenture or the issue date of such subordinated notes, or thereafter created, incurred, assumed or guaranteed, that are not subordinate, or are superior, in right of payment to the subordinated notes of such series.
The relevant trustee’s claims under the subordinated indenture are not subordinated.
Events of Default
“Event of default”, wherever used with respect to notes of any series, means (whatever the reason for such event of default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the immediately succeeding paragraph, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against BBVA or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by BBVA for the dissolution or winding up of BBVA (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth under “— Consolidation, Merger and Conveyance of Assets; Assumption” (in this case, even without being approved by an Act (as defined below) of the holders of such series of notes) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the holders of the notes of such series).
Notwithstanding anything to the contrary in the notes or the relevant indenture, any Resolution or Early Intervention with respect to BBVA will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an event of default under the immediately preceding paragraph or under any other of the terms of the notes or the relevant indenture with respect to the notes of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the notes of any series or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of any series, will constitute an event of default or default under the relevant indenture or the notes of such series or otherwise constitute non-performance of a contractual obligation, or entitle the holders of the notes of any such series to any remedies, which are expressly waived.

See “— Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, then the principal, or such lesser amount as may be provided for in the notes of such series (if applicable), of such outstanding notes will be deemed to have been declared, and will become, immediately and automatically, due and payable, to the extent permitted by the Insolvency Law. For the avoidance of doubt, only an event of default (rather than any breach or default under the relevant indenture or the notes of any series) may give rise to such a declaration of acceleration pursuant to the provisions summarized above.
At any time after such a declaration of acceleration with respect to the notes of a series has been made and before a judgment or decree for payment of the money due has been obtained by the relevant trustee as provided in the relevant indenture, the holders of not less than a majority in aggregate principal amount of the outstanding notes of such series may, by Act, rescind and annul such declaration and its consequences if:
(i)
BBVA has paid or deposited with the relevant trustee a sum of money sufficient to pay:

(a)
all overdue installments of any interest on and additional amounts with respect to all notes of such series;

(b)
the principal of and any premium on any notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any additional amounts with respect thereto at the rate or rates borne by or provided for in such notes;

(c)
to the extent that payment of such interest or additional amounts is lawful, interest upon overdue installments of any interest and additional amounts at the rate or rates borne by or provided for in such notes; and

(d)
all sums paid or advanced by the relevant trustee under the relevant indenture and the reasonable compensation, expenses, disbursements and advances of the relevant trustee, its agents and counsel and all other amounts due to the relevant trustee under such indenture; and

(ii)
the event of default with respect to the notes of such series shall have been cured or waived as provided in the relevant indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.
Subject to the payment of certain amounts due to the relevant trustee (as set forth in prong (i)(d) of the second immediately preceding paragraph), the holders of not less than a majority in aggregate principal amount of the outstanding notes of a series may on behalf of the holders of all the notes of such series, by Act, waive any past default with respect to such series of notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any note of such series or in respect of a covenant or provision of the relevant indenture that cannot be modified or amended without the consent of the holder of each outstanding notes of such series.
No holder of any note of any series (which, for these purposes, includes each holder of a beneficial interest in the notes) has the right to institute any proceeding, judicial or otherwise, with respect to such note, the relevant indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such holder has previously given written notice to the relevant trustee of a continuing event of default with respect to the notes of such series specifying such event of default and stating that such notice is a “Notice of Event of Default” under the relevant indenture; (ii) the holders of not less than 25% in aggregate principal amount of the outstanding notes of such series have made written request to the relevant trustee to institute proceedings in respect of such event of default in its own name as trustee under the relevant indenture with respect to such series of notes and such holder or holders have offered to the relevant trustee reasonable indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the relevant trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (iv) no direction inconsistent with such written request has been given to the relevant trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding notes of such series.
Notwithstanding anything to the contrary in the relevant indenture and the notes of the relevant series, and subject to the relevant indenture’s provisions with respect to remedies, the ranking or subordination of the notes of the relevant series and the exercise of the Spanish Bail-in Power, each holder of a note will have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the relevant indenture with respect to payment of defaulted interest, interest on, and any additional amounts with respect to, such note on or after the dates upon which such amounts become due and payable pursuant to the terms of such note (or, in the case of redemption, on or after the redemption date) and to institute suit for the enforcement of any such payment, and such right cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in aggregate principal amount of the outstanding notes of such series may consent by Act, on behalf of the holders of all outstanding notes of such series, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).
Within 90 days after the occurrence of any default under the relevant indenture known to the relevant trustee with respect to the notes of a series, such trustee shall transmit by mail to all holders of notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived; provided, however, that the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of such trustee in good faith determine that the withholding of such notice is in the best interest of the holders of notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to notes of such series.
“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the relevant indenture to be given or taken by holders of notes of a series and the written instrument or instruments in which such action is embodied and by which such action is evidenced.
Substitution and Modification
Notwithstanding anything to the contrary in this prospectus, the notes of any series, the relevant indentures or any other agreements, arrangements or understandings between BBVA and any holder of notes, by his or her acquisition of notes, each holder and beneficial owner acknowledges, accepts, consents to and agrees that if:
(i)
with respect to the senior preferred notes or senior non-preferred notes of a series, a Tax Event or an Eligible Liabilities Event occurs; or

(ii)
with respect to the subordinated notes of a series, a Tax Event, (so long as such subordinated notes are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) a Capital Event, or (to the extent such subordinated notes cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) an Eligible Liabilities Event occurs, including, in each case, as a result of any change in law or regulation or the application or official interpretation thereof, BBVA may substitute all (but not less than all) of the notes of such series or modify the terms of all (but not less than all) of the notes of such series, without any requirement for the consent or approval of the relevant trustee or the holders or beneficial owners of such notes, so that such notes are substituted for, or their terms are modified to become again, or remain, Qualifying Securities (as defined below), subject to: (i) having given not less than five nor more than 30 days’ notice to the holders thereof in accordance with the relevant indenture and to the trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification); (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations; and (iii) any variation in the terms of such notes resulting from such modification or, if such notes are substituted, any difference between the terms of such notes and those of the Qualifying Securities for which such notes are substituted, not being materially prejudicial to the interests of the holders of such notes and BBVA having delivered an officer’s certificate to the relevant trustee to that effect not less than five business days prior to (a) in the case of a substitution of the notes, the issue date of the relevant Qualifying Securities for which such notes are substituted; or (b) in the case of a modification of the terms and conditions of the notes, the date such modification becomes effective.
In the case of a modification of the terms and conditions of the notes of a series, any variation in the ranking of such notes resulting from any such modification or, in the case of a substitution of the notes, any difference between the ranking of such notes and that of the Qualifying Securities for which the notes are substituted, shall be deemed not to be prejudicial to the interests of the holders of such notes where the ranking of the notes or, if the notes are substituted, of the Qualifying Securities for which the notes are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to the notes of such series on their issue date.
For the purposes of the second immediately preceding paragraph, the notice to be delivered by BBVA shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the holders of the series of notes to be substituted or modified can inspect or obtain copies of, if such notes are modified, the new terms and conditions of the notes of such series or, if such notes are substituted, the Qualifying Securities for which they are substituted. Such substitution or modification will be effected without any cost or charge to such holders.
If the notes of a series are substituted in accordance with the paragraphs set forth above, the notes of such series shall cease to bear interest from (and including) the date of such substitution.
By its acquisition of notes of any series or any beneficial interest therein, each holder and beneficial owner thereof will be deemed (i) to acknowledge, accept, consent to and agree to be bound by any substitution of or modification to the terms of the notes of such series as set forth above and to grant to BBVA and the relevant trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the notes of such series, as applicable and (ii) to the extent permitted by the Trust Indenture Act, to waive any and all claims, in law and/or in equity, against the relevant trustee and/or BBVA for, to agree not to initiate a suit against the trustee and/or BBVA in respect of, and to agree that neither such trustee nor BBVA shall be liable for, any action that the trustee or BBVA takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the notes upon the occurrence of a Tax Event, Eligible Liabilities Event or Capital Event, as applicable.
“Qualifying Securities” means, with respect to a series of notes which is subject to any substitution or modification pursuant to their terms, at any time, any securities issued by BBVA (including any notes so modified as to remain Qualifying Securities) that:
(i)   contain terms which comply with the then-current requirements, (a) in the case of a series of senior preferred notes or senior non-preferred notes, for inclusion in the Eligible Liabilities Amount, or (b) in the case of series of subordinated notes (so long as such subordinated notes are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital or (to the extent such subordinated notes cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) for inclusion in the Eligible Liabilities Amount, in each case as provided under Applicable Banking Regulations, as applicable;
(ii)   have the same denomination and aggregate outstanding principal amount, the same currency in which payments shall be payable, the same rate of interest and terms for the determination of any applicable rate of interest, the same date of maturity and the same dates for payment of interest as such series of notes immediately prior to any substitution or modification;
(iii)   have the same or higher ranking as is applicable to such series of notes on the issue date of such series of notes;
(iv)   preserve any existing rights under the notes to any accrued interest which has not been paid in respect of the period from (and including) the interest payment date last preceding the date of any substitution or modification; and

(v)   are listed or admitted to trading on any stock exchange as selected by BBVA, if such series of notes was listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification.
In the case of a substitution or modification of the terms of the notes of any series, depending on the terms of the modified notes, the substitution or modification might be considered for U.S. federal income tax purposes to be a deemed exchange by the U.S. beneficial owners of notes of the relevant series for new notes, which may result in recognition of taxable gain or loss for these purposes and possible other adverse U.S. tax consequences for such beneficial owners. U.S. beneficial owners of notes should consult their tax advisers regarding the U.S. federal, state and local income tax consequences of a substitution or modification.
Outstanding Notes
Among other provisions, in determining whether the holders of the requisite principal amount of outstanding notes of a series have given any request, demand, authorization, direction, notice, consent or waiver under the notes of such series or the relevant indenture, any note owned by BBVA or any other obligor upon the notes or any affiliate of BBVA or such other obligor (if any such notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount note (if any) of such series that will be deemed outstanding will be the amount that would be declared due and payable as of the date of determination.
Modifications and Waivers
Modification of the Indentures without Consent of Holders
BBVA and the relevant trustee may modify and amend the relevant indenture and any applicable supplemental indenture without the consent of the holders of the notes of a series, in each case with respect to the notes of such series or any other notes of BBVA issued thereunder, to:
•
evidence the succession of another person to BBVA, and the assumption by any such successor of the covenants of BBVA in such indenture and in the notes of any series;

•
add to the covenants of BBVA for the benefit of the holders of notes of all or any series or to surrender any right or power conferred upon BBVA under such indenture; provided that (i) in the case of a series of senior preferred notes and senior non-preferred notes, such notes do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount and subject further to compliance with the Applicable Banking Regulations and (ii) in the case of a series of subordinated notes, such notes do not cease, as a result thereof, to (so long as the subordinated notes of such series are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital or (to the extent the notes of such series cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations;

•
establish the form or terms of the notes of any new series;

•
evidence and provide for the acceptance of appointment by a successor trustee with respect to the notes of one or more series and to add to or change any of the provisions of such indenture or any applicable supplemental indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee under such indenture;

•
cure any ambiguity or correct or supplement any defect or inconsistency in such indenture, any indenture supplemental thereto or the notes or make any other provisions with respect to matters or questions arising under such indenture, any indenture supplemental thereto or the notes which do not adversely affect the interests of the holders of the outstanding notes of any series in any material respect;

•
add to, delete from or revise the conditions, limitations and restrictions on the terms or purposes of issue, authentication and delivery of notes;

•
supplement any of the provisions of such indenture or any supplemental indenture to such extent as shall be necessary to permit the discharge of any series of notes, provided such action does not adversely affect the interests of any holders of notes of any other series in any material respect;

•
add any additional events of default for the benefit of the holders of notes of any series; provided that (i) in the case of a series of senior preferred notes or senior non-preferred notes, such notes do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount and subject further to compliance with the Applicable Banking Regulations and (ii) in the case of a series of subordinated notes, such notes do not cease, as a result thereof, to (so long as the subordinated notes of such series are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital or (to the extent the notes of such series cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) be fully eligible for inclusion in the Eligible Liabilities Amount and subject further to compliance with the Applicable Banking Regulations;

•
secure any notes; provided that (i) in the case of a series of senior preferred notes or senior non-preferred notes, such notes do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount and subject further to compliance with the Applicable Banking Regulations and (ii) in the case of a series of subordinated notes, such notes do not cease, as a result thereof, to (so long as the subordinated notes of such series are included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital or (to the extent the notes of such series cease to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 2 Capital) be fully eligible for inclusion in the Eligible Liabilities Amount and subject further to compliance with the Applicable Banking Regulations;

•
delete, amend or supplement any provision of such indenture, any indenture supplemental thereto or the notes, provided such actions do not materially adversely affect the interests of the holders of the notes issued thereunder and outstanding immediately prior thereto;

•
delete, amend or supplement any provision of such indenture, any indenture supplemental thereto or the notes as a result of, and to the extent necessary to effect, the substitution or modification of any series of notes pursuant to the provisions summarized in “— Substitution and Modification” above; or

•
delete, amend or supplement any provision of such indenture, any indenture supplemental thereto or the notes as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Modification of the Indentures with Consent of Holders
With the consent, as evidenced in an Act or Acts (as defined in the relevant indenture), as the case may be, of the holders of not less than a majority in aggregate principal amount of the notes of the relevant series outstanding immediately prior thereto affected thereby, voting as a class, BBVA and the relevant trustee may enter into an indenture or indentures supplemental to the relevant indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the relevant indenture or the notes of such series or of modifying in any manner the rights of the holders of the notes of such series under the relevant indenture and of waiving future compliance with respect to such indenture and the notes of such series; provided, however, that no such supplemental indenture, without the consent of the holder of each note of such series outstanding immediately prior thereto affected thereby, shall (in each case, with respect to the notes of such series):
•
change the stated maturity of the principal of, or any premium or installment of interest on or any additional amounts with respect to, such notes, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in aggregate principal amount of the outstanding notes of a series may consent by Act, on behalf of the holders of all of the outstanding notes of such series, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any additional amounts with respect thereto;

•
change any premium payable upon the redemption of such notes or otherwise;

•
change the obligation of BBVA to pay additional amounts;

•
reduce the amount of the principal of an original issue discount note (if any) that would be due and payable upon a declaration of acceleration of the maturity of the note (following an event of default) or the amount thereof provable in bankruptcy;

•
change the redemption provisions;

•
change the place of payment or currency in which the payment of principal, any premium, interest or any additional amounts is payable;

•
impair the right to take legal action to enforce the payment when due of principal, any premium, interest or any additional amounts with respect to the notes;

•
reduce the percentage in principal amount of outstanding notes of a series the consent of whose holders is required for any supplemental indenture or to waive compliance with, or defaults under, the relevant indenture or reduce the requirement for a quorum or voting;

•
in the case of a series of subordinated notes, modify any of the provisions of the subordinated indenture relating to the subordination of the outstanding subordinated notes in a manner adverse to holders of outstanding subordinated notes;

•
modify the provisions of the relevant indenture that govern modification thereof with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding notes of such series the consent of whose holders is required to modify and amend such indenture or to give any such waiver and except to provide that additional provisions of such indenture cannot be modified or waived without the consent of each holder of notes affected thereby; or

•
change in any manner adverse to the interests of the holders of outstanding notes the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of principal, premium or interest (including additional amounts), if any, thereon;

except in each case with respect to any modification or amendment of the relevant indenture or the notes of such series which is entered into pursuant to, and in accordance with, the provisions described above under “— Modification of the Indentures without Consent of Holders” (in which each such case neither the consent nor the affirmative vote of any holder of any note affected will be required).
Subject to the payment of certain amounts due to the relevant trustee, the holders of not less than a majority in aggregate principal amount of the outstanding notes of any series may, on behalf of the holders of all the notes of such series, by Act, waive any past default under the relevant indenture (with respect to such notes) and such notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any additional amounts with respect to, any note of such series or in respect of a covenant or provision of the relevant indenture that cannot be modified or amended without the consent of the holder of each outstanding note of such series.
Satisfaction and Discharge
Subject to compliance with the Applicable Banking Regulations and, if required, the prior consent of the Regulator, BBVA may discharge certain obligations to holders of notes of any series (i) that have been delivered to the trustee for cancellation or (ii) that have not already been delivered to the trustee for cancellation and that have become due and payable by depositing or causing to be deposited with the relevant trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such notes, including principal, premium, interest and any additional amounts to the date of such deposit.
In addition, upon the exercise of the Spanish Bail-in Power with respect to a series of notes which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the notes of such series or such notes otherwise ceasing to be outstanding, the relevant indenture shall be deemed satisfied and discharged as to such series of notes and such notes shall thereafter be deemed to be not outstanding.

Consolidation, Merger and Conveyance of Assets; Assumption
Nothing contained in the indentures or in any of the notes shall prevent any reconstruction, consolidation, amalgamation or merger of BBVA with or into any other person or persons (whether or not affiliated with BBVA), or successive reconstructions, consolidations, amalgamations or mergers in which BBVA or the successor or successors of BBVA shall be a party or parties, or shall prevent any sale, transfer, conveyance or lease of the property of BBVA as an entirety or substantially as an entirety, to any other person (whether or not affiliated with BBVA); provided that any person formed by any reconstruction, consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets shall (except where such assumption is automatic by operation of law) expressly assume the due and punctual payment of the principal of (and premium, if any), interest and additional amounts, if any, on the notes in accordance with the provisions thereof and the relevant indenture, and the performance of every covenant of such indenture on the part of BBVA to be performed or observed.
In addition, any holding company or wholly-owned subsidiary of BBVA may assume BBVA’s obligations under the notes of any series without the consent of any holder; provided that certain conditions are satisfied, including that, immediately after such assumption, the successor person has ratings for long-term senior debt (in the case of senior preferred notes and senior non-preferred notes) or long-term subordinated debt (in the case of subordinated notes) assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors) which are the same as or higher than the credit rating for long-term senior or subordinated debt, as the case may be, of BBVA (or, if applicable, the previous successor person) assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors).
In the event of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease, or any assumption of obligations under the notes of a series permitted by the relevant indenture, the acquiring, resulting or successor person, as the case may be, shall succeed to, and substitute, and may exercise every right and power of, BBVA under such indenture with respect to any such notes with the same effect as if such person had been named as the issuer in such indenture, and BBVA or any legal and valid successor person which shall theretofore have become such in the manner prescribed in such indenture shall be released from all liability as obligor and any other obligations and covenants under such indenture and under any such notes, as the case may be.
In the event the acquiring, resulting or successor person is not incorporated or tax resident in Spain, additional amounts under the notes will thereafter be payable in respect of taxes imposed by the acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay additional amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain. In addition, such acquiring, resulting or successor person not incorporated or tax resident in Spain will be entitled to redeem the notes in the circumstances described under “— Redemption — Early Redemption upon a Tax Event” upon any change in or any amendment to the laws or regulations of such acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence (including any treaty to which such jurisdiction is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations; provided that the relevant change, amendment, application or interpretation has become effective subsequent to the date of the reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance, lease or assumption, as the case may be.
Depending on the facts at the time of any assumption of the obligations of BBVA under any series of notes, such assumption might be considered for U.S. federal income tax purposes to be a deemed exchange by the U.S. beneficial owners of the notes of such series for new notes, which may result in recognition of taxable gain or loss for these purposes and possible other adverse U.S. tax consequences for such beneficial owners. U.S. beneficial owners of notes should consult their tax advisers regarding the U.S. federal, state and local income tax consequences of an assumption.
Waiver of Right of Set-off
Subject to applicable law, neither any holder or beneficial owner of the notes of any series nor the trustee acting on behalf of the holders of the notes of such series may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by BBVA in respect of, or arising under, or in connection with, the notes of such series or the relevant indenture and each of them, by virtue of its holding of any securities or any interest therein, and the trustee acting on behalf of the holders of the notes of such series, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a note of any series or any interest therein by BBVA in respect of, or arising under, the notes of such series are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to BBVA (or, if any voluntary or involuntary liquidation of BBVA shall have occurred, the liquidator or administrator of BBVA, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for BBVA (or the liquidator or administrator of BBVA, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.
Maintenance of Tax Procedures
Each indenture provides for the timely provision by the applicable paying agent of a duly executed and completed payment statement in connection with each payment of income (as defined below) under the relevant notes and sets forth certain procedures agreed by BBVA and such paying agent which aim to facilitate such process, along with a form of the payment statement to be used by the paying agent. For these purposes, “income” means interest paid on an interest payment date or the amount of the difference, if any, between the aggregate redemption price paid upon the redemption of the relevant notes (or a portion thereof) and the aggregate principal amount of such notes, as applicable.
If the paying agent fails to deliver a duly executed and completed payment statement on a timely basis, in respect of an interest payment date or in connection with a redemption of the notes of a series, then the related payment of income will be subject to Spanish withholding tax, currently at the rate of 19%. If this were to occur, BBVA would not pay additional amounts and owners of a beneficial interest in such notes would have to apply directly to the Spanish tax authorities for any refund to which they may be entitled.
Form, Transfer, Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, each series of notes will be issued in registered form only, without coupons. There will not be any service charge for any transfer or exchange of notes payable to BBVA, but BBVA may require payment to cover any tax or other governmental charge payable and any other expenses (including the fees and expenses of the trustee) that may be imposed in that regard.
Unless the applicable prospectus supplement provides otherwise, the principal, premium and interest (and any additional amounts) on the notes of a particular series will be payable, and transfer or exchange of the notes will be registrable, at the corporate trust office of The Bank of New York Mellon under the relevant indenture. However, if specified in the applicable prospectus supplement, BBVA may elect to pay any interest by check mailed to the address of the entitled person as it appears in the security register at the close of business on the regular record date for the interest or by transfer to an account maintained by the payee with a bank located in the United States.
Unless the applicable prospectus supplement provides otherwise, payment of interest on and any additional amounts with respect to a note on any interest payment date will be made to the person in whose name the note is registered at the close of business on the regular record date for the interest.
Global Certificates
BBVA may issue the notes of a series in whole or in part in the form of one or more global certificates representing the notes. Unless otherwise stated in the applicable prospectus supplement, DTC will act as securities depository for the notes. Therefore, BBVA will issue the notes only as registered securities registered in the name of Cede & Co. (DTC’s nominee) and will deposit with DTC one or more registered certificates representing in aggregate the total number of such notes.
As long as DTC or its nominee is the registered holder of a global certificate representing notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global certificate for all purposes under the relevant indenture and the notes. Except as described below, owners of beneficial interests in a note represented by a global certificate will not be entitled to have the notes represented by such global certificate registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the holders of such notes under the relevant indenture. Accordingly, each person owning a beneficial interest in a note represented by a global certificate must rely on the procedures of DTC and, if that person is not a participant in DTC, on the procedures of the participant in DTC through which the person owns its interest, to exercise any rights of a beneficial owner under the relevant indenture.
Beneficial interests in notes of any series represented by a global certificate will be exchangeable for notes of such series represented by individual security certificates, or certificated notes, and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the trustee only if: (i) the depository is at any time unwilling, unable or ineligible to continue as depository or has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by BBVA within 60 days of the date BBVA is so informed in writing; (ii) BBVA executes and delivers to the trustee a company order to the effect it has elected to cause the issuance of definitive registered securities; (iii) an event of default has occurred and is continuing with respect to the securities; or (iv) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the relevant prospectus supplement.
Notices
All notices to holders of registered notes shall be validly given if in writing and mailed first-class postage prepaid to them at their respective addresses in the register maintained by the relevant trustee or security registrar. Notwithstanding the foregoing, any notice given to the holder of a global security representing notes shall be sufficiently given if such notice is given in accordance with the procedures of the relevant depository applicable from time to time.
The Trustee
The Bank of New York Mellon, the trustee currently appointed pursuant to each of the indentures, currently has its principal corporate trust office located at 240 Greenwich Street, New York, NY 10286, and each of the indentures will be administered by The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, currently located at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom or such other location as notified by the trustee to BBVA from time to time. The trustee and any trustee appointed pursuant to the senior preferred indenture, the senior non-preferred indenture or the subordinated indenture shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.
By its acquisition of any notes offered hereunder, each holder thereof, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of such series. Additionally, by its acquisition of any notes of any series offered hereunder, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such series of notes, (i) the trustee shall not be required to take any further directions from holders of the notes of such series with respect to any portion of the notes of such series that is written down, converted to equity and/or cancelled under the provision of the relevant indenture which authorizes holders of a majority in aggregate outstanding principal amount of the notes of a series to direct certain actions relating to the notes of such series; and (ii) the relevant indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such notes.
Notwithstanding the foregoing, if, following the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to notes of a series, any notes of such series remain outstanding (for example, if such exercise results in only a partial write-down of the principal amount of the notes of such series), then there shall at all times be a trustee for the notes of such series in accordance with the relevant indenture, and the resignation and/or removal of the relevant trustee and the appointment of a successor trustee shall continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed between BBVA and the relevant trustee following the completion of the exercise of the Spanish Bail-in Power.
BBVA’s obligation to indemnify the trustee in accordance with each of the indentures shall survive the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any notes.
Subject to the provisions of the Trust Indenture Act, the relevant trustee is under no obligation to exercise any of the rights or powers vested in it by the relevant indenture at the request of any holder of notes, unless such holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred thereby.
BBVA and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.
Successor Trustees
Any trustee in respect of the notes of a series may resign or be removed by holders of a majority in aggregate principal amount of notes of such series at any time, effective upon the acceptance by a successor trustee of the respective appointment. The indentures provide that any successor trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment as a successor trustee with respect to the notes of a series unless at the time of such acceptance such successor trustee shall be qualified and eligible under the relevant indenture.
Repayment of Funds
All moneys paid by BBVA to the relevant trustee or a paying agent for payment of principal, premium or interest and any additional amounts on any notes which remain unclaimed at the end of two years after that payment has become due and payable will be paid to BBVA, on BBVA’s request, and all liability of the relevant trustee or the paying agent related to it will cease, and, if permitted by law, the holder of the applicable note will look only to BBVA for any payment which such holder may be entitled to collect.
Prescription
All claims against BBVA for payment of principal, premium, interest or additional amounts on or in respect of the notes will become void unless made within the earlier of (i) six years or (ii) any applicable shorter period provided for under New York law, starting from the later of the date on which that payment first became due and the date on which the full amount was received by the relevant trustee or the paying agent.
Governing Law
The notes, the indentures and any supplemental indentures (except as set forth herein and therein) will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the indentures, the authorization, issuance and execution by BBVA of the notes, the notes to the extent set forth therein and the provisions of the indentures related to the ranking and, where applicable, the subordination of the notes, the waiver of the right of set-off and the agreement by holders of the notes with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws (derecho común) of Spain.
Submission to Jurisdiction
Except as provided in the paragraph immediately below, BBVA has irrevocably submitted to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of

New York, New York in any suit or proceeding arising out of or relating to the relevant indenture or the notes and has irrevocably waived, to the extent it may effectively do so, any objection it may have to the laying of the venue of any such suit or proceeding.
Notwithstanding anything to the contrary in the notes or the indentures, the Spanish courts in the city of Madrid shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the relevant indenture or the notes arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of BBVA, the trustee, each holder and beneficial owner of any notes and each paying agent, transfer agent, authenticating agent and security registrar will submit, to the extent it may effectively do so, to the exclusive jurisdiction of such Spanish courts in relation to any Bail-in Dispute. Each of BBVA, the trustee, each holder and beneficial owner of any notes and each paying agent, transfer agent, authenticating agent and security registrar will further irrevocably waive, to the extent it may effectively do so, any objection to the Spanish courts in the city of Madrid on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.
Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power
Notwithstanding anything to the contrary in the notes of any series, the indentures or any other agreements, arrangements or understandings between BBVA and any holder, by its acquisition of any notes offered hereunder, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in the notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the notes of any series, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on the notes of any series; (b) the conversion of all, or a portion, of the Amounts Due on the notes of any series into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the notes; (c) the cancellation of the notes of any series; (4) the amendment or alteration of the maturity of the notes of any series or amendment of the amount of interest payable on the notes of any series, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the notes of any series or the rights of the holders thereunder or under the relevant indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
By its acquisition of any notes offered hereunder, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the notes of any series or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of a series shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an event of default with respect to the notes or under the relevant indenture. By its acquisition of any notes offered hereunder, each holder further acknowledges and agrees that no repayment or payment of Amounts Due on the notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
By its acquisition of any notes offered hereunder, each holder thereof, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of such series. Additionally, by its acquisition of any notes of any series offered hereunder, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such series of notes: (i) the trustee shall not be required to take any further directions from the holders of the notes of such series with respect to any portion of the notes of such series that is written down, converted to equity and/or cancelled under the relevant indenture; and (ii) the relevant indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to notes of a series, so long as any notes of such series remain outstanding, there shall at all times be a trustee for the notes of such series in accordance with the relevant indenture, and the resignation and/or removal of the relevant trustee and the appointment of a successor trustee shall continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the notes of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.
By its acquisition of any notes offered hereunder, each holder further agrees to be deemed to have authorized, directed and requested the relevant depository (including, if applicable, DTC) and any direct participant therein or other intermediary through which it holds such notes to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the notes as it may be imposed, without any further action or direction on the part of such holder.
Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the notes of a series, BBVA or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to the depository as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the notes of such series. BBVA will also deliver a copy of such notice to the trustee for information purposes. No failure or delay by BBVA to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.
Subsequent Holders’ Agreement
Holders of any notes offered hereunder that acquire such notes in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the relevant indenture to the same extent as the holders of any notes offered hereunder that acquire such notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the notes related to the exercise and effects of the Spanish Bail-in Power set forth under “— Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.

DESCRIPTION OF THE CONTINGENT CONVERTIBLE PREFERRED SECURITIES OF BBVA
This section describes the general terms and provisions of the indenture dated as of July 31, 2025 (the “contingent convertible preferred securities indenture”) between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as contingent convertible preferred security registrar) through its London Branch, as trustee, paying and conversion agent, principal paying agent and contingent convertible preferred security registrar, which sets forth certain provisions with respect to the contingent convertible preferred securities that may be offered by BBVA. In this section, “Description of the Contingent Convertible Preferred Securities of BBVA”, the term “holder” shall mean the person in whose name the notes are registered, unless otherwise indicated herein or in the applicable prospectus supplement. Whenever we refer in this prospectus to specific provisions of or terms defined in the contingent convertible preferred securities indenture, we incorporate by reference into this prospectus such specific provisions of or terms defined in the contingent convertible preferred securities indenture.
A prospectus supplement will describe the specific terms of a particular series of contingent convertible preferred securities and any general terms outlined in this section that will not apply to those contingent convertible preferred securities. The prospectus supplement may add to, update, supplement or change information contained in this prospectus, including regarding the terms of the securities offered thereby. Therefore, the statements made in this prospectus may not be the terms that apply to the securities you purchase. Investors in a particular series of contingent convertible preferred securities are therefore directed to read the relevant prospectus supplement and supplemental indenture (or, if applicable, the Board resolution creating a particular series of contingent convertible preferred securities or the officer’s certificate for such series). If there is any conflict between the prospectus supplement and this prospectus, then the terms and provisions in the prospectus supplement apply unless they are inconsistent with the terms of the contingent convertible preferred securities indenture and the supplemental indenture (or, if applicable, the Board resolution creating a particular series of contingent convertible preferred securities or the officer’s certificate for such series). Further, in the event of any conflict between the terms and conditions of the contingent convertible preferred securities indenture and those of the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of contingent convertible preferred securities or the officer’s certificate for such series), the terms and conditions of the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of contingent convertible preferred securities or the officer’s certificate for such series) shall prevail.
The description contained in this section, as it may be supplemented, updated or superseded by the description included in the applicable prospectus supplement, is only a summary and does not contain the full terms of a particular series of contingent convertible preferred securities, nor all the details found in the full text of the relevant indenture, the contingent convertible preferred securities and the relevant supplemental indenture (or, if applicable, the Board resolution creating a particular series of contingent convertible preferred securities or the officer’s certificate for such series or the officer’s certificate for such series). If you would like additional information, you should read such supplemental documentation.
BBVA may issue future contingent convertible preferred securities under other indentures or documentation which contain provisions different from those included in the contingent convertible preferred securities indenture described here. BBVA is not prohibited under the contingent convertible preferred securities or the contingent convertible preferred securities indenture from paying any amounts due under any of its obligations at a time when an Enforcement Event (as defined below) has occurred or when they have failed to pay any amounts due under the contingent convertible preferred securities or the contingent convertible preferred securities indenture.
The contingent convertible preferred securities will be issued under the contingent convertible preferred securities indenture, as it may be amended or supplemented from time to time. The contingent convertible preferred securities indenture has been filed with the SEC as an exhibit to the registration statement that includes this prospectus. The contingent convertible preferred securities indenture is qualified under the Trust Indenture Act. Under the provisions of the Trust Indenture Act, if the same institution acts as trustee under more than one indenture of BBVA (such as is currently the case in respect of the senior preferred indenture, the senior non-preferred indenture, the subordinated indenture and the contingent convertible preferred securities indenture), upon a default in any series of securities issued under any such indenture, the trustee may be deemed to have a conflicting interest and may be required to resign under any other indentures and a successor trustee will be appointed thereunder.
Any offering of contingent convertible preferred securities pursuant to this prospectus also includes an offering of BBVA’s ordinary shares given the contingent convertible preferred securities mandatorily convert into BBVA’s ordinary shares upon the occurrence of certain events, as described herein. See “Description of BBVA Ordinary Shares” for a discussion of BBVA’s ordinary shares.
General
The contingent convertible preferred securities indenture does not limit the aggregate liquidation preference of contingent convertible preferred securities that BBVA may issue under it.
Neither the contingent convertible preferred securities indenture nor the contingent convertible preferred securities will limit or otherwise restrict the amount of other indebtedness or other securities which BBVA or any of its subsidiaries may incur or issue, including the issuance of further contingent convertible preferred securities. BBVA can issue contingent convertible preferred securities from time to time in one or more series, up to any aggregate liquidation preference that BBVA may authorize. Unless previously converted into Common Shares (as defined below), the contingent convertible preferred securities will constitute direct, unconditional and unsecured obligations of BBVA.
The contingent convertible preferred securities indenture provides that there may be more than one trustee under such indenture, each with respect to one or more series of notes. Any trustee may resign or be removed with respect to any series of contingent convertible preferred securities issued under the contingent convertible preferred securities indenture and a successor trustee may be appointed.
The holders of any series of contingent convertible preferred securities are not entitled to receive notice of or to attend any extraordinary or ordinary meetings of Shareholders of BBVA and will have no voting rights with respect thereto.
The contingent convertible preferred securities are BBVA’s subordinated non-step-up non-cumulative convertible preferred securities mandatorily convertible into Common Shares upon the occurrence of certain events. The contingent convertible preferred securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or Spain.
Terms of the Contingent Convertible Preferred Securities Specified in the Applicable Prospectus Supplement
The applicable prospectus supplement will describe the terms of the offered contingent convertible preferred securities, including, where applicable, some or all of the following:
•
the specific designation and Liquidation Preference (as defined below) of the contingent convertible preferred securities;

•
how to calculate Distributions (as defined below), if any, and the terms or circumstances under which any such Distributions may be cancelled in whole or in part, if any;

•
the date or dates from which Distributions, if any, will accrue or the method or methods, if any, by which such date or dates will be determined;

•
the price or prices at which they will be issued;

•
the terms on which the contingent convertible preferred securities may or are required to convert into Common Shares and any specific terms relating to the conversion or exchange feature, including upon the occurrence of certain events relating to our financial condition;

•
whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•
the times and places at which any Distributions are payable;

•
the terms and conditions of any mandatory redemption;

•
the terms and conditions, if any, under which BBVA may elect to substitute or vary the terms of the contingent convertible preferred securities;

•
the currency or currencies in which Liquidation Preference and Distributions are denominated and in which BBVA will make any payments;

•
any index used to determine the amount of any payments on the contingent convertible preferred securities;

•
any restrictions that apply to the offer, sale and delivery of the contingent convertible preferred securities;

•
whether and under what circumstances, if other than those described in this prospectus, BBVA will pay additional amounts on the contingent convertible preferred securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, BBVA may redeem the contingent convertible preferred securities following those developments;

•
the clearing system or systems on which the contingent convertible preferred securities will be cleared and settled; and

•
any listing on a securities exchange.

Holders of contingent convertible preferred securities shall have no voting rights except those described under the heading “— Modifications and Waivers” below, unless and until such contingent convertible preferred securities are converted into Common Shares, in which case holders will have the voting rights described under “Description of BBVA Ordinary Shares”.
Certain Defined Terms
In this section “Description of the Contingent Convertible Preferred Securities of BBVA”, the following terms have the following meanings:
“Accounting Currency” means euro or such other primary currency used in the presentation of the BBVA Group’s accounts from time to time;
“Additional Amounts” has the meaning set forth under “— Additional Amounts”;
“Additional Tier 1 Capital” means Additional Tier 1 capital (capital de nivel 1 adicional) as provided under Applicable Banking Regulations;
“Additional Tier 1 Instrument” means any instrument of BBVA qualifying as Additional Tier 1 Capital, in whole or in part;
“ADS depositary” means The Bank of New York Mellon, as the depositary under BBVA’s deposit agreement (see “Description of BBVA American Depositary Shares”) or any successor ADS depositary;
“Agents” means the agents appointed in accordance with the contingent convertible preferred securities indenture or any applicable supplemental indenture and shall include any Paying Agent, contingent convertible preferred security registrar, Paying and Conversion Agent, Calculation Agent and Authenticating Agent;
“Applicable Banking Regulations” means, with respect to the contingent convertible preferred securities of a series, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency then applicable to BBVA and/or the BBVA Group including, without limitation to the generality of the foregoing, CRD V, the BRRD, the SRM Regulation and other laws, regulations, requirements, guidelines and policies relating to capital adequacy, resolution and/or solvency, in each case to the extent then in effect in Spain (whether or not such regulations, requirements, guidelines or policies have the force of law and whether or not they are applied generally or specifically to BBVA and/or the BBVA Group) and as amended or replaced from time to time;
“Authenticating Agent” means, when used with respect to the contingent convertible preferred securities of any series, any person authorized by the trustee pursuant to the contingent convertible preferred securities indenture to act on behalf of the trustee to authenticate contingent convertible preferred securities of such series. Except as otherwise specified pursuant to the applicable supplemental indenture, The Bank of New York Mellon, acting through its principal corporate trust office in New York, will act as Authenticating Agent;
“BRRD” means Directive 2014/59/EU of the European Parliament and of the Council of May 15, 2014 establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as implemented into Spanish law by Law 11/ 2015 and RD 1012/2015, as amended, replaced or supplemented from time to time, and including any other relevant implementing or developing regulatory provisions;
“Business Day” means, except as may otherwise be provided in the applicable prospectus supplement, any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York, London, Madrid or any other place of payment provided in or pursuant to the contingent convertible preferred securities indenture;
“Calculation Agent” means, when used with respect to the contingent convertible preferred securities of any series, any person authorized by BBVA as the party responsible for calculating the Distribution Rate and/or such other amount(s) from time to time in relation to such series of contingent convertible preferred securities;
“Capital Event” means, when used with respect to the contingent convertible preferred securities of any series, a change (or any pending change which the Regulator considers to be sufficiently certain) in Spanish law or Applicable Banking Regulations or any application or official interpretation thereof, on or after the issue date of such contingent convertible preferred securities, that results (or is likely to result) in any of the outstanding aggregate Liquidation Preference of the contingent convertible preferred securities of such series ceasing to be included in, or count towards, the BBVA Group’s or BBVA’s Tier 1 Capital;
“Capital Reduction” means the adoption, in accordance with Article 418.3 of the Spanish Companies Act, by a general shareholders’ meeting of BBVA of a resolution of capital reduction by reimbursement of cash contributions (restitución de aportaciones) to Shareholders by way of a reduction in the nominal value of the shares of such Shareholders in the capital of BBVA. A resolution of capital reduction for the redemption of any Common Shares previously repurchased by BBVA will not be considered a Capital Reduction for the purposes of the contingent convertible preferred securities indenture;
“Capital Reduction Conversion” has the meaning specified in “— Conversion — Conversion Upon Capital Reduction” below;
“Capital Reduction Notice” has the meaning specified in “— Conversion — Conversion Procedures” below, which notice shall specify the Election Period and the procedures for holders to deliver an Election Notice;
“Capital Reduction Notice Date” means the date on which a Capital Reduction Notice is deemed to be given;
“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”, but a Dividend falling within paragraph (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend;
“CET1 Capital” means, at any time, the common equity tier 1 capital of BBVA or the BBVA Group, respectively, as calculated by BBVA in accordance with Chapter 2 (Common Equity Tier 1 Capital) of Title I (Elements of Own Funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions;
“CET1 ratio” means, at any time, with respect to BBVA or the BBVA Group, as the case may be, the reported ratio (expressed as a percentage) of the aggregate amount (in the Accounting Currency) of the

CET1 Capital of BBVA or the BBVA Group, respectively, at such time divided by the Risk Weighted Assets Amount of BBVA or the BBVA Group, respectively, at such time, all as calculated by BBVA;
“Clearing System” means DTC or any of the European Clearing Systems, as applicable;
“Closing Price” means, in respect of a Common Share and in relation to any dealing day, the price per Common Share quoted by the Relevant Stock Exchange as the closing price or closing auction price of a Common Share on such dealing day;
“Common Shares” means ordinary shares in the capital of BBVA, each of which confers on the holder one vote at general meetings of BBVA and is credited as fully paid up;
“Conversion” means a Trigger Conversion or a Capital Reduction Conversion, as the case may be;
“Conversion Event” means a Trigger Event or a Capital Reduction, as the case may be;
“Conversion Notice” means a Trigger Event Notice or a Capital Reduction Notice, as the case may be;
“Conversion Notice Date” means the Trigger Event Notice Date or the Capital Reduction Notice Date, as the case may be;
“Conversion Price” has the meaning specified under “— Conversion — Conversion Price”;
“Conversion Settlement Date” means the date on which the relevant Common Shares are to be delivered to the Conversion Shares Depository upon Conversion, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the relevant Conversion Notice Date;
“Conversion Shares Depository” means, when used with respect to the contingent convertible preferred securities of any series, a reputable financial institution, trust company or similar entity (which may be BBVA or another member of the BBVA Group or a third party) to be appointed by BBVA on or prior to any date when a function ascribed to the Conversion Shares Depository is required to be performed, to perform such functions and to hold Common Shares in Iberclear or any of its participating entities (entidades participantes) in a designated trust or custody account for the benefit of the holders of the contingent convertible preferred securities of such series and otherwise on terms consistent with the terms of the contingent convertible preferred securities of such series and the contingent convertible preferred securities indenture;
“Current Market Price” means, in respect of a Common Share at a particular date, the average of the daily Volume Weighted Average Price of a Common Share on each of the five consecutive dealing days ending on the dealing day immediately preceding such date (the “Relevant Period”) (rounded if necessary to the nearest cent with 0.5 cents being rounded upwards); provided that if at any time during the Relevant Period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement), then:
•
if the Common Shares to be issued and delivered are not entitled to receive the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price cum-Dividend (or cum-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; or

•
if the Common Shares to be issued and delivered are entitled to receive the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price ex-Dividend (or ex-any other entitlement) shall for the purposes of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement relating to such Dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit, and provided further that:
(i)
if on each of the dealing days in the Relevant Period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum-any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Common Shares to be issued and delivered are not entitled to receive that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement relating to such Dividend or entitlement; and

(ii)
if the Volume Weighted Average Price of a Common Share is not available on one or more of the dealing days in the Relevant Period (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in the Relevant Period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the Relevant Period the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith appropriate to reflect any consolidation or sub-division of the Common Shares or any issue of Common Shares by way of capitalization of profits or reserves, or any like or similar event;
“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Common Shares, Securities, Spin-Off Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time);
“Delivery Notice” means a notice provided by the relevant holder, in such form as may be acceptable to the relevant Clearing System from time to time, which contains the relevant account and related details for the delivery of any Common Shares (or ADSs) and such other information as is required in accordance with the contingent convertible preferred securities indenture, and which is required to be delivered in connection with a Conversion of the contingent convertible preferred securities and the delivery of the Common Shares (or ADSs);
“Distributable Items” means the profits and reserves (if any) available for the payment of a Distribution at any given time together with any other distributions and payments to be made from such profits and reserves, in each case in accordance with Applicable Banking Regulations then in force, and including as such term is further defined in CRD V, as interpreted and applied in accordance with Applicable Banking Regulations;
“Distribution” means the non-cumulative cash distribution, if any, in respect of a series of contingent convertible preferred securities in a Distribution Period;
“Distribution Payment Date” shall have the meaning as determined in the relevant prospectus supplement;
“Distribution Period” means the period from and including one Distribution Payment Date (or, in the case of the first Distribution Period, the date of issuance) to but excluding the next Distribution Payment Date;
“Distribution Rate” means the rate at which the contingent convertible preferred securities of a series accrue Distributions in accordance with the provisions described under “— Payments — Distributions” below;

“Dividend” means any dividend or distribution to Shareholders in respect of the Common Shares (including a Spin-Off) whether of cash, assets or other property (and for these purposes a distribution of assets includes without limitation an issue of Common Shares or other Securities credited as fully or partly paid up by way of capitalization of profits or reserves), and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to Shareholders upon or in connection with a reduction of capital; provided that:
(a)
where:

(i)
a Dividend in cash is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Common Shares or other property or assets, or where a capitalization of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of cash, then the Dividend in question shall be treated as a Cash Dividend of an amount equal to the greater of (A) the Fair Market Value of such cash amount and (B) the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, as the case may be, the Fair Market Value of such other property or assets as at the date of the first public announcement of such Dividend or capitalization or, in any such case, if later, the date on which the number of Common Shares (or amount of such other property or assets, as the case may be) which may be issued and delivered is determined; or

(ii)
there shall be any issue of Common Shares by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) where such issue is, or is expressed to be, in lieu of a Dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Dividend in question shall be treated as a Cash Dividend of an amount equal to the Current Market Price of such Common Shares as at the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, as the case may be, the record date or other due date for establishment of entitlement in respect of the relevant capitalization or, in any such case, if later, the date on which the number of Common Shares to be issued and delivered is determined;

(b)
any issue of Common Shares falling within subparagraphs (a) and (b) of “— Conversion — Conversion Price — Anti-Dilution Adjustment of the Floor Price” below shall be disregarded;

(c)
a purchase or redemption or buy back of share capital of BBVA by or on behalf of BBVA in accordance with any general authority for such purchases or buy backs approved by a general meeting of Shareholders and otherwise in accordance with the limitations prescribed under the Spanish Companies Act for dealings generally by a company in its own shares shall not constitute a Dividend and any other purchase or redemption or buy back of share capital of BBVA by or on behalf of BBVA or any member of the BBVA Group shall not constitute a Dividend unless, in the case of a purchase or redemption or buy back of Common Shares by or on behalf of BBVA or any member of the BBVA Group, the weighted average price per Common Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases or redemptions or buy backs (translated, if not in the Share Currency, into the Share Currency at the Prevailing Rate on such day) exceeds by more than 5% the average of the daily Volume Weighted Average Price of a Common Share on the five dealing days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases, redemptions or buy backs approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase, redeem or buy back Common Shares at some future date at a specified price or where a tender offer is made, on the five dealing days immediately preceding the date of such announcement or the date of first public announcement of such tender offer (and regardless of whether or not a price per Common Share, a minimum price per Common Share or a price range or a formula for the determination thereof is or is not announced at such time), as the case may be, in which case such purchase, redemption or buy back shall be deemed to constitute a Dividend in the Share Currency in an amount equal to the amount by which the aggregate price paid (before expenses) in respect of such Common Shares purchased, redeemed or bought back by BBVA or, as the case may be, any member of the BBVA Group (translated where appropriate into the Share Currency as provided above) exceeds the product of (i) 105% of the daily Volume Weighted Average Price of a Common Share determined as aforesaid and (ii) the number of Common Shares so purchased, redeemed or bought back;
(d)
if BBVA or any member of the BBVA Group shall purchase, redeem or buy back any depositary or other receipts or certificates representing Common Shares, the provisions of paragraph (c) above shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser; and

(e)
where a dividend or distribution is paid or made to Shareholders pursuant to any plan implemented by BBVA for the purpose of enabling Shareholders to elect, or which may require Shareholders, to receive dividends or distributions in respect of the Common Shares held by them from a person other than (or in addition to) BBVA, such dividend or distribution shall for the purposes of the contingent convertible preferred securities of any series be treated as a dividend or distribution made or paid to Shareholders by BBVA, and the provisions of the contingent convertible preferred securities and the contingent convertible preferred securities indenture, including references to BBVA paying or making a dividend, shall be construed accordingly;

“Election Notice” has the meaning specified in “— Conversion — Conversion Upon Capital Reduction” below;
“Election Period” has the meaning specified in “— Conversion — Conversion Upon Capital Reduction” below;
“Enforcement Event” has the meaning specified under “— Enforcement Events and Remedies — Enforcement Events” below;
“equity share capital” means, in relation to any entity, its issued share capital excluding any part of that capital which, in respect of dividends and capital, does not carry any right to participate beyond a specific amount in a distribution;
“European Clearing System” means Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”), and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”);
“Existing Shareholders” has the meaning specified in the definition of “Newco Scheme”;
“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith; provided that (a) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (b) the Fair Market Value of any other cash amount shall be the amount of such cash; (c) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined by an Independent Financial Adviser in good faith), the Fair Market Value (i) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (ii) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (i) and (ii) above during the period of five dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, Spin-Off Securities, options, warrants or other rights are publicly traded; and (d) where Securities, Spin-Off Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, Spin-Off Securities, options, warrants or other rights shall be determined by an Independent Financial Adviser in good faith, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Common Share, the dividend yield of a Common Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Spin-Off Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (a) above, be translated into the Share Currency (if such Cash Dividend is declared or paid or payable in a currency other than the Share Currency) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Share Currency; and in any other case, shall be translated into the Share Currency (if expressed in a currency other than the Share Currency) at the Prevailing Rate on that date. In addition, in the case of (a) and (b) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit;
“Floor Price” means the price determined in the relevant prospectus supplement, subject to adjustment in accordance with the provisions described under “— Conversion — Conversion Price — Anti-Dilution Adjustment of the Floor Price” below;
“further contingent convertible preferred securities” means any instruments or securities which are similar to the contingent convertible preferred securities and are contingently convertible into Common Shares other than at the option of the holders thereof;
“Iberclear” means the Spanish clearing and settlement system (Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.U.);
“Independent Financial Adviser” means an independent financial institution or financial adviser of international repute appointed by BBVA at its own expense;
“Liquidation Distribution” means the Liquidation Preference per contingent convertible preferred security plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “— Payments — Distributions”, an amount equal to accrued and unpaid Distributions for the then-current Distribution Period to (but excluding) the date of payment of the Liquidation Distribution;
“Liquidation Event” has the meaning set forth under “— Payments — Liquidation Distribution”;
“Liquidation Preference” shall have the meaning set forth in the relevant prospectus supplement;
“Maximum Distributable Amount” means, at any time, any maximum distributable amount required to be calculated at such time in accordance with (a) Article 48 of Law 10/2014 and any provision developing Article 48 of Law 10/2014, and any other provision of Spanish law transposing or implementing Article 141 of the CRD Directive and/or (b) Applicable Banking Regulations;
“MREL-MDA” means, at any time, the lower of any maximum distributable amount required to be calculated, if applicable, at such time in accordance with Article 16.a) of BRRD, as implemented in Spain by Article 16 bis of Law 11/2015;
“Newco Scheme” means a scheme of arrangement or analogous proceeding (“Scheme of Arrangement”) which effects the interposition of a limited liability company (“Newco”) between the Shareholders of BBVA immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and BBVA; provided that:
(a)
only ordinary shares of Newco or depositary or other receipts or certificates representing ordinary shares of Newco are issued to Existing Shareholders;

(b)
immediately after completion of the Scheme of Arrangement the only shareholders of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares of Newco, are Existing Shareholders and the Voting Rights in respect of Newco are held by Existing Shareholders in the same proportions as their respective holdings of such Voting Rights immediately prior to the Scheme of Arrangement;

(c)
immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only ordinary shareholder (or shareholders) of BBVA;

(d)
all Subsidiaries of BBVA immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary) are Subsidiaries of BBVA (or of Newco) immediately after completion of the Scheme of Arrangement; and

(e)
immediately after completion of the Scheme of Arrangement, BBVA (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by BBVA immediately prior to the Scheme of Arrangement;

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off;
“Notice Cut-off Date” shall have the meaning set forth under “— Conversion — Conversion Procedures”;
“Parity Securities” means any instrument issued or guaranteed by BBVA (including the guarantee thereof), which instrument or guarantee, respectively, ranks pari passu with the contingent convertible preferred securities upon the insolvency of BBVA;
“Paying Agent”, when used with respect to the contingent convertible preferred securities of any series, means any person (which may include BBVA) authorized by BBVA to pay the Liquidation Preference (and premium, if any) of, or Distributions on, or any Additional Amounts with respect to, the contingent convertible preferred securities of such series on behalf of BBVA, which expression shall include the Principal Paying Agent. Except as otherwise specified in the relevant prospectus supplement, The Bank of New York Mellon, London Branch (or a successor thereof), will act as Paying Agent in respect of the contingent convertible preferred securities of any series;
“Paying and Conversion Agent” means, when used with respect to the contingent convertible preferred securities of any series, the Principal Paying Agent and any other paying and conversion agent appointed in accordance with the contingent convertible preferred securities indenture or any supplemental indenture with respect to such series and includes any successors thereto appointed from time to time in accordance with the contingent convertible preferred securities indenture or any such supplemental indenture;
“Performance Obligation” has the meaning specified in “— Enforcement Events — Enforcement Events and Remedies”;
“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at 12 noon (London time) on that date as appearing on or derived from Reuters page ECB37 or, if not available, from any other Reference Page or, if such a rate cannot be determined at such time, the rate prevailing as at 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Reference Page, the rate determined in such other manner as an Independent Financial Adviser in good faith shall prescribe;
“Principal Paying Agent”, when used with respect to the contingent convertible preferred securities of any series, means The Bank of New York Mellon, London Branch (or a successor thereof) except as otherwise specified in the relevant prospectus supplement;
“Recognized Stock Exchange” means an organized regularly operating, recognized stock exchange or securities market in a country that is a member of the Organization for Economic Co-operation and Development (OECD);
“Redemption Price” means, per contingent convertible preferred security, the Liquidation Preference plus, if applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “— Payments — Distributions”, an amount equal to any accrued and unpaid Distributions for the then-current Distribution Period to (but excluding) the date fixed for the redemption of the contingent convertible preferred securities of the relevant series;
“Reference Date” means, in relation to a Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment takes effect or, if that date is not a dealing day, the succeeding dealing day;
“Reference Market Price” means, in respect of a Common Share at a particular date, the arithmetic mean of the Closing Price per Common Share on each of the five consecutive dealing days on which such Closing Price is available ending on the dealing day immediately preceding such date, rounding the resulting figure to the nearest cent (with 0.5 cents being rounded upwards);
“Reference Page” means the relevant page or any successor page on Bloomberg or Reuters or any successor service or such other information service provider that displays the relevant information;

“Regulator” means the European Central Bank, the Bank of Spain and/or the Relevant Spanish Resolution Authority, as applicable, and/or such other or successor authority having primary bank supervisory authority, in each case, with respect to prudential or resolution matters in relation to BBVA and/or the BBVA Group from time to time;
“Relevant Stock Exchange” means the Spanish Stock Exchanges or if at the relevant time the Common Shares are not at that time listed and admitted to trading on the Spanish Stock Exchanges, the principal stock exchange or securities market on which the Common Shares are then listed, admitted to trading or quoted or accepted for dealing;
“Retroactive Adjustment” has the meaning specified in “— Conversion — Conversion Price — Anti-Dilution Adjustment of the Floor Price” below;
“Risk Weighted Assets Amount” means at any time, with respect to BBVA or the BBVA Group, as the case may be, the aggregate amount (in the Accounting Currency) of the risk weighted assets of BBVA or the BBVA Group, respectively, calculated in accordance with CRR and/or Applicable Banking Regulations at such time;
“Scheme of Arrangement” has the meaning specified in the definition of “Newco Scheme”;
“Securities” means any securities including, without limitation, shares in the capital of BBVA, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of BBVA;
“Selling Agent” has the meaning specified in “— Conversion — Failure to Deliver a Delivery Notice” below;
“Share Currency” means euro or such other currency in which the Common Shares are quoted or dealt in on the Relevant Stock Exchange at the relevant time or for the purposes of the relevant calculation or determination;
“Shareholders” means the holders of Common Shares, meaning the persons in whose names the relevant Common Shares are from time to time registered in the central registry of the Spanish clearance and settlement system managed by Iberclear or, as the case may be, the accounting book of the relevant participating entity (entidad participante) in Iberclear (or, in the case of a joint holding, the first such named holder);
“Spin-Off” means:
(a)
a distribution of Spin-Off Securities by BBVA to Shareholders as a class; or

(b)
any issue, transfer or delivery of any property or assets (including cash or shares or other securities of or in or issued or allotted by any entity) by any entity (other than BBVA) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders as a class (but excluding the issue and allotment of ordinary shares (or depositary or other receipts or certificates representing such ordinary shares) by Newco to Existing Shareholders as a class), pursuant in each case to any arrangements with BBVA or any member of the BBVA Group;

“Spin-Off Securities” means equity share capital of an entity other than BBVA or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than BBVA;
“SSM Regulation” means Council Regulation (EU) No. 1024/2013 of October 15, conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions, as amended, replaced or supplemented from time to time;
“Subsidiary” means any entity over which BBVA may have, directly or indirectly, control in accordance with Article 42 of the Spanish Commercial Code (Código de Comercio) as approved by Royal Decree of August 22, 1885 (Real Decreto de 22 de agosto de 1885 por el que se publica el Código de Comercio), as amended, replaced or supplemented from time to time, and/or Applicable Banking Regulations;
“Tax Event” in respect of any series of contingent convertible preferred securities, means that as a result of any change in, or amendment to, the laws or regulations applicable in Spain (including any treaty to which Spain is a party), or any political subdivision thereof or any authority or agency therein or thereof having power to tax (except as provided in the provisions described under “— Substitution of Issuer”), or any change in the application or binding official interpretation or administration of any such laws or regulations which change or amendment, or change in the application or binding official interpretation or administration, becomes effective on or after the date of issue of the contingent convertible preferred securities of such series (a) BBVA would not be entitled to claim a deduction in computing its taxation liabilities in Spain (or, following any of the transactions referred to in, or an assumption of obligations as provided in, “— Substitution of Issuer”, the successor person’s jurisdiction of incorporation or tax residence) in respect of any Distribution to be made on the next Distribution Payment Date or the value of such deduction to BBVA would be reduced, or (b) BBVA would be required to pay Additional Amounts, or (c) the applicable tax treatment of the contingent convertible preferred securities of such series would be materially affected;
“Tier 1 Capital” means at any time, with respect to BBVA or the BBVA Group, as the case may be, the Tier 1 capital of BBVA or the BBVA Group, respectively, as calculated by BBVA in accordance with Chapters 1, 2 and 3 (Tier 1 capital, Common Equity Tier 1 capital and Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at such time, including any applicable transitional, phasing in or similar provisions;
“Tier 2 Capital” means Tier 2 capital (capital de nivel 2) as provided under Applicable Banking Regulations;
“Tier 2 Instrument” means any contractually subordinated obligation of BBVA constituting a Tier 2 instrument (instrumento de capital de nivel 2) in accordance with Applicable Banking Regulations;
“Trigger Conversion” has the meaning specified in “— Conversion — Conversion Procedures” below;
“Trigger Event” in respect of any series of contingent convertible preferred securities, means if, at any time, as determined by BBVA, the CET1 ratio of BBVA or the BBVA Group is less than 5.125%;
“Trigger Event Notice” has the meaning specified in “— Conversion — Conversion Procedures” below;
“Trigger Event Notice Date” means the date on which a Trigger Event Notice is deemed to be given;
“Volume Weighted Average Price” means, in respect of a Common Share, Security or, as the case may be, a Spin-Off Security on any dealing day, the order book volume-weighted average price of a Common Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of a Common Share) from the Reference Page or (in the case of a Security (other than Common Shares) or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such dealing day; provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Common Share, Security or a Spin-Off Security, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or as an Independent Financial Adviser might otherwise determine in good faith to be appropriate.
In making any calculation or determination of Current Market Price or Volume Weighted Average Price, such adjustments (if any) shall be made as an Independent Financial Adviser determines in good faith appropriate to reflect any consolidation or sub-division of the Common Shares or any issue of Common Shares by way of capitalization of profits or reserves, or any like or similar event; and
“Voting Rights” means the right generally to vote at a general meeting of Shareholders of BBVA (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).
References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made in accordance therewith or under such modification or re-enactment.

References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.
Payments
All payments in respect of the contingent convertible preferred securities of any series will be subject in all cases to any fiscal or other laws and regulations applicable thereto (including FATCA, any regulations or agreements thereunder, any official interpretation thereof, any intergovernmental agreements with respect thereto, or any law implementing an intergovernmental agreement or any regulations or official interpretations relating thereto), but without prejudice to BBVA’s obligation to pay Additional Amounts to the extent provided under “— Additional Amounts” below.
Distributions
Prior to conversion, the contingent convertible preferred securities of any series will accrue non-cumulative cash Distributions as may be specified in, or determined in accordance with the provisions of, the relevant prospectus supplement.
Distributions Discretionary
BBVA may elect, in its sole and absolute discretion, to cancel the payment of any Distribution on any particular series of contingent convertible preferred securities in whole or in part at any time and for any or no reason.
Distributions on the contingent convertible preferred securities will be non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the contingent convertible preferred securities of any series as a result of any election of BBVA to cancel such Distribution in accordance with the provisions described in this section “— Distributions Discretionary” or the limitations on payment set out in “— Restrictions on Payments” below then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and BBVA will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the contingent convertible preferred securities of such series are paid in respect of any future Distribution Period.
No such election to cancel the payment of any Distribution (or any part thereof) pursuant to the provisions described in this section “— Distributions Discretionary” or non-payment of any Distribution (or any part thereof) as a result of the limitations on payment set out in “— Restrictions on Payments” below will constitute an Enforcement Event or other default under the terms of any series of contingent convertible preferred securities or the contingent convertible preferred securities indenture or occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause such Distribution (or part thereof) to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument ranking junior to the contingent convertible preferred securities of such series (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group) or in respect of any Parity Security or other security, except to the extent Applicable Banking Regulations otherwise provide.
Restrictions on Payments
Payments of Distributions on the contingent convertible preferred securities of a series shall be made only out of Distributable Items of BBVA.
To the extent that (i) BBVA has insufficient Distributable Items to make Distributions on the contingent convertible preferred securities of such series scheduled for payment in the then-current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of Distributable Items of BBVA in the then-current financial year, in each case excluding any portion of such payments already accounted for in determining the Distributable Items of BBVA, and/or (ii) the Regulator, in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires BBVA to cancel the relevant Distribution in whole or in part, then BBVA will, without prejudice to the right set forth under “— Distributions Discretionary” above to cancel at its discretion the payment of any such Distributions on the contingent convertible preferred securities of such series at any time, make partial or, as the case may be, no payment of the relevant Distribution on the contingent convertible preferred securities of such series.
No payments will be made on the contingent convertible preferred securities of any series (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount or MREL-MDA applicable to BBVA and/or the BBVA Group).
Agreement to Distribution Cancellation
By acquiring contingent convertible preferred securities of any series, holders (which, for the purposes of this section includes holders of a beneficial interest in the contingent convertible preferred securities) acknowledge and agree that:
(a)
Distributions are payable solely at BBVA’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by BBVA as set forth under “— Distributions Discretionary” above and/or as a result of the limitations on payment set forth under “— Restrictions on Payments” above; and

(b)
a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the contingent convertible preferred securities indenture and the contingent convertible preferred securities shall not constitute an Enforcement Event or other default under the terms of the contingent convertible preferred securities or the contingent convertible preferred securities indenture, or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the contingent convertible preferred securities of such series (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group), or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide.

Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions described under “— Distributions” or “— Conversion”. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent convertible preferred securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.
Notice of Distribution Cancellation
If practicable, BBVA will provide notice of any cancellation or deemed cancellation of Distributions on any particular series of contingent convertible preferred securities (in each case, in whole or in part) to the holders of the contingent convertible preferred securities of such series through the relevant depositary (or, if the contingent convertible preferred securities are held in definitive form, to the holders of the contingent convertible preferred securities directly at their addresses shown on the register for the contingent convertible preferred securities) and to the trustee directly on or prior to the relevant Distribution Payment Date. Failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of Distributions (and accordingly, such Distributions will not be due and payable), will not constitute an Enforcement Event or other default with respect to such series of contingent convertible preferred securities, or give the holders or beneficial owners of the contingent convertible preferred securities of such series any rights as a result of such failure.
Liquidation Distribution
Except as set forth in the following paragraph, in the event of any voluntary or involuntary liquidation or winding-up of BBVA (a “Liquidation Event”), holders of the contingent convertible preferred securities of any series (unless previously converted into Common Shares in accordance with the provisions described under “— Conversion” below) shall be entitled to receive out of the assets of BBVA available for distribution to holders of such series, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Common Shares or any other instrument of BBVA ranking junior to the contingent convertible preferred securities of such series.
If, upon the occurrence of a Liquidation Event, a Conversion Event has occurred or occurs but the relevant conversion of the contingent convertible preferred securities of such series into Common Shares is still to take place at such time, holders of the contingent convertible preferred securities of such series will be entitled to receive (i) out of the relevant assets of BBVA a monetary amount equal to that which holders of such contingent convertible preferred securities of such series would have received on any distribution of the assets of BBVA if such conversion had taken place immediately prior to such Liquidation Event or (ii) such amounts as may be otherwise provided in accordance with applicable law at such time.
After payment of the relevant entitlement in respect of a contingent convertible preferred security as described in this section, such contingent convertible preferred security will confer no further right or claim to any of the remaining assets of BBVA.
Subordination
The below description is based on the relevant provisions of the contingent convertible preferred securities indenture, which was entered into on July 31, 2025. The provisions relating to the relative status and ranking of obligations under the Insolvency Law have historically been subject to change, and such provisions may further change in the future. Accordingly, investors are directed to read the description of the status and ranking of a particular series of notes in the relevant prospectus supplement and supplemental indenture.
Unless previously converted into Common Shares (as set forth in “— Conversion”), and except as provided in the provisions described under “— Payments — Liquidation Distribution”, the payment obligations of BBVA under the contingent convertible preferred securities of a series shall be direct, unconditional, unsecured and subordinated obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and only to the extent permitted by the Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the contingent convertible preferred securities of such series constitute an Additional Tier 1 Instrument of BBVA, the payment obligations of BBVA under such contingent convertible preferred securities will rank:
(a)
junior to:

(i)
any claim in respect of any unsubordinated obligations of BBVA (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1º of the Insolvency Law); and

(ii)
any claim in respect of any other subordinated obligations of BBVA, present and future, other than under any outstanding Additional Tier 1 Instrument of BBVA (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms);

(b)
pari passu with each other and with all other claims in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments, present and future (and, to the extent permitted by law, pari passu with any other Parity Securities, whether so ranking by law or their terms); and

(c)
senior to the Common Shares and any other subordinated obligations of BBVA which by law rank junior to the contingent convertible preferred securities (including, to the extent permitted by law, any contractually subordinated obligations of BBVA expressed by their terms to rank junior to the contingent convertible preferred securities), such that any relevant claim in respect of the contingent convertible preferred securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.
The obligations of BBVA under the contingent convertible preferred securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
According to the law as of the date of this prospectus, unless previously converted into Common Shares, to the extent the contingent convertible preferred securities of any series cease to constitute an Additional Tier 1 Instrument of BBVA and constitute a Tier 2 Instrument of BBVA instead, the payment obligations of BBVA under the contingent convertible preferred securities will rank in accordance with Section 3.(2º) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the contingent convertible preferred securities were a Tier 2 Instrument.
According to the law as of the date of this prospectus, to the extent the contingent convertible preferred securities cease to constitute either an Additional Tier 1 Instrument or a Tier 2 Instrument of BBVA, the payment obligations of BBVA under such contingent convertible preferred securities will rank, in accordance with Section 3.(1º) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the contingent convertible preferred securities were contractually subordinated obligations of BBVA not constituting Additional Tier 1 Capital or Tier 2 Capital of BBVA.
BBVA agrees with respect to any series of contingent convertible preferred securities and each holder and beneficial owner of contingent convertible preferred securities of any series, by his or her acquisition of a contingent convertible preferred security, will be deemed to have agreed to the above-described subordination. To the extent permitted by Spanish law, each such holder and beneficial owner will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the contingent convertible preferred security. In addition, each holder and beneficial owner of contingent convertible preferred securities of any series by his or her acquisition of the securities, to the extent permitted by Spanish law, authorizes and directs the trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the relevant contingent convertible preferred securities as provided in the contingent convertible preferred securities indenture and as summarized herein and appoints the trustee his or her attorney-in-fact for any and all such purposes.
Redemption and Repurchase
Unless otherwise provided in the applicable prospectus supplement, the contingent convertible preferred securities of any series are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders of the contingent convertible preferred securities of any series may not require any redemption of the contingent convertible preferred securities of such series at any time.
Unless otherwise provided in the applicable prospectus supplement, the contingent convertible preferred securities are only redeemable in accordance with the following provisions of the contingent convertible preferred securities indenture described in this section “— Redemption and Repurchase”. Any redemption or repurchase shall be in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.
Pre-Conditions to Redemptions and Repurchases
As of the date of this prospectus, Article 78(1) of the CRR provides that the Regulator will give its consent to redemption of the contingent convertible preferred securities provided that either of the following conditions is met:

(a)   on or before such redemption of the contingent convertible preferred securities, BBVA replaces the contingent convertible preferred securities with instruments qualifying as equal or higher quality on terms that are sustainable for the income capacity of BBVA; or
(b)   BBVA has demonstrated to the satisfaction of the Regulator that its own funds and eligible liabilities would, following such redemption, exceed the requirements for own funds and eligible liabilities set forth in CRR, CRD V Directive and BRRD by a margin that the Regulator may consider necessary.
No vote of the outstanding holders of the contingent convertible preferred securities of any series will be required for BBVA to redeem and cancel the contingent convertible preferred securities of such series.
Optional Redemption
Unless otherwise provided in the applicable prospectus supplement, the contingent convertible preferred securities of a series may be redeemed, in whole but not in part, at the option of BBVA at the Redemption Price on any optional redemption date or any date during any optional redemption period, as the case may be, that may be applicable to the contingent convertible preferred securities of such series, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.
Redemption Due to a Tax Event
Unless otherwise provided in the applicable prospectus supplement, if, on or after the date of issuance of a particular series of contingent convertible preferred securities, there is a Tax Event, the contingent convertible preferred securities of such series may be redeemed, in whole but not in part, at the option of BBVA at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.
As of the date of this prospectus, Article 78(4) provides that the Regulator may permit BBVA to redeem the contingent convertible preferred securities of any series before the fifth anniversary of the date of issuance of contingent convertible preferred securities of such series in the case of a Tax Event only if, in addition to meeting one of the conditions referred to in paragraphs (a) or (b) of Article 78(1) (as described above), there is a change in the applicable tax treatment of the contingent convertible preferred securities of such series and BBVA demonstrates to the satisfaction of the Regulator that such change is material and was not reasonably foreseeable at the date of issuance of contingent convertible preferred securities of such series.
Redemption Due to a Capital Event
Unless otherwise provided in the applicable prospectus supplement, if, on or after the issue date of the contingent convertible preferred securities of a particular series, there is a Capital Event, the contingent convertible preferred securities of such series may be redeemed, in whole but not in part, at the option of BBVA at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.
As of the date of this prospectus, Article 78(4) provides that the Regulator may permit BBVA to redeem any series contingent convertible preferred securities before the fifth anniversary of the date of issuance of contingent convertible preferred securities of such series in the case of a Capital Event only if, in addition to meeting one of the conditions referred to in paragraphs (a) or (b) of Article 78(1) (as described above), there is a change in the regulatory classification of the contingent convertible preferred securities of such series that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, the Regulator considers such change to be sufficiently certain and BBVA demonstrates to the satisfaction of the Regulator that the regulatory classification was not reasonably foreseeable at the date of issuance of contingent convertible preferred securities of such series.

Clean-up Call
Unless otherwise provided in the applicable prospectus supplement, if, on or after the issue date of the contingent convertible preferred securities of a particular series, contingent convertible preferred securities of such series representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the contingent convertible preferred securities of such series (including any contingent convertible preferred securities of such series issued after the issue date of such series and any contingent convertible preferred securities of such series which have been cancelled by the trustee following their surrender for cancellation as provided under “— Purchases of Contingent Convertible Preferred Securities”) have been purchased by or on behalf of BBVA or any member of the BBVA Group, the contingent convertible preferred securities of such series may be redeemed, in whole but not in part, at the option of BBVA at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.
Redemption Procedures
The decision to redeem the contingent convertible preferred securities of a series must be irrevocably notified by BBVA to holders of the contingent convertible preferred securities of such series upon not less than five nor more than 30 calendar days’ notice prior to the relevant redemption date (unless another period is specified in the contingent convertible preferred securities to be redeemed) (i) at BBVA’s discretion, through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in the manner and to the extent required by the provisions described under “— Notices” below (in which case, such notice may be given at BBVA’s request by the trustee in the name and at the expense of BBVA, provided BBVA has requested the trustee to so give notice in writing accompanied by a copy of the form of notice, and the trustee shall give such notice by the fifth Business Day following its receipt of such request).
Failure to give notice in the manner herein provided to the holder of any contingent convertible preferred securities designated for redemption, or any defect in the notice to any such holder, shall not affect the validity of the proceedings for the redemption of any other contingent convertible preferred securities.
Any notice of redemption given pursuant to (ii) above will state: the redemption date; the Redemption Price; that on the redemption date the Redemption Price will, subject to the satisfaction of the conditions set forth in the contingent convertible preferred securities indenture become due and payable upon each contingent convertible preferred security being redeemed and that Distributions will cease to accrue on or after that date; the place or places where the contingent convertible preferred securities are to be surrendered for payment of the Redemption Price; and the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the contingent convertible preferred securities being redeemed.
If BBVA gives notice of redemption of the contingent convertible preferred securities of any series, then on or prior to the relevant redemption date, BBVA will (except as otherwise provided in this section “— Redemption and Repurchase”):
(a)   irrevocably deposit with the Principal Paying Agent funds (in the currency in which the contingent convertible preferred securities to be redeemed are payable) sufficient to pay the Redemption Price; and
(b)   give the Principal Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof.
If the notice of redemption has been given on any series of contingent convertible preferred securities, and the funds deposited and instructions and authority to pay given as required above, then on the date of such deposit:
(a)   Distributions on the contingent convertible preferred securities of such series shall cease to accrue (unless such deposit is made prior to the redemption date, in which case Distributions on the contingent convertible preferred securities of such series shall cease to accrue on the redemption date);

(b)   such contingent convertible preferred securities of such series will no longer be considered outstanding (except, as otherwise provided in this section “— Redemption and Repurchase”, if there is a Trigger Event prior to the redemption date or, as otherwise provided in this section “— Redemption and Repurchase”, if the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such contingent convertible preferred securities prior to the payment of the Redemption Price to the holders); and
(c)   the holders of contingent convertible preferred securities of such series will no longer have any rights as holders except the right to receive the Redemption Price (except, as otherwise provided in this section “— Redemption and Repurchase”, if there is a Trigger Event prior to the redemption date or, as otherwise provided in this section “— Redemption and Repurchase”, if the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such contingent convertible preferred securities prior to the payment of the Redemption Price to the holders).
Subject to the following paragraphs, if in connection with any series of contingent convertible preferred securities BBVA improperly withholds or refuses to pay the Redemption Price of the contingent convertible preferred securities of such series, Distributions will continue to accrue, except as provided in the provisions described under “— Distributions Discretionary” or “— Restrictions on Payments”, at the rate specified from (and including) the Redemption Date to (but excluding) the date on which the Redemption Price is deposited with the Principal Paying Agent.
BBVA may not give a notice of redemption with respect to the contingent convertible preferred securities of a series if a Trigger Event has occurred with respect to such series. If any notice of redemption of any series of contingent convertible preferred securities has been given and a Trigger Event with respect to such series occurs prior to the redemption date, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption of the relevant contingent convertible preferred securities on such redemption date and, instead, the Trigger Conversion of the contingent convertible preferred securities shall take place as provided under “— Conversion Upon Trigger Event”.
If a Capital Reduction Notice has been given with respect to the contingent convertible preferred securities of a series, BBVA may not give a notice of redemption with respect to such series until the end of the Election Period. If a redemption notice is given by BBVA after the end of the Election Period, unless otherwise provided in the relevant prospectus supplement, BBVA may redeem all (but not part) of the aggregate Liquidation Preference of contingent convertible preferred securities of such series which remains outstanding following the Capital Reduction Conversion. If any notice of redemption of any series of contingent convertible preferred securities has been given and a Capital Reduction with respect to such series occurs prior to the redemption date, the Capital Reduction shall be disregarded for all purposes and shall be of no force and effect with respect to such series of contingent convertible preferred securities and there shall be no conversion of such series of contingent convertible preferred securities as provided in the provisions described under “— Conversion — Conversion Upon Capital Reduction” and, instead, the redemption of the relevant contingent convertible preferred securities shall take place as provided in this section.
If BBVA has elected to redeem the contingent convertible preferred securities of a series but, prior to the payment of the Redemption Price to holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of contingent convertible preferred securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable in accordance with the terms of such contingent convertible preferred securities) will be due and payable.
Purchases of Contingent Convertible Preferred Securities
Unless otherwise provided in the relevant prospectus supplement, BBVA or any member of the BBVA Group or any other legal entity acting on behalf of BBVA may purchase or otherwise acquire any of the outstanding contingent convertible preferred securities of any series at any price in the open market or otherwise, subject to such purchase being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations. Upon their acquisition, such contingent convertible preferred securities shall be surrendered to the trustee for cancellation.

Under the current Applicable Banking Regulations, an institution requires the prior permission of the Regulator to effect the repurchase of Additional Tier 1 Instruments (article 77(c) of CRR) and, subject to certain limited exceptions (article 78(4) of CRR), these may not be repurchased before five years after the date of issuance (article 52.1(i) of CRR).
Notwithstanding any other provision of the contingent convertible preferred securities indenture and subject to compliance with the provisions of any applicable law (including the Spanish Companies Act and the Applicable Banking Regulations), BBVA and/or any member of the BBVA Group may exercise such rights as it may from time to time enjoy to purchase or redeem or buy back any shares of BBVA (including Common Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders.
Conversion
Conversion Upon Trigger Event
If a Trigger Event in respect of a series of contingent convertible preferred securities occurs at any time on or after the issue date of such series of contingent convertible preferred securities, then BBVA will:
(a) not pay any Distribution on the contingent convertible preferred securities of such series, including any accrued and unpaid Distributions, which shall be deemed to be cancelled by BBVA in accordance with the provisions described under “— Distributions” above; and
(b) irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of contingent convertible preferred securities of such series) convert all the contingent convertible preferred securities of such series into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date. If the Trigger Event occurs, the contingent convertible preferred securities of any series will be converted in whole and not in part.
For the purposes of determining whether the Trigger Event has occurred, BBVA will (A) calculate the CET1 ratio based on information (whether or not published) available to management of BBVA, including information internally reported within BBVA pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of BBVA and the BBVA Group and (B) calculate and publish the CET1 ratio on at least a quarterly basis. BBVA’s calculation shall be binding on the trustee and the holders and beneficial owners of the relevant series of contingent convertible preferred securities.
A Trigger Event will not constitute an Enforcement Event or other default under the terms of any series of contingent convertible preferred securities or the contingent convertible preferred securities indenture or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.
Conversion Upon Capital Reduction
Except as provided in the penultimate paragraph under “— Redemption and Repurchase — Redemption Procedures”, if a Capital Reduction in respect of a series of contingent convertible preferred securities occurs at any time on or after the issue date of such series of contingent convertible preferred securities, then BBVA will, except as provided below, irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of contingent convertible preferred securities of such series) convert all the contingent convertible preferred securities of such series into Common Shares (a “Capital Reduction Conversion”) to be delivered on the relevant Conversion Settlement Date and on such Conversion Settlement Date pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “— Payments — Distributions”, an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) such Conversion Settlement Date.
Notwithstanding the above, if a Capital Reduction in respect of a series of contingent convertible preferred securities occurs at any time on or after the issue date of such series of contingent convertible preferred securities, each holder of the contingent convertible preferred securities of such series will have the right to elect that all (but not part) of its contingent convertible preferred securities shall not be converted, in which case all contingent convertible preferred securities of such holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such contingent convertible preferred securities shall be made in respect of such contingent convertible preferred securities to that holder on the relevant Conversion Settlement Date (without prejudice to any payment of such Distributions or any other Distributions that may accrue in respect of those contingent convertible preferred securities). To exercise such right, a holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form indicated in the Capital Reduction Notice, on or before the 10th Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such 10th Business Day, the “Election Period”). In the case of any contingent convertible preferred securities represented by a global security held by or on behalf of a Clearing System, an Election Notice may be delivered within the Election Period by the holder giving notice to any Paying and Conversion Agent of such election in accordance with the applicable procedures of the relevant Clearing System (which may include notice being given on such holder’s instruction by the relevant Clearing System to the Paying and Conversion Agent by electronic means) in a form acceptable to such Clearing System from time to time.
An Election Notice shall be irrevocable. Each Paying and Conversion Agent shall inform the Principal Paying Agent within two Business Days of the end of such Election Period of the Election Notices received during the Election Period and the Principal Paying Agent shall notify BBVA of the details of the relevant holders that have duly submitted an Election Notice within the Election Period (including the aggregate Liquidation Preference of contingent convertible preferred securities held by such holders) by no later than the immediately following Business Day.
Any relevant contingent convertible preferred securities in respect of which a duly completed and signed Election Notice is not received during the Election Period shall be converted into Common Shares. Any contingent convertible preferred securities not converted upon a Capital Reduction as a result of holders delivering a duly completed and signed Election Notice during the Election Period shall remain outstanding and, notwithstanding any of the above, may be the subject of Conversion on the occurrence of a Trigger Event or any further Capital Reduction.
A Capital Reduction will not constitute an Enforcement Event or other default under the terms of any series of contingent convertible preferred securities or the contingent convertible preferred securities indenture or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.
Upon Conversion
Except as provided below with respect to fractions, the number of Common Shares to be issued on Conversion in respect of each contingent convertible preferred security of any series to be converted shall be determined by dividing the Liquidation Preference of such contingent convertible preferred security by the relevant Conversion Price in effect on the relevant Conversion Notice Date rounded down to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued on Conversion or pursuant to the provisions described in the fifth paragraph from the bottom under “— Anti-Dilution Adjustment of the Floor Price” and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices and the related contingent convertible preferred securities are received by or on behalf of a Paying and Conversion Agent such that the Common Shares to be delivered by or on behalf of the Conversion Shares Depository are to be registered in the same name or delivered to the same Clearing System participant account, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such contingent convertible preferred securities being so converted and rounded down to the nearest whole number of Common Shares.
Upon any Trigger Event with respect to a series of contingent convertible preferred securities, holders (and beneficial owners) of contingent convertible preferred securities of such series shall have no claim against BBVA in respect of (i) any Liquidation Preference (and premium, if any) of such series of contingent convertible preferred securities or (ii) any accrued and unpaid Distributions in respect of contingent convertible preferred securities of such series, and the contingent convertible preferred securities of such series shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted under “— Certain Taxes and Other Costs” with respect to certain stamp and similar taxes).
Upon any Capital Reduction with respect to a series of contingent convertible preferred securities, holders (and beneficial owners) of contingent convertible preferred securities of such series, other than holders of contingent convertible preferred securities in respect of which such holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “— Conversion Upon Capital Reduction”, shall have no claim against BBVA in respect of any Liquidation Preference (and premium, if any) of such series of contingent convertible preferred securities, and the contingent convertible preferred securities of such series, other than contingent convertible preferred securities in respect of which holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “— Conversion Upon Capital Reduction”, shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted under “— Certain Taxes and Other Costs” with respect to certain stamp and similar taxes). Nothing in this paragraph shall affect BBVA’s obligation upon any Capital Reduction Conversion to pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “— Payments — Distributions”, and except as set out under “— Conversion Upon Capital Reduction”, an amount equal to the accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date.
On the Conversion Settlement Date, BBVA shall deliver to the Conversion Shares Depository such number of Common Shares (except as provided above with respect to fractions) as is required to satisfy in full BBVA’s obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of contingent convertible preferred securities of such series outstanding on the Trigger Event Notice Date, and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of contingent convertible preferred securities of such series outstanding on the Capital Reduction Notice Date, other than contingent convertible preferred securities in respect of which such holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “— Conversion Upon Capital Reduction”.
The obligation of BBVA to issue and deliver Common Shares to a holder of contingent convertible preferred securities of any series on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares Depository. Receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge BBVA’s obligations in respect of the contingent convertible preferred securities converted, other than, in the case of a Capital Reduction, as provided under “— Conversion Upon Capital Reduction” with respect to the payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “— Payments — Distributions”), except as set out under “— Conversion Upon Capital Reduction”, and except as noted under “— Certain Taxes and Other Costs” with respect to certain stamp and similar taxes.
Except as set forth in the immediately succeeding paragraph with respect to a Capital Reduction, if a Conversion Event occurs, holders shall have recourse to BBVA only for the issue and delivery of the relevant Common Shares to the Conversion Shares Depository. After such delivery by BBVA of the relevant Common Shares to the Conversion Shares Depository (except as noted under “— Certain Taxes and Other Costs” with respect to certain stamp and similar taxes), holders of any series of contingent convertible preferred securities so converted shall have recourse to the Conversion Shares Depository only and exclusively for the purposes of delivery to them of such Common Shares, in the circumstances described under “— Settlement Procedures” below.
In the case of a Capital Reduction, holders shall also have recourse to BBVA as provided under “— Conversion Upon Capital Reduction” with respect to the payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “— Payments — Distributions”) except as set out under “— Conversion Upon Capital Reduction”.

Conversion Price
“Conversion Price” means, in respect of a Conversion Notice Date, if the Common Shares are:
(a)
then admitted to trading on a Relevant Stock Exchange, the higher of:

(i)
the Reference Market Price of a Common Share (translated into U.S. dollars at the Prevailing Rate, if applicable);

(ii)
the Floor Price; and

(iii)
the nominal value of a Common Share (translated into U.S. dollars at the Prevailing Rate, if applicable); or

(b)
not then admitted to trading on a Relevant Stock Exchange, the higher of (ii) and (iii) above.

Anti-Dilution Adjustment of the Floor Price
For the purposes of this section “— Anti-Dilution Adjustment of the Floor Price” only (a) references to the “issue” of Common Shares or Common Shares being issued shall, if not otherwise expressly specified in this “Description of the Contingent Convertible Preferred Securities of BBVA”, include the transfer and/or delivery of Common Shares, whether newly issued and allotted or previously existing or held by or on behalf of BBVA or any member of the BBVA Group, and (b) Common Shares held by or on behalf of BBVA or any member of the BBVA Group (and which, in the case of sub-paragraphs (d) and (f) below, are not entitled to receive the relevant right or other entitlement) shall not be considered as or treated as in issue or issued or entitled to receive any Dividend, right or other entitlement.
References to any issue or offer or grant to Shareholders or Existing Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders or Existing Shareholders, as the case may be, other than Shareholders or Existing Shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.
Upon the happening of any of the events described below and unless otherwise provided in the relevant prospectus supplement, the Floor Price of any series of contingent convertible preferred securities shall be adjusted from time to time as follows:
(a)   If and whenever there shall be a consolidation, reclassification, redesignation or subdivision affecting the number of Common Shares, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such consolidation, reclassification, redesignation or subdivision by the following fraction:
where:
A is the aggregate number of Common Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and
B is the aggregate number of Common Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.
Such adjustment shall become effective on the date the consolidation, reclassification, redesignation or subdivision, as the case may be, takes effect.
(b)   If and whenever BBVA shall issue any Common Shares credited as fully paid to Shareholders by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (i) where any such Common Shares are or are to be issued instead of the whole or part of a Dividend in cash which Shareholders would or could otherwise have elected to receive; (ii) where Shareholders may elect to receive a Dividend in cash in lieu of such Common Shares; or (iii) where any such Common Shares are or are expressed to be issued in lieu of a Dividend (whether or not a cash Dividend equivalent or amount is announced or would otherwise be payable to Shareholders, whether at their election or otherwise), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to such issue by the following fraction:
where:
A is the aggregate number of Common Shares in issue immediately before such issue; and
B is the aggregate number of Common Shares in issue immediately after such issue.
Such adjustment shall become effective on the date of issue of such Common Shares.
(c)   (i) If and whenever BBVA shall pay any Extraordinary Dividend to its Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:
where:
A is the Current Market Price of one Common Share on the Effective Date; and
B is the portion of the Fair Market Value of the aggregate Extraordinary Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Extraordinary Dividend by the number of Common Shares entitled to receive the relevant Dividend.
Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Extraordinary Dividend can be determined.
“Effective Date” means, in respect of this sub-paragraph (c)(i), the first date on which the Common Shares are traded ex-the relevant Cash Dividend on the Relevant Stock Exchange.
“Extraordinary Dividend” means, in respect of this sub-paragraph (c)(i), any Cash Dividend which is expressly declared by BBVA to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to its Shareholders or any analogous or similar term (including any distribution made as a result of any Capital Reduction), in which case the Extraordinary Dividend shall be such Cash Dividend.
(ii)   If and whenever BBVA shall pay or make any Non-Cash Dividend to Shareholders, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:
where:
A is the Current Market Price of one Common Share on the Effective Date; and
B is the portion of the Fair Market Value of the aggregate Non-Cash Dividend attributable to one Common Share, with such portion being determined by dividing the Fair Market Value of the aggregate Non-Cash Dividend by the number of Common Shares entitled to receive the relevant Non-Cash Dividend (or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of

BBVA or any member of the BBVA Group, by the number of Common Shares in issue immediately following such purchase, redemption or buy back, and treating as not being in issue any Common Shares, or any Common Shares represented by depositary or other receipts or certificates, purchased, redeemed or bought back).
Such adjustment shall become effective on the Effective Date or, if later, the first date upon which the Fair Market Value of the relevant Non-Cash Dividend is capable of being determined as provided herein.
“Effective Date” means, in respect of this sub-paragraph (c)(ii), the first date on which the Common Shares are traded ex-the relevant Dividend on the Relevant Stock Exchange or, in the case of a purchase, redemption or buy back of Common Shares or any depositary or other receipts or certificates representing Common Shares by or on behalf of BBVA or any member of the BBVA Group, the date on which such purchase, redemption or buy back is made (or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein) or in the case of a Spin-Off, the first date on which the Common Shares are traded ex-the relevant Spin-Off on the Relevant Stock Exchange.
(iii)   For the purposes of this sub-paragraph (c), Fair Market Value shall (except as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the Effective Date.
(iv)   In making any calculations for the purposes of this sub-paragraph (c), such adjustments (if any) shall be made as an Independent Financial Adviser may determine in good faith to be appropriate to reflect (A) any consolidation or sub-division of any Common Shares or (B) the issue of Common Shares by way of capitalization of profits or reserves (or any like or similar event) or (C) any increase in the number of Common Shares in issue in BBVA’s financial year in question.
(d)   If and whenever BBVA shall issue Common Shares to its Shareholders as a class by way of rights, or BBVA or any member of the BBVA Group or (at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall issue or grant to the Shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or the right to acquire, any Common Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per Common Share which is less than 95% of the Current Market Price per Common Share on the Effective Date, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:
where:
A is the number of Common Shares in issue on the Effective Date;
B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued or granted by way of rights and for the total number of Common Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Common Share; and
C is the number of Common Shares to be issued or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase or other rights of acquisition in respect thereof at the initial conversion, exchange, subscription, purchase or acquisition price or rate;
provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (d), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.
Such adjustment shall become effective on the Effective Date.
“Effective Date” means, in respect of this sub-paragraph (d), the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.
(e)   If and whenever BBVA or any member of the BBVA Group or (at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall issue any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares or Securities which by their terms carry (directly or indirectly) rights of conversion into, or exchange or subscription for, or rights to otherwise acquire, Common Shares) to the Shareholders as a class by way of rights or grant to the Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase or otherwise acquire Common Shares or Securities which by their term carry (directly or indirectly) rights of conversion into, or exchange or subscription for, rights to otherwise acquire, Common Shares), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:
where:
A is the Current Market Price of one Common Share on the Effective Date; and
B is the Fair Market Value on the Effective Date of the portion of the rights attributable to one Common Share.
Such adjustment shall become effective on the Effective Date.
“Effective Date” means, in respect of this sub-paragraph (e), the first date on which the Common Shares are traded ex-the relevant Securities or ex-rights, ex-option or ex-warrants on the Relevant Stock Exchange.
(f)   If and whenever BBVA shall issue (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any Common Shares (other than Common Shares issued on conversion of any series of contingent convertible preferred securities or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, or right to otherwise acquire Common Shares) or if and whenever BBVA or any member of the BBVA Group or (at the direction or request or pursuance to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall issue or grant (otherwise than as mentioned in sub-paragraph (d) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase or otherwise acquire any Common Shares (other than the contingent convertible preferred securities of any series, which term shall for this purpose include any further contingent convertible preferred securities), in each case at a price per Common Share which is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the terms of such issue or grant, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:

where:
A is the number of Common Shares in issue immediately before the issue of such Common Shares or the grant of such options, warrants or rights;
B is the number of Common Shares which the aggregate consideration (if any) receivable for the issue of such Common Shares or, as the case may be, for the Common Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Common Share on the Effective Date; and
C is the number of Common Shares to be issued pursuant to such issue of such Common Shares or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights, provided that if at the Effective Date, such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (f), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.
Such adjustment shall become effective on the Effective Date.
“Effective Date” means, in respect of this sub-paragraph (f), the date of issue of such Common Shares or, as the case may be, the grant of such options, warrants or rights.
(g)   If and whenever BBVA or any member of the BBVA Group or (at the direction or request of or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity (otherwise than as mentioned in sub-paragraphs (d), (e) or (f) above) shall issue wholly for cash or for no consideration any Securities (other than contingent convertible preferred securities of any series, which term shall for this purpose include any further contingent convertible preferred securities) which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, purchase of, or rights to otherwise acquire, Common Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be reclassified/redesignated as Common Shares, and the consideration per Common Share receivable upon conversion, exchange, subscription, purchase, acquisition or redesignation is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:
where:
A is the number of Common Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, purchase of, or rights to otherwise acquire Common Shares which have been issued, purchased or acquired by BBVA or any member of the BBVA Group (or at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) for the purposes of or in connection with such issue, less the number of such Common Shares so issued, purchased or acquired);
B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to such Securities or, as the case may be, for the Common Shares to be issued or to arise from any such reclassification/ redesignation would purchase at such Current Market Price per Common Share; and

C is the maximum number of Common Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange, subscription, purchase or acquisition price or rate or, as the case may be, the maximum number of Common Shares which may be issued or arise from any such reclassification/ redesignation;
provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or, as the case may be, such Securities are reclassified/redesignated or at such other time as may be provided), then for the purposes of this sub-paragraph (g), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, reclassification, redesignation had taken place on the Effective Date.
Such adjustment shall become effective on the Effective Date.
“Effective Date” means, in respect of this sub-paragraph (g), the date of issue of such Securities or, as the case may be, the grant of such rights.
(h)   If and whenever there shall be any modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to any Securities (other than the contingent convertible preferred securities of any series, which term for this purpose shall include any further contingent convertible preferred securities) pursuant to sub-paragraph (g) above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Common Share receivable has been reduced and is less than 95% of the Current Market Price per Common Share on the date of the first public announcement of the proposals for such modification, the Floor Price shall be adjusted by multiplying the Floor Price in force immediately prior to the Effective Date by the following fraction:
where:
A is the number of Common Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for, or purchase or acquisition of, Common Shares which have been issued, purchased or acquired by BBVA or any member of the BBVA Group (or at the direction or request or pursuant to any arrangements with BBVA or any member of the BBVA Group) for the purposes of or in connection with such Securities, less the number of such Common Shares so issued, purchased or acquired);
B is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription, purchase or acquisition attached to the Securities so modified would purchase at such Current Market Price per Common Share or, if lower, the existing conversion, exchange, subscription, purchase or acquisition price or rate of such Securities; and
C is the maximum number of Common Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription, purchase or acquisition attached thereto at the modified conversion, exchange, subscription, purchase or acquisition price or rate but giving credit in such manner as an Independent Financial Adviser in good faith shall consider appropriate for any previous adjustment under this sub-paragraph (h) or sub-paragraph (g) above;
provided that if at the Effective Date such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription, purchase or acquisition are exercised or at such other time as may be provided) then for the purposes of this sub-paragraph (h), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Effective Date.
Such adjustment shall become effective on the Effective Date.
“Effective Date” means, in respect of this sub-paragraph (h), the date of modification of the rights of conversion, exchange, subscription, purchase or acquisition attaching to such Securities.
(i)   If and whenever BBVA or any member of the BBVA Group or (at the direction or request of or pursuant to any arrangements with BBVA or any member of the BBVA Group) any other company, person or entity shall offer any Securities in connection with which the Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Floor Price falls to be adjusted under sub-paragraphs (b), (c), (d), (e) or (f) above or sub-paragraph (j) below (or would fall to be so adjusted if the relevant issue or grant was at less than 95% of the Current Market Price per Common Share on the relevant dealing day under sub-paragraph (e) above)) the Floor Price shall be adjusted by multiplying the Floor Price in force immediately before the Effective Date by the following fraction:
where:
A is the Current Market Price of one Common Share on the Effective Date; and
B is the Fair Market Value on the Effective Date of the portion of the relevant offer attributable to one Common Share.
Such adjustment shall become effective on the Effective Date.
“Effective Date” means, in respect of this sub-paragraph (i), the first date on which the Common Shares are traded ex-rights on the Relevant Stock Exchange.
(j)   If BBVA determines that a reduction to the Floor Price should be made for whatever reason, the Floor Price will be reduced (either generally or for a specified period as notified to holders of the contingent convertible preferred securities of such relevant series) in such manner and with effect from such date as BBVA shall determine and notify to the holders of the relevant series of contingent convertible preferred securities.
Notwithstanding the foregoing provisions in this section “Anti-Dilution Adjustment of the Floor Price”:
•
where the events or circumstances giving rise to any adjustment of the Floor Price have already resulted or will result in an adjustment to the Floor Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Floor Price or where more than one event which gives rise to an adjustment to the Floor Price occurs within such a short period of time that, in the opinion of BBVA, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate to give the intended result; and

•
such modification shall be made to the operation of the anti-dilution adjustment terms described in this section “Anti-Dilution Adjustment of the Floor Price” as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate (A) to ensure that an adjustment to the Floor Price or the economic effect thereof shall not be taken into account more than once and (B) to ensure that the economic effect of a Dividend is not taken into account more than once;

and in each case, any such modification shall be conclusive and binding on all parties (including the holders and beneficial owners of any contingent convertible preferred security) save in the case of manifest error.
For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraphs (d), (f), (g) and (h) above, the following provisions shall apply:
•
the aggregate consideration receivable or price for Common Shares issued for cash shall be the amount of such cash;

•
(A) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (B) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by BBVA to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date as referred to in sub-paragraphs (d), (f), (g) or (h) above, as the case may be, plus in the case of each of (A) and (B) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights of subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (C) the consideration receivable or price per Common Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (A) or (B) above (as the case may be) divided by the number of Common Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

•
if the consideration or price determined pursuant to the two provisions immediately above (or any component thereof) shall be expressed in a currency other than the Share Currency, it shall be converted into the Share Currency at the Prevailing Rate on the relevant Effective Date (in the case of the second provision immediately above) or the relevant date of first public announcement (in the case of the first provision immediately above);

•
in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Common Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

•
the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable regardless of whether all or part thereof is received, receivable, paid or payable by or to BBVA or another entity.

If the Conversion Settlement Date in relation to the Conversion of any contingent convertible preferred security of any series shall be after the record date in respect of any consolidation, reclassification, redesignation or sub-division as is mentioned in sub-paragraph (a) above, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in sub-paragraphs (b), (c), (d), (e) or (i) above, or after the date of the first public announcement of the terms of any such issue or grant as is mentioned in sub-paragraphs (f) or (g) above or of the terms of any such modification as is mentioned in sub-paragraph (h) above, but before the relevant adjustment to the Floor Price (if applicable) becomes effective pursuant to the provisions described in this section “— Anti-Dilution Adjustment of the Floor Price” (such adjustment, a “Retroactive Adjustment”), then BBVA shall (conditional upon the relevant adjustment becoming effective) procure that there shall be delivered to the Conversion Shares Depository, for onward delivery to the holders of the relevant contingent convertible preferred securities, in accordance with the instructions contained in the Delivery Notices received by the Conversion Shares Depository, such additional number of Common Shares (if any) (the

“Additional Common Shares”) as, together with the Common Shares issued on Conversion of the contingent convertible preferred securities (together with any fraction of a Common Share not so delivered to any relevant holder), is equal to the number of Common Shares which would have been required to be issued and delivered on such Conversion if the relevant adjustment to the Floor Price had been made and become effective immediately prior to the relevant Conversion Notice Date (except as provided above with respect to fractions); provided that, where applicable, if the Conversion Shares Depository and/or the holders, as the case may be, shall be entitled to receive the relevant Dividend in respect of the Common Shares to be issued or delivered to them, then no such Retroactive Adjustment shall be made in relation to such Dividend and Additional Common Shares shall not be issued and delivered to the Conversion Shares Depository and holders in relation thereto. If Additional Common Shares are required under the contingent convertible preferred securities indenture, all references to the issue and/or delivery of Common Shares in the contingent convertible preferred securities indenture shall be construed accordingly.
If any doubt shall arise as to whether an adjustment is required to be made to the Floor Price or as to the appropriate adjustment to the Floor Price, BBVA may at its discretion appoint an Independent Financial Adviser and, following consultation between BBVA and such Independent Financial Adviser, a written determination of such Independent Financial Adviser in respect thereof shall be conclusive and binding on all parties (including the holders and beneficial owners of any contingent convertible preferred security), save in the case of manifest error.
No adjustment will be made to the Floor Price where Common Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive or non-executive office or the personal service company of any such person) or their spouses or relatives, in each case, of BBVA or any member of the BBVA Group or any associated company or to a trustee or trustees or intermediary to be held for the benefit of any such person, in any such case pursuant to any share or option or similar scheme.
On any adjustment, if the resultant Floor Price has more decimal places than the initial Floor Price, it shall be rounded down to the same number of decimal places as the initial Floor Price. No adjustment shall be made to the Floor Price where such adjustment (rounded down if applicable) would be less than 1% of the Floor Price then in effect. Any adjustment not required to be made pursuant to the above, and/or any amount by which the Floor Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made. On any adjustment, the resultant Floor Price shall be expressed in U.S. dollars.
Notice of any adjustments to the Floor Price shall be given by BBVA to holders of the contingent convertible preferred securities of any series through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and in accordance with the provisions described under “— Notices” below promptly after the determination thereof.
Conversion Procedures
If a Trigger Event in respect of a series of contingent convertible preferred securities occurs at any time on or after the issue date of such series of contingent convertible preferred securities, then BBVA will notify the Regulator and the holders of such series of contingent convertible preferred securities immediately upon BBVA’s determination that a Trigger Event has occurred (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with the provisions described under “— Notices” below (together, the “Trigger Event Notice”). Any failure by BBVA to give a Trigger Event Notice or otherwise notify the holders of a Trigger Event will have no impact on the effectiveness of, or otherwise invalidate, any Trigger Conversion, will not constitute an Enforcement Event with respect to such series of contingent convertible preferred securities, or give the holders or beneficial owners of the contingent convertible preferred securities of such series any rights as a result of such failure.

If a Capital Reduction in respect of a series of contingent convertible preferred securities occurs at any time on or after the issue date of such series of contingent convertible preferred securities, then BBVA will notify the Regulator and the holders of such series of contingent convertible preferred securities immediately (i) through the filing of a relevant information (información relevante) announcement with the CNMV and its publication in accordance with the rules and regulations of any applicable stock exchange or other relevant authority and (ii) in accordance with the provisions described under “— Notices” below (together, the “Capital Reduction Notice”). Any failure by BBVA to give a Capital Reduction Notice or otherwise notify the holders of a Capital Reduction will have no impact on the effectiveness of, or otherwise invalidate, any Capital Reduction, will not constitute an Enforcement Event with respect to such series of contingent convertible preferred securities, or give the holders or beneficial owners of the contingent convertible preferred securities of such series any rights as a result of such failure.
A Conversion Notice shall be a written notice specifying the following:
•
that a Trigger Event or a Capital Reduction has occurred, as the case may be;

•
in the case of a Capital Reduction Notice, the Conversion Price;

•
in the case of a Capital Reduction Notice, the Election Period, the procedures holders must follow with respect to timely submission of Election Notices and the form of Election Notice;

•
in the case of a Capital Reduction Notice, the expected Conversion Settlement Date, which shall be as soon as practicable and in any event not later than one month following (or such other period as Applicable Banking Regulations may require) the Conversion Notice Date;

•
the contact details of the Conversion Shares Depository and Paying and Conversion Agent and the procedures holders of the contingent convertible preferred securities must follow to obtain delivery of the Common Shares;

•
that the contingent convertible preferred securities (other than, in the case of a Capital Reduction, contingent convertible preferred securities which holders elect not to convert in accordance with the provisions described under “— Conversion Upon Capital Reduction”) shall remain in existence for the sole purposes of evidencing the holder’s right to receive Common Shares from or on behalf of the Conversion Shares Depository and, in the case of a Capital Reduction, of evidencing the holder’s right to receive payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date as provided under “— Conversion Upon Capital Reduction”, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “— Payments — Distributions”; and

•
a request that holders and beneficial owners (or the custodian, broker, nominee or other representative thereof) of such contingent convertible preferred securities complete a Delivery Notice to be delivered, together with the relevant contingent convertible preferred securities held by them (other than, in the case of a Capital Reduction, contingent convertible preferred securities which holders elect not to convert in accordance with the provisions described under “— Conversion Upon Capital Reduction”), to the specified office of the Paying and Conversion Agent, with a copy of such Delivery Notice to the trustee, no later than five Business Days (in the relevant place of delivery) prior to the relevant Conversion Settlement Date (the “Notice Cut-off Date”).

In the case of a Trigger Event, BBVA shall further notify the holders of the relevant series of contingent convertible preferred securities of the expected Conversion Settlement Date and of the Conversion Price within 10 Business Days of the Conversion Notice Date, in accordance with the provisions described under “— Notices” below.
The Conversion Notice Date shall be deemed to be the date on which the Trigger Event Notice or the Capital Reduction Notice, as the case may be, is communicated through the filing of a relevant information (información relevante) announcement with the CNMV and is published in accordance with the rules and regulations of any applicable stock exchange or other relevant authority.
Upon BBVA’s determination that a Trigger Event has occurred or upon BBVA’s adoption of a Capital Reduction measure, it shall, prior to giving a Conversion Notice, deliver to the trustee a certificate stating that a Conversion Event has occurred, which the trustee shall accept without any further enquiry as sufficient evidence of such matters, and such certificate will be conclusive and binding on the trustee, the holders and beneficial owners of the contingent convertible preferred securities of such series. BBVA shall provide a copy of the Conversion Notice to the trustee as soon as it is available.
Within two Business Days after its receipt of the Conversion Notice, the trustee shall transmit the Conversion Notice to the depositary, and BBVA expects that, promptly following its receipt of the Conversion Notice, pursuant to the relevant procedures then in effect, the depositary shall post the Conversion Notice to, if DTC is acting as depositary, its Reorganization Inquiry for Participants System (or in the case of any other depositary, its equivalent).
If a Trigger Event occurs, the contingent convertible preferred securities of any series will be converted in whole and not in part, and if a Capital Reduction occurs, the contingent convertible preferred securities of any series will be converted in whole and not in part except for contingent convertible preferred securities in respect of which such holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “— Conversion Upon Capital Reduction”.
Notwithstanding anything set forth in this prospectus to the contrary, except in the case of a Capital Reduction with respect to any contingent convertible preferred securities in respect of which the holders have elected not to convert such contingent convertible preferred securities in accordance with the provisions described under “— Conversion Upon Capital Reduction” (as the case may be), upon a Conversion, (i) subject to the right of holders of the contingent convertible preferred securities relating to a breach of the Performance Obligation in the event of a failure by BBVA to issue and deliver any Common Shares to the Conversion Shares Depository on the Conversion Settlement Date and, in the case of a Capital Reduction, the right of holders to receive payment of accrued and unpaid Distributions for the then-current Distribution Period up to (but excluding) the Conversion Settlement Date as provided under “— Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “— Payments — Distributions” and except as provided under “— Conversion Upon Capital Reduction”), the contingent convertible preferred securities indenture shall impose no duties upon the trustee whatsoever with regard to a Conversion (except the limited duties set forth in the contingent convertible preferred securities indenture in respect of a global security which is surrendered for conversion in part upon a Capital Reduction), and the holders of the contingent convertible preferred securities converted or to be converted shall have no rights whatsoever under the contingent convertible preferred securities indenture or such contingent convertible preferred securities to instruct the trustee to take any action whatsoever; and (ii) as of the Conversion Notice Date, except for any indemnity and/or security provided by any holders of such contingent convertible preferred securities in such direction or related to such direction, any direction previously given to the trustee by any holders of such contingent convertible preferred securities shall cease automatically and shall be null and void and of no further effect.
BBVA’s obligations to indemnify the trustee in accordance with the contingent convertible preferred securities indenture shall survive any Conversion.
Agreement and Waiver with Respect to Conversion
The contingent convertible preferred securities of any series are not convertible into Common Shares at the option of holders of contingent convertible preferred securities of any series at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding anything to the contrary in the contingent convertible preferred securities of any series, the contingent convertible preferred securities indenture or any other agreements, arrangements or understandings between BBVA and any holder of the contingent convertible preferred securities of any series, by its acquisition of the contingent convertible preferred securities of any series, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the contingent convertible preferred securities of such series, including, without limitation, those related to (y) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the holders or beneficial owners of the contingent convertible preferred securities of such series or the trustee; (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the holders of the contingent convertible preferred securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “— Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “— Payments — Distributions”, and except as provided under “— Conversion Upon Capital Reduction”), and except as noted under “— Certain Taxes and Other Costs” with respect to certain stamp and similar taxes), and BBVA’s liability to pay any amounts (including the Liquidation Preference (and premium, if any) of, or any Distribution in respect of the contingent convertible preferred securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “— Conversion Upon Capital Reduction” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, the provisions described under “—Payments — Distributions”, and except as provided under “— Conversion Upon Capital Reduction”), and except as noted under “— Certain Taxes and Other Costs” with respect to certain stamp and similar taxes)), shall be automatically released, and the holders of the contingent convertible preferred securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion; (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to such series of contingent convertible preferred securities and/or any Common Shares that such holder or beneficial owner may have received following a Conversion, which exercise may result in any of the consequences described under “— Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”, the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms, (iv) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the contingent convertible preferred securities indenture and in connection with the contingent convertible preferred securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion; and (v) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such contingent convertible preferred securities to be converted to take any and all necessary actions, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such contingent convertible preferred securities or the trustee.
Settlement Procedures
Delivery of the Common Shares to the holders of converted contingent convertible preferred securities upon a Conversion Event shall be made in accordance with the following procedures. BBVA may make changes to these procedures to the extent such changes are reasonably necessary, in the opinion of BBVA, including to reflect changes in clearing system practices.
Holders of any series of contingent convertible preferred securities cleared and settled through DTC may elect to have their Common Shares delivered in the form of Common Shares or ADSs in accordance with the procedures described below. The obligation to deliver ADSs if a holder elects to have its Common Shares delivered in such form will apply only if on the relevant Conversion Settlement Date BBVA continues to maintain an ADS depositary facility. For further information on the ADSs and BBVA’s current ADS deposit agreement, see “Description of BBVA American Depositary Shares”.
In order to obtain delivery of the relevant Common Shares, or, if indicated in the relevant Delivery Notice, ADSs, upon any Conversion from the Conversion Shares Depository, the relevant holder must deliver its contingent convertible preferred securities (other than, in the case of a Capital Reduction, contingent convertible preferred securities which holders elect not to convert in accordance with the provisions described under “— Conversion Upon Capital Reduction”) and a duly completed Delivery Notice to the specified office of the Paying and Conversion Agent, with a copy of such Delivery Notice to the trustee, on or before the Notice Cut-off Date. Except as otherwise indicated in the Conversion Notice, the Delivery Notice shall contain: (i) the name of the holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of the contingent convertible preferred securities to be converted; (ii) the aggregate Liquidation Preference held by such holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of such converted contingent convertible preferred securities on the date of such notice; (iii) whether Common Shares or ADSs are to be delivered to the holder (and, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of such contingent convertible preferred securities; (iv) the name in which the Common Shares or ADSs, as applicable, are to be registered, if applicable; (v) the details of the DTC, Iberclear or other clearing system account (subject to the limitations set out below) to which the Common Shares or ADSs are to be credited (or, if the Common Shares are not a participating security in Iberclear or another clearing system, the address to which the Common Shares should be delivered; and, as the case may be, details of the registered account in BBVA’s ADS facility if direct registration ADSs are to be issued); (vi) any relevant certifications and/or representations as may be required by applicable law and regulations; and (vii) such other details as may be required by the Paying and Conversion Agent or any relevant Clearing System.
If the contingent convertible preferred securities are held through DTC, the Delivery Notice must be given and the contingent convertible preferred securities delivered in accordance with the applicable procedures of DTC (which may include the notice being given to the Paying and Conversion Agent by electronic means) and in a form acceptable to DTC and the Paying and Conversion Agent. With respect to any contingent convertible preferred securities held in definitive form, the Delivery Notice must be delivered to the specified office of the Paying and Conversion Agent together with the relevant contingent convertible preferred securities, except as otherwise indicated in the relevant Conversion Notice.
Except as provided in this section “— Settlement Procedures” and provided that the relevant contingent convertible preferred securities and a duly completed Delivery Notice have been delivered not later than the Notice Cut-off Date, the Paying and Conversion Agent shall give instructions to the Conversion Shares Depository that the Conversion Shares Depository shall deliver the relevant Common Shares (rounded down to the nearest whole number of Common Shares) to, or shall deposit part or all of such Common Shares with the ADS depositary on behalf of, the holder (or, where applicable, beneficial owner (or the custodian, broker, nominee or other representative thereof)) of the relevant contingent convertible preferred securities completing such Delivery Notice or its nominee in accordance with the instructions given in such Delivery Notice on the applicable Conversion Settlement Date.
Any Delivery Notice shall be irrevocable. Failure properly to complete and deliver a Delivery Notice and deliver the relevant contingent convertible preferred securities may result in such Delivery Notice being treated as null and void and BBVA shall be entitled to procure the sale of any applicable Common Shares to which the relevant holder may be entitled in accordance with the provisions described in “— Failure to Deliver a Delivery Notice” below. Any determination as to whether any Delivery Notice has been properly completed and delivered as provided in this section “— Settlement Procedures” shall be made by BBVA in its sole discretion, acting in good faith, and shall, in the absence of manifest error, be conclusive and binding on the relevant holders and beneficial owners (and any custodian, broker, nominee or other representative thereof).
Delivery of ADSs
In respect of any Common Shares that holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Conversion Shares Depository shall deposit with the custodian for the ADS depositary the relevant number of Common Shares to be issued upon Conversion of the relevant contingent convertible preferred securities, and the ADS depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such holders (per the ADS-to-Common Share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Common Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS depositary. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS depositary as a result of the issue and delivery of such ADSs in accordance with the delivery notice. For further information on the ADSs or the ADS deposit agreement, see “Description of BBVA American Depositary Shares”.

Failure to Deliver a Delivery Notice
If a duly completed Delivery Notice and the relevant contingent convertible preferred securities are not received by the Paying and Conversion Agent as provided in the contingent convertible preferred securities indenture on or before the Notice Cut-off Date, then within 10 Business Days following the Conversion Settlement Date, all Common Shares held by the Conversion Shares Depository in respect of which the applicable contingent convertible preferred securities and a duly completed Delivery Notice have not been received on or before the Notice Cut-off Date as aforesaid will be sold by or on behalf of a person (which may be BBVA or another member of the BBVA Group or a third party) appointed by BBVA in its sole and absolute discretion (the “Selling Agent”) as soon as reasonably practicable.
Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale of any Common Shares pursuant to the preceding paragraph, and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed pro rata to the relevant holders in such manner and at such time as BBVA shall determine and notify to the relevant holders. Such payment shall for all purposes discharge the obligations of BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent to such holders in respect of the relevant Conversion. The Selling Agent will be deemed to be acting on behalf of holders whose contingent convertible preferred securities and a duly completed Delivery Notice were not received on or before the Notice Cut-off Date for the purposes set out above and to that effect holders and beneficial owners of the contingent convertible preferred securities by virtue of their acquisition of contingent convertible preferred securities will be deemed to be accepting and giving express instructions to the Selling Agent to do so in accordance with these conditions.
BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to the provisions described in this section “— Failure to Deliver a Delivery Notice” or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares. Furthermore, BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability to any holder or beneficial owner of the contingent convertible preferred securities for any loss resulting from such holder’s or beneficial owner’s failure to receive any Common Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such holder or beneficial owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Delivery Notice and the relevant contingent convertible preferred securities on a timely basis or at all.
If the applicable contingent convertible preferred securities and Delivery Notice are not received by the Paying and Conversion Agent on or before the Notice Cut-off Date and BBVA does not appoint the Selling Agent by the 10th Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with the provisions described in this section “— Failure to Deliver a Delivery Notice”, the Conversion Shares Depository shall continue to hold any Common Shares not sold by the Selling Agent until a duly completed Delivery Notice and the relevant contingent convertible preferred securities are so delivered. However, any holder of such contingent convertible preferred securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the holder so elects, ADSs, satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS depositary on its behalf).
Certain Taxes and Other Costs
A holder of the contingent convertible preferred securities of any series or Selling Agent must pay (in the case of the Selling Agent, by means of deduction from the net proceeds of sale referred to in “— Failure to Deliver a Delivery Notice”) any taxes and capital, stamp, issue, registration and transfer taxes or duties arising on Conversion (other than any capital, stamp, issue, registration and transfer taxes or duties payable in Spain by BBVA in respect of the issue and delivery of the Common Shares in accordance with a Delivery

Notice delivered pursuant to the contingent convertible preferred securities indenture which shall be paid by BBVA) and such holder or the Selling Agent (as the case may be) must pay (in the case of the Selling Agent, by way of deduction from the net proceeds of sale as aforesaid) all, if any, taxes or duties arising by reference to any disposal or deemed disposal of a contingent convertible preferred security or interest therein.
Any costs incurred by the Conversion Shares Depository or any parent, subsidiary or affiliate of the Conversion Shares Depository in connection with the holding by the Conversion Shares Depository of any Common Shares and any amount received in respect thereof shall be deducted by the Conversion Shares Depository from such amount (or, if such deduction is not possible, paid to the Conversion Shares Depository, by the relevant holder) prior to the delivery of such Common Shares and/or payment of such amount to the relevant holder.
If BBVA shall fail to pay any capital, stamp, issue, registration and transfer taxes or duties for which it is responsible as provided above, the holder or Selling Agent, as the case may be, shall be entitled (but shall not be obliged) to tender and pay the same and BBVA as a separate and independent obligation, undertakes to reimburse and indemnify each holder or Selling Agent, as the case may be, in respect of any payment thereof and any penalties payable in respect thereof.
Status of the Common Shares
The Common Shares issued on Conversion will be fully paid and will in all respects rank pari passu with the fully paid Common Shares in issue on the relevant Conversion Notice Date, except in any such case for any right excluded by mandatory provisions of applicable law and except that such Common Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record date or other due date for the establishment of entitlement for which falls prior to the Conversion Settlement Date.
Additional Amounts
Unless otherwise specified herein or in the relevant prospectus supplement, all payments of Distributions payable in respect of contingent convertible preferred securities by BBVA will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature unless such withholding or deduction is required by law. Unless otherwise specified in the relevant prospectus supplement, in the event any such withholding or deduction is imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, BBVA shall (to the extent such payment can be made out of Distributable Items of BBVA on the same basis as for payment of any Distribution) pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference (and premium, if any) or other amount), such additional amounts (“Additional Amounts”) as will result in holders of any series of outstanding contingent convertible preferred securities receiving such amounts as they would have received in respect of such Distributions had no such withholding or deduction been required.
BBVA shall not be required to pay any Additional Amounts in relation to any payment in respect of any contingent convertible preferred security:
(a)   to, or to a third party on behalf of, a holder if the holder or the beneficial owner of contingent convertible preferred securities of any series is liable for such Taxes in respect of such contingent convertible preferred security by reason of his or her having some connection with Spain other than the mere holding of such contingent convertible preferred security; or
(b)   to, or to a third party on behalf of, a holder if the holder or the beneficial owner has not provided such information as may be necessary to comply with any certification, information or other requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of such holder or beneficial owner, if such claim or compliance is required by statute, regulation or administrative practice of Spain or of any political subdivision or taxing authority thereof or therein as a precondition to reduction of or relief or exemption from such Taxes; or

(c)   in the case of a contingent convertible preferred security presented for payment (where presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the relevant holder would have been entitled to Additional Amounts on presenting the same for payment on such 30th day assuming that day to have been a Business Day in such place of presentment; or
(d)   to, or to a third party on behalf of, a holder if BBVA does not receive the relevant information as may be required by Spanish tax law, regulation or binding ruling, including a duly executed and completed payment statement from the Paying Agent; or
(e)   where the withholding or deduction is required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (“FATCA”), any regulations or agreements thereunder, any official interpretations thereof, any intergovernmental agreements with respect thereto (including the intergovernmental agreement between the United States and Spain on the implementation of FATCA), or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement relating thereto.
In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect of any combination of the items listed in (a) through (e) set forth above.
Additional Amounts will also not be paid with respect to any payment to a holder who is a fiduciary, a partnership, a limited liability company or person other than the sole beneficial owner of that payment, to the extent that payment would be required by the laws of Spain (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in that limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had it been the holder.
As used above, “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, except that if the full amount of the moneys payable has not been received by the Paying Agent on or before such due date, it means the first date on which, the full amount of such moneys having been so received and made available for payment to the holders, notice to that effect is duly given to the holders in accordance with the provisions set forth in the contingent convertible preferred securities indenture (see “— Notices” below).
Except where the context requires otherwise, any reference in this prospectus and, if applicable, the relevant prospectus supplement to Distributions in respect of the contingent convertible preferred securities shall be deemed to include any Additional Amounts payable with respect thereto.
The payment of any Additional Amounts in respect of the contingent convertible preferred securities of any series pursuant to the contingent convertible preferred securities indenture or any supplemental indenture is also subject to the same conditions and limitations as the payment of any Distribution, including the conditions and limitations described under “— Payments — Distributions — Distributions Discretionary”.
Undertakings
So long as any contingent convertible preferred security of a series remains outstanding, BBVA shall, unless approved by a majority in aggregate Liquidation Preference of such series:
(a)   not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Conversion, Common Shares could not, under any applicable law then in effect, be legally issued as fully paid;
(b)   if any offer is to be made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Common Shares, or if a scheme is proposed with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agent or, if BBVA is designated as the Paying and Conversion Agent, from the specified offices or the website of BBVA and, where such an offer or scheme has been recommended by the board of directors of BBVA, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all commercially reasonable endeavors to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of any Conversion and/or to the holders;
(c)   in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that such amendments are made to the contingent convertible preferred securities indenture immediately after completion of the Scheme of Arrangement as are necessary to ensure that the contingent convertible preferred securities may be converted into or exchanged for ordinary shares in Newco (or depositary or other receipts or certificates representing ordinary shares of Newco) mutatis mutandis in accordance with and subject to the contingent convertible preferred securities indenture and the ordinary shares of Newco are:
(i)   admitted to the Relevant Stock Exchange; or
(ii)   listed and/or admitted to trading on another Recognized Stock Exchange, and the holders of the contingent convertible preferred securities of the relevant series (which, for this purpose, includes holders of a beneficial interest in the Contingent Convertible Preferred Securities of such series), by their acquisition of such contingent convertible preferred securities, irrevocably authorize BBVA to make such amendments to the contingent convertible preferred securities indenture without the need for any further authorization from the holders of the contingent convertible preferred securities of such series;
(d)   issue, allot and deliver Common Shares upon Conversion subject to and as provided in the provisions described under “— Conversion” above;
(e)   use all reasonable endeavors to ensure that its issued and outstanding Common Shares and any Common Shares issued upon Conversion will be admitted to listing and trading on the Relevant Stock Exchange or will be listed and/or admitted to trading on another Recognized Stock Exchange;
(f)   at all times keep in force the relevant resolutions needed for issue, free from pre-emptive rights, sufficient authorized but unissued Common Shares to enable Conversion of the contingent convertible preferred securities, and all rights of subscription and exchange for Common Shares, to be satisfied in full; and
(g)   where the provisions described under “— Conversion” above require or provide for a determination by an Independent Financial Adviser or a role to be performed by a Conversion Shares Depository or a Paying and Conversion Agent, BBVA shall use all reasonable endeavors promptly to appoint such persons for such purposes.
Substitution and Modification
Notwithstanding anything to the contrary in the contingent convertible preferred securities of any series, the contingent convertible preferred securities indenture or any other agreements, arrangements or understandings between BBVA and any holder of the contingent convertible preferred securities of any series, by its acquisition of contingent convertible preferred securities of any series, each holder and beneficial owner acknowledges, accepts, consents to and agrees that if a Capital Event or a Tax Event, as applicable, occurs and is continuing, BBVA may, except if a Trigger Event occurs or shall have occurred, and except if a Capital Reduction occurs or shall have occurred (other than in respect of contingent convertible preferred securities with respect to which a duly completed Election Notice has been received during the Election Period), substitute all (but not less than all) of the contingent convertible preferred securities of such series or modify the terms of all (but not less than all) of the contingent convertible preferred securities of such series, without any requirement for the consent or approval of the trustee or the holders or beneficial owners of the contingent convertible preferred securities of such series, so that such contingent convertible preferred securities are substituted for, or their terms are modified to, become again, or remain Qualifying Preferred Securities, subject to: (i) having given not less than five nor more than 30 days’ notice to the holders of such series in accordance with the provisions described under “―Notices” and to the trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification), (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and (iii) any variation in the terms of such contingent convertible preferred securities resulting from such modification or, if such contingent convertible preferred securities are substituted, any difference between the terms of such contingent convertible preferred securities and those of the Qualifying Preferred Securities for which such contingent convertible preferred securities are substituted, not being materially prejudicial to the interests of the holders of such contingent convertible preferred securities.
For the purposes of the immediately preceding paragraph, in the case of a modification of the terms and conditions of the contingent convertible preferred securities of a series, any variation in the ranking of the relevant contingent convertible preferred securities as set out in “— Subordination” herein resulting from any such modification or, in the case of a substitution of the contingent convertible preferred securities, any difference between the ranking of such contingent convertible preferred securities as set out under “— Subordination” and that of the Qualifying Preferred Securities for which such contingent convertible preferred securities are substituted, shall be deemed not to be prejudicial to the interests of the holders of such contingent convertible preferred securities where the ranking of the contingent convertible preferred securities or, if the contingent convertible preferred securities are substituted, of the Qualifying Preferred Securities for which such contingent convertible preferred securities are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to such contingent convertible preferred securities under “— Subordination” on the issue date of such contingent convertible preferred securities.
For the purposes of the preceding two paragraphs, the notice to be delivered by BBVA shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the holders of such series of contingent convertible preferred securities can inspect or obtain copies of the new terms and conditions of the contingent convertible preferred securities of such series or, if the contingent convertible preferred securities are substituted, of the Qualifying Preferred Securities for which such contingent convertible preferred securities are substituted. Such substitution or modification will be effected without any cost or charge to such holders.
If the contingent convertible preferred securities of a series are substituted in accordance with the provisions described in this section “— Substitution and Modification”, Distributions on the contingent convertible preferred securities of such series shall cease to accrue from (and including) the date of substitution thereof.
By its acquisition of any contingent convertible preferred securities of any series, each holder and beneficial owner acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the contingent convertible preferred securities of such series as set forth in this section “— Substitution and Modification” and to grant to BBVA and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution or modification of the terms of the contingent convertible preferred securities of such series, as applicable, pursuant to the provisions described in this section “— Substitution and Modification”.
Each holder and beneficial owner of the contingent convertible preferred securities of any series, by virtue of its acquisition of the contingent convertible preferred securities of any series or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee and/or BBVA for, agrees not to initiate a suit against the trustee or BBVA in respect of, and agrees that neither the trustee nor BBVA shall be liable for, any action that the trustee or BBVA takes, or abstains from taking, in either case in connection with the substitution or modification of the terms of the contingent convertible preferred securities upon the occurrence of a Capital Event or a Tax Event.
“Qualifying Preferred Securities”, with respect to a series of contingent convertible preferred securities which is subject to any substitution or modification pursuant to their terms, at any time, any securities issued by BBVA (including any contingent convertible preferred securities so modified as to remain Qualifying Preferred Securities) that:

(a)   contain terms which comply with the then-current requirements to be included in, or count towards, the BBVA Group’s and BBVA’s Tier 1 Capital;
(b)   have the same or higher ranking as is applicable to such series of contingent convertible preferred securities on the issue date of such series of contingent convertible preferred securities pursuant to the contingent convertible preferred securities indenture;
(c)   have the same denomination and aggregate outstanding Liquidation Preference, the same terms for the determination of any applicable Distributions, the same redemption rights and the same dates for payment of Distributions as such series of contingent convertible preferred securities immediately prior to any substitution or modification pursuant to the provisions described in this section “— Substitution and Modification”;
(d)   preserve any existing rights under such series of contingent convertible preferred securities to any accrued Distribution which has not been paid in respect of the period from and including the Distribution Payment Date last preceding the date of any substitution or modification pursuant to the provisions described in this section “— Substitution and Modification” (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, the provisions described under “— Payments — Distributions”); and
(e)   are listed or admitted to trading on any stock exchange as selected by BBVA, provided that such series of contingent convertible preferred securities was listed or admitted to trading on a stock exchange immediately prior to the relevant substitution or modification pursuant to the provisions described in this section “— Substitution and Modification”.
Modifications and Waivers
Modification of the Indentures without Consent of Holders
BBVA and the trustee may make certain modifications and amendments to the contingent convertible preferred securities indenture and any applicable supplemental indenture with respect to any series of contingent convertible preferred securities without the consent of the holders of such contingent convertible preferred securities for any of the following purposes:
•
to evidence the assumption by a successor person of the covenants of BBVA in the contingent convertible preferred securities indenture and in the contingent convertible preferred securities of any series;

•
to add to the covenants of BBVA for the benefit of the holders of all or any series of contingent convertible preferred securities (and, if such covenants are to be for the benefit of less than all series of contingent convertible preferred securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon BBVA by the contingent convertible preferred securities indenture;

•
to add any additional Enforcement Events;

•
to make changes to procedures relating to Conversion, delivery of the Common Shares, or ADSs, as applicable; provided, however, that, unless such changes are made as a result of any change in, or amendment to, any relevant laws or regulations, no such change shall adversely affect the interests of the holders of outstanding contingent convertible preferred securities of any series in any material respect;

•
to add to, change or eliminate any of the provisions of the contingent convertible preferred securities indenture, or any supplemental indenture; provided, however, that any such addition, change or elimination shall become effective only when there is no outstanding contingent convertible preferred security of any series created prior to the execution of such supplemental indenture effecting such addition, change or elimination which would be adversely affected in any material respect by such addition, change or elimination and in respect of which such supplemental indenture would apply;

•
to secure the contingent convertible preferred securities of any series;

•
to establish the form or terms of contingent convertible preferred securities of any series as permitted by the contingent convertible preferred securities indenture;

•
to change any place of payment, so long as any required place of payment is maintained;

•
to cure any ambiguity or to correct or supplement any provision of the contingent convertible preferred securities indenture or any supplemental indenture which may be defective or inconsistent with any other provision of the contingent convertible preferred securities indenture or any supplemental indenture;

•
to vary, substitute or change specified terms of any series of contingent convertible preferred securities subject to the conditions set forth in the contingent convertible preferred securities indenture, provided such action shall not adversely affect the interests of the holders of outstanding contingent convertible preferred securities of any series in any material respect;

•
to evidence and provide for the acceptance of appointment under the contingent convertible preferred securities indenture by a successor trustee with respect to the contingent convertible preferred securities of one or more series and to add to or change any of the provisions of the contingent convertible preferred securities indenture as shall be necessary to provide for or facilitate the administration of the trusts under the contingent convertible preferred securities indenture by more than one trustee, pursuant to the requirements of the contingent convertible preferred securities indenture;

•
to change or eliminate any provision of the contingent convertible preferred securities indenture or any supplemental indenture so as to conform with the current provisions or any future provisions of the Trust Indenture Act;

•
to name a different trustee for a particular series of contingent convertible preferred securities;

•
to delete, amend or supplement any provision contained in the contingent convertible preferred securities indenture or in any supplemental indenture as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority;

•
to delete, amend or supplement any provision contained in the contingent convertible preferred securities indenture or in any supplemental indenture as a result of, and to the extent required by, Applicable Banking Regulations;

•
with respect to any contingent convertible preferred security (including a global security), to amend any such contingent convertible preferred security to conform to the description of the terms of such contingent convertible preferred security in the prospectus, prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of such contingent convertible preferred security;

•
to delete, amend or supplement any provision contained in the contingent convertible preferred securities indenture or in any supplemental indenture as a result of, and to the extent necessary to effect, the substitution or modification of any series of contingent convertible preferred securities pursuant to the provisions described under “— Substitution and Modification”; or

•
to change or modify any provision of the contingent convertible preferred securities indenture or of any supplemental indenture as necessary to ensure that the contingent convertible preferred securities of any series shall be convertible into ordinary shares of Newco in the event of a Newco Scheme.

Modification of the Indentures with Consent of Holders
Other modifications and amendments may be made to the contingent convertible preferred securities indenture and any applicable supplemental indenture with the consent of the holders of not less than a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of each series affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each contingent convertible preferred security affected that would:
•
change the terms of any contingent convertible preferred security to reduce the Liquidation Preference (or premium, if any) payable upon the redemption of, or the Distributions payable on any contingent convertible preferred security (without prejudice to the provisions described herein, including under “— Payments — Distributions” and “— Agreement to Distribution Cancelation”), or change the obligation of BBVA (or its successor) to pay Additional Amounts (except as contemplated below under “— Substitution of Issuer”) on the contingent convertible preferred securities, or the currency in which payments under the contingent convertible preferred securities are to be made, or impair the right to institute suit for the enforcement of any such payment when due and payable on or with respect to any contingent convertible preferred security, or modify the calculation of and any adjustment to, the Conversion Price;
•
reduce the percentage in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the contingent convertible preferred securities indenture or of certain defaults thereunder and their consequences) provided for in the contingent convertible preferred securities indenture or reduce the requirements for a quorum or voting;

•
change in any manner adverse to the interests of the holders of any outstanding contingent convertible preferred securities the subordination provisions of the contingent convertible preferred securities or the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of any amounts due and payable on the outstanding contingent convertible preferred securities; or

•
modify the requirements applicable to the modifications and amendments referred to above or to the waiver of past Enforcement Events, except to increase any required percentage or to provide that certain other provisions of the contingent convertible preferred securities indenture cannot be modified or waived without the consent of the holder of each outstanding contingent convertible preferred security affected thereby;

except in each case with respect to any modification or amendment of the contingent convertible preferred securities indenture, any supplemental indenture or any contingent convertible preferred security pursuant to a supplemental indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, Applicable Banking Regulations or the substitution or modification of a series of contingent convertible preferred securities pursuant to the provisions described in “— Substitution and Modification”, as the case may be (in which cases neither the consent nor the affirmative vote of any holder of an outstanding contingent convertible preferred security affected shall be required).
Additional Issuances
BBVA may, from time to time, without the consent of the holders of the contingent convertible preferred securities of any series, issue additional contingent convertible preferred securities of one or more of the series of contingent convertible preferred securities issued under the contingent convertible preferred securities indenture having the same ranking and same Distribution Rate, redemption terms and other terms as the contingent convertible preferred securities of such series except for the price to the public, original Distribution accrual date, issue date and first Distribution Payment Date. Any such additional contingent convertible preferred securities, together with the contingent convertible preferred securities of the relevant series, will constitute a single series of contingent convertible preferred securities under the contingent convertible preferred securities indenture and shall be included in the definition of “contingent convertible preferred securities” in the contingent convertible preferred securities indenture where the context so requires. There is no limitation on the amount of contingent convertible preferred securities that BBVA may issue under the contingent convertible preferred securities indenture.
BBVA may, from time to time, without the consent or sanction of the holders of contingent convertible preferred securities of any series: (i) take any action required to issue additional Parity Securities or authorize, create and issue one or more series of Parity Securities ranking equally with the contingent convertible preferred securities of any such series, as to the participation in the profits and/or assets of BBVA, without limit as to the amount; or (ii) take any action required to authorize, create and issue one or more classes or series of shares of BBVA, including Common Shares, or securities mandatorily convertible into Common Shares of BBVA ranking junior or senior to the contingent convertible preferred securities of any such series, as to the participation in the profits and/or assets of BBVA.

By acquiring a contingent convertible preferred security of any series, holders and beneficial owners of contingent convertible preferred securities agree to renounce any rights of seniority or preference that may be conferred upon it (if any) under applicable Spanish law (to the extent permitted under applicable Spanish law) over any holder of such Parity Securities issued by BBVA from time to time.
The contingent convertible preferred securities of any series do not grant the holders of the contingent convertible preferred securities of such series pre-emption rights in respect of any possible future issues of Parity Securities, Common Shares or any other securities by BBVA or any Subsidiary.
Substitution of Issuer
BBVA may, without the consent of holders of any contingent convertible preferred securities of any series outstanding, consolidate or amalgamate with or merge into any other person or persons (whether or not affiliated with BBVA) or sell, convey or transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with BBVA), provided that (a) any person formed by any consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets shall (except where such assumption is automatic by operation of law) expressly assume, by a supplemental indenture in form satisfactory to the trustee, all obligations of BBVA under the contingent convertible preferred securities indenture; (b) immediately after giving effect to such consolidation, amalgamation, merger, conveyance, transfer or lease, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; (c) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the contingent convertible preferred securities indenture; and (d) except where the successor entity is a holding company of BBVA or a wholly-owned subsidiary of BBVA, immediately prior to such assumption, the successor entity shall have ratings for long-term senior debt assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of BBVA (or, if applicable, the previous successor entity) assigned by S&P Global Ratings or Moody’s Investors Service, Inc. (or their respective successors).
In addition, any holding company of BBVA or any wholly-owned subsidiary of BBVA may without the consent of the holders of the contingent convertible preferred securities of any series, assume the obligations of BBVA (or of any person which shall have previously assumed the obligations of BBVA) under the contingent convertible preferred securities of such series; provided that: (a) the successor entity shall (except where such assumption is automatic by operation of law) expressly assume such obligations by an amendment to the contingent convertible preferred securities indenture in form satisfactory to the trustee; (b) immediately after giving effect to such assumption of obligations, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; and (c) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the contingent convertible preferred securities indenture.
Following any of the events described in the preceding two paragraphs, BBVA will be released from all its obligations under the applicable contingent convertible preferred securities and contingent convertible preferred securities indenture and any supplemental indentures. In addition, Additional Amounts under the contingent convertible preferred securities of the relevant series will thereafter be payable in respect of taxes imposed by the successor entity’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed in Spain) rather than taxes imposed by Spain. Additional Amounts with respect to payments of Distributions due prior to the date of such merger, consolidation, amalgamation, conveyance, transfer or lease will be payable only in respect of taxes imposed by Spain. In addition, the successor entity will also be entitled to redeem the contingent convertible preferred securities in the circumstances described above under the section “— Redemption Due to a Tax Event”, and to substitute or modify the terms of the contingent convertible preferred securities in the circumstances, and in accordance with the provisions, described in “— Substitution and Modification”, except that if such successor entity is not incorporated or tax resident in Spain (a) references to Spain in the definition of “Tax Event” shall be deemed to refer to the successor entity’s jurisdiction of incorporation or tax residence, and (b) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event shall become effective subsequent to the date of the relevant merger, consolidation, amalgamation, conveyance, transfer or lease, as the case may be.
An assumption of the obligations of BBVA under any series of contingent convertible preferred securities might be considered for U.S. federal income tax purposes to be an exchange by the U.S. beneficial owners of the contingent convertible preferred securities of such series for new contingent convertible preferred securities, resulting in recognition of taxable gain or loss for these purposes and possible other adverse tax consequences for such beneficial owners. U.S. beneficial owners should consult their tax advisers regarding the U.S. federal, state and local income tax consequences of an assumption.
Governing Law
The contingent convertible preferred securities of any series, the contingent convertible preferred securities indenture and any supplemental indentures (except as set forth herein and therein) will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the contingent convertible preferred securities indenture, the authorization, issuance and execution by BBVA of the contingent convertible preferred securities, the contingent convertible preferred securities to the extent set forth therein and the provisions of the contingent convertible preferred securities indenture related to the subordination of the contingent convertible preferred securities, the waiver of the right of set-off and the agreement by holders of the contingent convertible preferred securities with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws (derecho común) of Spain.
Waiver of Right of Set-off
Subject to applicable law, neither any holder or beneficial owner of the contingent convertible preferred securities of any series nor the trustee acting on behalf of the holders of the contingent convertible preferred securities of such series may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by BBVA in respect of, or arising under, or in connection with, the contingent convertible preferred securities of such series or the contingent convertible preferred securities indenture and each holder and beneficial owner of the contingent convertible preferred securities of such series, by virtue of its holding of any contingent convertible preferred securities of such series or any interest therein, and the trustee acting on behalf of the holders of the contingent convertible preferred securities of such series, shall be deemed to have waived all such rights of set-off, compensation or retention. If, notwithstanding the above, any amounts due and payable to any holder or beneficial owner of a contingent convertible preferred security of any series or any interest therein by BBVA in respect of, or arising under, the contingent convertible preferred securities of such series are discharged by set-off, such holder or beneficial owner shall, subject to applicable law, immediately pay an amount equal to the amount of such discharge to BBVA (or, if a Liquidation Event shall have occurred, the liquidator or administrator of BBVA, as the case may be) and, until such time as payment is made, shall hold an amount equal to such amount in trust (where possible) or otherwise for BBVA (or the liquidator or administrator of BBVA, as the case may be) and, accordingly, any such discharge shall be deemed not to have taken place.
Trustee and Agents
Unless stated otherwise in the relevant prospectus supplement, the trustee for the contingent convertible preferred securities of any series will be The Bank of New York Mellon, acting (except for its role as contingent convertible preferred security registrar) through its London Branch. The trustee makes no representations, and shall not be liable with respect to, the information set forth in the registration statement of which this prospectus is a part.
Unless stated otherwise in the relevant prospectus supplement, The Bank of New York Mellon, acting through its London Branch, will initially act as Principal Paying Agent for the contingent convertible preferred securities of any series. BBVA may appoint additional or successor Agents.

BBVA may change the Principal Paying Agent and Calculation Agent without prior notice to the holders of the contingent convertible preferred securities of any series. Furthermore, BBVA is entitled to terminate the appointment of any Agent. In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, BBVA will appoint another agent in accordance with the provisions of the contingent convertible preferred securities indenture.
Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power
Notwithstanding anything to the contrary in the contingent convertible preferred securities of any series, the contingent convertible preferred securities indenture or any other agreements, arrangements or understandings between BBVA and any holder of the contingent convertible preferred securities of any series, by its acquisition of the contingent convertible preferred securities of any series, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in the contingent convertible preferred securities of any series) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the contingent convertible preferred securities of any series, and may include and result in any of the following, or some combination thereof: (A) the reduction or cancellation of all, or a portion, of the Amounts Due on the contingent convertible preferred securities of any series; (B) the conversion of all, or a portion, of the Amounts Due on the contingent convertible preferred securities of any series into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the contingent convertible preferred securities; (C) the cancellation of the contingent convertible preferred securities of any series; (D) the inclusion of a maturity date for the contingent convertible preferred securities of any series or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the contingent convertible preferred securities of any series, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the contingent convertible preferred securities of any series or the rights of the holders thereunder or under the contingent convertible preferred securities indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
By its acquisition of the contingent convertible preferred securities of any series, each holder acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the contingent convertible preferred securities of any series or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of a series shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act; or (ii) be a default or an Enforcement Event with respect to the contingent convertible preferred securities or under the contingent convertible preferred securities indenture. By its acquisition of the contingent convertible preferred securities of any series, each holder further acknowledges and agrees that no repayment or payment of Amounts Due on the contingent convertible preferred securities of any series shall become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
By its acquisition of the contingent convertible preferred securities of any series, each holder, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee shall not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of such series. Additionally, by its acquisition of the contingent convertible preferred securities of any series, each holder acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of such series: (i) the trustee shall not be required to take any further directions from the holders with respect to any portion of the contingent convertible preferred securities of such series that is written down, converted to equity and/or cancelled under the provision of the contingent convertible preferred securities indenture which authorizes holders of a majority in aggregate outstanding Liquidation Preference of the contingent convertible preferred securities of a series to direct certain actions relating to the contingent convertible preferred securities of such series; and (ii) the contingent convertible preferred securities indenture shall not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of a series, so long as any contingent convertible preferred securities of such series remain outstanding, there shall at all times be a trustee for the contingent convertible preferred securities of such series in accordance with the contingent convertible preferred securities indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee shall continue to be governed by the contingent convertible preferred securities indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the contingent convertible preferred securities of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.
By its acquisition of the contingent convertible preferred securities of any series, each holder shall be deemed to have authorized, directed and requested the relevant depositary, Clearing Systems and any direct participant in any relevant Clearing System or other intermediary or depositary through which it holds such contingent convertible preferred securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the contingent convertible preferred securities as it may be imposed, without any further action or direction on the part of such holder.
Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the contingent convertible preferred securities of any series, BBVA or the Relevant Spanish Resolution Authority (as the case may be) shall provide a written notice to the relevant depositary as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of such contingent convertible preferred securities. BBVA shall also deliver a copy of such notice to the trustee for information purposes. No failure or delay by BBVA to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.
If BBVA has elected to redeem the contingent convertible preferred securities of any series but, prior to the payment of the Redemption Price to holders, the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such series of contingent convertible preferred securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any other amounts payable under the contingent convertible preferred securities indenture) will be due and payable.
By its acquisition of the contingent convertible preferred securities of any series, each holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the contingent convertible preferred securities of any series, and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
Enforcement Events and Remedies
There are no events of default under any series of contingent convertible preferred securities. In addition, under the terms of the contingent convertible preferred securities indenture none of the following will be an Enforcement Event or give rise to a default for the purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act: (i) the cancellation or the deemed cancellation of any Distribution (in each case, in whole or in part) or the failure by BBVA to provide notice of any such cancellation or deemed cancellation; (ii) a Trigger Event or the failure by BBVA to provide notice of any such Trigger Event; (iii) a Capital Reduction or the failure by BBVA to provide notice of any such Capital Reduction; and (iv) the exercise of the Spanish Bail-in Power, the exercise of any other resolution tool by the Relevant Spanish Resolution Authority or any action in compliance therewith.

Enforcement Events
Each of the following events described in clauses (i) and (ii) is an “Enforcement Event” with respect to the contingent convertible preferred securities of any series:
(i)   the breach of any term, obligation or condition binding on BBVA under the contingent convertible preferred securities of such series (other than any of BBVA’s payment obligations under or arising from the contingent convertible preferred securities of such series, including payment of any Liquidation Preference (and premium, if any), Distributions or Additional Amounts (including upon a Capital Reduction), payment of the Redemption Price or payment of any damages awarded for breach of any obligations) (a “Performance Obligation”); or
(ii)   the occurrence of a Liquidation Event.
Neither the exercise of the Spanish Bail-in Power nor the exercise of any other resolution tool by the Relevant Spanish Resolution Authority or any action in compliance therewith shall constitute an Enforcement Event or other default under the terms of the contingent convertible preferred securities or the contingent convertible preferred securities indenture.
Remedies
The sole remedies of the holders of the contingent convertible preferred securities of a series and the trustee under the contingent convertible preferred securities of such series or the contingent convertible preferred securities indenture upon the occurrence of an Enforcement Event shall be (i) with respect to the first Enforcement Event listed above, to seek enforcement of the relevant Performance Obligation, and (ii) with respect to the second Enforcement Event listed above, to enforce the entitlement set forth under “— Liquidation Distribution”.
For the avoidance of doubt, the breach by BBVA of any Performance Obligation shall not give the trustee and/or the holders of the contingent convertible preferred securities of any series a claim for damages, and, in such circumstances, the sole and exclusive remedy that the trustee and/or the holders of the contingent convertible preferred securities of such series may seek under the contingent convertible preferred securities of such series and the contingent convertible preferred securities indenture is specific performance under New York law. By its acquisition of the contingent convertible preferred securities of any series, each holder and beneficial owner of the contingent convertible preferred securities of such series will acknowledge and agree that such holder and beneficial owner will not seek, and will not direct the trustee to seek, a claim for damages against BBVA in respect of a breach by BBVA of a Performance Obligation and that the sole and exclusive remedy that such holder, beneficial owner and the trustee may seek under the contingent convertible preferred securities of such series and the contingent convertible preferred securities indenture for a breach by BBVA of a Performance Obligation is specific performance.
No Other Remedies
Other than the limited remedies specified above and except as otherwise provided in the contingent convertible preferred securities indenture, no remedy against BBVA shall be available to the trustee (acting on behalf of the holders of the contingent convertible preferred securities of any series) or to the holders of the contingent convertible preferred securities of any series, whether for the recovery of amounts owing in respect of such contingent convertible preferred securities or under the contingent convertible preferred securities indenture, or in respect of any breach by BBVA of any of BBVA’s obligations under or in respect of the terms of such contingent convertible preferred securities or under the contingent convertible preferred securities indenture in relation thereto.
Notwithstanding the limitations set forth in this section, (i) the trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders under the provisions of the contingent convertible preferred securities indenture and (ii) nothing shall impair the rights of a holder of the contingent convertible preferred securities under the Trust Indenture Act, absent such holder’s consent, to sue for any payment due but unpaid with respect to the contingent convertible preferred securities; provided that, in the case of (i) and (ii), any payments in respect of, or arising from, the contingent convertible preferred securities of such series including any payments or amounts resulting or arising from the enforcement of any rights under the Trust Indenture Act in respect of the contingent convertible preferred securities shall be subject to the subordination provisions of the contingent convertible preferred securities indenture. For the avoidance of doubt, such limitations shall not apply to BBVA’s obligations to pay the fees and expenses of, and to indemnify, the trustee.
Trustee’s Duties
If an Enforcement Event has occurred and is continuing, the trustee shall exercise such of the rights and powers vested in it by the contingent convertible preferred securities indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Holders of not less than a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series may on behalf of the holders of all contingent convertible preferred securities of such series, by Act, waive any past Enforcement Event that results from a breach by BBVA of a Performance Obligation. Holders of a majority of the aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of any series may not waive any past Enforcement Event that results from a Liquidation Event or any Enforcement Event in respect of a covenant or provision of the contingent convertible preferred securities indenture which cannot be modified or amended without the consent of the holder of each outstanding contingent convertible preferred security of such series affected.
The holders of a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of the relevant series, by Act, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent convertible preferred securities of such series. However, this direction (a) must not be in conflict with any rule of law, the contingent convertible preferred securities indenture or the contingent convertible preferred securities of any series and (b) the trustee shall not determine that the action so directed would be unjustly prejudicial to the rights of the other holders of contingent convertible preferred securities of such series not joining in such action. The trustee may also take any other action, not inconsistent with such direction, that it deems proper.
“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the contingent convertible preferred securities indenture to be given or taken by holders of notes of a series and the written instrument or instruments in which such action is embodied and by which such action is evidenced.
Limitation on Suits
No holder of any contingent convertible preferred security of any series (which, for these purposes, includes each holder of a beneficial interest in the contingent convertible preferred securities) has the right to institute any proceeding, judicial or otherwise, with respect to such contingent convertible preferred security, the contingent convertible preferred securities indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless: (i) such holder has previously given written notice to the trustee of a continuing Enforcement Event with respect to the contingent convertible preferred securities of such series specifying such Enforcement Event and stating that such notice is a “Notice of Enforcement Event” under the contingent convertible preferred securities indenture; (ii) the holders of not less than 25% in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of such series have made written request to the trustee to institute proceedings in respect of such Enforcement Event in its own name as trustee under the contingent convertible preferred securities indenture with respect to such series of contingent convertible preferred securities and such holder or holders have offered to the trustee reasonable indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate Liquidation Preference of the outstanding contingent convertible preferred securities of such series, it being understood and intended that no one or more holders of contingent convertible preferred securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of the contingent convertible preferred securities indenture or any contingent convertible preferred security to affect, disturb or prejudice the rights of any other such holder or holders of any contingent convertible preferred security, or to obtain or to seek to obtain priority or preference over any other such holder or holders or to enforce any right under the contingent convertible preferred securities indenture, except in the manner herein provided and for the equal and ratable benefit of all holders of contingent convertible preferred securities of such series or holders of any other contingent convertible preferred security.
Notices
Except as otherwise expressly provided in or pursuant to the contingent convertible preferred securities indenture, all notices to holders of registered contingent convertible preferred securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Notwithstanding the foregoing, any notice given to the holder of a global security shall be sufficiently given if such notice is given in accordance with the applicable procedures of the relevant depositary.
Any request, demand, authorization, direction, notice, consent, waiver or record of an act of holders or other document provided or permitted by the contingent convertible preferred securities indenture to be made upon, given or furnished to, or filed with, the trustee by any holder, or any request, demand, authorization, direction, notice, consent or waiver by BBVA, shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the trustee at its corporate trust office.
No Obligations to Beneficial Owners
None of BBVA, the trustee, any Paying Agent or the contingent convertible preferred security registrar shall have any responsibility or obligation to any beneficial owner in a global security, any agent member (including, for purposes of this section, any participant in the depositary) or any other person with respect to the accuracy of the records of the depositary or its nominee or of any agent member, with respect to any ownership interest in the contingent convertible preferred securities or with respect to the delivery to any agent member, beneficial owner or other person (other than the depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such contingent convertible preferred securities. All notices and communications to be given to the holders and all payments to be made to holders under the contingent convertible preferred securities and the contingent convertible preferred securities indenture shall be given or made only to or upon the order of the holders (which shall be the depositary or its nominee in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the depositary subject to the applicable procedures. BBVA, the trustee, each Paying Agent and the contingent convertible preferred security registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the depositary with respect to its agent members and any beneficial owners. BBVA, the trustee, each Paying Agent and the contingent convertible preferred security registrar shall be entitled to deal with the depositary, and any nominee thereof, that is the registered holder of any global security for all purposes of the contingent convertible preferred securities indenture relating to such global security (including the payment of Liquidation Preference and Distributions and Additional Amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of BBVA, the trustee, any Paying Agent or the contingent convertible preferred security registrar shall have any responsibility or liability for any acts or omissions of the depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the depositary and any agent member or between or among the depositary, any such agent member and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.
Notwithstanding the foregoing, with respect to any global security, nothing herein shall prevent BBVA, the trustee, or any agent of BBVA or the trustee from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a holder, with respect to such global security or shall impair, as between such depositary and owners of beneficial interests in such global security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as holder of such global security.
Subsequent Holders’ Agreement
Holders and beneficial owners of any contingent convertible preferred securities of any series that acquire the contingent convertible preferred securities of such series or beneficial interests therein in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the contingent convertible preferred securities to the same extent as the holders and beneficial owners of the contingent convertible preferred securities of such series that acquire the contingent convertible preferred securities of such series upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the contingent convertible preferred securities of such series, including, without limitation, in relation to Distribution cancellation, the Conversion, the Spanish Bail-in Power (see “— Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”) and the limitations on remedies specified in the relevant contingent convertible preferred security and the provisions described under “— Enforcement Events and Remedies” above.
The Trustee
The Bank of New York Mellon, acting (except with respect to its role as contingent convertible preferred security registrar) through its London Branch, 160 Queen Victoria Street, London EC4V 4LA, is the trustee under the contingent convertible preferred securities indenture. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the trustee is under no obligation to exercise any of the rights or powers vested in it by the contingent convertible preferred securities indenture at the request of any holder of contingent convertible preferred securities, unless offered indemnity satisfactory to the trustee in its sole discretion by the holder against the costs, expenses and liabilities which might be incurred thereby. BBVA and certain of its subsidiaries may maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of its business. The Bank of New York Mellon is also the book-entry depositary and Principal Paying Agent with respect to BBVA’s contingent convertible preferred securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing certain of BBVA’s ordinary shares.
Submission to Jurisdiction
Except as provided in the paragraph immediately below, BBVA has irrevocably submitted to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York, in any suit or proceeding arising out of or relating to the contingent convertible preferred securities indenture or the contingent convertible preferred securities and has irrevocably waived, to the extent it may effectively do so, any objection which it may have to the laying of the venue of any such suit or proceeding.
Notwithstanding anything to the contrary in the contingent convertible preferred securities or the contingent convertible preferred securities indenture, the Spanish courts in the city of Madrid shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the contingent convertible preferred securities indenture or the contingent convertible preferred securities arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of BBVA, the trustee, each holder and beneficial owner of any contingent convertible preferred securities and each Agent will submit, to the extent it may effectively do so, to the exclusive jurisdiction of such Spanish courts in relation to any Bail-in Dispute. Each of BBVA, the trustee, each holder and beneficial owner of any contingent convertible preferred securities and each Agent will further irrevocably waive, to the extent it may effectively do so, any objection to the Spanish courts in the city of Madrid on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

SPANISH TAX CONSIDERATIONS
The following is a summary of the material Spanish tax consequences of the acquisition, ownership and disposition of ordinary shares, ADSs, senior preferred notes, senior non-preferred notes, subordinated notes and contingent convertible preferred securities. This summary is not a complete analysis or listing of all the possible tax consequences of such transactions and does not address all tax considerations that may be relevant to all categories of potential purchasers, some of whom may be subject to special rules. In particular, this tax section does not address the Spanish tax consequences applicable to “look-through” entities (such as trusts or estates) that may be subject to the tax regime applicable to such non-Spanish entities under the Spanish Non-Resident Income Tax Law or the tax treatment of the securities following any exercise of the Spanish Bail-in Power with respect to such securities.
Accordingly, prospective investors should consult their own tax advisers as to the tax consequences of their acquisition, ownership and disposition of ordinary shares or ADSs, senior preferred notes, senior non-preferred notes, subordinated notes and contingent convertible preferred securities including the effect of tax laws of any other jurisdiction, based on their particular circumstances.
This information has been prepared in accordance with the following Spanish tax legislation in force at the date of this prospectus and is subject to amendment in subsequent prospectus supplements:
(i)
of general application, First Additional Provision of Law 10/2014. Consideration has also been given to RD 1065/2007;

(ii)
for individuals resident for tax purposes in Spain which are subject to the Individual Income Tax (“IIT”), Law 35/2006 of November 28, on the IIT and on the Partial Amendment of the Corporate Income Tax Law, the Non-Residents Income Tax Law, the Net Wealth Tax Law, the Tax on Large Fortunes Law, and Royal Decree 439/2007 of March 30, promulgating the IIT Regulations, along with Law 29/1987 of December 18, on Inheritance and Gift Tax;

(iii)
for legal entities resident for tax purposes in Spain which are subject to the Corporate Income Tax (“CIT”), Law 27/2014 of November 27, promulgating the CIT Law, and Royal Decree 634/2015 of July 10, promulgating the CIT Regulations; and

(iv)
for individuals and entities who are not resident for tax purposes in Spain which are subject to Non-Residents Income Tax (“NRIT”), Royal Legislative Decree 5/2004 of March 5, promulgating the Consolidated Text of the NRIT Law, and Royal Decree 1776/2004 of July 30, promulgating the NRIT Regulations, along with Law 29/1987 of December 18, on Inheritance and Gift Tax.

As used herein, the following terms have the following meanings:
(i)
The “Treaty” means the Convention between the United States and Spain for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income, together with the related Protocol, both signed February 22, 1990, as amended by the Protocol and its Memorandum of Understanding, signed in Madrid on January 14, 2013.

(ii)
A “U.S. Resident” means a U.S. Holder (as defined below under “U.S. Tax Considerations”) that is a resident of the United States for purposes of the Treaty and entitled to the benefits of the Treaty and whose holding is not effectively connected with a permanent establishment (as defined by the Treaty) in Spain through which such holder carries on or has carried on business or with a fixed base in Spain from which such holder performs or has performed independent personal services.

For purposes of Spanish law and the Treaty, an owner of BBVA ADSs will generally be treated as the owner of the ordinary shares underlying the ADSs. Holders of ordinary shares, or ADSs who are not U.S. Residents should consult their own tax advisers, particularly as to the applicability of any Double Tax Treaty referred to as a “DTT”.
The statements regarding Spanish tax laws set out below are based on interpretations of those laws as in force on the date of this document and are subject to any change in such law that may take effect after such date. Such statements also assume that each obligation in the deposit agreement and any related agreement will be performed in full accordance with their terms.

Ordinary Shares and ADSs
Individuals and Legal Entities with no Tax Residency in Spain
Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)
1.   Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain
Taxation of dividends
Under Spanish law, dividends paid by a Spanish resident company to a non-Spanish resident holder of ordinary shares or ADSs are subject to the Spanish NRIT and therefore a 19% withholding tax is currently applied on the gross amount of dividends.
However, under the Treaty, a U.S. Resident is entitled to the Treaty-reduced rate of 15%, as a general rule, 5% if the U.S. Resident is a corporation which owns more than 10% of the voting rights of the ordinary shares of BBVA, or 0% if received by a U.S. Resident which is either a pension fund (provided that such dividends are not derived from the carrying on of a trade or business by the pension fund or through an associated enterprise) or a company that has owned at least 80% of the voting stock in BBVA for a period of 12 months prior to the date on which the right to receive the dividends arises, and that is not adversely affected by the new limitation on benefits (“LOB”) clause. In any case, to be able to apply those withholding rates, the recipient of the dividends must be their beneficial owner.
In practice, on any dividend payment date, U.S. Residents will be subject to a withholding of 19% of the gross amount of dividends. However, U.S. Residents will be entitled to a refund of the amount withheld in excess of the Treaty-reduced rate, according to the procedure set forth by the Spanish legislation. To benefit from the Treaty reduced rate, a U.S. Resident must provide to BBVA or to the Spanish resident depositary, if any, through which its ordinary shares are held, a certificate from the U.S. Internal Revenue Service (“IRS”) on Form 6166 stating that, to its best knowledge, such holder is a U.S. Resident within the meaning of the Treaty. The IRS certificate of residence is valid for a period of one year from the date of issuance. The issuance of Form 6166 by the IRS may be subject to substantial delay.
Quick Refund Process.   Under the standard procedure agreed to between The Bank of New York Mellon and its Spanish resident depositary, unless otherwise indicated in the applicable prospectus supplement, holders of BBVA ADSs claiming tax relief through the “Quick Refund” process must submit their valid IRS certificate of residence by the last day of the month in which the record date for receipt of the relevant dividend occurs.
The IRS certificate of residence will then be provided to the Spanish depositary before the fifth day following the end of the month in which the dividend record date occurs. Otherwise, the U.S. Resident may afterwards obtain a refund of the amount withheld in excess of the Treaty-reduced rate, directly from the Spanish tax authorities, following the standard refund procedure established by Spanish regulations. See “— Spanish Refund Procedure” below.
Spanish Refund Procedure.   According to Spanish regulations on the NRIT, approved by Royal Decree 1776/2004, dated July 30, 2004 (“NRIT Regulations”), a refund for the amount withheld in excess of the Treaty-reduced rate can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, the U.S. Resident is required to file:
•
The relevant Spanish tax form (currently, Form 210);

•
The IRS certificate of residence (IRS Form 6166 for U.S. Residents); and

•
A certificate evidencing Spanish NRIT withheld regarding the dividends, which may generally be obtained from the U.S. resident’s broker.

Taxation of capital gains
As a general rule, capital gains realized by U.S. Residents from the disposition of ordinary shares or ADSs will not be taxed in Spain. Only in the case of alienation of stock or participations which confer on the owner the right to enjoy real property situated in Spain may the capital gains arising on that alienation be taxed in Spain.

Additionally, capital gains derived from the transfer of ordinary shares in an official Spanish secondary stock market by any holder who is resident in a country that has entered into a DTT with Spain containing an exchange of information clause (including the Treaty), will be exempt from taxation in Spain. This exemption is not applicable to capital gains obtained by a U.S. Resident through a country or territory defined as a non-cooperative jurisdiction under applicable Spanish regulations.
Non Spanish holders must submit a Spanish Tax Form (currently Form 210) within the time periods set out in the applicable Spanish regulations and to pay the corresponding tax or establish an exemption. In particular, where any of the exemptions mentioned above applies, the seller will be obliged to file with the Spanish tax authorities the relevant Spanish tax form (currently, Form 210) together with the certificate of tax residence issued by the tax authorities of the country of residence (IRS Form 6166 for U.S. residents) evidencing its entitlement to the exemption.
2.   Investors with no Tax Residency in Spain acting through a permanent establishment in Spain
Taxation of dividends
If the ordinary shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such ordinary shares are the same as those for legal entities with tax residency in Spain described in “— Legal Entities with Tax Residency in Spain — Corporate Income Tax (Impuesto sobre Sociedades) — Taxation of dividends” below.
Ownership of the ordinary shares by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.
Taxation of capital gains
If the ordinary shares form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to capital gains derived from such ordinary shares are the same as those for legal entities with tax residency in Spain described in “— Legal Entities with Tax Residency in Spain — Corporate Income Tax (Impuesto sobre Sociedades) — Taxation of capital gains” below.
Spanish Wealth Tax (Impuesto sobre el Patrimonio)
Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any exemption which may apply, on the value of the ordinary shares or ADSs which they hold as at the end of the relevant fiscal year.
Legal entities are not subject to Wealth Tax or Tax on Large Fortunes.
Spanish Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
Unless otherwise provided under an applicable DTT (and the United States and Spain have not entered into such a DTT), transfers of ordinary shares upon death or by gift to individuals not resident in Spain are subject to Spanish Inheritance and Gift Tax (Law 29/1987), if the ordinary shares or ADSs are located in Spain or the rights attached to such ordinary shares or ADSs are exercisable in Spain, regardless of the residence of the heir or the beneficiary. In this regard, the Spanish tax authorities may argue that all ordinary shares and all ADSs are located in Spain for Spanish tax purposes. If such a view were to prevail, non-resident holders in Spain who inherit or receive a gift of ordinary shares or ADSs would be subject to tax at an effective tax rate that depends on all relevant factors and that ranges between 0% and 87.6% for individuals. Gifts granted to non-Spanish resident corporations will be generally subject to Spanish NRIT as capital gains, subject to the exemptions referred to above under section “— Taxation of capital gains”.

Individuals with Tax Residency in Spain
Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)
Taxation of dividends
According to the IIT Law the following, amongst others, must be treated as gross capital income: income received by a Spanish shareholder in the form of dividends, consideration paid for attendance at shareholders’ meetings, income from the creation or assignment of rights of use or enjoyment of the ordinary shares and any other income received by such shareholder in his or her condition as shareholder.
Gross capital income is reduced by any administration and custody expenses (but not by those incurred in individualized portfolio management). The net amount is included in the relevant Spanish shareholder’s savings taxable base at the applicable rate (currently varying from 19% to 30%).
The payment to Spanish shareholders of dividends or any other distribution will be generally subject to a withholding tax at the then-applicable rate (currently set at 19%). Such withholding tax is creditable from the IIT payable; if the amount of tax withheld is greater than the amount of the net IIT payable, the taxpayer is entitled to a refund of the excess withheld in accordance with the IIT Law.
Taxation of capital gains
Gains or losses recorded by a shareholder subject to IIT as a result of the transfer of ordinary shares qualify for the purposes of the IIT Law as capital gains or losses and are subject to taxation according to the general rules applicable to capital gains. The amount of capital gains or losses is equal to the difference between the ordinary shares’ acquisition value (plus any fees or taxes incurred) and the transfer value, which is the listed value of the ordinary shares as of the transfer date or, if higher, the agreed transfer price, less any fees or taxes incurred.
Capital gains or losses arising from the transfer of shares held by a Spanish shareholder are included in such Spanish savings taxable base at the applicable rate (currently varying from 19% to 30%).
Capital gains arising from the transfer of shares are not subject to withholding tax on account of IIT. Losses arising from the transfer of ordinary shares admitted to trading on certain official stock exchanges will not be treated as capital losses if ordinary shares of the same kind have been acquired during the period between two months before and two months after the date of the transfer which originated the loss. In these cases, the capital losses are included in the taxable base upon the transfer of the remaining ordinary shares by the taxpayer.
Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)
Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 3.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.
Notwithstanding the above, the Tax on Large Fortunes was approved in December 2022 and set up on a temporary basis, exclusively for the tax periods 2022 and 2023. Nevertheless, based on Royal Decree-Law 8/2023, of December 27, the temporary application of the Tax on Large Fortunes has been extended until the revision of wealth tax in Spanish autonomous regions, which would take place in the context of the reform of Spain’s regional financial system. The amount payable for this tax could be reduced by the amount paid for Wealth Tax.
The rates of the Tax on Large Fortunes are (i) 1.7% on a net worth between €3,000,000 and €5,347,998.03, (ii) 2.1% on a net worth between €5,347,998.03 and €10,695,996.06 and (iii) 3.5% on a net worth of more than €10,695,996.06. Note that the regulation lays down a minimum exempt amount of €700,000.00 which means that its effective impact, in general, will occur when the net wealth, not tax exempt, is greater than €3.7 million.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 87.6%, depending on relevant factors.
Legal Entities with Tax Residency in Spain
Corporate Income Tax (Impuesto sobre Sociedades)
Taxation of dividends
Dividends from BBVA received by corporate Spanish shareholders, less any expenses inherent to holding the ordinary shares, must be included in the CIT taxable base. The general CIT tax rate is 25%.
With respect to shareholders that (i) hold, directly or indirectly, at least 5% in BBVA’s stock; and (ii) hold such participation for at least one year prior to the relevant distribution date or commit to hold such participation for the time needed to complete such one-year holding period, dividends may be 95% exempt from CIT as a general rule.
If the relevant requirements of this exemption are met with respect to a particular shareholder, and provided that the minimum one year holding period requirement is complied with on the distribution date in respect of the ordinary shares, dividends will not be subject to withholding tax. Otherwise, dividends will be taxed at the applicable CIT tax rate of the taxpayer and a withholding will apply (currently set at 19%). This CIT withholding will be credited against the taxpayer’s annual CIT due, and if the amount of tax withheld is greater than the amount of the annual CIT due, the taxpayer will be entitled to a refund of the excess withheld.
Taxation of capital gains
Gains or losses arising from the sale of ordinary shares by a shareholder that is a Spanish CIT taxpayer must be included in its taxable base. The general CIT tax rate is 25%. Gains arising from the sale of ordinary shares will not be subject to withholding tax on account of CIT.
For CIT payers that (i) hold, directly or indirectly, at least 5% in BBVA’s stock; and (ii) hold such participation for at least one year prior to the relevant transfer, capital gains may be 95% exempt from CIT as a general rule. Otherwise, capital gains will be taxed at the CIT rate applicable to the relevant taxpayer.
In the case where more than 70% of the company’s revenues derive from dividends and capital gains arising from the transfer of shares, the application of the participation exemption is subject to particularly complex restrictions, substantially requiring that the shareholder holds an indirect participation of at least 5% in the share capital of the company’s subsidiaries. CIT payers are urged to consult their tax advisers regarding compliance of the requirements for application of the aforesaid participation exemption.
Capital gains deriving from the disposal of ordinary shares will not be subject to withholding tax on account of CIT.
Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)
Legal entities are not subject to Wealth Tax or to Tax on Large Fortunes.
Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described above) which acquire ownership or other rights over the ordinary shares by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Spanish Transfer Tax
Transfers of ordinary shares or ADSs will be exempt from Spanish Transfer Tax or Value Added Tax. Additionally, no Spanish Stamp Duty will be levied on the subscription for, acquisition of or transfer of ordinary shares or ADSs.
BBVA Rights to Subscribe for Ordinary Shares
The material Spanish tax consequences of the acquisition, ownership and disposition of rights to subscribe for BBVA shares will be described in the applicable prospectus supplement.
Senior Preferred Notes, Senior Non-Preferred Notes and Subordinated Notes
References in this section to holders of senior preferred notes, senior non-preferred notes or subordinated notes, as the case may be (hereinafter, the “relevant securities”) are to the owners of a beneficial interest in the relevant securities, or beneficial owners, of the relevant securities. The statements regarding Spanish law and practice set forth below assume that the relevant securities will be issued, and transfers thereof will be made, in accordance with the Spanish law.
Whatever the nature and residence of the holders of relevant securities, the acquisition and transfer of the relevant securities will be exempt from indirect taxes in Spain, i.e., exempt from Transfer Tax and Stamp Duty, in accordance with the Consolidated Text of such tax promulgated by Royal Legislative Decree 1/1993, of September 24 and exempt from Value Added Tax, in accordance with Law 37/1992, of December 28 regulating such tax.
Tax Rules for Senior Preferred Notes, Senior Non-Preferred Notes and Subordinated Notes Listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market
The following summary assumes that the relevant securities will be listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market.
Individuals with Tax Residency in Spain
Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)
Income obtained by holders who are IIT taxpayers, both as interest and income obtained in connection with the transfer, redemption or repayment of the relevant securities, shall be considered income on investments obtained from the assignment of an individual’s capital to third parties, as defined in Section 25.2 of IIT Law, and therefore will be taxed as savings income at the applicable rate (currently varying from 19% to 30%).
The above mentioned income will be subject to the corresponding IIT withholding at the applicable tax rate (currently 19%). Under RD 1065/2007, income obtained in respect of the notes will not be subject to withholding tax in Spain, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information. See “— Tax Reporting and Withholding Obligations of the Issuer”.
Nevertheless, withholding tax at the applicable rate (currently 19%) may have to be deducted by other entities (such as depositaries or financial entities), provided that such entities are resident for tax purposes in Spain or have a permanent establishment in Spanish territory.
Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)
Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 3.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.

Notwithstanding the above, the Tax on Large Fortunes was approved in December 2022 and set up on a temporary basis, exclusively for the tax periods 2022 and 2023. Nevertheless, based on Royal Decree-Law 8/2023, of December 27, the temporary application of the Tax on Large Fortunes has been extended until the revision of wealth tax in Spanish autonomous regions, which would take place in the context of the reform of Spain’s regional financial system. The amount payable for this tax could be reduced by the amount paid for Wealth Tax.
The rates of the Tax on Large Fortunes are (i) 1.7% on a net worth between €3,000,000 and €5,347,998.03, (ii) 2.1% on a net worth between €5,347,998.03 and €10,695,996.06 and (iii) 3.5% on a net worth of more than €10,695,996.06. Note that the regulation lays down a minimum exempt amount of €700,000.00 which means that its effective impact, in general, will occur when the net wealth, not tax exempt, is greater than €3.7 million.
Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 87.6%, depending on relevant factors.
Legal Entities with Tax Residency in Spain
Corporate Income Tax (Impuesto sobre Sociedades)
Both distributions periodically received and income derived from the transfer, redemption or repayment of the relevant securities are subject to CIT (at the current general tax rate of 25%) in accordance with the rules for this tax.
Pursuant to Section 44.5 of RD 1065/2007, there is no obligation to withhold on income payable to CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds). Consequently, BBVA will not withhold tax on interest payments to Spanish CIT taxpayers or on income derived from the transfer, redemption or repayment of the relevant securities provided that the relevant formalities described in “— Tax Reporting and Withholding Obligations of the Issuer” are complied with.
However, in the case of notes held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest under the notes or income obtained upon the transfer, redemption or repayment of the notes may be subject to withholding tax at the current rate of 19%. Such withholding will be made by the depository or custodian, if the notes do not comply with the exemption requirements specified in the ruling issued by the Directorate General for Taxation (Dirección General de Tributos) on July 27, 2004, which requires that the relevant securities be placed outside Spain in another OECD country and traded on an organized market in an OECD country.
For information on withholdings on payments of interest on the relevant securities see “— Tax Reporting and Withholding Obligations of the Issuer”.
Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)
Legal entities are not subject to Wealth Tax or to Tax on Large Fortunes.
Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Individuals and Legal Entities with no Tax Residency in Spain
Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)
(a)
Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

If the relevant securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “— Legal Entities with Tax Residency in Spain — Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the senior preferred notes, senior non-preferred notes or subordinated notes by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.
(b)
Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Income obtained by holders who are not tax resident in Spain acting for these purposes without a permanent establishment within Spain is exempt from NRIT, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information. See “— Tax Reporting and Withholding Obligations of the Issuer”.
Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)
Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any exemption which may apply, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.
In accordance with Additional Provision 4 of the Wealth Tax Law, as amended by Law 11/2021, non-resident taxpayers will be entitled to the application of specific regulations approved by the Autonomous Region in which the greater value of the assets and rights they own are located and for which the tax is required to be paid as a result of the assets or rights being located, exercisable or required to be fulfilled in Spanish territory.
Non-Spanish resident legal entities are not subject to Wealth Tax.
Spanish non-resident tax individuals are subject to Tax on Large Fortunes which imposes a tax on property and rights in excess of €3,700,000 that are located in Spain. or can be exercised within the Spanish territory on the last day of the year.
However, to the extent that income derived from the relevant securities is exempt from Non-Resident Income tax, individual holders not resident in Spain for tax purposes who hold relevant securities on the last day of any year will be exempt from Tax on Large Fortunes. Furthermore, holders who benefit from a convention for the avoidance of double taxation with respect to wealth tax that provides for taxation only in the holder’s country of residence will not be subject either to Tax on Large Fortunes.
If the provisions of the foregoing paragraph do not apply, non-Spanish tax resident individuals whose net worth related to property located, or rights that can be exercised, in Spain is above €3,000,000 and who hold relevant securities on the last day of any year, would therefore be subject to Tax on Large Fortunes for such year at marginal rates varying between 1.7% and 3.5% of the average market value of the relevant securities during the last quarter of such year.
Non-Spanish resident legal entities are not subject to Tax on Large Fortunes.
Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 87.6%, depending on relevant factors.
Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior preferred notes, senior non-preferred notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance Tax. In such case, the provisions of the relevant DTT will apply. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.
According to the Second Additional Provision of the Inheritance and Gift Tax Law, non-Spanish tax resident individuals may be subject to Spanish Inheritance and Gift Tax in accordance with the rules set forth in the relevant Autonomous Regions in accordance with the law. As such, prospective investors should consult their tax advisers. Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.
Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable DTT entered into by Spain. In general, DTTs provide for the taxation of this type of income in the country of residence of the beneficiary.
Tax Reporting and Withholding Obligations of the Issuer
In accordance with Section 44 of RD 1065/2007 (“Section 44”), income obtained from debt securities (such as the notes) which are listed on an organized market and originally registered for clearance in a clearing system located outside of Spain and recognized by Spanish law or by the law of another OECD country, will be paid free of Spanish withholding tax provided that the relevant paying agent provides BBVA with a statement containing the following information:
(i)
identification of the securities;

(ii)
payment date;

(iii)
total amount of income paid on the relevant date; and

(iv)
total amount of the income corresponding to each clearing house located outside Spain.

In accordance with Section 44.5, the relevant paying agent should provide BBVA with the statement referred to above on the business day immediately prior to the relevant payment of income. If the paying agent fails to deliver a duly executed and completed payment statement on a timely basis, in respect of an interest payment date or in connection with a redemption of the notes of a series, then the related payment of income will be subject to Spanish withholding tax, currently at the rate of 19%. If, before the tenth day of the month following the month in which interest is paid, the relevant paying agent provides the statement, BBVA will reimburse the amounts withheld.
Prospective investors should note that BBVA does not accept any responsibility in relation to any failure in the delivery of the relevant statement by the paying agent. If this were to occur, BBVA would not pay additional amounts and owners of a beneficial interest in such notes would have to apply directly to the Spanish tax authorities for any refund to which they may be entitled.
Tax Rules for Senior Preferred Notes, Senior Non-Preferred Notes and Subordinated Notes not Listed on a Regulated Market, a Multilateral Trading Facility or an Organized Market
Withholding on Account of IIT, CIT and NRIT
If the senior preferred notes, senior non-preferred notes or subordinated notes are not listed on a regulated market, a multilateral trading facility or an organized market and originally registered with the entities that manage clearing systems located outside Spain recognized by Spanish law or by the law of another OECD country, interest payments to beneficial owners in respect of such securities will be subject to withholding tax, currently at a rate of 19%, except if an exemption from Spanish tax or a reduced withholding tax rate is provided by an applicable convention for the avoidance of double taxation entered into between Spain and the country of residence of the relevant beneficial owner. The treaty generally provides for a withholding rate of 0% for U.S. Residents if the recipient of the interest is the beneficial owner.
Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)
Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 3.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.
Notwithstanding the above, the Tax on Large Fortunes was approved in December 2022 and set up on a temporary basis, exclusively for the tax periods 2022 and 2023. Nevertheless, based on Royal Decree-Law 8/2023, of December 27, the temporary application of the Tax on Large Fortunes has been extended until the revision of wealth tax in Spanish autonomous regions, which would take place in the context of the reform of Spain’s regional financial system. The amount payable for this tax could be reduced by the amount paid for Wealth Tax.
The rates of the Tax on Large Fortunes are (i) 1.7% on a net worth between €3,000,000 and €5,347,998.03, (ii) 2.1% on a net worth between €5,347,998.03 and €10,695,996.06 and (iii) 3.5% on a net worth of more than €10,695,996.06. Note that the regulation lays down a minimum exempt amount of €700,000.00 which means that its effective impact, in general, will occur when the net wealth, not tax exempt, is greater than €3.7 million.
Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax (and the United States and Spain have not entered into such a DTT) would generally not be subject to such tax. Otherwise, non-Spanish resident individuals with properties and rights located in Spain, or that can be exercised within the Spanish territory, in excess of €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any exemption which may apply, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.
In accordance with Additional Provision 4 of the Wealth Tax Law, as amended by Law 11/2021, non-resident taxpayers will be entitled to the application of specific regulations approved by the Autonomous Region in which the greater value of the assets and rights they own are located and for which the tax is required to be paid as a result of the assets or rights being located, exercisable or required to be fulfilled in Spanish territory. Non-Spanish resident legal entities are not subject to Wealth Tax.
Spanish non-resident tax individuals are subject to Tax on Large Fortunes which imposes a tax on property and rights in excess of €3,700,000 that are located in Spain. or can be exercised within the Spanish territory on the last day of the year.
However, to the extent that income derived from the relevant securities is exempt from Non-Resident Income tax, individual holders not resident in Spain for tax purposes who hold relevant securities on the last day of any year will be exempt from Tax on Large Fortunes. Furthermore, holders who benefit from a convention for the avoidance of double taxation with respect to wealth tax that provides for taxation only in the holder’s country of residence will not be subject either to Tax on Large Fortunes.
If the provisions of the foregoing paragraph do not apply, non-Spanish tax resident individuals whose net worth related to property located, or rights that can be exercised, in Spain is above €3,000,000 and who hold relevant securities on the last day of any year, would therefore be subject to Tax on Large Fortunes for such year at marginal rates varying between 1.7% and 3.5% of the average market value of the relevant securities during the last quarter of such year.
Non-Spanish resident legal entities are not subject to Tax on Large Fortunes.

Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 87.6%, depending on relevant factors.
Individuals not resident in Spain for tax purposes who acquire ownership or other rights over senior preferred notes, senior non-preferred notes or subordinated notes by inheritance, gift or legacy, will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and state rules, unless they reside in a country for tax purposes with which Spain has entered into a DTT in relation to Inheritance Tax. In such case, the provisions of the relevant DTT will apply. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.
According to the Second Additional Provision of the Inheritance and Gift Tax Law, non-Spanish tax resident individuals may be subject to Spanish Inheritance and Gift Tax in accordance with the rules set forth in the relevant Autonomous Regions in accordance with the law. As such, prospective investors should consult their tax advisers. Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.
Non-Spanish resident legal entities which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax. Such acquisitions will be subject to NRIT (as described above), subject to the provisions of any applicable DTT entered into by Spain. In general, DTTs provide for the taxation of this type of income in the country of residence of the beneficiary.
Contingent Convertible Preferred Securities and Ordinary Shares
Acquisition of the Contingent Convertible Preferred Securities and Ordinary Shares
The issue of, subscription for, transfer and acquisition of the contingent convertible preferred securities and ordinary shares is exempt from Transfer Tax and Stamp Duty and Value Added Tax.
Contingent Convertible Preferred Securities
Individuals with Tax Residency in Spain
Individual Income Tax (Impuesto sobre la Renta de las Personas Físicas)
Income obtained by holders who are IIT taxpayers, both as interest and income obtained in connection with the transfer, redemption or repayment of the contingent convertible preferred securities, shall be considered income on investments obtained from the assignment of an individual’s capital to third parties, as defined in Section 25.2 of IIT Law, and therefore will be taxed as savings income at the applicable rate (currently varying from 19% to 30%).
The above mentioned income will be subject to the corresponding IIT withholding at the applicable tax rate (currently 19%). Under RD 1065/2007, income obtained in respect of the contingent convertible preferred securities will not be subject to withholding tax in Spain, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information (see “— Tax Reporting and Withholding Obligations of the Issuer”).
Nevertheless, withholding tax at the applicable rate (currently 19%) may have to be deducted by other entities (such as depositaries or financial entities), provided that such entities are resident for tax purposes in Spain or have a permanent establishment in Spanish territory.
Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)
Individuals with tax residency in Spain are currently subject to Wealth Tax to the extent that their net worth exceeds €700,000, without prejudice to any exemption which may apply and the laws and regulations in force in each Autonomous Region, at the applicable rates, ranging between 0.2% and 3.5%, on the value of the relevant securities which they hold as at the end of the relevant fiscal year.
Notwithstanding the above, the Tax on Large Fortunes was approved in December 2022 and set up on a temporary basis, exclusively for the tax periods 2022 and 2023. Nevertheless, based on Royal Decree-Law 8/2023, of December 27, the temporary application of the Tax on Large Fortunes has been extended until the revision of wealth tax in Spanish autonomous regions, which would take place in the context of the reform of Spain’s regional financial system. The amount payable for this tax could be reduced by the amount paid for Wealth Tax.
The rates of the Tax on Large Fortunes are (i) 1.7% on a net worth between €3,000,000 and €5,347,998.03, (ii) 2.1% on a net worth between €5,347,998.03 and €10,695,996.06 and (iii) 3.5% on a net worth of more than €10,695,996.06. Note that the regulation lays down a minimum exempt amount of €700,000.00 which means that its effective impact, in general, will occur when the net wealth, not tax exempt, is greater than €3.7 million.
Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
Individuals resident in Spain for tax purposes who acquire ownership or other rights over any relevant securities by inheritance, gift or legacy will be subject to the Spanish Inheritance and Gift Tax in accordance with the applicable Spanish regional and State rules. The effective tax rates currently range between 0% and 87.6%, depending on relevant factors.
Legal Entities with Tax Residency in Spain
Corporate Income Tax (Impuesto sobre Sociedades)
Both Distributions periodically received and income derived from the transfer, redemption or repayment of the contingent convertible preferred securities are subject to CIT (at the current general tax rate of 25%) in accordance with the rules for this tax.
Pursuant to Section 44.5 of RD 1065/2007, there is no obligation to withhold on income payable to CIT taxpayers (which for the sake of clarity, include Spanish tax resident investment funds and Spanish tax resident pension funds). Consequently, BBVA will not withhold tax on interest payments to Spanish CIT taxpayers or on income derived from the transfer, redemption or repayment of the relevant securities provided that the relevant formalities described in “— Tax Reporting and Withholding Obligations of the Issuer” are complied with.
However, in the case of securities held by a Spanish resident entity and deposited with a Spanish resident entity acting as depositary or custodian, payments of interest under the contingent convertible preferred securities or income derived from the transfer, redemption or repayment of the contingent convertible preferred securities may be subject to withholding tax at the current rate of 19%. Such withholding will be made by the depository or custodian, if the contingent convertible preferred securities do not comply with the exemption requirements specified in the ruling issued by the Directorate General for Taxation (Dirección General de Tributos) on July 27, 2004, which requires that the relevant securities be placed outside Spain in another OECD country and traded on an organized market in an OECD country.
For information on withholdings on Distribution payments on the relevant securities see “— Tax Reporting and Withholding Obligations of the Issuer”.
Net Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)
Legal entities are not subject to Wealth Tax or to Tax on Large Fortunes.
Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
Legal entities resident in Spain for tax purposes (and NRIT taxpayers acting through a permanent establishment in Spain, as described below) which acquire ownership or other rights over the relevant securities by inheritance, gift or legacy are not subject to the Spanish Inheritance and Gift Tax.

Individuals and Legal Entities with no Tax Residency in Spain
Non-Resident Income Tax (Impuesto sobre la Renta de no Residentes)
(a)
Investors with no Tax Residency in Spain acting through a permanent establishment in Spain

If the contingent convertible preferred securities form part of the assets of a permanent establishment in Spain of a person or legal entity who is not resident in Spain for tax purposes, the tax rules applicable to income deriving from such securities are, generally, the same as those previously set out for Spanish CIT taxpayers. See “2. Contingent convertible preferred securities — 2(b) Legal Entities with Tax Residency in Spain — Corporate Income Tax (Impuesto sobre Sociedades)”. Ownership of the contingent convertible preferred securities by investors who are not resident for tax purposes in Spain will not in itself create the existence of a permanent establishment in Spain.
(b)
Investors with no Tax Residency in Spain not acting through a permanent establishment in Spain

Income obtained by holders who are not tax resident in Spain acting for these purposes without a permanent establishment within Spain is exempt from NRIT, provided certain requirements are met, including that the relevant paying agent provides BBVA, in a timely manner, with certain information (see “— Tax Reporting and Withholding Obligations of the Issuer”).
Wealth Tax (Impuesto sobre el Patrimonio) and Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)
Individuals resident in a country with which Spain has entered into a DTT in relation to Wealth Tax would generally not be subject to such tax (Spain and the United States have not entered into such DTT). Otherwise, non-Spanish resident individuals whose properties and rights are located in Spain, or that can be exercised within the Spanish territory, exceed €700,000 would be subject to Wealth Tax at the applicable rates, ranging between 0.2% and 3.5%, without prejudice to any exemption or reductions which may apply. Therefore, such individuals should take into account the value of the contingent convertible preferred securities which they hold as at the end of the relevant fiscal year.
Non-Spanish resident legal entities are not subject to Wealth Tax.
In accordance with Additional Provision 4 of the Wealth Tax Law, as amended by Law 11/2021, non-resident taxpayers will be entitled to the application of specific regulations approved by the Autonomous Region in which the greater value of the assets and rights they own are located and for which the tax is required to be paid as a result of the assets or rights being located, exercisable or required to be fulfilled in Spanish territory.
Spanish non-resident tax individuals are subject to Tax on Large Fortunes which imposes a tax on property and rights in excess of €3,700,000 that are located in Spain. or can be exercised within the Spanish territory on the last day of the year.
However, to the extent that income derived from the contingent convertible preferred securities is exempt from Non-Resident Income tax, individual holders not resident in Spain for tax purposes who hold the contingent convertible preferred securities on the last day of any year will be exempt from Tax on Large Fortunes. Furthermore, holders who benefit from a convention for the avoidance of double taxation with respect to wealth tax that provides for taxation only in the holder’s country of residence will not be subject either to Tax on Large Fortunes.
If the provisions of the foregoing paragraph do not apply, non-Spanish tax resident individuals whose net worth related to property located, or rights that can be exercised, in Spain is above €3,000,000 and who hold the contingent convertible preferred securities on the last day of any year, would therefore be subject to Tax on Large Fortunes for such year at marginal rates varying between 1.7% and 3.5% of the average market value of the contingent convertible preferred securities during the last quarter of such year.
Non-Spanish resident legal entities are not subject to Tax on Large Fortunes.

Inheritance and Gift Tax
The transfer of the contingent convertible preferred securities to individuals by inheritance, legacy or donation shall be subject to the general rules of Inheritance and Gift Tax in accordance with the applicable Spanish and State rules even if title passes outside Spain and neither the heir nor the beneficiary, as the case may be, is resident in Spain for tax purposes, without prejudice to the provisions of any DTT signed by Spain. The United States and Spain have not entered into a DTT in relation to Inheritance Tax.
The effective tax rate, after applying all relevant factors, ranges between 0% and 87.6%.
According to the Second Additional Provision of the Inheritance and Gift Tax Law, non-Spanish tax resident individuals may be subject to Spanish Inheritance and Gift Tax in accordance with the rules set forth in the relevant Autonomous Regions in accordance with the law. As such, prospective investors should consult their tax advisers. In the event that the beneficiary is an entity other than a natural person, the income obtained shall be subject to NRIT and without prejudice, in the latter event, to the provisions of any DTT that may apply.
Tax Reporting and Withholding Obligations of the Issuer
In accordance with Section 44 of RD 1065/2007, income obtained from contingent convertible preferred securities which are listed on an organized market and originally registered for clearance in a clearing system located outside of Spain and recognized by Spanish law or by the law of another OECD country, will be paid free of Spanish withholding tax provided that the relevant paying agent provides BBVA with a statement containing the following information:
(i)
identification of the securities;

(ii)
payment date;

(iii)
total amount of income paid on the relevant date; and

(iv)
total amount of the income corresponding to each clearing house located outside Spain.

In accordance with Section 44.5, the relevant paying agent should provide BBVA with the statement referred to above on the business day immediately prior to the relevant payment of income. If the paying agent fails to deliver a duly executed and completed payment statement on a timely basis, in respect of a distribution payment date or in connection with a redemption of the contingent convertible preferred securities of a series, then the related payment of income will be subject to Spanish withholding tax, currently at the rate of 19%. If, before the tenth day of the month following the month in which interest is paid, the relevant paying agent provides the statement, BBVA will reimburse the amounts withheld.
Prospective investors should note that BBVA does not accept any responsibility in relation to any failure in the delivery of the relevant statement by the paying agent. If this were to occur, BBVA would not pay additional amounts and owners of a beneficial interest in such notes would have to apply directly to the Spanish tax authorities for any refund to which they may be entitled.
Ordinary Shares
The material Spanish tax consequences of the acquisition, ownership and disposition of ordinary shares into which the contingent convertible preferred securities are convertible upon the occurrence of certain events are described under “— Ordinary Shares and ADSs”.

U.S. TAX CONSIDERATIONS
The following discussion describes material U.S. federal income tax consequences of the ownership and disposition of BBVA ADSs, ordinary shares, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes and subordinated notes. The material U.S. federal income tax consequences of the acquisition, ownership and disposition of rights to acquire ordinary shares issued by BBVA will be described in the applicable prospectus supplement. This discussion applies only to U.S. Holders described below that hold ordinary shares, ADSs, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes as capital assets for U.S. federal income tax purposes. Further, this discussion applies only to U.S. Holders that purchase the ordinary shares, ADSs, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes in their initial offering and in the case of senior preferred notes, senior non-preferred notes or subordinated notes at the “issue price”, which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes of the relevant series is sold for money. This summary does not address all of the tax consequences that may be relevant to a particular investor, including the special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (which may require accrual method U.S. taxpayers to conform the timing of their income accruals to their financial statements), the provisions of the Code known as the Medicare Contribution tax, any minimum tax considerations and tax consequences that may apply to persons subject to special rules, such as:
•
certain financial institutions;

•
insurance companies;

•
dealers and certain traders in securities or foreign currencies;

•
persons holding ADSs, ordinary shares, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes as part of a hedge, straddle, constructive sale, conversion transaction or integrated transaction;

•
persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•
tax-exempt organizations, “individual retirement accounts” or “Roth IRAs”;

•
partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•
persons who own or are deemed to own 10% or more of our shares by vote or value; and

•
persons holding ADSs, ordinary shares, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes in connection with a trade or business conducted outside the United States.

This summary does not address the tax treatment of the ADS, ordinary shares, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes on or following any exercise of the Spanish Bail-in Power with respect to such securities.
A “U.S. Holder” is a person that is, for U.S. federal income tax purposes, a beneficial owner of ordinary shares, ADSs, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes, as applicable, and:
•
a citizen or individual resident of the United States;

•
a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•
an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

If a partnership holds ordinary shares, ADSs, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership.

Partnerships holding ordinary shares, ADSs, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes and partners in such partnerships should consult their tax advisers with regard to the U.S. federal income tax treatment of their investment in such securities.
The summary is based upon the tax laws of the United States including the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, as well as the Treaty, all as of the date hereof. These laws are subject to change, possibly with retroactive effect. In addition, in the case of ADSs this summary assumes that each obligation provided for in or otherwise contemplated by BBVA’s deposit agreement or any other related document will be performed in accordance with its terms. This discussion does not address the effects of any state, local or non-U.S. tax laws, or any U.S. federal taxes other than income taxes (such as U.S. federal estate or gift tax consequences). Prospective purchasers of the ADSs, ordinary shares, contingent convertible preferred securities, senior preferred notes, senior non-preferred notes or subordinated notes are urged to consult their tax advisers as to the U.S., Spanish or other tax consequences of the acquisition, ownership and disposition of such securities in their particular circumstances, including the effect of any U.S. state or local tax laws.
This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable prospectus supplement. Accordingly, U.S. Holders should also consult the applicable prospectus supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific securities offered thereunder.
Except as specifically described below under “— Passive Foreign Investment Company Rules” this discussion assumes that BBVA is not, has not been, and will not become, a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.
BBVA ADSs or Ordinary Shares
For U.S. federal income tax purposes, U.S. Holders of ADSs will generally be treated as the owners of the underlying ordinary shares represented by those ADSs. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges ADSs for the underlying ordinary shares represented by those ADSs and vice-versa.
Taxation of Distributions
The amount of any distributions, before reduction for any Spanish income tax withheld by BBVA or its paying agent, paid with respect to ADSs or ordinary shares (other than certain pro rata distributions of BBVA’s capital stock or rights to subscribe for shares of its capital stock) will be includible in the income of a U.S. Holder as ordinary dividend income, to the extent paid out of BBVA’s current or accumulated earnings and profits as determined in accordance with U.S. federal income tax principles. Because BBVA does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of such dividends will be treated as foreign-source dividend income and will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations under the Code. Subject to applicable limitations, dividends paid to non-corporate U.S. Holders may be taxable at favorable rates applicable to long-term capital gains. Non-corporate U.S. Holders should consult their tax advisers to determine the availability of these favorable rates in their particular circumstances.
The amount of a dividend distribution will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date such distribution is received (which, for U.S. Holders of ADSs, will be the date such distribution is received by the depositary), whether or not the distribution is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. If the dividend is not converted into U.S. dollars on the date of receipt, a U.S. Holder may have foreign currency gain or loss on the conversion date. In general, any foreign currency gain or loss will be U.S.-source ordinary gain or loss.
Subject to applicable limitations that vary depending upon a U.S. Holder’s circumstances, a U.S. Holder will be entitled to a credit against its U.S. federal income tax liability for any non-refundable

Spanish NRIT taxes withheld by BBVA or its paying agent at a rate not exceeding the rate the U.S. Holder is entitled to under Spanish domestic law or the Treaty. Spanish taxes withheld in excess of the rate applicable under Spanish domestic law or the Treaty or that are otherwise refundable under Spanish law will not be eligible for credit against a U.S. Holder U.S. federal income tax liability. See “Spanish Tax Considerations — Ordinary Shares and ADSs — Individuals and Legal Entities with no Tax Residency in Spain” above for a discussion of how to obtain the Treaty rate. The rules governing foreign tax credits are complex. For example, under applicable Treasury regulations, in the absence of an election to apply the benefits of an applicable income tax treaty, in order to be creditable, foreign income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the Spanish income tax system meets all these requirements. However, the IRS released notices that indicate that the Treasury Department and the IRS are considering amendments to these Treasury regulations and provide relief from certain of their provisions for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct all creditable non-U.S. taxes paid or accrued in a taxable year (including any Spanish NRIT withholding tax) in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law.
Sale and Other Disposition of ADSs or Ordinary Shares
Gain or loss realized by a U.S. Holder on the sale or exchange of ADSs or ordinary shares will be subject to U.S. federal income tax as capital gain or loss in an amount equal to the difference between the U.S. Holder’s tax basis in the ADSs or ordinary shares and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the ordinary shares or ADSs for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations. Gain or loss, if any, will generally be U.S. source for foreign tax credit purposes. Under certain Treasury regulations, a U.S. Holder generally will be precluded from claiming a foreign tax credit with respect to Spanish income taxes on gains from dispositions of ADSs or ordinary shares. However, as discussed above under “— Taxation of Distributions”, the IRS released notices that provide relief from certain of the provisions of these Treasury regulations (including the limitation described in the preceding sentence) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Even if these Treasury regulations do not prohibit a U.S. Holder from claiming a foreign tax credit with respect to Spanish taxes on disposition gains, other limitations under the foreign tax credit rules may preclude a U.S. Holder from claiming a foreign tax credit with respect to such Spanish taxes. Spanish taxes paid or withheld in excess of the rate applicable under Spanish domestic law or the Treaty or that are otherwise refundable under Spanish law generally will not be creditable. See “Spanish Tax Considerations — Ordinary Shares and ADSs — Individuals and Legal Entities with no Tax Residency in Spain” above for a discussion of how to establish an exemption from any Spanish taxes on capital gains. If a U.S. Holder is precluded from claiming a foreign tax credit, it is possible that any Spanish taxes on disposition gains may either be deductible or reduce the amount realized on the disposition.
BBVA Contingent Convertible Preferred Securities
Characterization of the Contingent Convertible Preferred Securities
BBVA believes that the contingent convertible preferred securities will be treated as equity for U.S. federal income tax purposes and the remainder of this discussion so assumes.
Taxation of Distributions
Distributions made with respect to contingent convertible preferred securities (including amounts withheld in respect of Spanish taxes, if any, and any additional amounts paid in respect thereto) will be includible in the income of a U.S. Holder as ordinary dividend income, to the extent paid out of BBVA’s current or accumulated earnings and profits as determined in accordance with U.S. federal income tax principles. Because BBVA does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. The amount of such dividends will be treated as foreign-source dividend income and will not be eligible for the “dividends received deduction” generally allowed to U.S. corporations under the Code. Subject to applicable limitations, dividends paid to non-corporate U.S. Holders may be taxable at the favorable rate applicable to long-term capital gains. Non-corporate U.S. Holders should consult their tax advisers to determine the availability of this favorable rate in their particular circumstances.
The amount of a distribution paid in euro will equal the U.S. dollar value of the euro received, calculated by reference to the exchange rate in effect on the date such distribution is received, whether or not the U.S. Holder in fact converts euro received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if such dividend is not converted into U.S. dollars on the date of its receipt. In general, any foreign currency gain or loss will be U.S.-source ordinary gain or loss.
Subject to applicable limitations that vary depending upon a U.S. Holder’s circumstances, a U.S. Holder may be entitled to a credit against its U.S. federal income tax liability for any non-refundable Spanish NRIT taxes withheld by BBVA or its paying agent at a rate not exceeding the rate the U.S. Holder is entitled to under Spanish domestic law or the Treaty. Spanish income taxes withheld in excess of the rate applicable under Spanish domestic law or the Treaty or that are otherwise refundable under Spanish law will not be eligible for credit against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex. For example, under applicable Treasury regulations, in the absence of an election to apply the benefits of an applicable income tax treaty, in order to be creditable, foreign income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the Spanish income tax system meets all these requirements. However, the IRS released notices that indicate that the Treasury Department and the IRS are considering amendments to these Treasury regulations and provide relief from certain of their provisions for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct all creditable non-U.S. taxes paid or accrued in a taxable year (including any Spanish NRIT withholding tax) in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law.
Sale, Redemption and Other Disposition of Contingent Convertible Preferred Securities
Gain or loss realized by a U.S. Holder on the sale, redemption or other disposition of contingent convertible preferred securities (other than the receipt of ordinary shares or ADSs upon conversion, which will be treated as described below under “— Conversion”) generally will be subject to U.S. federal income tax as capital gain or loss ( provided that, in the case of a redemption, the U.S. Holder does not own, actually or constructively, any of our ADSs or ordinary shares or other instruments treated as equity for U.S. federal income tax purposes at such time or the redemption is not otherwise treated as “essentially equivalent to a dividend”) in an amount equal to the difference between the U.S. Holder’s tax basis in the contingent convertible preferred securities and the amount realized on the disposition, in each case as determined in U.S. dollars. Such gain or loss will be long-term capital gain or loss if the U.S. Holder held the contingent convertible preferred securities for more than one year. The deductibility of capital losses is subject to limitations. Gain or loss, if any, will generally be U.S. source for foreign tax credit purposes. Under certain Treasury regulations, a U.S. Holder generally will be precluded from claiming a foreign tax credit with respect to Spanish income taxes on gains from dispositions of contingent convertible preferred securities. However, as discussed above under “— Taxation of Distributions”, the IRS released notices that provide relief from certain of the provisions of these Treasury regulations (including the limitation described in the preceding sentence) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Even if these Treasury regulations do not prohibit a U.S. Holder from claiming a foreign tax credit with respect to Spanish taxes on disposition gains, other limitations under the foreign tax credit rules may preclude a U.S. Holder from claiming a foreign tax credit with respect to such Spanish taxes. If a U.S. Holder is precluded from claiming a foreign tax credit, it is possible that any Spanish taxes on disposition gains may either be deductible or reduce the amount realized on the disposition.

Conversion
Conversion of contingent convertible preferred securities into ordinary shares or ADSs will generally be treated as a tax-free recapitalization for U.S. federal income tax purposes. A U.S. Holder’s tax basis in the ordinary shares or ADSs received will generally be equal to the U.S. Holder’s tax basis in the contingent convertible preferred securities and the holding period in the ordinary shares or ADSs received will generally include the holding period of the contingent convertible preferred securities. Ordinary shares or ADSs received upon conversion will otherwise generally be treated as described under “— BBVA ADSs or Ordinary Shares” above.
Assumption of BBVA’s Obligations; Modification of Terms
BBVA’s obligations under the terms of the contingent convertible preferred securities of a series may be assumed by another entity as described in “Description of the Contingent Convertible Preferred Securities of BBVA — Substitution of Issuer”. In addition, in certain circumstances, BBVA may substitute all of the contingent convertible preferred securities of a series or vary their terms, as described in “Description of the Contingent Convertible Preferred Securities of BBVA — Substitution and Modification”. Depending on the facts at the time of any such assumption, substitution or variation, it is possible that any such assumption, substitution or variation may be treated for U.S. federal income tax purposes as a deemed exchange of the contingent convertible preferred securities of such series for new contingent convertible preferred securities. In that event, a U.S. Holder may be required to recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the “issue price” of the new contingent convertible preferred securities (as determined for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the contingent convertible preferred securities of such series, and the new contingent convertible preferred securities may be treated as issued with original issue discount. U.S. Holders should consult their tax advisers regarding the tax consequences of any such assumption, substitution or variation.
Passive Foreign Investment Company Rules
Our PFIC status for any taxable year will depend in large part on our qualification as an active bank under certain proposed Treasury regulations, which are proposed to be effective for taxable years beginning after December 31, 1994 (“Proposed Regulations”) and upon which taxpayers are currently permitted to rely. Based upon the Proposed Regulations, we believe that we were not a PFIC for U.S. federal income tax purposes for our 2024 taxable year. However, because there can be no assurance that the Proposed Regulations will be finalized in their current form and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.
In general, if we were treated as a PFIC for any taxable year during which a U.S. Holder owned ADSs, ordinary shares or contingent convertible preferred securities, gain recognized by such U.S. Holder on a sale or other disposition (including certain pledges) of an ADS, an ordinary share or a contingent convertible preferred security would be allocated ratably over the U.S. Holder’s holding period for the ADS, the ordinary share or the contingent convertible preferred security. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for ordinary income of taxpayers of the U.S. Holder’s type for such taxable year, and an interest charge would be imposed on the resulting tax liability for such taxable year. Similar rules would apply to distributions received by a U.S. Holder in any taxable year in respect of ADSs, ordinary shares or contingent convertible preferred securities to the extent in excess of 125% of the average of the annual distributions on ADSs, ordinary shares or contingent convertible preferred securities received by the U.S. Holder during the preceding three taxable years or the U.S. Holder’s holding period, whichever is shorter. Certain elections may be available (including a mark-to-market election) to U.S. Holders that may result in alternative treatment.
Additionally, if a U.S. Holder owns ADSs, ordinary shares or contingent convertible preferred securities during any year in which we are a PFIC, such U.S. Holder would be required to file annual returns, subject to certain exceptions. Furthermore, if we are a PFIC in any taxable year in which we make a distribution or the prior taxable year, the favorable tax rates discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

BBVA Senior Preferred, Senior Non-Preferred or Subordinated Notes
Characterization of the Notes
We believe that the notes should be treated as debt for U.S. federal income tax purposes and the remainder of this discussion so assumes. However, there is no direct legal authority as to the proper U.S. federal income tax treatment of instruments such as the notes that are denominated as debt instruments and have significant debt features, but are subject to statutory bail-in powers such as the Spanish Bail-in Power. Therefore, prospective investors should consult their tax advisers as to the proper characterization of the notes for U.S. federal income tax purposes. In addition, it is expected, and this discussion assumes, that any floating rate note should be treated as a “variable rate debt instrument” for U.S. federal income tax purposes. If that is not the case, the applicable prospectus supplement will describe the U.S. federal income tax consequences of owning and disposing of floating rate notes.
Payments of Interest
Interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes, provided that the interest is qualified stated interest (as defined below).
The amount of interest taxable as ordinary income will include amounts withheld in respect of Spanish taxes, and additional amounts paid in respect thereof, if any. Interest income (and any original issue discount described below) earned by a U.S. Holder with respect to a note will constitute foreign source income for U.S. federal income tax purposes. Spanish income taxes withheld at a rate not exceeding the rate the U.S. Holder is entitled to under Spanish domestic law or the Treaty (which generally provides for an exemption from Spanish tax on interest income) from interest income on a note and which are not otherwise refundable under Spanish tax law may be eligible for credit against the U.S. Holder’s U.S. federal income tax liability, subject to generally applicable limitations and conditions, which may vary depending on the U.S. Holder’s circumstances. The rules governing foreign tax credits are complex. For example, under applicable Treasury regulations, in the absence of an election to apply the benefits of an applicable income tax treaty, in order to be creditable, foreign income tax rules must be consistent with certain U.S. federal income tax principles, and we have not determined whether the Spanish income tax system meets all these requirements. However, the IRS released notices that indicate that the Treasury Department and the IRS are considering amendments to these Treasury regulations and provide relief from certain of their provisions for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). U.S. Holders should consult their tax advisers regarding the availability of foreign tax credits in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct Spanish taxes withheld, in computing their taxable income, subject to generally applicable limitations. An election to deduct creditable non-U.S. taxes instead of claiming foreign tax credits applies to all creditable non-U.S. taxes paid or accrued in the taxable year.
Special rules governing the treatment of interest paid with respect to original issue discount notes and foreign currency notes are described below.
Original Issue Discount
A note that is issued at an issue price that is less than the note’s “stated redemption price at maturity” will be considered to have been issued at an original issue discount for U.S. federal income tax purposes (and will be referred to as an “original issue discount note”) unless the note satisfies a de minimis threshold (as described below) or is a Short-Term Note (as defined below). The “stated redemption price at maturity” of a note will equal the sum of all payments required under the note other than payments of “qualified stated interest”. “Qualified stated interest” is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and, in the case of a note that pays interest at a single fixed rate (or a single variable rate if the note is a “variable rate debt instrument”, as described below) is equal to the outstanding principal balance of the note multiplied by the stated interest rate.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a prescribed de minimis amount, i.e., generally 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the note will not be considered to have original issue discount.
A U.S. Holder of original issue discount notes will be required to include any qualified stated interest payments in income in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. In addition, U.S. Holders of original issue discount notes that have a term of more than one year from their date of issuance will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, U.S. Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.
A U.S. Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, original issue discount and de minimis original issue discount as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”).
In general, a floating rate note providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate, as such terms are defined in applicable Treasury regulations, generally should be treated as a “variable rate debt instrument” (rather than a “contingent payment debt instrument”) within the meaning of applicable Treasury regulations, provided that the interest accrues or is paid at least annually and provided further that the issue price of the note does not exceed the total noncontingent principal payments due under the note by more than an amount equal to the lesser of (x) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or in certain cases, the weighted average maturity) or (y) 15% of the total noncontingent principal payments. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate notes is denominated. An interest rate that subjects a qualified floating rate to a cap, floor, governor or similar restriction may also be treated as a qualified floating rate, provided that the cap, floor or governor is fixed throughout the term of the notes or if certain other conditions are met. An “objective rate” is generally a rate that is determined using a single fixed formula and that is based on objective financial or economic information. A “qualified inverse floating rate” is an objective rate that is equal to a fixed rate minus a qualified floating rate if variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding for those purposes any cap, floor, governor or similar restriction).
If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of one percent of each other. If a floating rate note provides for stated interest at a single variable rate that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually throughout the term thereof, then all stated interest on such note will constitute qualified stated interest and will therefore not be treated as having been issued with original issue discount, unless the note is issued at a “true” discount (i.e., at a price below the note’s stated principal amount and the difference equals or exceeds the specified de minimis amount described in “— Original Issue Discount” above). If floating rate notes are issued with original issue discount, the U.S. federal income tax treatment of such notes will be more fully described in the applicable prospectus supplement.
A note that matures one year or less from its date of issuance (taking into account the last possible date the note could be outstanding in accordance with its terms) (a “Short-Term Note”) will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest. In general, a cash method U.S. Holder of a Short-Term Note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so (but should include in income any stated interest upon receipt). Accrual method U.S. Holders and cash method U.S. Holders who so elect are required to include the discount in income as it accrues on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required and does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the Short-Term Note will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those U.S. Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry Short-Term Notes to the extent of the accrued discount until the accrued discount is included in income.
Amortizable Bond Premium
If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note other than qualified stated interest, the U.S. Holder will be considered to have purchased the note with amortizable bond premium. In general, amortizable bond premium with respect to any note will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the note other than qualified stated interest and the U.S. Holder may elect to amortize this premium, using a constant-yield method, over the remaining term of the note. Special rules may limit the amount of bond premium that can be amortized during certain accrual periods in the case of notes that are subject to unconditional optional redemption. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. Holder’s income with respect to the note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the permission of the Internal Revenue Service.
If a U.S. Holder makes a constant-yield election (as described under “— Original Issue Discount” above) for a note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the U.S. Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.
Sale, Exchange or Retirement of the Notes
Upon the sale, exchange or retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder’s adjusted tax basis in the note. Gain or loss, if any, will generally be U.S.-source for purposes of computing a U.S. Holder’s foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under “— Payments of Interest” above. A U.S. Holder’s adjusted tax basis in a note generally will equal such U.S. Holder’s initial investment in the note increased by any original issue discount included in income and decreased by any bond premium previously amortized and principal payments previously received.
Except as described below under “— Foreign Currency Notes”, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exceptions to this general rule apply in the case of a Short-Term Note, to the extent of any accrued discount not previously included in the U.S. Holder’s taxable income. See “— Original Issue Discount” above. The deductibility of capital losses is subject to limitations.
Gain or loss, if any, will generally be U.S. source for foreign tax credit purposes. Under certain Treasury regulations, a U.S. Holder generally will be precluded from claiming a foreign tax credit with respect to Spanish income taxes on gains from dispositions of notes. However, as discussed above under “— Payments of Interest”, the IRS released notices that provide relief from certain of the provisions of these Treasury regulations (including the limitation described in the preceding sentence) for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Even if these Treasury regulations do not prohibit a U.S. Holder from claiming a foreign tax credit with respect to Spanish taxes on disposition gains, other limitations under the foreign tax credit rules may preclude a U.S. Holder from claiming a foreign tax credit with respect to such Spanish taxes.
Foreign Currency Notes
The rules applicable to Notes denominated in, or the payments on which are determined by reference to, a single currency other than U.S. dollars (referred to in this section as “Foreign Currency Notes”) could require some or all of the gain or loss on the sale, exchange or retirement of a Foreign Currency Note to be re-characterized as ordinary income or loss. The rules applicable to foreign currency notes are complex and their application may depend on the U.S. Holder’s particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether a U.S. Holder should make any of these elections may depend on the U.S. Holder’s particular U.S. federal income tax situation. U.S. Holders are urged to consult their tax advisers regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of foreign currency notes.
A U.S. Holder who uses the cash method of accounting for U.S. federal income tax purposes and who receives a payment of qualified stated interest (or who receives proceeds from a sale, exchange or other disposition attributable to accrued interest) in a foreign currency with respect to a foreign currency note will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted into U.S. dollars at that time, and this U.S. dollar value will be the U.S. Holder’s tax basis in the foreign currency.
A U.S. Holder that uses the accrual method of accounting for U.S. federal income tax purposes will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. Any original issue discount will be determined in the relevant foreign currency. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect to translate interest income (including original issue discount) into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. A U.S. Holder that makes this election must apply it consistently to all debt instruments from year to year and cannot revoke the election without the consent of the Internal Revenue Service. A U.S. Holder may recognize U.S.-source ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). Rules similar to these rules apply in the case of cash-method U.S. Holders who are required to currently accrue original issue discount.
If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the period in the same manner as it would have been treated on the sale, exchange or retirement of the foreign currency note, as described below. Any exchange gain or loss will be U.S.-source ordinary income or loss as described below. If the election to amortize bond premium is not made, any bond premium will be taken into account in determining the overall gain or loss on the notes and any loss realized on the sale, exchange or retirement of a foreign currency note will be a capital loss to the extent attributable to the bond premium.

A U.S. Holder who purchases a foreign currency note with previously owned foreign currency will recognize U.S.-source ordinary income or loss in an amount equal to the difference, if any, between the U.S. Holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.
A U.S. Holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to the U.S. Holder’s tax basis (including adjustments for original issue discount included as income and any bond premium previously amortized or principal payments received), will be the U.S. dollar value of the foreign currency amount paid for such foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. The amount realized on a sale, exchange or retirement of a foreign currency note will generally be the U.S. dollar value of the foreign currency received (except to the extent attributable to accrued interest), determined on the date of sale, exchange or retirement. However, if a foreign currency note is traded on an “established securities market” and the U.S. Holder is a cash basis U.S. Holder or an electing accrual method U.S. Holder, the U.S. dollar value of the amount paid for such note and the amount realized on the disposition will be determined based on the spot rate on the settlement date of the purchase or disposition. An accrual method U.S. Holder making the election described in the preceding sentence must apply such election consistently to all debt instruments denominated in foreign currency which are traded on “established securities markets” and cannot change it without the consent of the Internal Revenue Service.
Gain or loss realized upon the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates will be U.S.-source ordinary income or loss that will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between (i) the U.S. dollar value of the foreign currency purchase price of the note, determined on the date the payment is received or the note is disposed of; and (ii) the U.S. dollar value of the foreign currency purchase price of the note, determined on the date the U.S. Holder acquired the note. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to interest income described above. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. Holder on the sale, exchange or retirement of the foreign currency note. Any gain or loss realized by a U.S. Holder in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a Short-Term Note, to the extent of any discount not previously included in the U.S. Holder’s income).
A U.S. Holder may be required to file a reportable transaction disclosure statement with the U.S. Holder’s U.S. federal income tax return, if such U.S. Holder realizes a loss on the sale or other disposition of a foreign currency note and such loss is greater than applicable threshold amounts, which differ depending on the status of the U.S. Holder. A U.S. Holder that claims a deduction with respect to a foreign currency note should consult its tax adviser regarding the need to file a reportable transaction disclosure statement.
Assumption of BBVA’s Obligations; Modification of Terms
BBVA’s obligations under the terms of the notes of a series may be assumed by another entity as described in “Description of the Notes of BBVA — Consolidation, Merger and Conveyance of Assets; Assumption”. In addition, in certain circumstances, BBVA may substitute all of the notes of a series or vary their terms, as described in “Description of the Notes of BBVA — Substitution and Modification”. Depending on the facts at the time of any such assumption, substitution or variation, it is possible that any such assumption, substitution or variation may be treated for U.S. federal income tax purposes as a deemed exchange of the notes of such series for new notes. In that event, a U.S. Holder may be required to recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the “issue price” of the new notes (as determined for U.S. federal income tax purposes) and the U.S. Holder’s adjusted tax basis in the notes of such series, and the new notes may be treated as issued with original issue discount. U.S. Holders should consult their tax advisers regarding the tax consequences of any such assumption, substitution or variation.
Information Reporting and Backup Withholding
Payments of dividends, distributions or interest on, and the proceeds from a sale or other disposition of, ADSs, ordinary shares, contingent convertible preferred securities or notes that are made within the

United States or through certain U.S.-related financial intermediaries generally are subject to information reporting and backup withholding unless the U.S. Holder is an exempt recipient or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.
Certain U.S. Holders who are individuals and certain specified U.S. entities may be required to report information relating to securities issued by a non-U.S. person, subject to certain exceptions (including an exception for securities held in accounts maintained by financial institutions, which accounts may be reportable if maintained by non-U.S. financial institutions). U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to the ADSs, ordinary shares, contingent convertible preferred securities or notes.
Potential FATCA withholding
Certain provisions of the Code and U.S. Treasury regulations commonly known as FATCA, as well as certain intergovernmental agreements between the United States and certain other countries (including Spain), together with local country implementing legislation, may impose 30% withholding on certain payments made in respect of the notes, contingent convertible preferred securities, ADSs and ordinary shares (“FATCA withholding”), to the extent such payments are considered “foreign passthru payments” (which term is not yet defined). FATCA withholding would apply only if the payments are made to a recipient (including an intermediary) that is a “foreign financial institution” that has not entered into an agreement with the U.S. Internal Revenue Service pursuant to FATCA or otherwise established an exemption from FATCA withholding. FATCA withholding will not apply to notes treated as debt for U.S. federal income tax purposes that are issued are issued before (and not materially modified after) the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payments” are published. In addition, under proposed Treasury regulations (the preamble to which specifies that taxpayers may rely on them pending finalization) FATCA withholding will not apply prior to the date that is two years after the date on which the final U.S. Treasury regulations defining the term “foreign passthru payments” are published. It is not yet clear whether or to what extent payments on the ADSs, ordinary shares, contingent convertible preferred securities or notes will be treated as foreign passthru payments.
The United States has entered into intergovernmental agreements with Spain and many other jurisdictions to implement FATCA. It is not yet certain how the United States and these jurisdictions will address “foreign passthru payments” or if FATCA withholding will be required at all under such agreements.
If FATCA withholding is required, none of BBVA, the trustee or any paying agent will pay any additional amounts with respect to any amounts so withheld. Prospective investors and beneficial owners of notes, contingent convertible capital securities, ADSs and ordinary shares should consult their tax advisers as to how these rules may apply to payments they receive under the notes, contingent convertible capital securities, ADSs and ordinary shares and their ability to obtain a refund of any FATCA withholding.

BENEFIT PLAN INVESTOR CONSIDERATIONS
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (i) employee benefit plans subject to Title I of ERISA, (ii) individual retirement accounts (“IRAs”), Keogh plans or other arrangements subject to Section 4975 of the Code, (iii) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (iv) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (collectively, “Non-ERISA Arrangements”) are not subject to Title I of ERISA or Section 4975 of the Code, but may be subject to other laws or regulations that are similar to such provisions of ERISA or the Code (each, a “Similar Law”).
In considering an investment in the securities described in this prospectus of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under a statutory or administrative exemption. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. In addition, the fiduciary of the Plan that engaged in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. We and the underwriters, agents and dealers through which the securities described in this prospectus may be sold, and our and their current and future affiliates, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the securities described in this prospectus should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.
In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the securities described in this prospectus, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (i) the in-house asset manager exemption (PTCE 96-23), (ii) the insurance company general account exemption (PTCE 95-60), (iii) the bank collective investment fund exemption (PTCE 91-38), (iv) the insurance company pooled separate account exemption (PTCE 90-1) and (v) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that none of the issuer of the securities, the underwriters, agents and dealers through which the securities described in this prospectus may be sold nor any of their respective affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and are parties in interest solely by reason of being a service provider to a Plan or having a relationship with a service provider to a Plan, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities described in this prospectus.
Because of the foregoing, each purchaser or holder of a security covered by this prospectus, and each fiduciary who causes any entity to purchase or hold a security covered by this prospectus, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding securities on behalf of or with the assets of any Plan or Non-ERISA arrangement or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any provision of any applicable Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the securities described in this prospectus. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, Section 4975 of the Code and Similar Law.
Each purchaser of a security covered by this prospectus will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the security does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or provisions of any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities described in this prospectus would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.
Neither this discussion nor anything in this prospectus is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement or at such purchasers generally, and such purchasers should consult and rely on their counsel and advisors as to whether an investment in the notes is suitable and consistent with ERISA, Section 4975 of the Code and any Similar Laws, as applicable.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus: (i) through selling agents; (ii) through underwriters; (iii) through dealers; and/or (iv) directly to purchasers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of ours. In addition, we may issue our ordinary shares (including ordinary shares represented by ADSs) in a subscription rights offering to our existing shareholders.
We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement or term sheet. That agent will be acting on a reasonable efforts basis for the period of its appointment unless otherwise indicated in the applicable prospectus supplement or term sheet.
If we use any underwriters to offer and sell these securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction, including the compensation the underwriters will receive, in the applicable prospectus supplement or term sheet.
If we offer our ordinary shares in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer and include the terms of the transaction in the applicable prospectus supplement or term sheet. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.
Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less the relevant discount in the case of sales to an underwriter or the purchase price less the relevant commission in the case of sales through a selling agent, in each case, less other expenses attributable to issuance and distribution.
Offers to purchase securities may be solicited directly by us, and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the applicable prospectus supplement or term sheet.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
One or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the applicable prospectus supplement or term sheet so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or any of our subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The applicable prospectus supplement or term sheet will identify any remarketing firm and the terms of its agreement, if any, with us or any of our subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities they remarket.
Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities covered by the prospectus. As an exception to these rules, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing such securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of such securities compared to the price available under any over-allotment option. The underwriters may also sell the securities covered by this prospectus in excess of any over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the offered securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, such securities or any other securities in the open market to stabilize the price of such securities or of any other securities. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it was to discourage resales of the security. Any of these activities may raise or maintain the market price of such securities above independent market levels or prevent or retard a decline in the market price of such securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.
Selling agents, underwriters, dealers and remarketing firms may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement or term sheet, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase securities from us at the public offering price stated in the applicable prospectus supplement or term sheet under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement or term sheet and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These contracts will be subject only to those conditions described in the applicable prospectus supplement or term sheet, and the applicable prospectus supplement or term sheet will state the commission payable for solicitation of these offers.
Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities will be conducted in compliance with the requirements of Financial Industry Regulatory Authority (“FINRA”) Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate.
Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.
In the ordinary course of their respective businesses, the underwriters named in the applicable prospectus supplement or term sheet and their affiliates may have engaged and may in the future engage in various banking and financial services for and commercial transactions with us and/or our affiliates for which they received or will receive customary fees and expenses. In addition, affiliates of the underwriters may enter into interest rate swaps or other hedging transactions with us in connection with a particular offering of securities and may receive compensation in connection with that transaction.

VALIDITY OF THE SECURITIES
The legality of our securities, where applicable, and certain other matters of Spanish law will be passed upon for us by J&A Garrigues S.L.P., our Spanish counsel. Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, our U.S. counsel. Certain matters will be passed upon for any underwriters or agents by U.S. counsel for the underwriters, Sidley Austin LLP, and Spanish counsel for the underwriters, Linklaters, S.L.P.
EXPERTS
The consolidated financial statements of BBVA as of and for the years ended December 31, 2024, 2023 and 2022 appearing in BBVA’s annual report on Form 20-F for the fiscal year ended December 31, 2024 (the 2024 Form 20-F), and the effectiveness of BBVA’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young, S.L., independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated by reference herein. Such consolidated financial statements and BBVA’s management assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 are incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.
ENFORCEMENT OF CIVIL LIABILITIES
BBVA is a limited liability company (sociedad anónima) organized under the laws of Spain. Substantially all of our directors and executive officers, and certain of the experts named in this document, are not residents of the United States. A substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. We are advised by Spanish legal counsel that there is doubt as to the enforceability in Spain in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Except as otherwise provided herein, we have submitted to the non-exclusive jurisdiction of New York state and U.S. federal courts sitting in New York City for the purpose of any suit, action or proceeding arising out of or in connection with the senior preferred notes, senior non-preferred notes, subordinated notes and contingent convertible preferred securities and have appointed Banco Bilbao Vizcaya Argentaria, S.A. New York Branch, as agent in New York City to accept service of process in any such action.

Banco Bilbao Vizcaya Argentaria, S.A.
$1,000,000,000 4.977% Senior Non-Preferred Fixed Rate Notes due 2029
$1,000,000,000 5.244% Senior Non-Preferred Fixed Rate Notes due 2031
$300,000,000 Senior Non-Preferred Floating Rate Notes due 2029

PROSPECTUS SUPPLEMENT
(to prospectus dated July 31, 2025)

Joint Bookrunners
BBVA	BMO Capital Markets	Citigroup
RBC Capital Markets	SOCIETE GENERALE	Wells Fargo Securities
Co-Managers
Bankinter	Nykredit Bank A/S	Rabo Securities	Unicaja